                           LOAN AND SECURITY AGREEMENT

                          dated as of October 22, 1999
                                      among

                     THE FINANCIAL INSTITUTIONS NAMED HEREIN
                                   as Lenders,

                      BANK OF AMERICA, NATIONAL ASSOCIATION
                                  as the Agent,

                             PARKER DRILLING COMPANY
                                       and
            THE SUBSIDIARIES OF PARKER DRILLING COMPANY NAMED HEREIN
                                as the Borrowers











                      BANK OF AMERICA, NATIONAL ASSOCIATION
                       Lead Arranger and Sole Book Runner

                                TABLE OF CONTENTS


ARTICLE 1         INTERPRETATION OF THIS AGREEMENT................................................................2
                  Section 1.1       Definitions...................................................................2
                  Section 1.2       Accounting Terms.............................................................31
                  Section 1.3       Interpretive Provisions......................................................31

ARTICLE 2         LOANS AND LETTERS OF CREDIT....................................................................32
                  Section 2.1       Total Facility...............................................................32
                  Section 2.2       Revolving Loans..............................................................33
                  Section 2.3       Reserved.....................................................................40
                  Section 2.4       Letters of Credit............................................................40
                  Section 2.5       Bank Products................................................................47

ARTICLE 3         INTEREST AND FEES..............................................................................47
                  Section 3.1       Interest.....................................................................47
                  Section 3.2       Conversion and Continuation Elections.  .....................................48
                  Section 3.3       Maximum Interest Rate........................................................49
                  Section 3.4       Unused Line Fee.  ...........................................................50
                  Section 3.5       Letter of Credit Fee.  ......................................................50
                  Section 3.6       Other Fees...................................................................50
                  Section 3.7       Interest Limitation..........................................................50

ARTICLE 4         PAYMENTS AND PREPAYMENTS.......................................................................51
                  Section 4.1       Revolving Loans.  ...........................................................51
                  Section 4.2       Reduction of Commitments; Termination of Facility.  .........................52
                  Section 4.3       Reserved.....................................................................53
                  Section 4.4       Prepayments from Capex Reimbursements........................................53
                  Section 4.5       Prepayments from Asset Dispositions..........................................53
                  Section 4.6       Payments by the Borrower.....................................................53
                  Section 4.7       Payments as Revolving Loans..................................................54
                  Section 4.8       Apportionment, Application and Reversal of Payments..........................54
                  Section 4.9       Indemnity for Returned Payments..............................................54
                  Section 4.10      The Agent's and the Lenders' Books and Records; Monthly Statements...........55

ARTICLE 5         TAXES, YIELD PROTECTION AND ILLEGALITY.........................................................55
                  Section 5.1       Taxes........................................................................55
                  Section 5.2       Illegality...................................................................56
                  Section 5.3       Increased Costs and Reduction of Return......................................57
                  Section 5.4       Funding Losses...............................................................57
                  Section 5.5       Inability to Determine Rates.................................................58
                  Section 5.6       Certificates of Lenders......................................................58
                  Section 5.7       Survival.....................................................................58
                  Section 5.8       Replacement of Affected Lender...............................................58

ARTICLE 6         COLLATERAL.....................................................................................59
                  Section 6.1       Grant of Security Interest...................................................59
                  Section 6.2       Perfection and Protection of Security Interest...............................60
                  Section 6.3       Location of Collateral.......................................................61
                  Section 6.4       Title to, Liens on, and Sale and Use of Collateral...........................62
                  Section 6.5       Appraisals...................................................................62
                  Section 6.6       Access and Examination; Confidentiality......................................62
                  Section 6.7       Collateral Reporting.........................................................63
                  Section 6.8       Accounts.....................................................................64
                  Section 6.9       Collection of Accounts; Payments.............................................65
                  Section 6.10      Inventory....................................................................66
                  Section 6.11      Rig Equipment................................................................67
                  Section 6.12      Reserved.....................................................................67
                  Section 6.13      Documents, Instruments, and Chattel Paper....................................67
                  Section 6.14      Right to Cure................................................................67
                  Section 6.15      Power of Attorney............................................................67
                  Section 6.16      The Agent's and Lenders' Rights, Duties and Liabilities......................68
                  Section 6.17      Site Visits, Observations and Testing........................................68
                  Section 6.18      Guaranties; Loan Party Joinder...............................................69
                  Section 6.19      Voting Rights, Distributions, Etc. in Respect of Investment Property.........69

ARTICLE 7         BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES..............................................70
                  Section 7.1       Books and Records............................................................70
                  Section 7.2       Financial Information........................................................71
                  Section 7.3       Notices to the Lenders.......................................................73
                  Section 7.4       Revisions or Updates to Schedules............................................75

ARTICLE 8         GENERAL WARRANTIES AND REPRESENTATIONS.........................................................76
                  Section 8.1       Authorization, Validity, and Enforceability of this Agreement and the Loan Documents; No Conflicts...........................................76
                  Section 8.2       Validity and Priority of Security Interest...................................76
                  Section 8.3       Organization and Qualification...............................................76
                  Section 8.4       Corporate Name; Prior Transactions...........................................77
                  Section 8.5       Subsidiaries and Affiliates..................................................77
                  Section 8.6       Financial Statements and Projections.........................................77
                  Section 8.7       Capitalization...............................................................77
                  Section 8.8       Solvency.....................................................................77
                  Section 8.9       Debt.  ......................................................................78
                  Section 8.10      Distributions................................................................78
                  Section 8.11      Title to Property............................................................78
                  Section 8.12      Real Estate; Leases..........................................................78
                  Section 8.13      Reserved.....................................................................78
                  Section 8.14      Trade Names..................................................................78
                  Section 8.15      Litigation...................................................................78

                  Section 8.16      Restrictive Agreements.......................................................78
                  Section 8.17      Labor Disputes...............................................................79
                  Section 8.18      Environmental Laws...........................................................79
                  Section 8.19      No Violation of Law..........................................................80
                  Section 8.20      No Default...................................................................80
                  Section 8.21      ERISA Compliance.............................................................80
                  Section 8.22      Taxes........................................................................81
                  Section 8.23      Regulated Entities...........................................................81
                  Section 8.24      Use of Proceeds; Margin Regulations..........................................81
                  Section 8.25      Copyrights, Patents, Trademarks and Licenses, etc............................81
                  Section 8.26      No Material Adverse Change...................................................82
                  Section 8.27      Full Disclosure..............................................................82
                  Section 8.28      Material Agreements..........................................................82
                  Section 8.29      Bank Accounts................................................................82
                  Section 8.30      Governmental Authorization...................................................82
                  Section 8.31      Investment Property..........................................................82
                  Section 8.32      Mutual Benefit...............................................................83
                  Section 8.33      Loan Parties.................................................................83
                  Section 8.34      Non-Material Subsidiaries....................................................83

ARTICLE 9         AFFIRMATIVE AND NEGATIVE COVENANTS.............................................................83
                  Section 9.1       Taxes and Other Obligations..................................................83
                  Section 9.2       Existence and Good Standing..................................................84
                  Section 9.3       Compliance with Law and Agreements; Maintenance of Licenses..................84
                  Section 9.4       Maintenance of Property......................................................84
                  Section 9.5       Insurance....................................................................84
                  Section 9.6       Condemnation.................................................................85
                  Section 9.7       Environmental Laws...........................................................86
                  Section 9.8       Compliance with ERISA........................................................86
                  Section 9.9       Mergers, Consolidations or Sales.............................................87
                  Section 9.10      Distributions; Capital Change; Restricted Investments........................87
                  Section 9.11      Transactions Affecting Collateral or Obligations.............................87
                  Section 9.12      Guaranties...................................................................87
                  Section 9.13      Debt.........................................................................87
                  Section 9.14      Prepayment...................................................................88
                  Section 9.15      Transactions with Affiliates.................................................88
                  Section 9.16      Investment Banking and Finder's Fees.........................................88
                  Section 9.17      Reserved.....................................................................89
                  Section 9.18      Business Conducted...........................................................89
                  Section 9.19      Liens........................................................................89
                  Section 9.20      Sale and Leaseback Transactions..............................................89
                  Section 9.21      New Subsidiaries.............................................................89
                  Section 9.22      Fiscal Year..................................................................89
                  Section 9.23      Capital Expenditures.........................................................89
                  Section 9.24      Operating Lease Obligations..................................................89

                  Section 9.25      Fixed Charge Coverage Ratio..................................................90
                  Section 9.26      Adjusted Tangible Net Worth..................................................90
                  Section 9.27      Use of Proceeds..............................................................90
                  Section 9.28      Further Assurances...........................................................90

ARTICLE 10        CONDITIONS OF LENDING..........................................................................90
                  Section 10.1      Conditions Precedent to Making of Loans on the Closing Date..................90
                  Section 10.2      Conditions Precedent to Each Loan............................................94

ARTICLE 11        DEFAULT; REMEDIES..............................................................................95
                  Section 11.1      Events of Default............................................................95
                  Section 11.2      Remedies.....................................................................98

ARTICLE 12        TERM AND TERMINATION..........................................................................100
                  Section 12.1      Term and Termination........................................................100

ARTICLE 13        AMENDMENTS; WAIVER; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS...................................101
                  Section 13.1      No Waivers; Cumulative Remedies.............................................101
                  Section 13.2      Amendments and Waivers......................................................101
                  Section 13.3      Assignments; Participations.................................................102

ARTICLE 14        THE AGENT.....................................................................................104
                  Section 14.1      Appointment and Authorization...............................................104
                  Section 14.2      Delegation of Duties........................................................105
                  Section 14.3      Liability of the Agent......................................................105
                  Section 14.4      Reliance by the Agent.......................................................105
                  Section 14.5      Notice of Default...........................................................106
                  Section 14.6      Credit Decision.............................................................106
                  Section 14.7      Indemnification.............................................................106
                  Section 14.8      The Agent in Individual Capacity............................................107
                  Section 14.9      Successor Agent.............................................................107
                  Section 14.10     Withholding Tax.............................................................108
                  Section 14.11     Reserved....................................................................109
                  Section 14.12     Collateral Matters..........................................................109
                  Section 14.13     Restrictions on Actions by Lenders; Sharing of Payments.....................110
                  Section 14.14     Agency for Perfection.......................................................111
                  Section 14.15     Payments by the Agent to Lenders............................................111
                  Section 14.16     Concerning the Collateral and the Related Loan Documents....................111
                  Section 14.17     Field Audit and Examination Reports; Disclaimer by Lenders..................111
                  Section 14.18     Relation Among Lenders......................................................112

ARTICLE 15        MISCELLANEOUS.................................................................................112
                  Section 15.1      Cumulative Remedies; No Prior Recourse to Collateral........................112
                  Section 15.2      Severability................................................................113
                  Section 15.3      Governing Law; Choice of Forum; Service of Process..........................113

                  Section 15.4      Waiver of Jury Trial........................................................114
                  Section 15.5      Survival of Representations and Warranties..................................114
                  Section 15.6      Other Security and Guaranties...............................................114
                  Section 15.7      Fees and Expenses...........................................................114
                  Section 15.8      Notices.....................................................................115
                  Section 15.9      Waiver of Notices...........................................................116
                  Section 15.10     Binding Effect..............................................................116
                  Section 15.11     Indemnity of the Agent and the Lenders by the Loan Parties..................116
                  Section 15.12     Limitation of Liability.....................................................117
                  Section 15.13     Final Agreement.............................................................118
                  Section 15.14     Counterparts................................................................118
                  Section 15.15     Captions....................................................................118
                  Section 15.16     Right of Setoff.............................................................118
                  Section 15.17     Joint and Several Liability.................................................118
                  Section 15.18     Contribution and Indemnification among the Loan Parties.....................119
                  Section 15.19     Express Waivers By Loan Parties In Respect of Cross Guaranties
                                      and Cross Collateralization...............................................120
                  Section 15.20     Exception to Covenants......................................................121
                  Section 15.21     Judgment Currency...........................................................121
                  Section 15.22     Agency of the Parent for each other Loan Party..............................122

                                    EXHIBITS

Exhibit A                  Form of Revolving Note
Exhibit B                  Form of Borrowing Base Certificate
Exhibit C                  Financial Statements
Exhibit D                  Form of Notice of Borrowing
Exhibit E                  Form of Notice of Conversion/Continuation
Exhibit F                  Form of Assignment and Acceptance
Exhibit G                  Form of Drilling Contract Report
Exhibit H                  Form of Rig Report

                                    SCHEDULES

Schedule 1.1               Liens
Schedule 1.2               Rig Equipment
Schedule 1.3               Rig 75 Property
Schedule 6.3               Chief Executive Offices; Locations
Schedule 8.3               State(s) of Organization and Qualification
Schedule 8.4               Other Names; Previous Transactions
Schedule 8.5               Subsidiaries and Affiliates
Schedule 8.9               Debt
Schedule 8.12              Premises Address(es); Real Estate; Leases
Schedule 8.14              Trade Names
Schedule 8.15              Litigation
Schedule 8.17              Labor Matters
Schedule 8.18              Environmental Matters
Schedule 8.21              ERISA Matters
Schedule 8.28              Material Agreements
Schedule 8.29              Bank Accounts
Schedule 8.31              Investment Property
Schedule 9.9               Non-material Subsidiaries
Schedule 9.5               Insurance

                           LOAN AND SECURITY AGREEMENT

         This Loan and Security Agreement, dated as of October 22, 1999, is among the financial institutions listed on the signature pages hereof (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), Bank of America, National Association (the "Bank"), with an office at 901 Main Street, Dallas, Texas 75202, as agent for the Lenders (in its capacity as agent, the "Agent"), Parker Drilling Company, a Delaware corporation (the "Parent"), each of Anachoreta, Inc., a Nevada corporation, Canadian Rig Leasing, Inc., an Oklahoma corporation, Choctaw International Rig Corp., a Nevada corporation, Creek International Rig Corp., a Nevada corporation, DGH, Inc., a Texas corporation, Indocorp of Oklahoma, Inc., an Oklahoma corporation, Mallard Peru Holdings, Inc., a Delaware corporation, Management Service Logistics, Inc., a Nevada corporation, OIME, Inc., an Oklahoma corporation, Parco Masts and Substructures, Inc., an Oklahoma corporation, Parco, Inc., an Oklahoma corporation, Pardril, Inc., an Oklahoma corporation, Parker-VSE, Inc., a Nevada corporation, Parker Aviation Inc., an Oklahoma corporation, Parker Drilling (Kazakstan), Ltd., an Oklahoma corporation, Parker Drilling Company Eastern Hemisphere, Ltd., an Oklahoma corporation, Parker Drilling Company International Limited, a Nevada corporation, Parker Drilling Company International, Inc., a Delaware corporation, Parker Drilling Company Limited, a Nevada corporation, Parker Drilling Company Limited, an Oklahoma corporation, Parker Drilling Company North America, Inc., a Nevada corporation, Parker Drilling Company of Argentina, Inc., a Nevada corporation, Parker Drilling Company of Bolivia, Inc., an Oklahoma corporation, Parker Drilling Company of Indonesia, Inc., an Oklahoma corporation, Parker Drilling Company of Mexico, Ltd., an Oklahoma corporation, Parker Drilling Company of New Guinea, Inc., an Oklahoma corporation, Parker Drilling Company of Niger, an Oklahoma corporation, Parker Drilling Company of Oklahoma, Incorporated, an Oklahoma corporation, Parker Drilling Company of Singapore, Ltd., an Oklahoma corporation, Parker Drilling Company of South America, Inc., an Oklahoma corporation, Parker Drilling Company of South Texas, Inc., an Oklahoma corporation, Parker Drilling Offshore Corporation, a Texas corporation, Parker Drilling Offshore USA, L.L.C., an Oklahoma limited liability company, Parker Drilling U.S.A., Ltd., a Nevada corporation, Parker Energy Resources, Inc., a Texas corporation, Parker Measurement, Inc., a Texas corporation, Parker North America Operations, Inc., a Nevada corporation, Parker Pipeline Company, Inc., a Texas corporation, Parker Technology, Inc., an Oklahoma corporation, Parker Technology, L.L.C., a Louisiana limited liability company, Parker USA Drilling Company, a Nevada corporation, Parker Valve Company, a Texas corporation, Quail Tools, L.L.P., an Oklahoma limited liability partnership, Saints Acquisition Company, a Delaware corporation, Selective Drilling Corporation, and Oklahoma corporation, Total Coverage Services, a Nevada corporation, Total Funds Management Corporation, a Nevada corporation, Total Logistics Corporation, a Nevada corporation, Universal Rig Service Corp., a Nevada corporation (including the Parent each a "Borrower" and collectively the "Borrowers") and the other "Loan Parties" (as defined herein) party hereto.


LOAN AND SECURITY AGREEMENT - Page 1

                                   WITNESSETH

         WHEREAS, the Loan Parties have requested the Lenders to make available to the Borrowers a revolving line of credit for loans and letters of credit in an amount not to exceed $50,000,000, which extensions of credit the Borrowers will use for working capital needs and general business purposes;

         WHEREAS, the Lenders have agreed to make available to the Borrowers a revolving credit facility upon the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Lenders, the Agent, and the Loan Parties hereby agree as follows.

                                    ARTICLE 1

                        INTERPRETATION OF THIS AGREEMENT

         Section 1.1 Definitions. As used herein:

         "Accounts" means, with respect to a Person, all of such Person's now owned or hereafter acquired or arising accounts, and any other rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance.

         "Account Debtor" means each Person obligated in any way on or in connection with an Account.

         "ACH Transactions" means any cash management or related services including the automated clearing house transfer of funds by the Bank for the account of any Loan Party pursuant to agreement or overdrafts.

         "Adjusted Tangible Assets" means, as applied to any Person, all of such Person's assets except: (a) deferred assets, other than prepaid insurance and prepaid taxes; (b) patents, copyrights, trademarks, trade names, franchises, goodwill, and other similar intangibles; (c) Restricted Investments; (d) unamortized debt discount and expense; (e) in the case of a Loan Party, assets of such Loan Party included in Intercompany Accounts; and (f) fixed assets to the extent of any write-up in the book value thereof resulting from a revaluation effective after the Closing Date.

         "Adjusted Tangible Net Worth" means, as applied to any Person, at any date: (a) the book value (after deducting related depreciation, obsolescence, amortization, valuation, and other proper reserves as determined in accordance with GAAP) at which the Adjusted Tangible Assets would be shown on a balance sheet of such Person at such date prepared in accordance with GAAP less (b) the amount at which such Person's liabilities would be shown on such balance sheet, including as liabilities all reserves for contingencies and other potential liabilities which would be required to be

LOAN AND SECURITY AGREEMENT - Page 2
shown on such balance sheet plus, in the case of a Loan Party, liabilities of such Loan Party included in Intercompany Accounts.

         "Adjusted Tangible Net Worth Requirement" means, at any time, an amount equal to the following amounts for the periods indicated:

                  Period                                               Amount
                  ------                                               ------

         December 31, 1999                                             $90,000,000
         March 31, 2000                                                $90,000,000
         June 31, 2000                                                 $85,000,000
         September 30, 2000                                            $78,000,000
         December 31, 2000                                             $70,000,000
         March 31, 2001 and thereafter                                 $70,000,000 plus the Adjusted TNW
                                                                       Requirement Increase

         "Adjusted TNW Requirement Increase" means an amount, determined as of the end of any fiscal quarter for Parent and its consolidated Subsidiaries, commencing on and after March 31, 2001, equal to the sum of (i) seventy-five percent (75%) of the amount (not less than zero dollars) of Net Income for such fiscal quarter plus (ii) the amount of all equity proceeds (net of transaction costs) received during such fiscal quarter.

         "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or which owns, directly or indirectly, ten percent (10%) or more of the outstanding equity interest of such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

         "Agent" means the Bank, solely in its capacity as administrative agent for the Lenders, and any successor agent.

         "Agent Advances" has the meaning specified in Section 2.2(i).

         "Agent's Liens" means the Liens in the Collateral granted to the Agent, for the benefit of the Lenders, the Bank, and the Agent pursuant to this Agreement and the other Loan Documents.

         "Agent Related Persons" means the Agent, together with its Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of the Agent and its Affiliates.

         "Aggregate Revolver Outstandings" means, at any time: the sum of (a) the unpaid balance of Revolving Loans, (b) the aggregate amount of Pending Revolving Loans, (c) one hundred percent (100%) of the aggregate undrawn face amount of all outstanding Letters of Credit, and (d) the aggregate amount of any unpaid reimbursement obligations in respect of Letters of Credit.


LOAN AND SECURITY AGREEMENT - Page 3

         "Agreement" means this Loan and Security Agreement and any and all amendments, restatements, or other modifications hereof.

         "Anniversary Date" means each anniversary of the Closing Date.

         "Applicable Margin" means

                  (a) with respect to Base Rate Revolving Loans and all other Obligations (other than LIBOR Rate Loans), one-half of one percent (0.50%); and

                  (b) with respect to LIBOR Revolving Loans two and one-half percent (2.50%);

in each case subject to adjustment from time to time thereafter to the applicable percentage specified corresponding to the Leverage Ratio, as set forth below, respectively:

                                                    Base Rate                    LIBOR
               Leverage Ratio                    Revolving Loans            Revolving Loans
               --------------                    ---------------            ---------------

Greater than or equal to 7.0 to 1.0                   0.75%                      2.75%

Less than 7.0 to 1.0 but greater                      0.50%                      2.50%
than or equal to 4.0 to 1.0

Less than 4.0 to 1.0 but greater                      0.25%                      2.25%
than or equal to 3.2 to 1.0

Less than 3.2 to 1.0                                  0.25%                      2.00%

For the purpose of determining any such adjustments to the Applicable Margin, the Leverage Ratio shall be determined based upon the Parent's consolidated financial statements for its respective fiscal quarter periods, beginning with the fiscal quarter ending December 31, 1999, delivered to the Agent as required by Section 7.2(c), and any such adjustment, if any, shall become effective as of the date, on or after the first day of the calendar month following the month in which such financial statements are delivered to the Agent, when any Revolving Loan is made, or any LIBOR Revolving Loan is continued or converted, as the case may be.

         "Approved Foreign Account" means an Eligible Foreign Account of a Borrower which is approved by the Agent in its sole discretion for inclusion in the Borrowing Base.

         "Assignee" has the meaning specified in Section 13.3(a).

         "Assignment and Acceptance" has the meaning specified in Section
13.3(a).

         "Attorney Costs" means and includes all fees, expenses and disbursements of any law firm or other counsel engaged by the Agent.


LOAN AND SECURITY AGREEMENT - Page 4

         "Availability" means, at any time, (a) the Borrowing Base minus (b) the Aggregate Revolver Outstandings.

         "Bank" means Bank of America, National Association, a national banking association, or any successor entity thereto.

         "Bank Products" means any one or more of the following types of services or facilities extended to any Loan Party by the Bank or any Affiliate of the Bank in reliance on the Bank's agreement to indemnify such Affiliate: (a) credit cards; (b) ACH Transactions; (c) Interest Rate Protection Agreements; and
(d) foreign exchange contracts.

         "Bank Product Reserves" means all reserves which the Agent from time to time establishes in its sole discretion for the Bank Products then provided and outstanding.

         "Bankruptcy Code" means Title 11 of the United States Code (11 U.S.C.
Section 101 et seq.).

         "Base Rate" means, for any day, the rate of interest in effect for such day as publicly announced from time to time by the Bank in Charlotte, North Carolina as its "prime rate" (the "prime rate" being a rate set by the Bank based upon various factors including the Bank's costs and desired return, general economic conditions and other factors, and is used as a prime point for pricing some loans, which may be priced at, above, or below such announced rate). Any change in the prime rate announced by the Bank shall take effect at the opening of business on the day specified in the public announcement of such change. Each Interest Rate based upon the Base Rate shall be adjusted simultaneously with any change in the Base Rate.

         "Base Rate Loans" means the Base Rate Revolving Loans.

         "Base Rate Revolving Loan" means a Revolving Loan during any period in which it bears interest based on the Base Rate.

         "Blocked Account Agreement" means an agreement among one or more of the Loan Parties, the Agent and a Clearing Bank, in form and substance satisfactory to the Agent, concerning the collection of payments which represent the proceeds of Accounts or of any other Collateral.

         "Book Value of Rig Materials and Supplies" means the book value of Rig Materials and Supplies, determined according to GAAP.

         "Borrower" and "Borrowers" have the meanings specified for such terms in the introductory paragraph of this Agreement.

         "Borrowing" means a borrowing hereunder consisting of Revolving Loans made on the same day by the Lenders to the Borrowers (or by the Bank in the case of a Borrowing funded by Non-Ratable Loans) or by the Agent in the case of a Borrowing consisting of an Agent Advance.


LOAN AND SECURITY AGREEMENT - Page 5

         "Borrowing Base" means, at any time, an amount equal to the lesser of

                  (a)      the Maximum Revolver Amount or

                  (b)      the sum of

                           (i) eighty percent (80.0%) of the Net Amount of Eligible Accounts; plus

                           (ii) eighty percent (80.0%) of the Net Amount of Approved Foreign Accounts, provided, that the amount includable under this clause
                                    (b)(ii) shall not exceed twenty-five percent
                                    (25.0%) of the sum of the Net Amount of
                                    Eligible Accounts plus the Net Amount of
                                    Eligible Foreign Accounts; plus

                           (iii)    the lesser of

                                    (1)      forty percent (40.0%) of the
                                             aggregate Orderly Liquidation Value
                                             of Rig Equipment or

                                    (2)     the Rig Component Maximum or

                                    (3)      50% of the Book Value of Rig
                                             Materials and Supplies, minus

                           (iv) the sum of (A) reserves for accrued interest on the Obligations, (B) the Environmental Compliance Reserve, (C) the Bank Product Reserves, and (D) all other reserves which the Agent deems necessary in the exercise of its reasonable credit judgment to maintain with respect to any Borrower, including reserves for any amounts which the Agent or any Lender may be obligated to pay in the future for the account of any Loan Party.

         "Borrowing Base Certificate" means a certificate by a Responsible Officer of each of the Borrowers, substantially in the form of Exhibit B (or another form acceptable to the Agent) setting forth the calculation of the Borrowing Base, including a calculation of each component thereof, as of the close of business no more than five (5) Business Days prior to the date of such certificate, all in such detail as shall be satisfactory to the Agent. All calculations of the Borrowing Base in connection with the preparation of any Borrowing Base Certificate shall originally be made by the Borrowers and certified to the Agent; provided that the Agent shall have the right to review and adjust, in the exercise of its reasonable credit judgment, any such calculation (a) to reflect its reasonable estimate of declines in value of any of the Collateral described therein, and (b) to the extent that such calculation is not in accordance with this Agreement.

         "Business Day" means (a) any day that is not a Saturday, Sunday, or a day on which banks in Dallas, Texas or Charlotte, North Carolina are required or permitted to be closed, and (b) with respect to all notices, determinations, fundings and payments in connection with the LIBOR Rate or

LOAN AND SECURITY AGREEMENT - Page 6

LIBOR Rate Loans, any day that is a Business Day pursuant to clause (a) above and that is also a day on which trading in Dollars is carried on by and between banks in the London interbank market.

         "Capex Reimbursements" means cash payments paid to Parent or a Restricted Subsidiary by an Account Debtor in respect of Capital Expenditures previously made by Parent or such Restricted Subsidiary pursuant to an agreement between Parent or such Restricted Subsidiary and such Account Debtor.

         "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

         "Capital Expenditures" means all payments due (whether or not paid) in respect of the cost of any fixed asset or improvement, or replacement, substitution, or addition thereto, which has a useful life of more than one year, including, without limitation, those costs arising in connection with the direct or indirect acquisition of such asset by way of increased product or service charges or in connection with a Capital Lease.

         "Capital Lease" means any lease of property which, in accordance with GAAP, should be reflected as a capital lease on a balance sheet.

         "Capital Stock" means any and all corporate stock, units, shares, partnership interests, limited partnership interests, membership interests, equity interests, rights, securities or other equivalent evidences of ownership (however designated) issued by any entity (whether a corporation, partnership, limited liability company, limited partnership or any other type of entity).

         "Change of Control" means the occurrence of any of the following: (a) except as allowed by Section 9.9, the adoption of a plan relating to the liquidation or dissolution of the Parent or any Borrower, (b) the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of a direct or indirect majority in interest (more than 50%) of the voting power of the voting stock of the Parent by way of merger or consolidation or otherwise, (c) the first day on which a majority of the members of the Management Group of the Parent are not Continuing Directors,
(d) except as allowed by Section 9.9, any Borrower shall cease to be a Wholly-Owned Subsidiary of the Parent.

         "Clearing Bank" means the Bank or any other banking institution with whom a Payment Account has been established pursuant to a Blocked Account Agreement.

         "Closing Date" means the date of this Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute, and regulations promulgated thereunder.

         "Collateral" has the meaning specified in Section 6.1.

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

         "Commitment" means, at any time with respect to a Lender, the principal amount set forth beside such Lender's name under the heading "Commitment" on the signature pages of this Agreement or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 13.3, as such Commitment may be adjusted from time to time in accordance with the provisions of Section 13.3, and "Commitments" means, collectively, the aggregate amount of the commitments of all of the Lenders; provided, that the aggregate amount of the Commitments shall be deemed automatically reduced (with each Commitment being simultaneously reduced pro-rata) by the amount of any reduction of the Maximum Revolver Amount pursuant to Section 4.2.

         "Contaminant" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos in any form or condition, polychlorinated biphenyls ("PCBs"), or any constituent of any such substance or waste.

         "Continuing Directors" means, with respect to any Loan Party, as of any date of determination, any duly appointed member of the Management Group of such Loan Party or any general partner of such Loan Party, who (a) was a member of such Management Group on the Closing Date or (b) was nominated for election or elected to such Management Group with the affirmative vote of a majority of the Management Group who were members of such Management Group at the time of such nomination or election.

         "Credit Support" has the meaning specified in Section 2.4(a).

         "Current Assets" means, with respect to a Person, at any date the amount at which the current assets of such Person (other than assets constituting Intercompany Accounts) would be shown on a balance sheet of such Person, prepared in accordance with GAAP.

         "Current Liabilities" means, with respect to a Person, at any date the amount at which the current liabilities of such Person would be shown on a balance sheet of such Person, prepared in accordance with GAAP.

         "Debt" means, with respect to a Person, all liabilities, obligations, and indebtedness of such Person to any other Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, and including, without in any way limiting the generality of the foregoing (without duplication): (a) liabilities and obligations to trade creditors; (b) in the case of a Loan Party, all Obligations; (c) all obligations and liabilities of any Person, whether or not owed by such Person, secured by any Lien on such Person's property, even though such Person shall not have assumed or become liable for the payment thereof; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of such Person prepared in accordance with GAAP; (d) all obligations or liabilities created or arising under any Capital Lease or conditional sale or other title retention agreement with respect to property used or acquired by such Person, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property; provided, however, that all such obligations and liabilities which are

LOAN AND SECURITY AGREEMENT - Page 8
limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of such Person prepared in accordance with GAAP; and (e) all obligations and liabilities under Guaranties.

         "Debt For Borrowed Money" means, with respect to any Person (and without duplication with respect to Parent and its subsidiaries on a consolidated basis), Debt for borrowed money or as evidenced by notes, bonds, debentures or similar evidences of any such Debt of such Person, the deferred and unpaid purchase price of any property or business (other than trade accounts payable incurred in the ordinary course of business and constituting current liabilities) and all obligations under Capital Leases. "Debt for Borrowed Money" includes Debt for interest which is capitalized but excludes Debt for interest that is not capitalized.

         "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

         "Defaulting Lender" has the meaning specified in Section 2.2(g)(ii).

         "Default Rate" means a fluctuating per annum interest rate at all times equal to the sum of (a) the otherwise applicable Interest Rate plus (b) two percent (2.0%). The Default Rate shall be adjusted simultaneously with any change in the applicable Interest Rate. In addition, with respect to Letters of Credit, the Default Rate shall mean an increase in the Letter of Credit Fee by two percent (2.0%).

         "Distribution" means, in respect of any Person: (a) the payment or making of any dividend or other distribution of property in respect of its Capital Stock (or any options or warrants therefor), other than distributions in its Capital Stock (or any options or warrants therefor) of the same class; or
(b) the redemption or other acquisition by such Person of any of its Capital Stock (or any options or warrants therefor) (except when solely in exchange for such Capital Stock or any options or warrants therefor) unless made contemporaneously from the net proceeds of a sale of such Capital Stock.

         "DOL" means the United States Department of Labor or any successor department or agency.

         "Dollar" and "$" means dollars in the lawful currency of the United States.

         "Drilling Contract" means a written agreement between a Loan Party and a Person pursuant to which such Loan Party agrees to perform services for such Person and such Person agrees to pay such Loan Party for such services, on terms specified therein.

         "Drilling Contract Report" means a report prepared by or for the Loan Parties, in the ordinary course of business, reflecting Drilling Contract day rates, rig utilization and related gross margins, in form as appears in Exhibit G or otherwise in form satisfactory to the Agent.

         "Domestic Subsidiary" means each direct or indirect Subsidiary of Parent formed under the laws of the United States or any state thereof.

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

         "EBITDA" means, for any period, the sum of Net Income, plus, the sum of the following to the extent included in the determination of Net Income: the amount, if any, by which Interest Expense exceeds interest income, plus any provision for (or minus any credit for or with respect to) income or franchise taxes (including without limitation, reserves for deferred taxes), plus depreciation and amortization expense.

         "Eligible Accounts" means the Accounts of a Borrower which the Agent in the exercise of its reasonable commercial discretion determines to be Eligible Accounts. Without limiting the discretion of the Agent to establish other criteria of ineligibility, Eligible Accounts shall not, unless the Agent in its sole discretion elects, include any Account:

                  (a) with respect to which more than ninety (90) days have elapsed since the date of the original invoice therefor or it is more than sixty (60) days past due;

                  (b) with respect to which any of the representations, warranties, covenants, and agreements contained in Section 6.8 are not or have ceased to be complete and correct or have been breached;

                  (c) with respect to which, in whole or in part, a check, promissory note, draft, trade acceptance or other instrument for the payment of money has been received, presented for payment and returned uncollected for any reason;

                  (d) which represents a progress billing (as hereinafter defined) or as to which such Borrower has extended the time for payment without the consent of the Agent; for the purposes hereof, "progress billing" means any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor's obligation to pay such invoice is conditioned upon such Borrower's completion of any further performance under the contract or agreement;

                  (e) with respect to which any one or more of the following events has occurred to the Account Debtor on such Account: death or judicial declaration of incompetency of an Account Debtor who is an individual; the filing by or against the Account Debtor of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the bankruptcy, insolvency, or similar laws of the United States, any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment by the Account Debtor for the benefit of creditors; the appointment of a receiver or trustee for the Account Debtor or for any of the assets of the Account Debtor, including, without limitation, the appointment of or taking possession by a "custodian," as defined in the Bankruptcy Code; the institution by or against the Account Debtor of any other type of insolvency proceeding (under the Bankruptcy Code or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the Account Debtor; the sale, assignment, or transfer of all or any material part of the assets of the Account Debtor; the nonpayment generally by the Account Debtor of its debts as they become due; or the cessation of the business of the Account Debtor as a going concern;

LOAN AND SECURITY AGREEMENT - Page 10

                  (f) if fifty percent (50.0%) or more of the aggregate Dollar amount of outstanding Accounts owed at such time by the Account Debtor thereon is classified as ineligible under the other criteria set forth herein or otherwise established by the Agent;

                  (g) owed by an Account Debtor which: (i) does not maintain its chief executive office in the United States or Canada; or (ii) is not organized under the laws of the United States or Canada or any state or province thereof; or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof; except to the extent that such Account is secured or payable by a letter of credit satisfactory to the Agent in its discretion;

                  (h) owed by an Account Debtor which is an Affiliate or employee of such Borrower;

                  (i) except as provided in clause (k) below, with respect to which either the perfection, enforceability, or validity of the Agent's Lien in such Account, or the Agent's right or ability to obtain direct payment to the Agent of the proceeds of such Account, is governed by any federal, state, or local statutory requirements other than those of the UCC;

                  (j) owed by an Account Debtor to which a Loan Party is indebted in any way, or which is subject to any right of setoff or recoupment by the Account Debtor, unless the Account Debtor has entered into an agreement acceptable to the Agent to waive setoff rights; or if the Account Debtor thereon has disputed liability or made any claim with respect to any other Account due from such Account Debtor; but in each such case only to the extent of such indebtedness, setoff, recoupment, dispute, or claim;

                  (k) owed by the government of the United States, or any department, agency, public corporation, or other instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. Section 3727 et seq.), and any other steps necessary to perfect the Agent's Lien therein, have been complied with to the Agent's satisfaction with respect to such Account;

                  (l) owed by any state, municipality, or other political subdivision of the United States, or any department, agency, public corporation, or other instrumentality thereof and as to which the Agent determines that its Lien therein is not or cannot be perfected;

                  (m) which represents a sale on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis;

                  (n) which is evidenced by a promissory note or other instrument or by chattel paper;


LOAN AND SECURITY AGREEMENT - Page 11

                  (o) if the Agent believes, in the exercise of its reasonable judgment, that the prospect of collection of such Account is impaired or that the Account may not be paid by reason of the Account Debtor's financial inability to pay;

                  (p) with respect to which the Account Debtor is located in any state requiring the filing of a Notice of Business Activities Report or similar report in order to permit such Borrower to seek judicial enforcement in such State of payment of such Account, unless such Borrower has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year; or

                  (q) which arises out of a sale not made in the ordinary course of such Borrower's business;

                  (r) with respect to which the goods giving rise to such Account have not been shipped and delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by such Borrower, and, if applicable, accepted by the Account Debtor, or the Account Debtor revokes its acceptance of such goods or services;

                  (s) owed by an Account Debtor which is obligated to such Borrower respecting Accounts the aggregate unpaid balance of which exceeds twenty-five percent (25.0%) of the aggregate unpaid balance of all Accounts owed to such Borrower at such time by all of such Borrower's Account Debtors, but only to the extent of such excess;

                  (t) which arises out of an enforceable contract or order which, by its terms, forbids, restricts or makes void or unenforceable the granting of a Lien by such Borrower to the Agent with respect to such Account; or

                  (u) which is not subject to a first priority and perfected security interest in favor of the Agent for the benefit of the Lenders.

If any Account at any time ceases to be an Eligible Account, then such Account shall promptly be excluded from the calculation of Eligible Accounts.

         "Eligible Assignee" means (a) a commercial bank, commercial finance company or other asset based lender, having total assets in excess of $1,000,000,000; (b) any Lender listed on the signature page of this Agreement;
(c) any Affiliate of any Lender; and (d) if an Event of Default exists, any Person reasonably acceptable to the Agent.

         "Eligible Foreign Account" means an Account which is excluded from Eligible Accounts solely by application of paragraph (i), paragraph (u) and clauses (i) or (ii) of paragraph (g) of the definition of "Eligible Accounts" in this Section 1.1, in each case due solely to the fact that the Account Debtor thereon does not maintain its chief executive office in the United States or Canada or is not organized under the laws of the United States or Canada or any state or province thereof


LOAN AND SECURITY AGREEMENT - Page 12

         "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for a Release or injury to the environment.

         "Environmental Compliance Reserve" means any reserve which the Agent, after the Closing Date, establishes in its reasonable discretion from time to time for amounts that are reasonably likely to be expended by a Loan Party in order for such Loan Party and its operations and property (a) to comply with any notice from a Governmental Authority asserting material non-compliance with Environmental Laws, or (b) to correct any such material non-compliance identified in a report delivered to the Agent and the Lenders pursuant to
Section 9.7.

         "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case relating to environmental, health, safety and land use matters.

         "Environmental Lien" means a Lien in favor of any Governmental Authority for (a) any liability under Environmental Laws, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

         "Environmental Property Transfer Act" means any applicable requirement of law that conditions, restricts, prohibits or requires any notification or disclosure triggered by the closure of any property or the transfer, sale or lease of any property or deed or title for any property for environmental reasons, including, but not limited to, any so-called "Environmental Cleanup Responsibility Acts" or "Responsible Property Transfer Acts."

         "Equipment" means, with respect to a Person, all of such Person's now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except Inventory), including motor vehicles with respect to which a certificate of title has been issued, aircraft, dies, tools, jigs, drilling rigs, and office equipment, as well as all of such types of property leased by such Person and all of such Person's rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located. "Equipment" includes, without limitation, the Rig Equipment.

         "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with a Loan Party within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).


LOAN AND SECURITY AGREEMENT - Page 13

         "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan, (b) a withdrawal by a Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA, (c) a complete or partial withdrawal by a Loan Party or any ERISA Affiliate from a Multi-employer Plan or notification that a Multi-employer Plan is in reorganization, (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multi-employer Plan, (e) the occurrence of an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multi-employer Plan, or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Loan Party or any ERISA Affiliate.

         "Event of Default" has the meaning specified in Section 11.1.

         "Exchange Act" means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

         "Existing Obligations" has the meaning specified for such term within the definition of "Obligations" as provided in this Section 1.1.

         "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

         "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

         "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

         "Financial Statements" means, according to the context in which it is used, the financial statements referred to in Section 8.6 or any other financial statements required to be given to the Lenders pursuant to this Agreement.

         "Fiscal Year" means the Parent's fiscal year for financial accounting purposes. The current Fiscal Year of the Parent will end on December 31, 1999.


LOAN AND SECURITY AGREEMENT - Page 14

         "Fixed Assets" means, with respect to a Person, the Equipment and Real Estate of such Person.

         "Fixed Charge Coverage Ratio" means, for any period, determined for the Parent and the Restricted Subsidiaries in accordance with GAAP, the ratio of (a) EBITDA, minus (i) an amount, not less than zero Dollars ($0.00), equal to the remainder of (A) Capital Expenditures, minus (B) the gross amount of assets sold, minus (C) the principal amount of Purchase Money Indebtedness incurred in connection with the Capital Expenditures included in clause (A) preceding, minus
(D) Capex Reimbursements paid to the Agent pursuant to Section 4.4, minus (E) an amount, not less than zero Dollars ($0.00), equal to cash and cash equivalents as of the first day of such period less the unpaid balance of Revolving Loans as of such day, minus (ii) the cash amount of Distributions paid (other than Distributions paid to the Parent or a Restricted Subsidiary of the Parent) minus cash taxes paid plus proceeds received from the issuance of Capital Stock, in each case during such period to (b) the sum of (i) current maturities of long term debt plus (ii) Interest Expense.

         "Foreign Currency Reimbursements" means reimbursement obligations, denominated and payable in a currency other than Dollars, owing to a Loan Party by an Account Debtor pursuant to an agreement between such Loan Party and such Account Debtor, representing reimbursement in respect of costs or expenses incurred by such Loan Party in connection with services rendered, or to be rendered, by such Loan Party for such Account Debtor.

         "Foreign Subsidiary" means each direct or indirect Subsidiary of Parent that is not a Domestic Subsidiary.

         "Funding Date" means the date on which a Borrowing occurs.

         "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the Closing Date.

         "General Intangibles" means, with respect to a Person, all of such Person's now owned or hereafter acquired general intangibles (excluding patents, copyrights and trademarks), choses in action and causes of action and all other intangible personal property of such Person of every kind and nature (other than Accounts), including, without limitation, all contract rights, corporate or other business records, blueprints, plans, specifications, computer software, customer lists, registrations, licenses, franchises, tax refund claims, any funds which may become due to such Person in connection with the termination of any Plan or other employee benefit plan or any rights thereto and any other amounts payable to such Person from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which such Person is beneficiary, and any letter of credit, guarantee, claim, security interest or other security held by or granted to such Person.


LOAN AND SECURITY AGREEMENT - Page 15

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Guaranty" means, with respect to any Person, all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend or other obligations of any other Person (the "guaranteed obligations"), or assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed obligations or any property constituting security therefor; (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition; or (c) to lease property or to purchase any debt or equity securities or other property or services.

         "Guaranty Agreement" means a Parent Guaranty or a Subsidiary Guaranty, as the case may be.

         "Indentures" means, collectively, Indenture 1996, Indenture 1998 and Indenture 1997.

         "Indenture 1996" means the certain Indenture dated as of November 12, 1996, as supplemented by the certain First Supplemental Indenture dated as of April 1, 1997, the Second Supplemental Indenture dated as of May 30, 1997 and the Third Supplemental Indenture dated as of March 13, 1998, between Parker Drilling Company and certain of its Subsidiaries and Texas Commerce Bank National Association, Trustee, in respect of $300,000,000 9 3/4% Senior Notes due 2006, as such indenture may be renewed, supplemented, amended, or otherwise modified.

         "Indenture 1997" means the certain Indenture dated as of July 25, 1997 between Parker Drilling Company and Texas Commerce Bank National Association, Trustee, in respect of $175,000,000 5 1/2% Convertible Subordinated Notes due 2004, as such indenture may be renewed, supplemented, amended, or otherwise modified.

         "Indenture 1998" means the certain Indenture dated as of March 11, 1998 between Parker Drilling Company and certain of its Subsidiaries and Texas Commerce Bank National Association, Trustee, in respect of $450,000,000 9 3/4% Senior Notes due 2006, as such indenture may be renewed, supplemented, amended, or otherwise modified.

         "Intercompany Accounts" means all assets and liabilities, however arising, which are due to any Loan Party from, which are due from any Loan Party to, or which otherwise arise from any transaction by any Loan Party with, any Affiliate.

         "Intercompany Debt" means Debt owing by a Loan Party to the Parent or to any Subsidiary of the Parent.


LOAN AND SECURITY AGREEMENT - Page 16

         "Intercompany Subordination Agreement" means the certain Subordination Agreement dated as of the Closing Date among the Agent, the Loan Parties and any other Subsidiary of the Parent to whom any Intercompany Debt is owing, and any renewals, extensions, modifications, amendments or restatements thereof.

         "Interest Expense" means, for any period, the interest expense for such period, determined on a consolidated basis in accordance with GAAP.

         "Interest Period" means, as to any LIBOR Rate Loan, the period commencing on the Funding Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as a LIBOR Rate Loan, and ending on the date one, two, three or six months thereafter as selected by the Borrowers in a Notice of Borrowing or Notice of Conversion/Continuation, as the case may be; provided that:

                  (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                  (ii) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                  (iii) no Interest Period shall extend beyond the Stated Termination Date.

         "Interest Rate" means each or any of the interest rates, including the Default Rate, set forth in Section 3.1.

         "Interest Rate Protection Agreement" means (a) any and all rate swap transactions, basis swaps, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, or (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Associations, Inc., or any other master agreement (any such master agreement, together with any related schedules, as amended, restated, extended, supplemented or otherwise modified in writing from time to time, a "Master Agreement), including but not limited to any such obligations or liabilities under any Master Agreement.


LOAN AND SECURITY AGREEMENT - Page 17

         "Inventory" means, with respect to a Person, all of such Person's now owned and hereafter acquired inventory, goods and merchandise, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, other materials and supplies (including without limitation rig materials and supplies and other materials and supplies used or consumed in connection with maintaining or operating drilling rigs) of any kind, nature or description which are or might be consumed in such Person's business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise and such other personal property, and all documents of title or other documents representing them.

         "Investment Property" means, with respect to a Person, all of such Person's right title and interest in and to any and all: (a) securities whether certificated or uncertificated; (b) securities entitlements; (c) securities accounts; (d) commodity contracts; or (e) commodity accounts.

         "IRS" means the Internal Revenue Service and any Governmental Authority succeeding to any of its principal functions under the Code.

         "Latest Projections" means: (a) on the Closing Date and thereafter until the Agent receives new projections pursuant to Section 7.2(f), the projections of the financial condition, results of operations, and cash flow, in each case for the Loan Parties for the period commencing on January 1, 1999, and ending on December 31, 2000, and delivered to the Agent prior to the Closing Date; and (b) thereafter, the projections most recently received by the Agent pursuant to Section 7.2(f).

         "Lender" and "Lenders" have the meanings specified in the introductory paragraph hereof and shall include the Agent to the extent of any Agent Advance outstanding and the Bank to the extent of any Non-Ratable Loan outstanding; provided that no such Agent Advance or Non-Ratable Loan shall be taken into account in determining any Lender's Pro Rata Share.

         "Letter of Credit" means a letter of credit issued or caused to be issued for the account of a Loan Party pursuant to Section 2.4.

         "Letter of Credit Fee" has the meaning specified in Section 3.6.

         "Letter of Credit Fee Percentage" means, as of the Closing Date, two percent (2.00%), subject to adjustment from time to time thereafter to the percentage specified corresponding to the Leverage Ratio, as set forth below, respectively:

                                                    Letter of Credit
               Leverage Ratio                        Fee Percentage
               --------------                       ----------------

Greater than or equal to 7.0 to 1.0                      2.25%

Less than 7.0 to 1.0 but greater                         2.00%
than or equal to 4.0 to 1.0

Less than 4.0 to 1.0                                     1.75%


LOAN AND SECURITY AGREEMENT - Page 18

For the purpose of determining any such adjustments to the Letter of Credit Fee Percentage, the Leverage Ratio shall be determined based upon Parent's consolidated financial statements for its respective fiscal quarter periods, beginning with the fiscal quarter ending December 31, 1999, delivered to the Agent as required by Section 7.2(c), and any such adjustment, if any, shall become effective as of the first day of the calendar month following the month in which such financial statements are delivered to the Agent.

         "Letter of Credit Issuer" means the Bank, any affiliate of the Bank or any other financial institution that issues any Letter of Credit pursuant to this Agreement.

         "Leverage Ratio" means, as of any date, the ratio (determined for the Parent and its Subsidiaries on a consolidated basis in accordance with GAAP) of
(a) the sum of (i) Debt for Borrowed Money (but excluding Debt outstanding under the Indenture 1997 and Debt owed by a Loan Party to a Subsidiary that is not a Loan Party, provided that such Debt is Subordinated Debt), minus cash and cash equivalents, plus (ii) the unfunded amount of all Letters of Credit, to (b) EBITDA.

         "LIBOR Interest Payment Date" means, with respect to a LIBOR Rate Loan, the last day of each Interest Period applicable to such Loan.

         "LIBOR Rate" means, for any Interest Period, with respect to LIBOR Rate Loans, the rate of interest per annum determined pursuant to the following formula:

                                         Offshore Base Rate
                  LIBOR Rate = ------------------------------------
                               1.00 - Eurodollar Reserve Percentage

                  Where,

                  "Offshore Base Rate" means the rate per annum appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the Offshore Base Rate shall be, for any Interest Period, the rate per annum appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates. If for any reason none of the foregoing rates is available, the Offshore Base Rate shall be, for any Interest Period, the rate per annum determined by the Agent as the rate of interest at which dollar deposits in the approximate amount of the LIBOR Rate Loan comprising part of such Borrowing would be offered by the Bank's London Branch to major banks in the offshore dollar market at their request at or about 11:00 a.m.

LOAN AND SECURITY AGREEMENT - Page 19

                  (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period.

                  "Eurodollar Reserve Percentage" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day applicable to the Bank under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Offshore Rate for each outstanding LIBOR Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

         "LIBOR Rate Loans" means, collectively, the LIBOR Revolving Loans.

         "LIBOR Revolving Loan" means a Revolving Loan during any period in which it bears interest based on the LIBOR Rate.

         "Lien" means: (a) any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, or contract, and including a security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes; (b) to the extent not included under clause (a), any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception or encumbrance affecting property; and (c) any contingent or other agreement to provide any of the foregoing.

         "Loan Account" means the loan account of the Borrowers, which account shall be maintained by the Agent.

         "Loan Documents" means this Agreement, the Revolving Notes, each Guaranty Agreement, the Maritime Security Documents, the Intercompany Subordination Agreement and any other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the Collateral, or any other aspect of the transactions contemplated by this Agreement.

         "Loan Party" means the Parent and each Domestic Subsidiary of the Parent, and in each case their respective successors and assigns, and "Loan Parties" means all of such Persons, collectively.

         "Loans" means, collectively, all loans and advances provided for in
Article 2.

         "Majority Lenders" means at any time Lenders whose Pro Rata Shares aggregate more than fifty-one percent (51.0%) as such percentage is determined under the definition of Pro Rata Share set forth herein.


LOAN AND SECURITY AGREEMENT - Page 20

         "Management Group" means, as of any date of determination, the board of directors, board of managers or similar constituency having management authority in respect of an entity under any Requirement of Law.

         "Margin Stock" means "margin stock" as such term is defined in Regulation T, U or X of the Federal Reserve Board.

         "Maritime Security Documents" means the certain Preferred Fleet Mortgage dated as of the Closing Date executed by Parker Drilling Offshore USA, L.L.C. in favor of the Agent, for the benefit of the Lenders, and any other agreements, documents, or instruments executed or delivered in connection therewith, in each case as such agreements, documents, or instruments may be renewed, extended, amended, restated, or otherwise modified.

         "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Parent or any Borrower, or of the Loan Parties taken as a whole, or the Collateral; (b) a material impairment of the ability of any Loan Party to perform under any Loan Document and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document.

         "Maximum Rate" means, at any time, the maximum rate of interest the Lenders may lawfully contract for, charge or receive in respect of the Obligations as allowed by Requirements of Law. For purposes of determining the Maximum Rate under the Requirements of Law of the State of Texas, the applicable rate ceiling shall be (a) the weekly rate ceiling described in and computed in accordance with the provisions of Section 303.003 of the Texas Finance Code, as amended or (b) if the parties subsequently contract as allowed by Requirements of Law, the quarterly ceiling or the annualized ceiling computed pursuant to
Section 303.008 of the Texas Finance Code, as amended; provided, however, that at any time the weekly rate ceiling, the quarterly ceiling or the annualized ceiling shall be less than 18% per annum or more than 24% per annum, the provisions of Section 303.009(a) and Section 303.009(b) of the Texas Finance Code, as amended, shall control for purposes of such determination, as applicable.

         "Maximum Revolver Amount" means $50,000,000.

         "Multi-employer Plan" means a "multi-employer plan" as defined in
Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by a Loan Party or any ERISA Affiliate.

         "Negative Pledge" means any agreement, contract or other arrangement whereby any Loan Party or any Subsidiary of a Loan Party is prohibited from, or would otherwise be in default as a result of, creating, assuming, incurring or suffering to exist, directly or indirectly, any Lien on any of its assets in favor of the Agent under the Loan Documents.

         "Net Amount of Approved Foreign Accounts" means, at any time, the gross amount (in Dollars) of Approved Foreign Accounts less sales, excise or similar taxes, and less returns, discounts,

LOAN AND SECURITY AGREEMENT - Page 21
claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed.

         "Net Amount of Eligible Accounts" means, at any time, the gross amount (in Dollars) of Eligible Accounts less sales, excise or similar taxes, and less returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed.

         "Net Amount of Eligible Foreign Accounts" means, at any time, the gross amount (in Dollars) of Eligible Foreign Accounts less sales, excise or similar taxes, and less returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed.

         "Net Income" means, as applied to any Person, the net income (or net loss) of such Person for the period in question after giving effect to deduction of or provision for all operating expenses, all taxes and reserves (including without limitation, reserves for deferred taxes) and all other proper deductions, all determined in accordance with GAAP, provided that there shall be excluded:

                  (a) the net income (or net loss) of any Person accrued prior to the date it becomes a Subsidiary of, or is merged into or consolidated with, the Person whose Net Income is being determined or a consolidated Subsidiary of such Person;

                  (b) any net gains or losses on the sale or other disposition, not in the ordinary course of business, of investments and other capital assets, provided that there shall also be excluded any related charges for taxes thereon;

                  (c) any net gain arising from the collection of the proceeds of any insurance policy;

                  (d) any write-up or write-down of any asset; and

                  (e) any other extraordinary item as defined by GAAP.

         "Net Transfers" means an amount, determined for any period in the aggregate for all Loan Parties, equal to (A) the aggregate amount of loans funded by the Loan Parties during such period to, and capital contributions made by the Loan Parties during such period in, Restricted Subsidiaries that are not Loan Parties less (B) the aggregate amount of cash loan proceeds, cash loan payments and cash Distributions received by the Loan Parties during such period from Restricted Subsidiaries that are not Loan Parties.

         "Net Transfers Allowed" means, as of the last day of any fiscal quarter (each a "Measuring Date") for any period (each a "Specified Period"), the amount set forth for such Measuring Date for the corresponding Specified Period, as specified below:


LOAN AND SECURITY AGREEMENT - Page 22

Measuring Date             Specified Period                                                      Amount
--------------             ----------------                                                      ------

December 31, 1999          Closing Date through December 31, 1999                                $ 2,500,000

March 31, 2000             Closing Date through March 31, 2000                                   $ 5,000,000

June 30, 2000              Closing Date through June 30, 2000                                    $ 7,500,000

September 30, 2000         Closing Date through September 30, 2000                               $10,000,000

Last day of each
fiscal quarter
thereafter                 Preceding 12 months ending on such Measuring Date                     $10,000,000

         "Newly Obligated Party" has the meaning specified for such term within the definition of "Obligations" as provided in this Section 1.1.

         "Non-Ratable Loan" and "Non-Ratable Loans" have the meanings specified in Section 2.2(h).

         "Notice of Borrowing" has the meaning specified in Section 2.2(b). The form of Notice of Borrowing is attached hereto as Exhibit D.

         "Notice of Conversion/Continuation" has the meaning specified in
Section 3.2(b). The form of Notice of Conversion/Continuation is attached hereto as Exhibit E.

         "Obligations" means all present and future loans, advances, liabilities, obligations, covenants, duties, and debts owing by the Loan Parties, or any of them, to the Agent and/or any Lender, arising under or pursuant to this Agreement or any of the other Loan Documents, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including those acquired by assignment from others, and any participation by the Agent and/or any Lender in any Loan Party's debts owing to others), absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including all principal, interest, charges, expenses, fees, attorneys' fees, filing fees and any other sums chargeable to any Loan Party hereunder or under any of the other Loan Documents. "Obligations" includes, without limitation, (a) all debts, liabilities, and obligations now or hereafter arising from or in connection with the Letters of Credit and (b) all debts, liabilities and obligations now or hereafter arising from or in connection with Bank Products; provided, however, that notwithstanding the forgoing, in the case of and with regard to or in connection with any Newly Obligated Party (defined hereinbelow), the term "Obligations," wherever in any manner used in the Loan Documents, excludes Existing Obligations (defined hereinbelow). As used herein, (A) "Newly Obligated Party" means each Person, if any, who becomes party to this Agreement as a Borrower effective as of any date after the Closing Date, and (B) "Existing Obligations" means, in the case of a Newly Obligated Party described in clause
(A) preceding, any Obligations which are outstanding and unpaid as of the time such Newly Obligated Party becomes a Borrower.


LOAN AND SECURITY AGREEMENT - Page 23

         "Orderly Liquidation Value" means, with respect to the Rig Equipment, the orderly liquidation value thereof as determined in a manner acceptable to the Agent by an experienced and reputable appraiser acceptable to the Agent.

         "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

         "Parent" means Parker Drilling Company, a Delaware corporation.

         "Parent Guaranty" means a Guaranty Agreement dated as of the Closing Date executed by the Parent pursuant to Section 6.18.

         "Participant" means any Person who shall have been granted the right by any Lender to participate in the financing provided by such Lender under this Agreement, and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

         "Payment Account" means each bank account established pursuant to
Section 6.9, to which the funds of the Borrowers (including proceeds of Accounts and other Collateral) are deposited or credited, and which is maintained in the name of the Agent or the Borrowers, or any of them, as the Agent may determine, on terms acceptable to the Agent.

         "PBGC" means the Pension Benefit Guaranty Corporation or any Governmental Authority succeeding to the functions thereof.

         "Pending Revolving Loans" means, at any time, the aggregate principal amount of all Revolving Loans requested in any Notice of Borrowing received by the Agent which have not yet been advanced.

         "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which any Loan Party sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multiple-employer Plan has made contributions at any time during the immediately preceding five (5) plan years.

         "Permitted Liens" means:

                  (a) Liens for taxes not delinquent or statutory Liens for taxes in an amount not to exceed $1,000,000, provided that the payment of such taxes which are due and payable is being contested in good faith and by appropriate proceedings diligently pursued and as to which adequate financial reserves have been established on the appropriate Loan Party's books and records and a stay of enforcement of any such Lien is in effect;

                  (b) the Agent's Liens;


LOAN AND SECURITY AGREEMENT - Page 24

                  (c) Liens consisting of deposits made in the ordinary course of business in connection with, or to secure payment of, obligations under worker's compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than liens arising under ERISA or Environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds, or arising under a Requirement of Law to secure customs and duties;

                  (d) Liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, provided that if any such Lien arises from the nonpayment of such claims or demand when due, such claims or demands do not exceed $3,000,000 in the aggregate;

                  (e) Liens constituting encumbrances in the nature of reservations, exceptions, encroachments, easements, rights of way, covenants running with the land, and other similar title exceptions or encumbrances affecting any Real Estate; provided that they do not in the aggregate materially detract from the value of the Real Estate or materially interfere with its use in the ordinary conduct of a Loan Party's business;

                  (f) Liens arising from judgments and attachments in connection with court proceedings, provided that the attachment or enforcement of such Liens would not result in an Event of Default hereunder and such Liens are being contested in good faith by appropriate proceedings, adequate reserves have been set aside and no material Property is subject to a material risk of loss or forfeiture and the claims in respect of such Liens are fully covered by insurance (subject to ordinary and customary deductibles);

                  (g) The Rig 75 Lien, provided that such Lien secures only the Rig 75 Purchase Money Debt and attaches only to the Rig 75 Property; and

                  (h) Liens listed in Schedule 1.1.

         "Permitted Rentals" has the meaning specified in Section 9.24.

         "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, Governmental Authority, or any other entity.

         "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which any Loan Party sponsors or maintains or to which any Loan Party makes, is making, or is obligated to make contributions and includes any Pension Plan.

         "Premises" means the land identified by address on Schedule 8.12, together with all buildings, improvements, and fixtures thereon and all tenements, hereditaments, and appurtenances belonging

LOAN AND SECURITY AGREEMENT - Page 25
or in any way appertaining thereto, which constitutes all of the real property in which any Loan Party has any interest.

         "Pro Rata Share" means, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender's Commitment and the denominator of which is the sum of the amounts of all of the Lenders' Commitments, or if no Commitments are outstanding, a fraction (expressed as a percentage), the numerator of which is the amount of Obligations owed to such Lender and the denominator of which is the aggregate amount of the Obligations owed to the Lenders.

         "Real Estate" means, with respect to a Person, all of such Person's present and future interests, as owner, lessee, or otherwise, in the Premises, including any interest arising from an option to purchase or lease the Premises or any portion thereof.

         "Release" means a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of any Real Estate or other property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Real Estate or other property.

         "Rentals" has the meaning specified in Section 9.24.

         "Reportable Event" means, any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

         "Required Lenders" means at any time Lenders whose Pro Rata Shares aggregate more than 66.67% as such percentage is determined under the definition of Pro Rata Share set forth herein.

         "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject. In respect of contracts relating to interest or finance charges that are made or performed in the State of Texas, "Requirement of Law" means the laws of the United States, including without limitation 12 USC Sections 85 and 86(a), as amended from time to time, and any other statute of the United States now or at any time hereafter prescribing the maximum rates of interest on loans and extensions of credit, and the laws of the State of Texas, including, without limitation, Section 306 of the Texas Finance Code, if applicable, and if Section 306 of the Texas Finance Code is not applicable, Section 303 of the Texas Finance Code, and any other statute of the State of Texas now or at any time hereafter prescribing maximum rates of interest on loans and extensions of credit; provided that the parties hereto agree pursuant to Texas Finance Code
Section 346.004 that the provisions of Chapter 346 of the Texas Finance Code shall not apply to Revolving Loans, this Agreement or any other Loan Documents.

         "Responsible Officer" means, with respect to a Loan Party, the chief executive officer or the president of such Loan Party; or, with respect to compliance with financial covenants, the chief

LOAN AND SECURITY AGREEMENT - Page 26
financial officer or the treasurer of Parent; or with respect to the preparation of any Borrowing Base Certificate, the chief financial officer or the treasurer of each Borrower; and in each case any other officer having substantially the same authority and responsibility.

         "Restricted Investment" means, as to any Loan Party, any acquisition of property by such Loan Party in exchange for cash or other property, whether in the form of an acquisition of stock, debt, or other indebtedness or obligation, or the purchase or acquisition of any other property, or a loan, advance, capital contribution, or subscription, except the following:

                  (a) acquisitions of Equipment to be used in the business of such Loan Party so long as the acquisition costs thereof constitute Capital Expenditures permitted hereunder;

                  (b) acquisitions of Inventory in the ordinary course of business of such Loan Party;

                  (c) acquisitions of current assets acquired in the ordinary course of business of such Loan Party;

                  (d) direct obligations of the United States, or any agency thereof, or obligations guaranteed by the United States, provided that such obligations mature within one year from the date of acquisition thereof;

                  (e) acquisitions of certificates of deposit maturing within one year from the date of acquisition, bankers' acceptances, Eurodollar bank deposits, or overnight bank deposits, in each case issued by, created by, or with a bank or trust company organized under the laws of the United States or any state thereof having capital and surplus aggregating at least $100,000,000;

                  (f) acquisitions of commercial paper given a rating of "A2" or better by Standard & Poor's Rating Services, a division of McGraw Hill Companies, Inc., or "P2" or better by Moody's Investors Service, Inc. and maturing not more than ninety (90) days from the date of creation thereof;

                  (g) Interest Rate Protection Agreements;

                  (h) loans by the Parent or a Restricted Subsidiary to, and capital contributions by the Parent or a Restricted Subsidiary in, a Loan Party;

                  (i) loans by a Loan Party or a Restricted Subsidiary to, and capital contributions by a Loan Party or a Restricted Subsidiary in, a Restricted Subsidiary that is not a Loan Party, provided, that Net Transfers, measured as of the end of each fiscal quarter ending after the Closing Date (measured (i) from the Closing Date through the end of such fiscal quarter in the case of each of the fiscal quarters ending December 31, 1999, March 31, 2000, June 30, 2000 and September 30, 2000, respectively, and (ii) for the preceding four fiscal quarters in

LOAN AND SECURITY AGREEMENT - Page 27
         the case of the fiscal quarter ending December 31, 2000 and each fiscal quarter thereafter) shall not exceed Net Transfers Allowed;

                  (j) loans by a Loan Party to, and capital contributions by a Loan Party in, a Subsidiary that is organized after the Closing Date as and to the extent allowed by Section 9.21, provided that no Default or Event of Default exists as of the time of such investment or would result therefrom; and

                  (k) redemptions or other acquisitions by a Restricted Subsidiary of its Capital Stock from the Parent or a Restricted Subsidiary.

         "Restricted Subsidiary" means any Subsidiary of the Parent other than an Unrestricted Subsidiary, and "Restricted Subsidiaries" means two or more of such Persons, collectively.

         "Revolving Loans" has the meaning specified in Section 2.2 and includes each Agent Advance and Non-Ratable Loan.

         "Revolving Note" means a Revolving Note made by the Borrowers payable to the order of a Lender evidencing the obligation of the Borrowers to pay the aggregate unpaid principal amount of the Revolving Loans made to each of the Borrowers by such Lender (and any promissory note or notes that may be issued from time to time in substitution, renewal, extension, replacement, or exchange thereof whether payable to such Lender or to a different Lender in connection with a Person becoming a Lender after the Agreement Date or otherwise) substantially in the form of Exhibit A, with all of the blanks properly completed, either as originally executed or as such promissory note may be renewed, extended, modified, amended, supplemented, or restated from time to time.

         "Rig Component Maximum" means an amount, at any time on and after the Closing Date, equal to $25,000,000 reduced by $1,562,500 on December 31, 1999 and on each March 31, June 30, September 30 and December 31 thereafter.

         "Rig Equipment" means the Equipment described in Schedule 1.2 as such schedule may be supplemented or amended in accordance with this Agreement.

         "Rig Materials and Supplies" means Inventory of a Borrower consisting of rig materials and supplies.

         "Rig Report" means a report prepared by or for the Loan Parties, in the ordinary course of business, reflecting, for each Loan Party, each active drilling rig and its related location, status, customer, condition, contract duration and day rate, in form as appears in Exhibit H or otherwise in form reasonably satisfactory to the Agent.

         "Rig 75 Lien" means a Lien in the Rig 75 Property granted by Parker Drilling Offshore International, Inc., a Wholly-Owned Subsidiary of the Parent, in favor of Boeing Capital Corporation to secure the Rig 75 Purchase Money Debt.


LOAN AND SECURITY AGREEMENT - Page 28

         "Rig 75 Property" means property of Parker Drilling Offshore International, Inc., a Wholly- Owned Subsidiary of the Parent, covered by the Rig 75 Lien as described in Schedule 1.3.

         "Rig 75 Purchase Money Debt" means purchase money Debt incurred by Parker Drilling Offshore International, Inc., a Wholly-Owned Subsidiary of the Parent, in favor of Boeing Capital Corporation in an amount equal to $28,840,000 in connection with financing the purchase of a certain new drilling rig designated as "Parker Rig 75" and constituting the Rig 75 Property.

         "Settlement" and "Settlement Date" have the meanings specified in
Section 2.2(j)(i).

         "Solvent" means when used with respect to any Person that at the time of determination:

                  (a) the assets of such Person, at a fair valuation, are in excess of the total amount of its debts (including contingent liabilities); and

                  (b) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and

                  (c) it is then able and expects to be able to pay its debts (including contingent debts and other commitments) as they mature; and

                  (d) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

For purposes of determining whether a Person is Solvent, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "Stated Termination Date" means October 22, 2003.

         "Subordinated Debt" means (i) the Indenture 1997, (ii) Debt of a Loan Party or a Subsidiary of a Loan Party which, if owing to a Loan Party or a Subsidiary of a Loan Party, is subordinated to payment of the Obligations on terms substantially the same as are provided by the Intercompany Subordination Agreement, (iii) other Debt of any Loan Party or any Subsidiary which has maturities and terms, and which is subordinated to payment of the Obligations in a manner, approved in writing by the Agent and the Majority Lenders, and in each such case any renewals, modifications or amendments thereof which are approved in writing by the Agent and the Majority Lenders.

         "Subsidiary" of a Person means any corporation, association, partnership, joint venture or other business entity of which more than fifty percent (50.0%) of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of a Loan Party.


LOAN AND SECURITY AGREEMENT - Page 29

         "Subsidiary Guaranty" means a Guaranty Agreement dated as of the Closing Date executed by each Loan Party other than Parent pursuant to Section 6.18.

         "Taxes" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Lender's net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or the Agent, as the case may be, is organized or maintains a lending office.

         "Termination Date" means the earliest to occur of (a) the Stated Termination Date, (b) the date the Total Facility is terminated either by the Borrowers pursuant to Section 4.2 or by the Majority Lenders pursuant to Section 11.2, and (c) the date this Agreement is otherwise terminated for any reason whatsoever.

         "Total Facility" has the meaning specified in Section 2.1.

         "UCC" means the Uniform Commercial Code (or any successor statute) of the State of Texas or of any other state the laws of which are required by
Section 9-103 thereof to be applied in connection with the issue of perfection of security interests.

         "United States" means the United States of America.

         "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

         "Unrestricted Subsidiary" means each of PKD Sales Corporation, an Oklahoma corporation, Casuarina Limited, a Bermuda corporation, and Parker Drilling Investment Company, an Oklahoma corporation, Production Control Systems, Inc., a Delaware corporation, and any other Person created and designated as an Unrestricted Subsidiary after the Closing Date in accordance with Section 9.21, and "Unrestricted Subsidiaries" means two or more of such Persons, collectively.

         "Unused Letter of Credit Subfacility" means an amount equal to $30,000,000 minus the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit plus (b) the aggregate unpaid reimbursement obligations with respect to all Letters of Credit.

         "Unused Line Fee" has the meaning specified in Section 3.4.

         "Unused Line Fee Percentage" means, as of the Closing Date, three-eighths percent (0.375%), subject to adjustment thereafter from time to time to the percentage specified corresponding to the Leverage Ratio as set forth below, respectively:


LOAN AND SECURITY AGREEMENT - Page 30

               Leverage Ratio                          Percentage
               --------------                          ----------

Greater than 7.0 to 1.0                                  0.500%

Less than or equal to 7.0 to 1.0 but                     0.375%
greater than 4.0 to 1.0

Less than or equal to 4.0 to 1.0                         0.250%

For the purpose of determining the Unused Line Fee Percentage the Leverage Ratio shall be determined based upon Parent's consolidated financial statements for its respective fiscal quarter periods, beginning with the fiscal quarter ending December 31, 1999, delivered to the Agent as required by Section 7.2(c), and any resulting change, if any, in the Unused Commitment Percentage shall become effective as of the first day of the calendar month following the month in which such financial statements are delivered to the Agent.

         "Wholly-Owned Subsidiary" when used to determine the relationship of a Subsidiary to a Person, means a Subsidiary all of the issued and outstanding Capital Stock (other than directors' qualifying shares) of which shall at the time be owned by such Person or one or more of such Person's Wholly-Owned Subsidiaries or by such Person and one or more of such Person's Wholly- Owned Subsidiaries.

         "Working Capital" at any date means Current Assets minus Current Liabilities.

         Section 1.2 Accounting Terms. Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the Financial Statements. Unless otherwise requested by the Agent pursuant to Section 7.2(l), the term "consolidating," when used in Section 7.2 in connection with any financial statement or other financial reporting requirement, shall mean such accounting term determined with reference to the Parent and its consolidated Subsidiaries, as consolidated according to GAAP, therein making separate presentations for the Loan Parties and the Restricted Subsidiaries on the one hand, and the Unrestricted Subsidiaries on the other.

         Section 1.3 Interpretive Provisions.

                  (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

                  (b) The words "hereof," "herein," "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and Subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.


LOAN AND SECURITY AGREEMENT - Page 31

                           (i) The term "documents" includes any and all
                  instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                           (ii) The term "including" is not limiting and means
                  "including without limitation."

                           (iii) In the computation of periods of time from a
                  specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

                  (c) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

                  (d) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

                  (e) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

                  (f) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Loan Parties and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Agent merely because of the Agent's or Lenders' involvement in their preparation.

                                   ARTICLE 2

                           LOANS AND LETTERS OF CREDIT

         Section 2.1 Total Facility. Subject to all of the terms and conditions of this Agreement, the Lenders severally agree to make available a total credit facility of up to $50,000,000 (the "Total Facility") for any Borrower's use from time to time during the term of this Agreement. The Total Facility shall be composed of a revolving line of credit consisting of Revolving Loans and Letters of Credit up to the Borrowing Base, as described in Sections 2.2 and 2.4.


LOAN AND SECURITY AGREEMENT - Page 32

         Section 2.2 Revolving Loans.

                  (a) Amounts. Subject to the satisfaction of the conditions precedent set forth in Article 10, each Lender severally, but not jointly, agrees, upon a Borrower's request from time to time on any Business Day during the period from the Closing Date to the Termination Date, to make revolving loans (the "Revolving Loans") to the Borrowers in amounts not to exceed (except for the Bank with respect to Non-Ratable Loans or for the Agent with respect to Agent Advances) such Lender's Pro Rata Share of the Borrowing Base. The Lenders, however, in their unanimous discretion, may elect to make Revolving Loans or issue or arrange to have issued Letters of Credit in excess of the Availability on one or more occasions, but if they do so, neither the Agent nor the Lenders shall be deemed thereby to have changed the limits of the Borrowing Base or to be obligated to exceed such limits on any other occasion. If the Aggregate Revolver Outstandings exceed the Borrowing Base, the Lenders may refuse to make or otherwise restrict the making of Revolving Loans as the Lenders determine until such excess has been eliminated, subject to the Agent's authority, in its sole discretion, to make Agent Advances pursuant to the terms of
         Section 2.2(i).

                  (b) Procedure for Borrowing.

                           (i) Each Borrowing shall be made upon a Borrower's
                  irrevocable written notice delivered to the Agent in the form of a notice of borrowing (a "Notice of Borrowing") which must be received by the Agent prior to 11:00 a.m. (Dallas, Texas time) (y) three (3) Business Days prior to the requested Funding Date, in the case of LIBOR Rate Loans and (z) no later than 11:00 a.m. on the requested Funding Date, in the case of Base Rate Loans, specifying:

                                    (A)      the amount of the Borrowing (which,
                                             if a LIBOR Revolving Loan, shall be
                                             in an amount that is not less than
                                             $500,000 or that is in an integral
                                             multiple of $100,000 in excess
                                             thereof);

                                    (B)      the requested Funding Date, which
                                             shall be a Business Day;

                                    (C)      whether the Revolving Loans
                                             requested are to be Base Rate
                                             Revolving Loans or LIBOR Revolving
                                             Loans; and

                                    (D)      the duration of the Interest Period
                                             if the requested Revolving Loans
                                             are to be LIBOR Revolving Loans. If
                                             the Notice of Borrowing fails to
                                             specify the duration of the
                                             Interest Period for any Borrowing
                                             comprised of LIBOR Rate Loans, such
                                             Interest Period shall be one month;

                  provided, however, that with respect to any Borrowing to be made on the Closing Date (if any), such Borrowing will consist of Base Rate Revolving Loans.

                           (ii) With respect to any request for Base Rate
                  Revolving Loans, in lieu of delivering the above-described Notice of Borrowing a Borrower may give the Agent

LOAN AND SECURITY AGREEMENT - Page 33
                  telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing within 24 hours of the giving of such notice but the Agent shall be entitled to rely on the telephonic notice in making such Revolving Loans.

                  (c) Reliance upon Authority. On or prior to the Closing Date and thereafter prior to any change with respect to any of the information contained in the following clauses (i) and (ii), the Borrowers shall deliver to the Agent a writing setting forth (i) the account of the Borrowers to which the Agent is authorized to transfer the proceeds of the Revolving Loans requested pursuant to this Section 2.2, and (ii) the names of the individuals authorized to request Revolving Loans on behalf of each Borrower, and shall provide the Agent with a specimen signature of each such individual. The Agent shall be entitled to rely conclusively on any such individual's authority to request Revolving Loans on behalf of a Borrower, the proceeds of which are to be transferred to the account specified by the Borrowers pursuant to the immediately preceding sentence or disbursed in such other manner as such individual requesting such Borrowing may direct to the Agent, until the Agent receives written notice to the contrary. The Agent shall have no duty to verify the identity of any individual representing him or herself as one of the officers authorized by any Borrower to make such requests on its behalf. Each Borrower, as to itself, hereby irrevocably appoints each other Borrower as its attorney, with power to make withdrawals and transfers from, and deliver to the Agent instructions in respect of, the account of the Borrowers referenced in clause (i) preceding, and hereby irrevocably authorizes the Agent to rely upon the acts and instructions of each such other Borrower in accordance with the authority delegated pursuant to this sentence.

                  (d) No Liability. The Agent shall not incur any liability to the Loan Parties as a result of acting upon any notice referred to in Sections 2.2(b) and (c), which notice the Agent believes in good faith to have been given by an officer duly authorized by a Borrower to request Revolving Loans on its behalf or for otherwise acting in good faith under this Section 2.2, and the crediting of Revolving Loans to the Borrower's deposit account, or transmittal to such Person as the Borrower shall direct, shall conclusively establish the obligation of the Borrowers to repay such Revolving Loans as provided herein.

                  (e) Notice Irrevocable. Any Notice of Borrowing (or telephonic notice in lieu thereof) made pursuant to Section 2.2(b) shall be irrevocable and the Borrowers shall be bound to borrow the funds requested therein in accordance therewith.

                  (f) The Agent's Election. Promptly after receipt of a Notice of Borrowing (or telephonic notice in lieu thereof) pursuant to Section 2.2(b), the Agent shall elect, in its discretion, (i) to have the terms of Section 2.2(g) apply to such requested Borrowing, or (ii) to request the Bank to make a Non-Ratable Loan pursuant to the terms of Section 2.2(h) in the amount of the requested Borrowing; provided, however, that if the Bank declines in its sole discretion to make a Non-Ratable Loan pursuant to Section 2.2(h), the Agent shall elect to have the terms of Section 2.2(g) apply to such requested Borrowing.


LOAN AND SECURITY AGREEMENT - Page 34

                  (g) Making of Revolving Loans.

                           (i) In the event that the Agent shall elect to have
                  the terms of this Section 2.2(g) apply to a requested Borrowing as described in Section 2.2(f), then promptly after receipt of a Notice of Borrowing or telephonic notice pursuant to Section 2.2(b), the Agent shall notify the Lenders by telecopy, telephone or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to the Agent in immediate available funds, to such account of the Agent as the Agent may designate, not later than 2:00 p.m., (Dallas, Texas time) on the Funding Date applicable thereto. After the Agent's receipt of the proceeds of such Revolving Loans, upon satisfaction of the applicable conditions precedent set forth in Article 10, the Agent shall make the proceeds of such Revolving Loans available on the applicable Funding Date by transferring same day funds equal to the proceeds of such Revolving Loans received by the Agent to the account designated pursuant to clause (i) of Section 2.2(c) or disbursing such funds in such other manner as the Borrower requesting such Borrowing may direct to the Agent; provided, however, that the amount of Revolving Loans so made on any date shall in no event result in Availability of less than zero Dollars ($0).

                           (ii) Unless the Agent receives notice from a Lender
                  on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Agent for the account of the Borrowers the amount of that Lender's Pro Rata Share of the Borrowing, the Agent may assume that each Lender has made such amount available to the Agent in immediately available funds on the Funding Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the Borrower such amount, that Lender shall on the Business Day following such Funding Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice by the Agent submitted to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Lender's Revolving Loan for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Funding Date, the Agent will notify the Borrower of such failure to fund and, upon demand by the Agent, the Borrower shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the Interest Rate applicable at the time to the Revolving Loans comprising such Borrowing. The failure of any Lender to make any Revolving Loan on any Funding Date (any such Lender, prior to the cure of such failure, being hereinafter referred to as a "Defaulting Lender") shall not relieve any other Lender of

LOAN AND SECURITY AGREEMENT - Page 35
                  any obligation hereunder to make a Revolving Loan on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Loan to be made by such other Lender on any Funding Date.

                           (iii) The Agent shall not be obligated to transfer to
                  a Defaulting Lender any payments made by any Borrower to the Agent for the Defaulting Lender's benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by the Agent. The Agent may hold and, in its discretion, re-lend to any Borrower the amount of all such payments received or retained by it for the account of such Defaulting Lender. Any amounts so re-lent to a Borrower shall bear interest at the rate applicable to Base Rate Revolving Loans and for all other purposes of this Agreement shall be treated as if they were Revolving Loans, provided, however, that for purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a "Lender". Until a Defaulting Lender cures its failure to fund its Pro Rata Share of any Borrowing (A) such Defaulting Lender shall not be entitled to any portion of the Unused Line Fee and (B) the Unused Line Fee shall accrue in favor of the Lenders which have funded their respective Pro Rata Shares of such requested Borrowing and shall be allocated among such performing Lenders ratably based upon their relative Commitments. This Section shall remain effective with respect to such Lender until such time as the Defaulting Lender shall no longer be in default of any of its obligations under this Agreement. The terms of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by any Borrower of its duties and obligations hereunder.

                  (h) Making of Non-Ratable Loans.

                           (i) In the event the Agent shall elect, with the
                  consent of the Bank, to have the terms of this Section 2.2(h) apply to a requested Borrowing as described in Section 2.2(f), the Bank shall make a Revolving Loan in the amount of such Borrowing (any such Revolving Loan made solely by the Bank pursuant to this Section 2.2(h) being referred to as a "Non-Ratable Loan" and such Revolving Loans being referred to collectively as "Non-Ratable Loans") available to a Borrower on the Funding Date applicable thereto by transferring same day funds to an account of such Borrower, designated in writing by such Borrower and acceptable to the Agent. Each Non-Ratable Loan is a Revolving Loan hereunder and shall be subject to all the terms and conditions applicable to other Revolving Loans except that all payments thereon shall be payable to the Bank solely for its own account (and for the account of the holder of any participation interest with respect to such Revolving Loan). The Agent shall not request the Bank to make any Non-Ratable Loan if (A) the Agent shall have received written notice from any Lender that one or more of the applicable conditions precedent set forth in Article 10 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (B) the requested Borrowing would exceed the Availability on such Funding Date. The Bank shall not otherwise be required to

LOAN AND SECURITY AGREEMENT - Page 36
                  determine whether the applicable conditions precedent set forth in Article 10 have been satisfied or the requested Borrowing would exceed the Availability on the Funding Date applicable thereto prior to making, in its sole discretion, any Non-Ratable Loan.

                           (ii) The Non-Ratable Loans shall be secured by the
                  Agent's Liens in and to the Collateral, shall constitute Revolving Loans and Obligations hereunder, and shall bear interest at the rate applicable to the Revolving Loans from time to time.

                  (i) Agent Advances.

                           (i) Subject to the limitations set forth in the
                  provisos contained in this Section 2.2(i), the Agent is hereby authorized by the Borrowers and the Lenders, from time to time in the Agent's sole discretion, (A) after the occurrence of a Default or an Event of Default, or (B) at any time that any of the other applicable conditions precedent set forth in Article 10 have not been satisfied, to make Base Rate Revolving Loans to any Borrower on behalf of the Lenders which the Agent, in its reasonable business judgment, deems necessary or desirable
                  (1) to preserve or protect the Collateral, or any portion thereof, (2) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or
                  (3) to pay any other amount chargeable to the Borrowers pursuant to the terms of this Agreement, including costs, fees and expenses as described in Section 15.7 (any of the advances described in this Section 2.2(i) being hereinafter referred to as "Agent Advances"); provided, that the Required Lenders may at any time revoke the Agent's authorization contained in this
                  Section 2.2(i) to make Agent Advances, any such revocation to be in writing and to become effective prospectively upon the Agent's receipt thereof;

                           (ii) The Agent Advances shall be repayable on demand
                  and secured by the Agent's Liens in and to the Collateral, shall constitute Revolving Loans and Obligations hereunder, and shall bear interest at the rate applicable to Base Rate Revolving Loans from time to time. The Agent shall notify each Lender in writing of each such Agent Advance.

                  (j) Settlement. It is agreed that each Lender's funded portion of the Revolving Loans is intended by the Lenders to be equal at all times to such Lender's Pro Rata Share of the outstanding Revolving Loans. Notwithstanding such agreement, the Agent, the Bank, and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by the Borrowers) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Revolving Loans, the Non-Ratable Loans and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

                           (i) The Agent shall request settlement ("Settlement")
                  with the Lenders on at least a weekly basis, or on a more frequent basis if so determined by the Agent, (A) on behalf of the Bank, with respect to each outstanding Non-Ratable Loan,

LOAN AND SECURITY AGREEMENT - Page 37

                  (B) for itself, with respect to each Agent Advance, and (C) with respect to collections received, in each case, by notifying the Lenders of such requested Settlement by telecopy, telephone or other similar form of transmission, of such requested Settlement, no later than 11:00 a.m. (Dallas, Texas time) on the date of such requested Settlement (the "Settlement Date"). Each Lender (other than the Bank, in the case of Non-Ratable Loans and the Agent in the case of Agent Advances) shall make the amount of such Lender's Pro Rata Share of the outstanding principal amount of the Non-Ratable Loans and Agent Advances with respect to which Settlement is requested available to the Agent, to such account of the Agent as the Agent may designate, not later than 2:00 p.m. (Dallas, Texas time), on the Settlement Date applicable thereto, which may occur before or after the occurrence or during the continuation of a Default or an Event of Default and whether or not the applicable conditions precedent set forth in
                  Article 10 have then been satisfied. Such amounts made available to the Agent shall be applied against the amounts of the applicable Non-Ratable Loan or Agent Advance and, together with the portion of such Non-Ratable Loan or Agent Advance representing the Bank's Pro Rata Share thereof, shall constitute Revolving Loans of such Lenders. If any such amount is not made available to the Agent by any Lender on the Settlement Date applicable thereto, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after the Settlement Date and thereafter at the Interest Rate then applicable to the Revolving Loans.

                           (ii) Notwithstanding the foregoing, not more than one
                  (1) Business Day after demand is made by the Agent (whether before or after the occurrence of a Default or an Event of Default and regardless of whether the Agent has requested a Settlement with respect to a Non-Ratable Loan or Agent Advance), each other Lender (A) shall irrevocably and unconditionally purchase and receive from the Bank or the Agent, as applicable, without recourse or warranty, an undivided interest and participation in such Non-Ratable Loan or Agent Advance equal to such Lender's Pro Rata Share of such Non-Ratable Loan or Agent Advance and (B) if Settlement has not previously occurred with respect to such Non-Ratable Loans or Agent Advances, upon demand by the Bank or the Agent, as applicable, shall pay to the Bank or the Agent, as applicable, as the purchase price of such participation an amount equal to one-hundred percent (100%) of such Lender's Pro Rata Share of such Non-Ratable Loans or Agent Advances. If such amount is not in fact made available to the Agent by any Lender, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after such demand and thereafter at the Interest Rate then applicable to Base Rate Revolving Loans.

                           (iii) From and after the date, if any, on which any
                  Lender purchases an undivided interest and participation in any Non-Ratable Loan or Agent Advance pursuant to clause (ii) preceding, the Agent shall promptly distribute to such Lender at such address as such Lender may request in writing, such Lender's Pro Rata Share

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

                  of all payments of principal and interest and all proceeds of Collateral received by the Agent in respect of such Non-Ratable Loan or Agent Advance.

                           (iv) Between Settlement Dates, the Agent, to the
                  extent no Agent Advances or Non-Ratable Loans are outstanding, may pay over to the Bank any payments received by the Agent, which in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to the Bank's Revolving Loans. If, as of any Settlement Date, collections received since the immediately preceding Settlement Date have been applied to the Bank's Revolving Loans (other than to Non-Ratable Loans or Agent Advances in which such Lender has not yet funded its purchase of a participation pursuant to Section 2.2(j)(ii)), as provided for in the previous sentence, the Bank shall pay to the Agent for the accounts of the Lenders, to be applied to the outstanding Revolving Loans of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Revolving Loans. During the period between Settlement Dates, the Bank with respect to Non-Ratable Loans, the Agent with respect to Agent Advances, and each Lender with respect to the Revolving Loans other than Non-Ratable Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the actual average daily amount of funds employed by the Bank, the Agent and the other Lenders.

                  (k) Notation. The Agent shall record on its books the principal amount of the Revolving Loans owing to each Lender, including the Non-Ratable Loans owing to the Bank, and the Agent Advances owing to the Agent, from time to time. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Revolving Loans in its books and records, including computer records, such books and records constituting presumptive evidence, absent manifest error, of the accuracy of the information contained therein.

                  (l) Lenders' Failure to Perform. All Revolving Loans (other than Non-Ratable Loans and Agent Advances) shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, (ii) no failure by any Lender to perform its obligation to make any Revolving Loans hereunder shall excuse any other Lender from its obligation to make any Revolving Loans hereunder, and (iii) the obligations of each Lender hereunder shall be several, not joint and several.

                  (m) Revolving Notes. The Borrowers shall execute and deliver to the Agent, on behalf of each Lender, effective as of the Closing Date and on the date of the assignment of any portion of any Lender's Revolving Loans, a Revolving Note, to evidence such Lender's Revolving Loans, in the principal amount equal to the amount of such Lender's Commitment with respect to the Revolving Loans.

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

         Section 2.3 Reserved.

         Section 2.4 Letters of Credit.

                  (a) Agreement to Issue or Cause To Issue. Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties of the Loan Parties herein set forth, the Agent agrees (i) to issue or cause to be issued for the account of any Borrower one or more commercial/documentary and standby letters of credit ("Letters of Credit") and (ii) to provide credit support or other enhancement to a Letter of Credit Issuer acceptable to the Agent, which issues Letters of Credit for the account of a Borrower (any such credit support or enhancement being herein referred to as a "Credit Support") in accordance with this Section 2.4 from time to time during the term of this Agreement.

                  (b) Amounts; Outside Expiration Date. The Agent shall not have any obligation to take steps to issue or cause to be issued any Letter of Credit or to provide Credit Support for any Letter of Credit at any time if: (i) the maximum undrawn amount of the requested Letter of Credit is greater than the Unused Letter of Credit Subfacility at such time; (ii) the maximum undrawn amount of the requested Letter of Credit and all commissions, fees, and charges due from the Borrower in connection with the opening thereof exceed the Availability at such time; or (iii) such Letter of Credit has an expiration date later than thirty (30) days prior to the Stated Termination Date or more than twelve (12) months from the date of issuance.

                  (c) Other Conditions. In addition to being subject to the satisfaction of the applicable conditions precedent contained in
         Article 10, the obligation of the Agent to issue or to cause to be issued any Letter of Credit or to provide Credit Support for any Letter of Credit is subject to the following conditions precedent having been satisfied in a manner satisfactory to the Agent:

                           (i) The Letter of Credit Issuer shall have received,
                  at such times and in such manner as such Letter of Credit Issuer may prescribe, an application in form and substance satisfactory to such Letter of Credit Issuer and the Agent for the issuance of the Letter of Credit and such other documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit shall be satisfactory to the Agent and the Letter of Credit Issuer; and

                           (ii) As of the date of issuance, no order of any
                  court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed Letter of Credit Issuer refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit.


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

                  (d) Issuance of Letters of Credit.

                           (i) Request for Issuance. Any Borrower that wishes to
                  cause the issuance of a Letter of Credit shall give the Agent two (2) Business Days prior written notice of the request for the issuance of such Letter of Credit. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit requested, the effective date (which date shall be a Business Day) of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the date on which such requested Letter of Credit is to expire (which date shall be a Business
                  Day), the purpose for which such Letter of Credit is to be issued, and the beneficiary of the requested Letter of Credit and, in addition, shall include as an attachment the proposed form of the Letter of Credit.

                           (ii) Responsibilities of the Agent; Issuance. The
                  Agent shall determine, as of the Business Day immediately preceding the requested effective date of issuance of the Letter of Credit set forth in the notice from a Borrower pursuant to Section 2.4(d)(i), (A) the amount of the applicable Unused Letter of Credit Subfacility and (B) the Availability as of such date. If (Y) the undrawn amount of the requested Letter of Credit is not greater than the Unused Letter of Credit Subfacility and (Z) the issuance of such requested Letter of Credit and all commissions, fees, and charges due from the Borrower in connection with the opening thereof would not exceed the Availability the Agent shall, so long as the other conditions hereof are met, issue or cause the Letter of Credit Issuer, if not the Bank, to issue the requested Letter of Credit on such requested effective date of issuance.

                           (iii) Notice of Issuance. On each Settlement Date,
                  the Agent shall give notice to each Lender of the issuance of all Letters of Credit issued since the last Settlement Date.

                           (iv) No Extensions or Amendment. The Agent shall not
                  be obligated to extend or amend any Letter of Credit issued hereunder unless the requirements of this Section 2.4 are met as though a new Letter of Credit were being requested and issued. With respect to any Letter of Credit which contains any "evergreen" or automatic renewal provision, each Lender shall be deemed to have consented to any such extension or renewal unless any such Lender shall have provided to the Agent, not less than sixty (60) days prior to the last date on which the applicable issuer can in accordance with the terms of the applicable Letter of Credit decline to extend or renew such Letter of Credit, written notice that it declines to consent to any such extension or renewal; provided, that if all of the requirements of this Section 2.4 are met and no Default or Event of Default exists, no Lender shall decline to consent to any such extension or renewal.


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

                  (e) Payments Pursuant to Letters of Credit.

                           (i) Payment of Letter of Credit Obligations. The
                  Borrower on whose account any Letter of Credit is issued agrees to reimburse immediately the Letter of Credit Issuer for any draw under any such Letter of Credit and the Agent for the account of the Lenders upon any payment pursuant to any related Credit Support immediately upon demand, and to pay the Letter of Credit Issuer the amount of all other obligations and other amounts payable to such Letter of Credit Issuer under or in connection with any Letter of Credit immediately when due, irrespective of any claim, setoff, defense or other right which such Borrower may have at any time against such issuer or any other Person.

                           (ii) Revolving Loans to Satisfy Reimbursement
                  Obligations. In the event that the Letter of Credit Issuer of any Letter of Credit honors a draw under such Letter of Credit or the Agent shall have made any payment pursuant to any Credit Support and the Borrower on whose account such Letter of Credit was issued shall not have repaid such amount to the Letter of Credit Issuer of such Letter of Credit or the Agent, as applicable, pursuant to Section 2.4(e)(i), the Agent shall, upon receiving notice of such failure, notify each Lender of such failure, and each Lender shall unconditionally pay to the Agent, for the account of the Letter of Credit Issuer or the Agent, as applicable, as and when provided hereinbelow, an amount equal to such Lender's Pro Rata Share of the amount of such payment in Dollars and in same day funds. If the Agent so notifies the Lenders prior to 11:00 a.m. (Dallas, Texas time) on any Business Day, each Lender shall make available to the Agent the amount of such payment, as provided in the immediately preceding sentence, on such Business Day. Such amounts paid by the Lenders to the Agent shall constitute Revolving Loans which shall be deemed to have been requested by such Borrower pursuant to Section 2.2 as set forth in
                  Section 4.7.

                  (f) Participations.

                           (i) Purchase of Participations. Immediately upon
                  issuance of any Letter of Credit in accordance with Section 2.4(d), each Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation equal to such Lender's Pro Rata Share of the face amount of such Letter of Credit or the Credit Support provided through the Agent to the Letter of Credit Issuer, if not the Agent, in connection with the issuance of such Letter of Credit (including all obligations with respect thereto of the Borrower for whose account such Letter of Credit was issued, with respect thereto, and any security therefor or guaranty pertaining thereto).

                           (ii) Sharing of Reimbursement Obligation Payments.
                  Whenever the Agent receives a payment from a Borrower on account of reimbursement obligations in respect of a Letter of Credit or Credit Support as to which the Agent has previously received for the account of the Letter of Credit Issuer thereof payment from a Lender

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

                  pursuant to Section 2.4(e)(ii), the Agent shall promptly pay to such Lender such Lender's Pro Rata Share of such payment from such Borrower in Dollars. Each such payment shall be made by the Agent on the Business Day on which the Agent receives immediately available funds paid to such Person pursuant to the immediately preceding sentence, if received prior to 2:00 p.m. (Dallas, Texas time) on such Business Day and otherwise on the next succeeding Business Day.

                           (iii) Documentation. Upon the request of any Lender,
                  the Agent shall furnish to such Lender copies of any Letter of Credit, reimbursement agreements executed in connection therewith, application for any Letter of Credit and credit support or enhancement provided through the Agent in connection with the issuance of any Letter of Credit, and such other documentation as may reasonably be requested by such Lender.

                           (iv) Obligations Irrevocable. The obligations of each
                  Lender to make payments to the Agent with respect to any Letter of Credit or with respect to any Credit Support provided through the Agent with respect to a Letter of Credit, and the obligations of the Borrower for whose account such Letter of Credit was issued to make payments to the Agent, for the account of the Lenders, shall be irrevocable, not subject to any qualification or exception whatsoever (except, in the case of any such obligations of such Borrower, as may be specifically provided in any agreement executed in connection with such Letter of Credit by such Borrower and the Letter of Credit Issuer) including any of the following circumstances:

                                    (A) any lack of validity or enforceability
                           of this Agreement or any of the other Loan Documents;

                                    (B) the existence of any claim, setoff,
                           defense or other right which such Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, the Agent, the issuer of such Letter of Credit, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between such Borrower or any other Person and the beneficiary named in any Letter of Credit);

                                    (C) any draft, certificate or any other
                           document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                                    (D) the surrender or impairment of any
                           security for the performance or observance of any of the terms of any of the Loan Documents; or

                                    (E) the occurrence of any Default or Event
                           of Default.

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

                  (g) Recovery or Avoidance of Payments. In the event any payment by or on behalf of any Borrower received by the Agent with respect to any Letter of Credit or Credit Support provided for any Letter of Credit and distributed by the Agent to the Lenders on account of their respective participations therein is thereafter set aside, avoided or recovered from the Agent in connection with any receivership, liquidation or bankruptcy proceeding, the Lenders shall, upon demand by the Agent, pay to the Agent their respective Pro Rata Shares of such amount set aside, avoided or recovered, together with interest at the rate required to be paid by the Agent upon the amount required to be repaid by it.

                  (h) Compensation for Letters of Credit.

                           (i) Letter of Credit Fee. Each Borrower for whose
                  account any Letter of Credit is issued agrees to pay to the Agent with respect to each such Letter of Credit, for the account of the Lenders, the Letter of Credit Fee specified in, and in accordance with the terms of, Section 3.5.

                           (ii) Issuer Fees and Charges. Each Borrower for whose
                  account any Letter of Credit is issued shall pay to the Letter of Credit Issuer of any such Letter of Credit, or to the Agent for the account of the Letter of Credit Issuer of any such Letter of Credit, solely for such Letter of Credit Issuer's account, such fees and other charges as are charged by such Letter of Credit Issuer for letters of credit issued by it, including its standard fees for issuing, administering, amending, renewing, paying and canceling letters of credit and all other fees associated with issuing or servicing letters of credit, as and when assessed.

                  (i) Indemnification; Exoneration; Power of Attorney.

                           (i) Indemnification. IN ADDITION TO AMOUNTS PAYABLE
                  AS ELSEWHERE PROVIDED IN THIS SECTION 2.4, EACH LOAN PARTY HEREBY AGREES TO PROTECT, INDEMNIFY, PAY AND SAVE THE LENDERS AND THE AGENT HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, DAMAGES, LOSSES, COSTS, CHARGES AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) WHICH ANY LENDER OR THE AGENT (OTHER THAN THE AGENT IN ITS CAPACITY AS LETTER OF CREDIT ISSUER) MAY INCUR OR BE SUBJECT TO AS A CONSEQUENCE, DIRECT OR INDIRECT, OF THE ISSUANCE OF ANY LETTER OF CREDIT OR THE PROVISION OF ANY CREDIT SUPPORT OR ENHANCEMENT IN CONNECTION THEREWITH OTHER THAN ANY CLAIMS, DEMANDS, LIABILITIES, DAMAGES, LOSSES, COSTS, CHARGES, AND EXPENSES RESULTING SOLELY FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY SUCH INDEMNIFIED PERSON. THE AGREEMENT IN THIS SECTION 2.4(i)(i) SHALL SURVIVE PAYMENT OF ALL OBLIGATIONS. NOTHING CONTAINED IN THIS AGREEMENT IS INTENDED TO LIMIT ANY BORROWER'S RIGHTS, IF ANY, WITH RESPECT TO THE LETTER OF

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

                  CREDIT ISSUER WHICH ARISE BY OPERATION OF LAW OR AS A RESULT OF THE LETTER OF CREDIT APPLICATION AND RELATED DOCUMENTS EXECUTED BY AND BETWEEN ANY BORROWER AND THE LETTER OF CREDIT ISSUER.

                           (ii) Assumption of Risk by the Loan Parties. As among
                  the Loan Parties, the Lenders, and the Agent, the Loan Parties assume all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Lenders and the Agent shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (H) any consequences arising from causes beyond the control of the Lenders or the Agent, including any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority. None of the foregoing shall affect, impair or prevent the vesting of any rights or powers of the Agent or any Lender under this Section 2.4(i).

                           (iii) Exoneration. In furtherance and extension, and
                  not in limitation, of the specific provisions set forth above, any action taken or omitted by the Agent or any Lender under or in connection with any of the Letters of Credit or any related certificates, if taken or omitted in good faith, shall not put the Agent or any Lender under any resulting liability to any Loan Party or relieve any Loan Party of any of its obligations hereunder to any such Person.

                           (iv) Indemnification by Lenders. The Lenders agree to
                  indemnify the Letter of Credit Issuer (to the extent not reimbursed by the Borrowers and without limiting the obligations of the Borrowers hereunder) ratably in accordance with their respective Pro Rata Shares, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Letter of Credit Issuer in any way relating to or arising out


LOAN AND SECURITY AGREEMENT - Page 45
                  of any Letter of Credit or the transactions contemplated thereby or any action taken or omitted by the Letter of Credit Issuer under any Letter of Credit or any Loan Document in connection therewith; provided that no Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse the Letter of Credit Issuer promptly upon demand for its Pro Rata Share of any costs or expenses payable by any Borrower to the Letter of Credit Issuer, to the extent that the Letter of Credit Issuer is not promptly reimbursed for such costs and expenses by a Loan Party. The agreement contained in this section shall survive payment in full of all Obligations.

                           (v) Power of Attorney. In connection with all
                  Inventory financed by Letters of Credit, each Borrower hereby appoints the Agent, or the Agent's designee, as its attorney, with full power and authority: (A) to sign and/or endorse such Borrower's name upon any warehouse or other receipts; (B) to sign such Borrower's name on bills of lading and other negotiable and non-negotiable documents; (C) to clear Inventory through customs in the Agent's or such Borrower's name, and to sign and deliver to customs officials powers of attorney in such Borrower's name for such purpose; (D) to complete in such Borrower's or the Agent's name, any order, sale, or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof; and
                  (E) to do such other acts and things as are necessary in order to enable the Agent to obtain possession or control of the Inventory and to obtain payment of the Obligations. Neither the Agent nor its designee, as such Borrower's attorney, will be liable for any acts or omissions, nor for any error of judgement or mistakes of fact or law. This power, being coupled with an interest, is irrevocable until all Obligations have been paid and satisfied.

                           (vi) Account Party. Each Borrower hereby authorizes
                  and directs any Letter of Credit Issuer to name any Borrower as the "Account Party" therein and to deliver to the Agent all instruments, documents and other writings and property received by the Letter of Credit Issuer pursuant to the Letter of Credit, and to accept and rely upon the Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit or the application therefor.

                           (vii) Control of Inventory. In connection with all
                  Inventory financed by Letters of Credit, each Borrower for whose account such Letter of Credit was issued will, at the Agent's request, instruct all suppliers, carriers, forwarders, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which the Agent holds a security interest to deliver them to the Agent and/or subject to the Agent's order, and if they shall come into such Borrower's possession, to deliver them, upon request, to the Agent in their original form. Each such Borrower shall also, at the Agent's request, designate the Agent as the consignee on all bills of lading and other negotiable and non-negotiable documents.


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

                  (j) Supporting Letter of Credit; Cash Collateral. If, notwithstanding the provisions of Section 2.4(b) and Section 12.1 any Letter of Credit is outstanding upon the termination of this Agreement, then upon such termination the Borrower for whose account such Letter of Credit was issued shall deposit with the Agent, for the ratable benefit of the Agent and the Lenders, with respect to each Letter of Credit then outstanding, as the Majority Lenders in their discretion shall specify, either (i) a standby letter of credit (a "Supporting Letter of Credit") in form and substance satisfactory to the Agent, issued by an issuer satisfactory to the Agent in an amount equal to the greatest amount for which such Letter of Credit may be drawn plus any fees and expenses associated with such Letter of Credit, under which Supporting Letter of Credit the Agent is entitled to draw amounts necessary to reimburse the Agent and the Lenders for payments to be made by the Agent and the Lenders under such Letter of Credit or under any credit support or enhancement provided through the Agent with respect thereto and any fees and expenses associated with such Letter of Credit, or (ii) cash in amounts necessary to reimburse the Agent and the Lenders for payments made by the Agent or the Lenders under such Letter of Credit or under any credit support or enhancement provided through the Agent with respect thereto and any fees and expenses associated with such Letter of Credit. Such Supporting Letter of Credit or deposit of cash shall be held by the Agent, for the ratable benefit of the Agent and the Lenders, as security for, and to provide for the payment of, the aggregate undrawn amount of such Letters of Credit remaining outstanding. Interest shall accrue on any such cash deposit at a rate acceptable to the Bank, which accrued interest shall be for the account of the Borrowers, subject to this Agreement.

         Section 2.5 Bank Products. Any Loan Party may request and the Bank may, in its sole and absolute discretion, arrange for such Loan Party to obtain from the Bank or the Bank's Affiliates Bank Products although no Loan Party is required to do so. Each Loan Party agrees to indemnify and hold the Bank and the Lenders harmless from any and all obligations now or hereafter owing to any other Person by the Bank or any of the Lenders or the Bank's Affiliates arising from or related to such Bank Products. Each Loan Party acknowledges and agrees that the obtaining of Bank Products from the Bank or the Bank's Affiliates (a) is in the sole and absolute discretion of the Bank or the Bank's Affiliates, and
(b) is subject to all rules and regulations of the Bank or the Bank's
Affiliates.

                                   ARTICLE 3

                                INTEREST AND FEES

         Section 3.1 Interest.

                  (a) Interest Rates. All outstanding Obligations shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made until paid in full in cash at a rate determined by reference to the Base Rate or the LIBOR Rate and Sections 3.1(a)(i) or
         (ii), as applicable, but not to exceed the Maximum Rate described in
         Section 3.3. Subject to the provisions of Section 3.2, any of the Loans may be converted into, or continued as, Base Rate Loans or LIBOR Rate

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

         Loans in the manner provided in Section 3.2. If at any time Loans are outstanding with respect to which notice has not been delivered to the Agent in accordance with the terms of this Agreement specifying the basis for determining the interest rate applicable thereto, then those Loans shall be Base Rate Loans and shall bear interest at a rate determined by reference to the Base Rate until notice to the contrary has been given to the Agent in accordance with this Agreement and such notice has become effective. Except as otherwise provided herein, the outstanding Obligations shall bear interest as follows:

                           (i) For all Base Rate Revolving Loans and other
                  Obligations (other than LIBOR Rate Loans) at a fluctuating per annum rate equal to the lesser of (A) the Base Rate plus the Applicable Margin or (B) the Maximum Rate; and

                           (ii) For all LIBOR Revolving Loans at a per annum
                  rate equal to the lesser of (A) the LIBOR Rate plus the Applicable Margin or (B) the Maximum Rate.

         Each change in the Base Rate shall be reflected in the interest rate described in clause (i) above as of the effective date of such change. Subject to Section 3.7, all interest charges shall be computed on the basis of a year of 360 days and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest accrued on all Loans will be payable in arrears (A) with respect to Base Rate Loans, on the next Business Day following the last day of each calendar month and (B) with respect to LIBOR Rate Loans, on the last day of each corresponding Interest Period (and in the case of an Interest Period of greater than three (3) months, at three-month intervals after the first day of such Interest Period), in each case continuing until all Obligations have been irrevocably paid in full.

                  (b) Default Rate. If any Default or Event of Default occurs and is continuing and the Majority Lenders in their discretion so elect, then, while any such Default or Event of Default is outstanding, all of the Obligations shall bear interest at a per annum rate equal to the lesser of (A) the Default Rate applicable thereto or (B) the Maximum Rate.

         Section 3.2 Conversion and Continuation Elections.

                  (a) The Borrowers may, upon irrevocable written notice to the Agent in accordance with Section 3.2(b):

                           (i) elect, as of any Business Day, in the case of
                  Base Rate Loans to convert any such Loans (or any part thereof in an amount not less than $500,000, or that is in an integral multiple of $100,000 in excess thereof) into LIBOR Rate Loans; or

                           (ii) elect, as of the last day of the applicable
                  Interest Period, to continue any LIBOR Rate Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $500,000, or that is in an integral multiple of $100,000 in excess thereof);

LOAN AND SECURITY AGREEMENT - Page 48
         provided, that if at any time the aggregate amount of LIBOR Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $500,000, such LIBOR Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Borrowers to continue such Loans as, and convert such Loans into, LIBOR Rate Loans, as the case may be, shall terminate.

                  (b) The Borrowers shall deliver a notice of conversion/continuation ("Notice of Conversion/Continuation") to be received by the Agent not later than 11:00 a.m. (Dallas, Texas time) at least three (3) Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as LIBOR Rate Loans and specifying:

                           (i) the proposed Conversion/Continuation Date;

                           (ii) the aggregate amount of Loans to be converted or
                  renewed;

                           (iii) the type of Loans resulting from the proposed
                  conversion or continuation; and

                           (iv) the duration of the requested Interest Period.

                  (c) If upon the expiration of any Interest Period applicable to LIBOR Rate Loans, the Borrowers have failed to select timely a new Interest Period to be applicable to LIBOR Rate Loans or if any Default or Event of Default then exists, the Borrowers shall be deemed to have elected to convert such LIBOR Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

                  (d) The Agent will promptly notify each Lender of its receipt of a Notice of Conversion/Continuation. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Lender.

                  (e) During the existence of a Default or Event of Default, the Borrowers may not elect to have a Loan converted into or continued as a LIBOR Rate Loan.

                  (f) After giving effect to any conversion or continuation of Loans, there may not be more than six (6) different Interest Periods in effect hereunder.

         Section 3.3 Maximum Interest Rate. If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total


LOAN AND SECURITY AGREEMENT - Page 49
amount of interest which would, but for this Section 3.3, have been paid or accrued if the interest rates otherwise set forth in this Agreement had at all times been in effect, then the Borrowers shall, to the extent permitted by applicable law, pay the Agent, for the account of the Lenders, an amount equal to the excess of (a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the interest rates otherwise set forth in this Agreement, at all times, been in effect over (b) the amount of interest actually paid or accrued under this Agreement.

         Section 3.4 Unused Line Fee. Until the Loans have been paid in full and the Agreement terminated, the Borrowers agree to pay, on the first day of each month and on the Termination Date, to the Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, an unused line fee (the "Unused Line Fee") equal to the Unused Line Fee Percentage times the amount by which the Maximum Revolver Amount exceeded the sum of the average daily outstanding amount of Revolving Loans and the average daily undrawn face amount of all outstanding Letters of Credit, during the immediately preceding month or shorter period if calculated on the Termination Date. The Unused Line Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed. All payments received by the Agent on account of Accounts or as proceeds of other Collateral shall be deemed to be credited to the Borrowers' Loan Account immediately upon receipt for purposes of calculating the Unused Line Fee pursuant to this Section 3.4.

         Section 3.5 Letter of Credit Fee. The Borrowers agree to pay to the Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, for each Letter of Credit, a fee (the "Letter of Credit Fee") equal to the Letter of Credit Fee Percentage per annum of the undrawn face amount of each Letter of Credit, plus all out-of-pocket costs, fees and expenses incurred by the Agent in connection with the application for, processing of, issuance of, or amendment to any Letter of Credit, which costs, fees and expenses could include a "fronting fee" payable to such issuer. The Letter of Credit Fee shall be payable monthly in arrears on the first day of each month following any month in which a Letter of Credit was issued and/or in which a Letter of Credit remains outstanding. The Letter of Credit Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed.

         Section 3.6 Other Fees. The Borrowers agree to pay all other fees and expenses set forth in the certain letter agreement, dated as of the Closing Date among the Agent, the Borrowers and the Parent.

         Section 3.7 Interest Limitation. The Agent, the Lenders and the Loan Parties each acknowledges, agrees and declares that it is its intention to expressly comply with all Requirements of Law in respect of limitations on the amount or rate of interest that can legally be contracted for, charged or received under or in connection with the Loan Documents. Notwithstanding anything to the contrary contained in any Loan Document (even if any such provision expressly declares that it controls all other provision of the Loan Documents), in no contingency or event whatsoever shall the amount of interest (including the aggregate of all charges, fees, benefits or other compensation which constitutes interest under any Requirement of Law) under the Loan Documents paid by any Borrower, received by the Agent, the Letter of Credit Issuer or any Lender, agreed to be paid by any Borrower, or requested or demanded to be paid by the Agent, the Letter of Credit Issuer or any


LOAN AND SECURITY AGREEMENT - Page 50

Lender, exceed the Maximum Rate, and all provisions of the Loan Documents in respect of the contracting for, charging, or receiving compensation for the use, forbearance, or detention of money shall be limited as provided by this Section
3.7. In the event any such interest is paid to the Agent, the Letter of Credit Issuer or any Lender by the Borrowers, or any of them, in an amount or at a rate which would exceed the Maximum Rate, the Agent, the Letter of Credit Issuer or such Lender, as the case may be, shall automatically apply such excess to any unpaid amount of the Obligations other than interest, in inverse order of maturity, or if the amount of such excess exceeds said unpaid amount, such excess shall be paid to the paying Borrowers or Borrower, as applicable. All interest paid, or agreed to be paid, by any Borrower, or taken, reserved or received by the Agent, the Letter of Credit Issuer or any Lender, shall be amortized, prorated, spread, and allocated in respect of the Obligations throughout the full term of this Agreement. Notwithstanding any provision contained in any of the Loan Documents, or in any other related documents executed pursuant hereto, neither the Agent, the Letter of Credit Issuer nor any Lender shall ever be entitled to charge, receive, take, reserve, collect, or apply as interest any amount which, together with all other interest under the Loan Documents would result in a rate of interest under the Loan Documents in excess of the Maximum Rate and, in the event the Agent, the Letter of Credit Issuer or any Lender ever charges, receives, takes, reserves, collects, or applies any amount in respect of the Borrowers, or any of them, that otherwise would, together with all other interest under the Loan Documents, be in excess of the Maximum Rate, such amount shall automatically be deemed to be applied in reduction of the unpaid principal balance of the Obligations and, if such principal balance is paid in full, any remaining excess shall forthwith be paid to the applicable Borrowers or Borrower. The Borrowers, the Agent, the Letter of Credit Issuer and the Lenders shall, to the maximum extent permitted under any Requirement of Law, (i) characterize any non-principal payment as a standby fee, commitment fee, prepayment charge, delinquency charge, expense or reimbursement for a third-party expense rather than as interest and (ii) exclude prepayments, acceleration and the effect thereof. Nothing in any Loan Document shall be construed or so operate as to require or obligate the Borrowers, or any of them, to pay any interest, fees, costs, or charges greater than is permitted by any Requirement of Law. Subject to the foregoing, the Borrowers hereby agree that the actual effective rate of interest from time to time existing under the Loan Documents, including all amounts agreed to by the Borrowers or charged or received by the Agent, the Letter of Credit Issuer or the Lenders pursuant to and in accordance with the Loan Documents, which may be deemed to be interest under any Requirement of Law, shall be deemed to be a rate which is agreed to and stipulated by the Borrowers and the Lenders in accordance with Requirements of Law.

                                   ARTICLE 4

                            PAYMENTS AND PREPAYMENTS

         Section 4.1 Revolving Loans. The Borrowers shall repay the outstanding principal balance of the Revolving Loans, plus all accrued but unpaid interest thereon, on the Termination Date. The Borrowers may prepay Revolving Loans at any time, and reborrow subject to the terms of this Agreement; provided, however, that with respect to any LIBOR Revolving Loans prepaid prior to the expiration date of the Interest Period applicable thereto, the Borrowers promise to pay to the Agent for account of the Lenders the amounts described in Section
5.4. In addition, and without limiting the generality of the foregoing, upon demand the Borrowers promise to pay to the Agent,


LOAN AND SECURITY AGREEMENT - Page 51
for account of the Lenders, the amount, without duplication, by which the Aggregate Revolver Outstanding exceeds the Borrowing Base.

         Section 4.2 Reduction of Commitments; Termination of Facility.

                  (a) The Borrowers may reduce the Maximum Revolver Amount to an amount, not less than $40,000,000, as may be designated by the Borrowers at any time effective upon thirty (30) days prior written notice thereof to the Agent and the Lenders, provided, that (i) the first of any such reductions shall be in an amount of at least $5,000,000 and any such subsequent reduction shall be in an amount of at least $1,000,000 or any integral multiple of $1,000,000 in excess thereof and (ii) each such reduction shall be permanent. The Lenders shall have no obligation at any time to increase the Maximum Revolver Amount following any such reduction. No notice of reduction shall be effective to reduce the Maximum Revolver Amount to an amount less than $40,000,000.

                  (b) The Borrowers may terminate this Agreement upon at least thirty (30) Business Days' notice to the Agent and the Lenders, upon
         (a) the payment in full of all outstanding Revolving Loans, together with accrued interest thereon, and the cancellation and return of all outstanding Letters of Credit, (b) the payment of the early termination fee set forth in the next sentence, (c) the payment in full in cash of all other Obligations together with accrued interest thereon, and (d) with respect to any LIBOR Rate Loans prepaid in connection with such termination prior to the expiration date of the Interest Period applicable thereto, the payment of the amounts described in Section
         5.4. If this Agreement is terminated at any time prior to the Stated Termination Date, whether pursuant to this Section or pursuant to
         Section 11.2, the Loan Parties shall pay to the Agent, for the account of the Lenders, an early termination fee determined in accordance with the following table:

         Period during which early termination occurs         Early Termination Fee
         --------------------------------------------         ---------------------

         On or prior to the first Anniversary Date            0.75% of the average Loans and
                                                              Letters of Credit outstanding during
                                                              the 180 days (or lesser period if
                                                              within 180 days of the Closing Date)
                                                              prior to the date of termination.

         After the first Anniversary Date but on              0.50% of the average Loans and
         or prior to the second Anniversary Date              Letters of Credit outstanding during
                                                              the 180 days prior to the date of
                                                              termination.

         After the second Anniversary Date but                0.25% of the average Loans and
         prior to the third Anniversary Date                  Letters of Credit outstanding during
                                                              the 180 days prior to the date of
                                                              termination.


LOAN AND SECURITY AGREEMENT - Page 52

Notwithstanding the foregoing, no such early termination fee shall be payable in the event this Agreement is terminated at any time after the first Anniversary Date in connection with refinancing the Obligations in a transaction in which the Bank or any of its Affiliates is administrative agent and a lender.

         Section 4.3 Reserved.

         Section 4.4 Prepayments from Capex Reimbursements. An amount equal to all Capex Reimbursements shall be paid to the Agent, promptly upon receipt thereof, for application to the Obligations in such manner as the Agent shall determine in its sole discretion.

         Section 4.5 Prepayments from Asset Dispositions. All proceeds or other cash payments received by any Loan Party or Restricted Subsidiary pursuant to any transaction of merger, reorganization, consolidation, transfer, sale, assignment, lease or other disposition allowed by clauses (a) and (c) through
(g) of Section 9.9, net of reasonable costs and expenses, shall be paid to the Agent, promptly upon such receipt, for application to the Obligations in such manner as the Agent shall determine in its sole discretion.

         Section 4.6 Payments by the Borrower.

                  (a) All payments to be made by the Borrowers shall be made without setoff, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrowers shall be made to the Agent for the account of the Lenders at the Agent's address set forth in Section 15.8, and shall be made in Dollars and in immediately available funds, no later than 2:00 p.m. (Dallas, Texas time) on the date specified herein. Any payment received by the Agent later than 2:00 p.m. (Dallas, Texas time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

                  (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

                  (c) Unless the Agent receives notice from the Borrowers prior to the date on which any payment is due to the Lenders that the Borrowers will not make such payment in full as and when required, the Agent may assume that the Borrowers have made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrowers have not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.


LOAN AND SECURITY AGREEMENT - Page 53

         Section 4.7 Payments as Revolving Loans. All payments of principal, interest, reimbursement obligations in connection with Letters of Credit, fees, premiums and other sums payable hereunder, including all reimbursement for expenses pursuant to Section 15.7, may, at the option of the Agent, in its sole discretion, subject only to the terms of this Section 4.7, be paid from the proceeds of Revolving Loans made hereunder, whether made following a request by the Borrowers pursuant to Section 2.2 or a deemed request as provided in this
Section 4.7. The Borrowers hereby irrevocably authorize the Agent to charge the Loan Account for the purpose of paying principal, interest, reimbursement obligations in connection with Letters of Credit, fees, premiums and other sums payable hereunder, including reimbursing expenses pursuant to Section 15.7, and agrees that all such amounts charged shall constitute Revolving Loans (including Non-Ratable Loans and Agent Advances) and that all such Revolving Loans so made shall be deemed to have been requested by Borrowers pursuant to Section 2.2.

         Section 4.8 Apportionment, Application and Reversal of Payments. Aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Loans to which such payments relate held by each Lender) and payments of the fees shall, as applicable, be apportioned ratably among the Lenders. All payments shall be remitted to the Agent and all such payments not relating to principal or interest of specific Loans, or not constituting payment of specific fees, and all proceeds of Accounts or other Collateral received by the Agent, shall be applied, ratably, subject to the provisions of this Agreement, first, to pay any fees, indemnities or expense reimbursements then due to the Agent from the Borrowers; second, to pay any fees or expense reimbursements then due to the Lenders from the Borrowers; third, to pay interest due in respect of all Revolving Loans, including Non-Ratable Loans and Agent Advances; fourth, to pay or prepay principal of the Non-Ratable Loans and Agent Advances; fifth, to pay or prepay principal of the Revolving Loans (other than Non-Ratable Loans and Agent Advances) and unpaid reimbursement obligations in respect of Letters of Credit; sixth, to the payment of any other Obligation due to the Agent or any Lender by the Borrowers; and seventh, to the payment of all Obligations, if any, arising from or in connection with Bank Products. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by a Borrower, or unless an Event of Default is outstanding, neither the Agent nor any Lender shall apply any payments which it receives to any LIBOR Revolving Loan, except
(a) on the expiration date of the Interest Period applicable to any such LIBOR Rate Loan, or (b) in the event, and only to the extent, that there are no outstanding Base Rate Revolving Loans. The Agent shall promptly distribute to each Lender, pursuant to the applicable wire transfer instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided for in Section 2.2(j). The Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations.

         Section 4.9 Indemnity for Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations, the Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Agent or such


LOAN AND SECURITY AGREEMENT - Page 54

Lender and the Loan Parties shall be liable to pay to the Agent and the Lenders, and each Loan Party hereby does indemnify the Agent and the Lenders and hold the Agent and the Lenders harmless for the amount of such payment or proceeds surrendered. The provisions of this Section 4.9 shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent or any Lender in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Agent's and the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section 4.9 shall survive the termination of this Agreement.

         Section 4.10 The Agent's and the Lenders' Books and Records; Monthly Statements. The Loan Parties agree that the Agent's and each Lender's books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute rebuttably presumptive proof thereof, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. The Agent will provide to the Borrowers a monthly statement of Loans, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on the Borrowers and an account stated (except for reversals and reapplications of payments made as provided in Section 4.8 and corrections of errors discovered by the Agent), unless a Borrower notifies the Agent in writing to the contrary within thirty
(30) days after such statement is rendered. In the event a timely written notice of objections is given by a Borrower, only the items to which exception is expressly made will be considered to be disputed.

                                   ARTICLE 5

                     TAXES, YIELD PROTECTION AND ILLEGALITY

         Section 5.1 Taxes.

                  (a) Any and all payments by or on behalf of the Borrowers, or any of them, to each Lender or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, the Borrowers shall pay all Other Taxes.

                  (b) The Borrowers agree to indemnify and hold harmless each Lender and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Lender or the Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Lender or the Agent makes written demand therefor.

                  (c) If the Borrowers shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, then:


LOAN AND SECURITY AGREEMENT - Page 55

                           (i) the sum payable shall be increased as necessary
                  so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Lender or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

                           (ii) the Borrowers shall make such deductions and
                  withholdings;

                           (iii) the Borrowers shall pay the full amount
                  deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                           (iv) the Borrowers shall also pay to each Lender or
                  the Agent for the account of such Lender, at the time interest is paid, all additional amounts which the respective Lender specifies as necessary to preserve the after-tax yield the Lender would have received if such Taxes or Other Taxes had not been imposed.

                  (d) Within 30 days after the date of any payment by the Borrowers of Taxes or Other Taxes, the Borrowers shall furnish the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

                  (e) If the Borrowers are required to pay additional amounts to any Lender or the Agent pursuant to subsection (c) of this Section, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its lending office so as to eliminate any such additional payment by the Borrowers which may thereafter accrue, if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender.

         Section 5.2 Illegality.

                  (a) If any Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make LIBOR Rate Loans, then, on notice thereof by the Lender to the Borrowers through the Agent, any obligation of that Lender to make LIBOR Rate Loans shall be suspended until the Lender notifies the Agent and the Borrowers that the circumstances giving rise to such determination no longer exist.

                  (b) If a Lender determines that it is unlawful to maintain any LIBOR Rate Loan, the Borrowers shall, upon receipt of notice of such fact and demand from such Lender (with a copy to the Agent), prepay in full such LIBOR Rate Loans of that Lender then outstanding, together with interest accrued thereon and amounts required under Section 5.4, either on the last day of the Interest Period thereof, if the Lender may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if the Lender may not lawfully continue to


LOAN AND SECURITY AGREEMENT - Page 56
         maintain such LIBOR Rate Loan. If the Borrowers are required to so prepay any LIBOR Rate Loans, then concurrently with such prepayment, the Borrowers shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Loan.

         Section 5.3 Increased Costs and Reduction of Return.

                  (a) If any Lender determines that due to either (i) the introduction of or any change in the interpretation of any law or regulation or (ii) the compliance by that Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any LIBOR Rate Loans, then the Borrowers shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

                  (b) If any Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Lender or any corporation or other entity controlling the Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Lender or any corporation or other entity controlling the Lender and (taking into consideration such Lender's or such corporation's or other entity's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitments, loans, credits or obligations under this Agreement, then, upon demand of such Lender to the Borrowers through the Agent, the Borrowers shall pay to the Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate the Lender for such increase.

         Section 5.4 Funding Losses. The Borrowers shall reimburse each Lender and hold each Lender harmless from any loss or expense which the Lender may sustain or incur as a consequence of:

                  (a) the failure of the Borrowers to make on a timely basis any payment of principal of any LIBOR Rate Loan;

                  (b) the failure of the Borrowers to borrow, continue or convert a Loan after the Borrowers have given (or are deemed to have given) a Notice of Borrowing or a Notice of Conversion/ Continuation;

                  (c) the prepayment or other payment (including after acceleration thereof) of any LIBOR Rate Loan on a day that is not the last day of the relevant Interest Period;


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including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Rate Loans or from fees payable to terminate the deposits from which such funds were obtained.

         Section 5.5 Inability to Determine Rates. If the Agent determines that for any reason adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan, or that the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, the Agent will promptly so notify the Borrowers and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBOR Rate Loans hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of such notice, the Borrowers may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Borrowers do not revoke such Notice, the Lenders shall make, convert or continue the Loans, as proposed by the Borrowers, in the amount specified in the applicable notice submitted by the Borrowers, but such Loans shall be made, converted or continued as Base Rate Loans instead of LIBOR Rate Loans.

         Section 5.6 Certificates of Lenders. Any Lender claiming reimbursement or compensation under this Article 5 shall deliver to the Borrowers (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Lender hereunder and such certificate shall be conclusive and binding on the Borrowers in the absence of manifest error.

         Section 5.7 Survival. The agreements and obligations of the Borrower in this Article 5 shall survive the payment of all other Obligations.

         Section 5.8 Replacement of Affected Lender. Within thirty (30) days after receipt by the Borrowers of written notice and demand from any Lender for any payment under the terms of Section 5.1 or Section 5.3 then, subject to this
Section 5.8, the Borrowers may, at their option, notify the Agent and such Lender (the "Affected Lender") of their intention to obtain, at the Borrowers' sole expense, a replacement Lender ("Replacement Lender") to purchase the Affected Lender's Revolving Loans and its obligations under the Loan Documents. Subject to this Section 5.8, the Borrowers shall, within thirty (30) days following the delivery of such notice from the Borrowers, cause the Replacement Lender to purchase (and the Affected Lender hereby agrees to sell and convey to such Replacement Lender) the Revolving Loans of the Affected Lender and assume the Affected Lender's Commitment and obligations hereunder in accordance with the terms of an Assignment and Acceptance for cash in an aggregate amount equal to the aggregate unpaid principal of the Revolving Loans held by such Affected Lender, all unpaid interest and fees accrued thereon or with respect thereto, and all other Obligations owed to such Affected Lender, including amounts owed under Section 5.1 or Section 5.3 (but excluding any amount pursuant to Section 4.2). Notwithstanding the foregoing, the (a) Borrowers shall continue to be obligated to pay to the Affected Lender in full all amounts then demanded and due under Section 5.1 or Section 5.3 in accordance with the terms of this Agreement, (b) neither the Agent nor any Lender shall have any obligation to find a Replacement Lender, (c) the Replacement Lender must be acceptable to the Agent in its reasonable discretion and (d) the Bank may not be replaced under this Section 5.8 without its consent.


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                                   ARTICLE 6

                                   COLLATERAL

         Section 6.1 Grant of Security Interest.

                  (a) As security for all Obligations (excluding Existing Obligations in the case of property owned by a Newly Obligated Party), each Loan Party hereby grants to the Agent, for the benefit of the Agent and the Lenders, a continuing security interest in, lien on, assignment of and right of setoff against, all of the following property and assets of such Loan Party, whether now owned or existing or hereafter acquired or arising, regardless of where located:

                           (i) all Accounts (including any credit enhancement
                  therefor);

                           (ii) all Inventory;

                           (iii) all contract rights (excluding any contract
                  rights which are expressly included within the Rig 75 Property), letters of credit, chattel paper, instruments, notes, documents, and documents of title;

                           (iv) all General Intangibles (excluding any General
                  Intangibles which are expressly included within the Rig 75 Property);

                           (v) all Rig Equipment;

                           (vi) all Investment Property, excluding (i)
                  Investment Property listed in Part I (but only such Part I) of
                  Schedule 8.31 as of the Closing Date and (ii) Capital Stock issued by Unrestricted Subsidiaries; provided, that with respect to any Foreign Subsidiary directly owned by a Loan Party, the amount of Capital Stock of such Foreign Subsidiary included in the Collateral shall be limited to 65% of the issued and outstanding Capital Stock of such Foreign Subsidiary;

                           (vii) all money, cash, cash equivalents, securities
                  and other property of any kind of such Loan Party held directly or indirectly by the Agent or any Lender;

                           (viii) all of such Loan Party's deposit accounts,
                  credits, and balances with and other claims against the Agent or any Lender or any of their Affiliates or any other financial institution with which such Loan Party maintains deposits, including any Payment Accounts;

                           (ix) all books, records and other property related to
                  or referring to any of the foregoing, including books, records, account ledgers, data processing records, computer software and other property and General Intangibles at any time evidencing or relating to any of the foregoing; and

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                           (x) all accessions to, substitutions for and
                  replacements, products and proceeds of any of the foregoing, including, but not limited to, proceeds of any insurance policies, claims against third parties, and condemnation or requisition payments with respect to all or any of the foregoing;

         All of the property enumerated in this Section 6.1(a), together with all other property of such Loan Party in which the Agent or any Lender may at any time be granted a Lien, is herein collectively referred to as the "Collateral."

                  (b) All of the Obligations (excluding Existing Obligations in the case of property owned by a Newly Obligated party) shall be secured by all of the Collateral. Each Loan Party that is a Borrower acknowledges and expressly agrees with the Agent and each Lender that the grant by such Borrower of the Agent's Lien in the Collateral of such Borrower as security for Obligations of the other Loan Parties is required solely as a condition to, and is given solely as inducement for and in consideration of, credit or accommodations extended or to be extended under the Loan Documents to any or all of the other Loan Parties and is not required or given as a condition of extensions of credit to such Borrower.

         Section 6.2 Perfection and Protection of Security Interest.

                  (a) Each Loan Party shall, at its expense, perform all steps requested by the Agent at any time to perfect, maintain, protect, and enforce the Agent's Liens, including: (i) executing and filing financing or continuation statements, and amendments thereof, in form and substance satisfactory to the Agent; (ii) executing and delivering the Maritime Security Documents; (iii) delivering to the Agent the originals of all instruments, documents, and chattel paper, and all other Collateral of which the Agent determines it should have physical possession in order to perfect and protect the Agent's security interest therein, duly pledged, endorsed or assigned to the Agent without restriction; (iv) delivering to the Agent warehouse receipts covering any portion of the Collateral located in warehouses and for which warehouse receipts are issued and certificates of title covering any portion of the collateral for which certificates of title have been issued; (v) when an Event of Default exists, transferring Inventory to warehouses or other locations designated by the Agent; (vi) placing notations on its books of account to disclose the Agent's security interest; (vii) delivering to the Agent all letters of credit on which it is named beneficiary; and (viii) taking such other steps as are deemed necessary or desirable by the Agent to maintain and protect the Agent's Liens. To the extent permitted by applicable law, the Agent may file, without any Loan Party's signature, one or more financing statements disclosing the Agent's Liens. Each Loan Party agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

                  (b) If any Collateral is at any time in the possession or control of any warehouseman, bailee or any Loan Party's agents or processors, then such Loan Party shall notify the Agent thereof and shall, at the request of the Agent, notify such Person of the Agent's security interest in such Collateral and instruct such Person to hold all such Collateral

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

         for the Agent's account subject to the Agent's instructions. If at any time any Collateral is located on any operating facility of a Loan Party which is not owned by such Loan Party, then such Loan Party shall, at the request of the Agent, obtain written subordinations, in form and substance satisfactory to the Agent, of all present and future Liens to which the owner or lessor of such premises may be entitled to assert against the Collateral.

                  (c) From time to time, each Loan Party shall, upon the Agent's request, execute and deliver confirmatory written instruments pledging to the Agent, for the ratable benefit of the Agent and the Lenders, the Collateral with respect to such Loan Party, but the failure to do so shall not affect or limit any security interest or any other rights of the Agent or any Lender in and to the Collateral with respect to such Loan Party. So long as this Agreement is in effect and until all Obligations have been fully satisfied, the Agent's Liens shall continue in full force and effect in all Collateral (whether or not deemed eligible for the purpose of calculating the Availability or as the basis for any advance, loan, extension of credit, or other financial accommodation).

                  (d) To the extent any Loan Party is or becomes the issuer of any Investment Property that is Collateral, each such Loan Party (in such capacity, an "Issuer") agrees as follows with respect to such Investment Property:

                           (i) All such Investment Property issued by such
                  Issuer, all warrants, and all non-cash dividends and other non-cash distributions in respect thereof at any time registered in the name of, or otherwise deliverable to, any Loan Party, shall be delivered directly to the Agent, for the account of such Loan Party, at the Agent's address for notices set forth in Section 15.8.

                           (ii) Such Issuer will not acknowledge any transfer or
                  encumbrance in respect of such Investment Property to or in favor of any Person other than the Agent or a Person designated by the Agent in writing.

                           (iii) With respect to any of such Investment Property
                  at any time constituting an uncertificated security as defined by the UCC, the Issuer will comply with instructions originated by the Agent without further consent by the registered owner thereof.

         Section 6.3 Location of Collateral. Each Loan Party represents and warrants to the Agent and the Lenders that: Schedule 6.3 is a correct and complete list of such Loan Party's chief executive office, the location of its books and records, the locations of the Collateral which is located within the United States (other than Rig Materials and Supplies which in the ordinary course of business are located at drilling locations) and the locations of all of its other places of business. Each Loan Party covenants and agrees that it will not (i) maintain any Collateral at any location other than those locations listed for such Loan Party on Schedule 6.3 (other than Rig Materials and Supplies which in the ordinary course of business are located at drilling locations), (ii) otherwise change or add to any of such locations or (iii) change the location of its chief executive office from the location identified in Schedule 6.3, unless it gives the Agent at least thirty (30) days' prior written notice

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thereof and executes any and all financing statements and other documents that the Agent requests in connection therewith. Without limiting the foregoing, each Loan Party represents that all of its Inventory (other than Inventory in transit) is, and covenants that all of its Inventory will be, located either (a) on premises owned by such Loan Party, (b) on premises leased by such Loan Party provided that the Agent has, if requested by the Agent in its sole discretion, received an executed landlord waiver from the landlord of such premises in form and substance satisfactory to the Agent, (c) in a warehouse or with a bailee, provided that the Agent has, if requested by the Agent in its sole discretion, received an executed bailee letter from the applicable Person in form and substance satisfactory to the Agent or (d) on site at drilling locations in the ordinary course of business.

         Section 6.4 Title to, Liens on, and Sale and Use of Collateral. Each Loan Party represents and warrants to the Agent and the Lenders and agrees with the Agent and the Lenders that: (a) all of the Collateral is and will continue to be owned by such Loan Party free and clear of all Liens whatsoever, except for Permitted Liens; (b) the Agent's Liens in the Collateral will not be subject to any prior Lien; (c) such Loan Party will use, store, and maintain the Collateral with all reasonable care and will use such Collateral for lawful purposes only; and (d) such Loan Party will not, without the Agent's prior written approval, sell, or dispose of or permit the sale or disposition of any of the Collateral except for sales of Inventory in the ordinary course of business and sales of Equipment as permitted by Section 6.11. The inclusion of proceeds in the Collateral shall not be deemed to constitute the Agent's or any Lender's consent to any sale or other disposition of the Collateral except as expressly permitted herein.

         Section 6.5 Appraisals. Whenever a Default or Event of Default exists, and at such other times not more frequently than one time per calendar year as the Agent requests, the Loan Parties shall, at their expense and upon the Agent's request, provide the Agent with appraisals or updates thereof of any or all of the Collateral from an appraiser, and prepared on a basis, satisfactory to the Agent, such appraisals and updates to include, without limitation, information required by applicable law and regulation and by the internal policies of the Lenders.

         Section 6.6 Access and Examination; Confidentiality.

                  (a) The Agent, accompanied by any Lender which so elects, may at all reasonable times during regular business hours (and at any time when a Default or Event of Default exists and is continuing) have access to, examine, audit, make extracts from or copies of and inspect any or all of the Loan Parties' records, files, and books of account and the Collateral, and discuss the Loan Parties' affairs with the Loan Parties' officers and management. The Loan Parties will deliver to the Agent any instrument necessary for the Agent to obtain records from any service bureau maintaining records for the Loan Parties. The Agent may, and at the direction of the Majority Lenders shall, at any time when a Default or Event of Default exists, and at the Loan Parties' expense, make copies of all of the Loan Parties' books and records, or require the Loan Parties to deliver such copies to the Agent. The Agent may, without expense to the Agent, use such of the Loan Parties' respective personnel, supplies, and premises as may be reasonably necessary for maintaining or enforcing the Agent's Liens. The Agent shall have the right, at any time, in the Agent's name or in the name of a nominee of


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         the Agent, to verify the validity, amount or any other matter relating to the Accounts, Inventory, or other Collateral, by mail, telephone, or otherwise.

                  (b) The Loan Parties agree that, subject to their prior consent for uses other than in a traditional tombstone, which consent shall not be unreasonably withheld or delayed, the Agent and each Lender may use any Parent's name in advertising and promotional material and in conjunction therewith disclose the general terms of this Agreement. The Agent and each Lender severally agree to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by any Loan Party and provided to the Agent or such Lender by or on behalf of such Loan Party, under this Agreement or any other Loan Document, except to the extent that such information (i) was or becomes generally available to the public other than as a result of disclosure by the Agent or such Lender, or (ii) was or becomes available on a nonconfidential basis from a source other than the Loan Parties, provided that such source is not bound by a confidentiality agreement with the Loan Parties known to the Agent or such Lender; provided, however, that the Agent and any Lender may disclose such information
         (1) at the request or pursuant to any requirement of any Governmental Authority to which the Agent or such Lender is subject or in connection with an examination of the Agent or such Lender by any such Governmental Authority; (2) pursuant to subpoena or other court process; (3) when required to do so in accordance with the provisions of any applicable Requirement of Law; (4) to the extent reasonably required in connection with any litigation or proceeding (including, but not limited to, any bankruptcy proceeding) to which the Agent, any Lender or their respective Affiliates may be party; (5) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (6) to the Agent's or such Lender's independent auditors, accountants, attorneys and other professional advisors; (7) to any prospective Participant or Assignee under any Assignment and Acceptance, actual or potential, provided that such prospective Participant or Assignee agrees to keep such information confidential to the same extent required of the Agent and the Lenders hereunder; (8) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which any Loan Party is party or is deemed party with the Agent or such Lender, and (9) to its Affiliates.

         Section 6.7 Collateral Reporting. The Loan Parties shall provide, or cause to be provided, to the Agent the following documents at the following times in form satisfactory to the Agent: (a) on or before the 20th day following the last day of each calendar month, or more frequently if requested by the Agent or if Borrower elects in order to recalculate Availability, a schedule of the Borrower's Accounts created since the last such schedule and a Borrowing Base Certificate; (b) on a monthly basis, or more frequently if requested by the Agent, an aging of the Borrower's Accounts, together with a reconciliation to the previous month's aging of such Borrower's Accounts and to its general ledger; (c) on a monthly basis, or more frequently if requested by the Agent, an aging of each Borrower's accounts payable; (d) on a monthly basis, Inventory reports by category, separately stating the Book Value of Rig Materials and Supplies as of the last day of the preceding calendar month (or, if requested by the Agent, more frequently and prepared as of any other day of a calendar month, to the extent such reports reasonably can be made available by the Loan Parties); (e) on a monthly basis, a Rig Report as of the last day of the preceding calendar month, (f) on or before the


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20th day following the last day of each fiscal quarter of each Fiscal Year, a
Drilling Contract Report, (g) upon request, copies of invoices in connection with each Borrower's Accounts, customer statements, credit memos, remittance advices and reports, deposit slips, shipping and delivery documents in connection with each Borrower's Accounts; (h) such other reports as to the Collateral as the Agent shall reasonably request from time to time; and (i) with the delivery of each of the foregoing, a certificate of the Loan Parties executed by an officer thereof certifying as to the accuracy and completeness of the foregoing. If any of the Loan Parties' records or reports of the Collateral are prepared by an accounting service or other agent, each Loan Party hereby authorizes such service or agent to deliver such records, reports, and related documents to the Agent, for distribution to the Lenders. Each of the items required on a monthly basis by clauses (b) through (e) preceding shall be delivered to the Agent not later than 20 days after the last day of each calendar month. The Borrowers represent and warrant that no Foreign Currency Reimbursements are included in any Borrowing Base Certificate or otherwise reported to the Agent as being included in the Borrowing Base.

         Section 6.8 Accounts. Each Loan Party covenants, agrees, represents and warrants, as to itself, as follows:

                  (a) With respect to such Loan Parties' Accounts: (i) each existing Account represents, and each future Account will represent, a bona fide sale or lease and delivery of goods by the Loan Party, or rendition of services by the Loan Party, in the ordinary course of the Loan Party's business; (ii) each existing Account is, and each future Account will be, for a liquidated amount payable by the Account Debtor thereon on the terms set forth in the invoice therefor or in the schedule thereof delivered to the Agent, without any offset, deduction, defense, or counterclaim except those known to the Loan Party and disclosed to the Agent and the Lenders pursuant to this Agreement;
         (iii) no payment will be received with respect to any Account, and no credit, discount, or extension, or agreement therefor will be granted on any Account, except as reported to the Agent and the Lenders in accordance with this Agreement; (iv) each copy of an invoice delivered to the Agent by the Loan Party will be a genuine copy of the original invoice sent to the Account Debtor named therein; and (v) all goods described in any invoice representing a sale of goods will have been delivered to the Account Debtor and all services of the Loan Party described in each invoice will have been performed.

                  (b) The Loan Party shall not redate any invoice or sale or make sales on extended dating beyond that customary in the Loan Party's business or extend or modify any Account. If the Loan Party becomes aware of any matter adversely affecting the collectibility of any Account or Account Debtor involving an amount greater than $500,000, including information regarding the Account Debtor's creditworthiness, the Loan Party will promptly so advise the Agent.

                  (c) The Loan Party shall not accept any note or other instrument (except a check or other instrument for the immediate payment of money) with respect to any Account without the Agent's written consent. If the Agent consents to the acceptance of any such instrument, it shall be considered as evidence of the Account and not payment thereof and the


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         Loan Party will promptly deliver such instrument to the Agent, endorsed by the Loan Party to the Agent in a manner satisfactory in form and substance to the Agent. Regardless of the form of presentment, demand, notice of protest with respect thereto, the Loan Party shall remain liable thereon until such instrument is paid in full.

                  (d) The Loan Party shall notify the Agent promptly of all disputes and claims in excess of $500,000 with any Account Debtor, and agrees to settle, contest, or adjust such dispute or claim at no expense to the Agent or any Lender. No discount, credit or allowance shall be granted to any such Account Debtor without the Agent's prior written consent, except for discounts, credits and allowances made or given in the ordinary course of the Loan Party's business when no Event of Default exists hereunder. The Agent may, and at the direction of the Majority Lenders shall, at all times when an Event of Default exists hereunder, settle or adjust disputes and claims directly with Account Debtors of any Loan Party for amounts and upon terms which the Agent or the Majority Lenders, as applicable, shall consider advisable and, in all cases with respect to a Borrower, the Agent will credit the Borrowers' Loan Account with only the net amounts received by the Agent in payment of any Accounts.

                  (e) If an Account Debtor returns any Inventory to the Loan Party when no Event of Default exists, then the Loan Party shall promptly determine the reason for such return and shall issue a credit memorandum to the Account Debtor in the appropriate amount. In the event any Account Debtor returns Inventory to the Loan Party when an Event of Default exists, the Loan Party, upon request of the Agent, shall: (i) hold the returned Inventory in trust for the Agent; (ii) segregate all returned Inventory from all of its other property; (iii) dispose of the returned Inventory solely according to the Agent's written instructions; and (iv) not issue any credits or allowances with respect thereto without the Agent's prior written consent. All returned Inventory shall be subject to the Agent's Liens thereon. Whenever any Inventory is returned, the related Account shall be deemed ineligible to the extent of the amount owing by the Account Debtor with respect to such returned Inventory.

         Section 6.9 Collection of Accounts; Payments.

                  (a) Until the Agent notifies the Loan Parties to the contrary, the Loan Parties shall make collection of all Accounts and other Collateral for the Agent, shall receive all payments as the Agent's trustee, and shall immediately deliver all payments in their original form duly endorsed in blank into a Payment Account established for the account of the Loan Parties at a Clearing Bank acceptable to the Agent, subject to a Blocked Account Agreement. If the Agent requests, the Loan Parties shall establish a lock-box service for collections of Accounts at a Clearing Bank acceptable to the Agent and subject to a Blocked Account Agreement and other documentation acceptable to the Agent. If such lock-box service is established, the Loan Parties shall instruct all Account Debtors to make all payments directly to the address established for such service. If, notwithstanding such instructions, any Loan Party receives any proceeds of Accounts, it shall receive such payments as the Agent's trustee, and shall immediately deliver such payments to the Agent in their original form duly endorsed in blank or deposit them into a Payment Account, as the Agent may direct. All collections received


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         in any lock-box or Payment Account or directly by any Loan Party or the
         Agent, and all funds in any Payment Account or other account to which such collections are deposited shall be subject to the Agent's sole control and withdrawals by any Loan Party shall not be permitted. Notwithstanding the foregoing, unless and until the Loan Parties are notified by the Agent to the contrary, the Borrowers may retain payments of Foreign Currency Reimbursements for use in the ordinary course of business. The Agent or the Agent's designee may, at any time after the occurrence of an Event of Default, notify Account Debtors that the Accounts have been assigned to the Agent and of the Agent's security interest therein, and may collect them directly and charge the collection costs and expenses to the Loan Account as a Revolving Loan. So long as an Event of Default has occurred and is continuing, the Loan Parties, at the Agent's request, shall execute and deliver to the Agent such documents as the Agent shall require to grant the Agent access to any post office box in which collections of Accounts are received.

                  (b) If sales of Inventory are made or services are rendered by any Loan Party for cash, such Loan Party shall immediately deliver, or cause to be delivered to the Agent or deposit into a Payment Account the cash which such Loan Party receives.

                  (c) All payments, including immediately available funds received by the Agent at a bank designated by it, whether or not received by the Agent on account of Accounts or as proceeds of other Collateral will be the Agent's sole property for its benefit and the benefit of the Lenders and will be credited to the Loan Account (conditional upon final collection) after allowing one (1) Business Day for collection; provided, however, that such payments shall be deemed to be credited to the Loan Account immediately upon receipt for purposes of (i) determining Availability, (ii) calculating the Unused Line Fee pursuant to Section 3.4, and (iii) calculating the amount of interest accrued thereon solely for purposes of determining the amount of interest to be distributed by the Agent to the Lenders (but not the amount of interest payable by the Borrowers).

                  (d) In the event all of the Obligations are repaid upon the termination of this Agreement or upon acceleration of the Obligations, other than through the Agent's receipt of payments on account of the Accounts or proceeds of the other Collateral, such payment will be credited (conditional upon final collection) to the Borrowers' Loan Account one (1) Business Day after the Agent's receipt of such funds.

         Section 6.10 Inventory. Each Loan Party represents and warrants to the Agent and the Lenders and agrees with the Agent and the Lenders that all of the Inventory owned by such Loan Party is and will be held for use and consumption in connection with the rendition of services in the ordinary course of such Loan Party's business, and is and will be fit for such purposes. Each Loan Party will keep its Inventory in good and usable condition, at its own expense. The Loan Parties will conduct a physical count of the Inventory at least once per Fiscal Year, and after and during the continuation of an Event of Default, at such other times as the Agent requests. The Loan Parties will not, without the Agent's written consent, sell any Inventory on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis.


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         Section 6.11 Rig Equipment.

                  (a) Each Loan Party represents and warrants to the Agent and the Lenders and agrees with the Agent and the Lenders that all of the Rig Equipment owned by such Loan Party is and will be used or held for use in such Loan Party's business, and is and will be fit for such purposes. Each Loan Party shall keep and maintain its Rig Equipment in good operating condition and repair (ordinary wear and tear excepted) and shall make all necessary replacements thereof.

                  (b) The Loan Parties shall not permit any Rig Equipment to become a fixture with respect to real property or to become an accession with respect to other personal property with respect to which real or personal property the Agent does not have a Lien. The Loan Parties will not, without the Agent's prior written consent, alter or remove any identifying symbol or number on any Rig Equipment consisting of Collateral.

                  (c) The Loan Parties shall not, without the Agent's prior written consent, sell, lease as a lessor, or otherwise dispose of any Rig Equipment.

         Section 6.12 Reserved.

         Section 6.13 Documents, Instruments, and Chattel Paper. Each Loan Party represents and warrants to the Agent and the Lenders that (a) all documents, instruments, and chattel paper of such Loan Party describing, evidencing, or constituting Collateral, and all signatures and endorsements thereon, are and will be complete, valid, and genuine, and (b) all goods evidenced by such documents, instruments, and chattel paper are and will be owned by such Loan Party, free and clear of all Liens other than Permitted Liens.

         Section 6.14 Right to Cure. The Agent may, in its discretion, and shall, at the direction of the Majority Lenders, pay any amount or do any act required of any Loan Party hereunder or under any other Loan Document in order to preserve, protect, maintain or enforce the Obligations, the Collateral or the Agent's Liens therein, and which any Loan Party fails to pay or do, including payment of any judgment against any Loan Party, any insurance premium, any warehouse charge, any finishing or processing charge, any landlord's or bailee's claim, and any other Lien upon or with respect to the Collateral. All payments that the Agent makes under this Section 6.14 and all out-of-pocket costs and expenses that the Agent pays or incurs in connection with any action taken by it hereunder shall be charged to the Borrowers' Loan Account as a Revolving Loan. Any payment made or other action taken by the Agent under this Section 6.14 shall be without prejudice to any right to assert an Event of Default hereunder and to proceed thereafter as herein provided.

         Section 6.15 Power of Attorney. Each Loan Party, as to itself, hereby appoints the Agent and the Agent's designee as its attorney, with power: (a) to endorse such Loan Party's name on any checks, notes, acceptances, money orders, or other forms of payment or security that come into the Agent's or any Lender's possession; (b) in connection with the Collateral, to sign such Loan Party's name on any financing statements and other public records and to file any such financing statements by electronic means with or without a signature as authorized or required by applicable law or filing


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procedure; (c) so long as any Event of Default has occurred and is continuing, to sign such Loan Party's name on any invoice, bill of lading, warehouse receipt or other document of title relating to any Collateral, on drafts against customers, on assignments of Accounts or on notices of assignment, and to notify the post office authorities to change the address for delivery of such Loan Party's mail to an address designated by the Agent and to receive, open and dispose of all mail addressed to such Loan Party; (d) to send requests for verification of Accounts to customers or Account Debtors; (e) to clear Inventory through customs in such Loan Party's name, the Agent's name or the name of the Agent's designee, and to sign and deliver to customs officials powers of attorney in such Loan Party's name for such purpose; and (f) to do all things necessary to carry out this Agreement. Each Loan Party ratifies and approves all acts of such attorney. None of the Lenders or the Agent nor their attorneys will be liable for any acts or omissions or for any error of judgment or mistake of fact or law. This power, being coupled with an interest, is irrevocable until this Agreement has been terminated and the Obligations have been fully satisfied.

         Section 6.16 The Agent's and Lenders' Rights, Duties and Liabilities. The Loan Parties assume all responsibility and liability arising from or relating to the use, sale or other disposition of the Collateral. The Obligations shall not be affected by any failure of the Agent or any Lender to take any steps to perfect the Agent's Liens or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release any Loan Party from any of the Obligations. Following the occurrence and continuation of an Event of Default, the Agent may (but shall not be required to), and at the direction of the Majority Lenders shall, without notice to or consent from any Loan Party, sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit, or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions, or releases, and take or omit to take any other action with respect to the Collateral, any security therefor, any agreement relating thereto, any insurance applicable thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability of any Loan Party for the Obligations or under this Agreement or any other agreement now or hereafter existing between the Agent and/or any Lender and any Loan Party.

         Section 6.17 Site Visits, Observations and Testing. The Agent and its representatives will have the right at any reasonable time to enter and visit the Premises and any other place where any property of any Loan Party is located for the purposes of observing the Premises, taking and removing soil or groundwater samples, and conducting tests on any part of the Premises. The Agent is under no duty, however, to visit or observe the Premises or to conduct tests, and any such acts by the Agent will be solely for the purposes of protecting the Agent's Liens and preserving the Agent and the Lenders' rights under this Agreement. No site visit, observation or testing by the Agent and the Lenders will result in a waiver of any Default or Event of Default or impose any liability on the Agent or the Lenders. In no event will any site visit, observation or testing by the Agent be a representation that hazardous substances are or are not present in, on or under the Premises, or that there has been or will be compliance with any Environmental Law. Neither any Loan Party nor any other party is entitled to rely on any site visit, observation or testing by the Agent. The Agent and the Lenders owe no duty of care to protect the Loan Parties or any other party against, or to inform the Loan Parties or any other party of, any hazardous substances or any other adverse condition affecting the Premises. The Agent may in its discretion disclose to the Loan Parties or to any other party if so required by law any report or findings made as a result of, or in connection with, any site


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visit, observation or testing by the Agent. The Loan Parties understand and agree that the Agent makes no warranty or representation to the Loan Parties or any other party regarding the truth, accuracy or completeness of any such report or findings that may be disclosed. The Loan Parties also understand that depending on the results of any site visit, observation or testing by the Agent and disclosed to the Loan Parties, the Loan Parties may have a legal obligation to notify one or more environmental agencies of the results, that such reporting requirements are site-specific, and are to be evaluated by the Loan Parties without advice or assistance from the Agent. In each instance, the Agent will give the Loan Parties reasonable notice before entering the Premises or any other place the Agent is permitted to enter under this Section 6.17. The Agent will make reasonable efforts to avoid interfering with the Loan Parties' use of the Premises or any other property in exercising any rights provided hereunder.

         Section 6.18 Guaranties; Loan Party Joinder. Each Loan Party shall guarantee payment and performance of the Obligations (other than Obligations owing by itself in a case where such guaranteeing Loan Party is a Borrower and excluding Existing Obligations in the case of any such guarantee by a Newly Obligated Party)) pursuant to a Guaranty Agreement, in form and substance satisfactory to the Agent, duly executed by each such Loan Party. Each such guaranteeing Loan Party that is a Borrower acknowledges and expressly agrees with the Agent and each Lender that the Guaranty by such Borrower is required solely as a condition to, and is given solely as inducement for and in consideration of, credit or accommodations extended or to be extended under the Loan Documents to any or all of the other Loan Parties and is not required or given as a condition to extensions of credit to such Borrower. Promptly upon creation or acquisition of any Restricted Subsidiary, such Loan Party shall cause such Restricted Subsidiary to become a Loan Party (but unless otherwise agreed by the Agent and the Lenders, not as a Borrower) and guarantee the Obligations by executing and delivering to the Agent such Loan Documents and other instruments, certificates, and agreements, in each case in form and substance satisfactory to the Agent, as the Agent may request. Upon execution and delivery of such Loan Documents and other instruments, certificates, and agreements, such newly created or acquired Restricted Subsidiary shall automatically become a Loan Party and thereupon shall have all of the rights, benefits, duties, and obligations of a Loan Party under the Loan Documents.

         Section 6.19 Voting Rights, Distributions, Etc. in Respect of Investment Property.

                  (a) So long as no Event of Default shall have occurred and be continuing (i) each Loan Party shall be entitled to exercise any and all voting and other consensual rights (including, without limitation, the right to give consents, waivers, and notifications in respect of any securities) pertaining to its Investment Property or any part thereof; provided, however, that without the prior written consent of the Agent and the Majority Lenders, no vote shall be cast or consent, waiver, or ratification given or action taken which would (A) be inconsistent with or violate any provision of this Agreement or any other Loan Document or (B) amend, modify, or waive any material term, provision, or condition of the certificate of incorporation, bylaws, certificate of formation, or other charter document or other agreement relating to, evidencing, providing for the issuance of, or securing any such Investment Property, in any manner that would impair such Investment Property, the transferability thereof, or the Agent's Liens therein, and (ii) each Loan Party shall be entitled to receive and


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         retain any and all dividends and interest paid in respect of any of such Investment Property (unless otherwise required by this Agreement).

                  (b) Upon the occurrence and during the continuance of an Event of Default, (i) the Agent may, without notice to any Loan Party, transfer or register in the name of the Agent or any of its nominees, for the ratable benefit of the Agent and the Lenders, any or all of the Collateral consisting of Investment Property, the proceeds thereof (in cash or otherwise), and all liens, security, rights, remedies, and claims of any Loan Party with respect thereto (as used in this Section
         6.19 collectively, the "Pledged Collateral") held by the Agent hereunder, and the Agent or its nominee may thereafter, after delivery of notice to the applicable Loan Party, exercise all voting and corporate rights at any meeting of any corporation, partnership, or other business entity issuing any of the Pledged Collateral and any and all rights of conversion, exchange, subscription, or any other rights, privileges, or options pertaining to any of the Pledged Collateral as if it were the absolute owner thereof, including, without limitation, the right to exchange at its discretion any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization, or other readjustment of any corporation, partnership, or other business entity issuing any of such Pledged Collateral or upon the exercise by any such issuer or the Agent of any right, privilege, or option pertaining to any of the Pledged Collateral, and in connection therewith, to deposit and deliver any and all of the Pledged Collateral with any committee, depositary, transfer agent, registrar, or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it, but the Agent shall have no duty to exercise any of the aforesaid rights, privileges, or options, and the Agent shall not be responsible for any failure to do so or delay in so doing, (ii) after the Agent's giving of the notice specified in clause (i) of this Section 6.19(b), all rights of any Loan Party to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 6.19(a)(i) shall be suspended until such Event of Default shall no longer exist, and all such rights shall, until such Event of Default shall no longer exist, thereupon become vested in the Agent which shall thereupon have the sole right to exercise such voting and other consensual rights, and
         (iii) each Loan Party shall execute and deliver (or cause to be executed and delivered) to the Agent all such proxies and other instruments as the Agent may reasonably request for the purpose of enabling the Agent to exercise the voting and other rights which it is entitled to exercise pursuant to this Section 6.19(b). The foregoing shall not in any way limit the Agent's power and authority granted pursuant to Section 6.15.

                                   ARTICLE 7

               BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES

         Section 7.1 Books and Records. The Loan Parties shall maintain, at all times, correct and complete books, records and accounts in which complete, correct and timely entries are made of their respective transactions in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 7.2(a). The Loan Parties shall, by means of appropriate entries, reflect in such accounts and in all Financial Statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of property and bad


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debts, all in accordance with GAAP. The Loan Parties shall maintain at all times books and records pertaining to the Collateral in such detail, form and scope as the Agent or any Lender shall reasonably require, including, but not limited to, records of (a) all payments received and all credits and extensions granted with respect to the Accounts; (b) the return, rejections, repossession, stoppage in transit, loss, damage, or destruction of any Inventory; and (c) all other dealings affecting the Collateral.

         Section 7.2 Financial Information. The Loan Parties shall promptly furnish to each Lender, all such financial information as the Agent or any Lender shall reasonably request, and notify its auditors and accountants that the Agent, on behalf of the Lenders, is authorized to obtain such information directly from them. Without limiting the foregoing, the Loan Parties will furnish, or cause to be furnished, to the Agent, in sufficient copies for distribution by the Agent to each Lender, in such detail as the Agent or the Lenders shall request, the following:

                  (a) As soon as available, but in any event not later than ninety (90) days after the close of each Fiscal Year, consolidated audited and consolidating balance sheets, and statements of income and expense, cash flow and of stockholders' equity for the Parent and its consolidated Subsidiaries for such Fiscal Year, and the accompanying notes thereto, setting forth in each case in comparative form figures for the previous Fiscal Year, all in reasonable detail, fairly presenting the financial position and the results of operations of the Parent and its consolidated Subsidiaries as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP. Such statements shall be examined in accordance with generally accepted auditing standards by and, in the case of such statements performed on a consolidated basis, accompanied by a report thereon unqualified as to scope of independent certified public accountants selected by the Parent and reasonably satisfactory to the Agent. Each Loan Parent hereby authorizes the Agent to communicate directly with its certified public accountants and, by this provision, authorizes those accountants to disclose to the Agent any and all financial statements and other supporting financial documents and schedules relating to such Loan Party and to discuss directly with the Agent its finances and affairs. Each Loan Party will authorize such independent public accountants in writing (with a copy to the Agent) to comply with the terms of this
         Section 7.2(a).

                  (b) As soon as available, but in any event not later than thirty (30) days after the end of each month, consolidated and consolidating unaudited balance sheets of the Parent and its consolidated Subsidiaries as at the end of such month, and consolidated and consolidating unaudited statements of income and expense and cash flow for the Parent and its consolidated Subsidiaries for such month and for the period from the beginning of the Fiscal Year to the end of such month, all in reasonable detail, fairly presenting the financial position and results of operations of the Parent and its consolidated Subsidiaries as at the date thereof and for such periods, and prepared in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 7.2(a). The Parent shall certify by a certificate signed by its chief financial officer that all such statements have been prepared in accordance with GAAP and present fairly, subject to normal quarter-end and year-end adjustments, the financial position of Parent and its consolidated Subsidiaries as at the dates thereof and its results of operations for the periods then ended.


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                  (c) As soon as available, but in any event not later than
         forty-five (45) days after the close of each fiscal quarter other than the fourth quarter of a Fiscal Year, consolidated and consolidating unaudited balance sheets of the Parent and its consolidated Subsidiaries as at the end of such quarter, and consolidated and consolidating unaudited statements of income and expense and statement of cash flows for the Parent and its consolidated Subsidiaries for such quarter and for the period from the beginning of the Fiscal Year to the end of such quarter, all in reasonable detail, fairly presenting the financial position and results of operation of the Parent and its consolidated Subsidiaries as at the date thereof and for such periods, prepared in accordance with GAAP consistent with the audited Financial Statements required to be delivered pursuant to Section 7.2(a). The Parent shall certify by a certificate signed by its chief financial officer that all such statements have been prepared in accordance with GAAP and present fairly, subject to normal year-end adjustments, the financial position of Parent and its consolidated Subsidiaries as at the dates thereof and its results of operations for the periods then ended.

                  (d) With each of the audited Financial Statements delivered pursuant to Section 7.2(a), a certificate of the independent certified public accountants that examined such statement to the effect that they have reviewed and are familiar with this Agreement and that, in examining such Financial Statements, they did not become aware of any fact or condition which then constituted a Default or Event of Default, except for those, if any, described in reasonable detail in such certificate.

                  (e) With each of the annual audited Financial Statements delivered pursuant to Section 7.2(a), and within forty-five (45) days after the end of each fiscal quarter, a certificate of the chief financial officer of the Parent (i) setting forth in reasonable detail the calculations required to establish compliance with the covenants set forth in Section 9.23, Section 9.24, Section 9.25, and Section 9.26 during the period covered in such Financial Statements and as at the end thereof, and (ii) stating that, except as explained in reasonable detail in such certificate, (A) all of the representations and warranties of the Loan Parties contained in this Agreement and the other Loan Documents are correct and complete in all material respects as at the date of such certificate as if made at such time, except for those that speak as of a particular day, (B) the Loan Parties are, at the date of such certificate, in compliance in all material respects with all of their respective covenants and agreements in this Agreement and the other Loan Documents, (C) no Default or Event of Default then exists or existed during the period covered by such Financial Statements, (D) describing and analyzing in reasonable detail all material trends, changes, and developments in each and all Financial Statements, and (E) explaining the variances of the figures in the corresponding budgets and prior Fiscal Year financial statements. If such certificate discloses that a representation or warranty is not correct or complete, or that a covenant has not been complied with, or that a Default or Event of Default existed or exists, such certificate shall set forth what action the Loan Parties have taken or propose to take with respect thereto.

                  (f) No sooner than sixty (60) days and not less than fifteen
         (15) days prior to the beginning of each Fiscal Year, annual forecasts (to include forecasted consolidated and


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         consolidating balance sheets, statements of income and expenses and statements of cash flow) for the Parent and its consolidated Subsidiaries as at the end of and for each month of such Fiscal Year.

                  (g) Promptly after filing with the PBGC and the IRS, a copy of each annual report or other filing filed with respect to each Plan of any Loan Party.

                  (h) Promptly upon the filing thereof, copies of all reports, if any, to or other documents filed by any Loan Party or any of its Subsidiaries with the Securities and Exchange Commission under the Exchange Act, and all reports, notices, or statements sent or received by the Borrower or any of its Subsidiaries to or from the holders of any equity interests of any Loan Party (other than routine non-material correspondence sent by shareholders of any Loan Party) or any such Subsidiary or of any Debt for Borrowed Money of any Loan Party or any of its Subsidiaries registered under the Securities Act of 1933 or to or from the trustee under any indenture under which the same is issued.

                  (i) As soon as available, but in any event not later than 15 days after any Loan Party's receipt thereof, a copy of all management reports and management letters prepared by any independent certified public accountants of Parent or any Borrower.

                  (j) Promptly after their preparation, copies of any and all proxy statements, financial statements, and reports which any Loan Party makes available to its shareholders.

                  (k) Promptly upon request by the Agent at any time after filing with the IRS, a copy of each tax return filed by any Loan Party or by any of its Subsidiaries.

                  (l) Such additional information as the Agent and/or any Lender may from time to time reasonably request regarding the financial and business affairs of any Loan Party or any Subsidiary.

         Section 7.3 Notices to the Lenders. The Loan Parties shall notify the Agent and the Lenders in writing of the following matters at the following times:

                  (a) Immediately after becoming aware of any Default or Event of Default;

                  (b) Immediately after becoming aware of the assertion by the holder of any Capital Stock of any Loan Party or of any Subsidiary or of any Debt that a default exists with respect thereto or that any Loan Party or such Subsidiary is not in compliance with the terms thereof, or the threat or commencement by such holder of any enforcement action because of such asserted default or non-compliance;

                  (c) Immediately after becoming aware of any Material Adverse Effect;

                  (d) Immediately after becoming aware of any pending or threatened action, suit, proceeding, or counterclaim by any Person, or any pending or threatened investigation by a


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         Governmental Authority, or of any pending or threatened action or investigation which may have a Material Adverse Effect;

                  (e) Immediately after becoming aware of any pending or threatened strike, work stoppage, unfair labor practice claim, or other labor dispute affecting any Loan Party or any of its Subsidiaries in a manner which could reasonably be expected to have a Material Adverse Effect;

                  (f) Immediately after becoming aware of any violation of any law, statute, regulation, or ordinance of a Governmental Authority affecting any Loan Party or any Subsidiary which could reasonably be expected to have a Material Adverse Effect;

                  (g) Immediately after receipt of any notice of any violation by any Loan Party or any of its Subsidiaries of any Environmental Law which could reasonably be expected to have a Material Adverse Effect or that any Governmental Authority has asserted that any Loan Party or any Subsidiary is not in compliance with any Environmental Law or is investigating any Loan Party's or such Subsidiary's compliance therewith, and the assertion or allegation, if true, could reasonably be expected to have a Material Adverse Effect;

                  (h) Immediately after receipt of any written notice that any Loan Party or any of its Subsidiaries is or may be liable to any Person as a result of the Release or threatened Release of any Contaminant or that any Loan Party or any Subsidiary is subject to investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to the Release or threatened Release of any Contaminant which, in either case, is reasonably likely to give rise to liability in excess of $1,000,000;

                  (i) Immediately after receipt of any written notice of the imposition of any Environmental Lien against any property of any Loan Party or any of its Subsidiaries;

                  (j) Any change in any Loan Party's name, state of organization, or form of organization, trade names under which any Loan Party will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, in each case at least thirty (30) days prior thereto;

                  (k) Within ten (10) Business Days after any Loan Party or any ERISA Affiliate knows or has reason to know, that an ERISA Event or a non-exempt prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred which could result in liability in excess of $1,000,000, and, when known, any action taken or threatened by the IRS, the DOL or the PBGC with respect thereto;

                  (l) Upon request, or, in the event that such filing reflects a significant change with respect to the matters covered thereby, within three (3) Business Days after the filing thereof with the PBGC, the DOL or the IRS, as applicable, copies of the following: (i) each annual report (form 5500 series), including Schedule B thereto, filed with the PBGC, the DOL or the IRS with respect to each Plan, (ii) a copy of each funding waiver request filed with the


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         PBGC, the DOL or the IRS with respect to any Plan and all
         communications received by any Loan Party or any ERISA Affiliate from the PBGC, the DOL or the IRS with respect to such request, and (iii) a copy of each other filing or notice filed with the PBGC, the DOL or the IRS, with respect to each Plan of any Loan Party or any ERISA Affiliate;

                  (m) Promptly upon request by the Agent, copies of any filing with any Governmental Authority with respect to any Plan (whether or not indicating any liabilities).

                  (n) Upon request, copies of each actuarial report for any Plan or Multi-employer Plan and annual report for any Multi-employer Plan; and within three (3) Business Days after receipt thereof by any Loan Party or any ERISA Affiliate, copies of the following: (i) any notices of the PBGC's intention to terminate a Plan or to have a trustee appointed to administer such Plan; (ii) any favorable or unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Code; or (iii) any notice from a Multi-employer Plan regarding the imposition of withdrawal liability;

                  (o) Within three (3) Business Days after the occurrence thereof: (i) any changes in the benefits of any existing Plan which increase any Loan Party's annual costs with respect thereto by an amount in excess of $1,000,000, or the establishment of any new Plan or the commencement of contributions to any Plan to which any Loan Party or any ERISA Affiliate was not previously contributing; or (ii) any failure by any Loan Party or any ERISA Affiliate to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment; or

                  (p) Within three (3) Business Days after any Loan Party or any ERISA Affiliate knows or has reason to know that any of the following events has or will occur: (i) a Multi-employer Plan has been or will be terminated; (ii) the administrator or plan sponsor of a Multi-employer Plan intends to terminate a Multi-employer Plan; or (iii) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multi-employer Plan.

Each notice given under this Section shall describe the subject matter thereof in reasonable detail, and shall set forth the action that any Loan Party, its Subsidiary, or any ERISA Affiliate, as applicable, has taken or proposes to take with respect thereto.

         Section 7.4 Revisions or Updates to Schedules. Should any of the information or disclosures provided on any of the schedules originally attached hereto become outdated or incorrect in any material respect, the Loan Parties from time to time shall deliver to the Agent and the Lenders, together with an officer's certificate of the type required pursuant to Section 7.2(e), such revisions or updates to such schedule(s) as may be necessary or appropriate to update or correct such schedule(s), whereupon such schedules shall be deemed to be amended by such revisions or updates, provided that, notwithstanding the foregoing, no such revisions or updates to Schedules 1.1, 8.15, 8.17, 8.18, 8.21, 8.28 or 9.9 shall be deemed to have amended, modified or superseded any such schedules as originally attached hereto, or to have cured any breach of warranty or representation


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resulting from the inaccuracy or incompleteness of any such schedules, unless and until the Agent and the Majority Lenders shall have accepted in writing such revisions or updates to any such schedules.

                                   ARTICLE 8

                     GENERAL WARRANTIES AND REPRESENTATIONS

         Each Loan Party warrants and represents to the Agent and the Lenders that except as hereafter disclosed to and accepted by the Agent and the Majority Lenders in writing:

         Section 8.1 Authorization, Validity, and Enforceability of this Agreement and the Loan Documents; No Conflicts. Each Loan Party has the power and authority to execute, deliver and perform this Agreement and the other Loan Documents, to incur the Obligations, and to grant to the Agent Liens upon and security interests in the Collateral. Each Loan Party has taken all necessary action (including obtaining approval of its stockholders, partners, general partner(s), members or other applicable equity owners, if necessary) to authorize its execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party. This Agreement and the other Loan Documents have been duly executed and delivered by each Loan Party, and constitute the legal, valid and binding obligations of each Loan Party, enforceable against it in accordance with their respective terms without defense, setoff or counterclaim. Each Loan Party's execution, delivery, and performance of this Agreement and the other Loan Documents do not and will not conflict with, or constitute a violation or breach of, or constitute a default under, or result in the creation or imposition of any Lien upon the property of any Loan Party or any of its Subsidiaries by reason of the terms of (a) any contract, mortgage, Lien, lease, agreement, indenture (including, without limitation, the Indentures), or instrument to which such Loan Party is a party or which is binding upon it, (b) any Requirement of Law applicable to any Loan Party or any of its Subsidiaries, or (c) the certificate or articles of incorporation or by-laws of any Loan Party or any of its Subsidiaries. The incurrence of "Indebtedness," as such term is defined in each of the Indentures, respectively, resulting from each Borrowing is permitted by each of the Indentures, respectively.

         Section 8.2 Validity and Priority of Security Interest. The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Agent, for the ratable benefit of the Agent and the Lenders, and such Liens constitute perfected and continuing Liens on all the Collateral, having priority over all other Liens on the Collateral, securing all the Obligations, and enforceable against the Loan Parties and all third parties.

         Section 8.3 Organization and Qualification. Each Loan Party (a) is duly formed and organized and validly existing in good standing under the laws of the state of its formation and organization, (b) is qualified to do business as a foreign business entity and is in good standing in the jurisdictions set forth on Schedule 8.3, which are the only jurisdictions in which qualification is necessary in order for it to own or lease its property and conduct its business, except where the failure to qualify would not cause a Material Adverse Effect and (c) has all requisite power and authority to conduct its business and to own its property.


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         Section 8.4 Corporate Name; Prior Transactions. Except as set forth on
Schedule 8.4, during the past five (5) years, no Loan Party has been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property outside of the ordinary course of business.

         Section 8.5 Subsidiaries and Affiliates. Schedule 8.5 is a correct and complete list of the name and relationship to the Parent of each and all of the Parent's Subsidiaries and other Affiliates. Each Subsidiary is (a) duly incorporated and organized and validly existing in good standing under the laws of its state of formation and organization set forth on Schedule 8.5, and (b) qualified to do business as a foreign business entity and in good standing in each jurisdiction in which the failure to so qualify or be in good standing could reasonably be expected to have a Material Adverse Effect, and (c) has all requisite power and authority to conduct its business and own its property.

         Section 8.6 Financial Statements and Projections.

                  (a) The Parent has delivered to the Agent and the Lenders the audited balance sheet and related statements of income, retained earnings, cash flows, and changes in stockholders equity for the Parent and its consolidated Subsidiaries as of August 31, 1998, and for the Fiscal Year then ended, accompanied by the report thereon of the Parent's independent certified public accountants, PricewaterhouseCoopers LLP. The Parent has also delivered to the Agent and the Lenders the unaudited balance sheet and related statements of income and cash flows for the Parent and its consolidated Subsidiaries as of June 30, 1999. Such financial statements are attached hereto as Exhibit C. All such financial statements have been prepared in accordance with GAAP (subject to normal year-end adjustments for such financial statements dated as of June 30, 1999) and present accurately and fairly the financial position of the Parent and its consolidated Subsidiaries as at the dates thereof and their results of operations for the periods then ended.

                  (b) The Latest Projections when submitted to the Lenders as required herein represent the Loan Parties' good faith estimate of the future financial performance of the Loan Parties and their consolidated Subsidiaries for the periods set forth therein. The Latest Projections have been prepared on the basis of the assumptions set forth therein, which the Loan Parties believe are fair and reasonable in light of current and reasonably foreseeable business conditions at the time submitted to the Lender.

         Section 8.7 Capitalization. On the Closing Date the Parent's authorized Capital Stock consists of 120,000,000 shares of common stock, par value $0.16 2/3 per share, of which all shares outstanding are fully paid and non-assessable, and preferred share rights entitling the holders of common Capital Stock to purchase one-one thousandth of a share of junior participating preferred Capital Stock, par value $1.00 per share. Each Loan Party other than Parent is a Wholly-Owned Subsidiary of Parent.

         Section 8.8 Solvency. Each Loan Party is Solvent prior to and after giving effect to the making of the Loans to be made on the Closing Date and the issuance of the Letters of Credit to be issued on the Closing Date, and shall remain Solvent during the term of this Agreement.


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         Section 8.9 Debt. After giving effect to the making of the Loans to be made on the Closing Date, the Loan Parties and their Subsidiaries have no Debt, except (a) the Obligations, (b) Debt described on Schedules 8.9 and 8.9(a), (c) trade payables and other contractual obligations arising in the ordinary course of business, (d) other Debt existing on the Closing Date and reflected in the Financial Statements attached hereto as Exhibit C, and (e) after the Closing Date, Debt permitted under Section 9.13.

         Section 8.10 Distributions. Since June 30, 1999, no Distribution has been declared, paid, or made upon or in respect of any Capital Stock or other securities of the Loan Parties or any of their Subsidiaries.

         Section 8.11 Title to Property. Each Loan Party has good and indefeasible title in fee simple to its real property listed in Schedule 8.12 hereto, and has good, indefeasible, and merchantable title to all Collateral and all other material property (including the assets reflected on the June 30, 1999 financial statements delivered to the Agent and the Lenders, except as disposed of in the ordinary course of business since the date thereof), free of all Liens except Permitted Liens.

         Section 8.12 Real Estate; Leases. Schedule 8.12 sets forth, as of the Closing Date, a correct and complete list of all Real Estate owned by each Loan Party or any of its Subsidiaries, all leases and subleases of real or personal property by each Loan Party or its Subsidiaries as lessee or sublessee (other than leases of personal property as to which it is lessee or sublessee for which the value of such personal property is less than $1,000,000), and all leases and subleases of real or personal property by each Loan Party or its Subsidiaries as lessor, lessee, sublessor or sublessee. Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and no default by any party to any such lease or sublease exists.

         Section 8.13 Reserved.

         Section 8.14 Trade Names. All trade names or styles under which any of the Loan Parties will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, are listed on Schedule 8.14.

         Section 8.15 Litigation. Except as set forth on Schedule 8.15, there is no pending or (to the best of any Loan Party's knowledge) threatened, action, suit, proceeding, or counterclaim by any Person, or investigation by any Governmental Authority, or any basis for any of the foregoing, which could reasonably be expected to cause a Material Adverse Effect.

         Section 8.16 Restrictive Agreements. No Loan Party nor any of its Subsidiaries is a party to any contract or agreement, or subject to any charter or other corporate restriction, which affects its ability to execute, deliver, and perform the Loan Documents and repay the Obligations or which materially and adversely affects or, insofar as reasonably foreseen, could reasonably be expected to materially and adversely affect, the property, business, operations, or condition (financial or otherwise) of any Loan Party or such Subsidiary, or would in any respect cause a Material Adverse Effect.


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         Section 8.17 Labor Disputes. Except as set forth on Schedule 8.17, (a)
there is no collective bargaining agreement or other labor contract covering employees of any Loan Party or any of its Subsidiaries, (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement, (c) no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of any Loan Party or any of its Subsidiaries or for any similar purpose, and (d) there is no pending or (to the best of any Loan Party's knowledge) threatened, strike, work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting any Loan Party or its Subsidiaries or their employees.

         Section 8.18 Environmental Laws. Except as otherwise disclosed on
Schedule 8.18:

                  (a) Each Loan Party and its Subsidiaries have complied in all material respects with all Environmental Laws applicable to its Premises and business, and no Loan Party nor any Subsidiary nor any of its present Premises or operations, nor its past property or operations, is subject to any enforcement order from or liability agreement with any Governmental Authority or private Person respecting
         (i) compliance with any Environmental Law or (ii) any potential liabilities and costs or remedial action arising from the Release or threatened Release of a Contaminant.

                  (b) Each Loan Party and its Subsidiaries have obtained all permits necessary for their current operations under Environmental Laws, and all such permits are in good standing and each Loan Party and its Subsidiaries are in compliance with all terms and conditions of such permits.

                  (c) No Loan Party nor any of its Subsidiaries, nor, to the best of any Loan Party's knowledge, any of its predecessors in interest, has in violation of applicable law stored, treated or disposed of any hazardous waste, as defined pursuant to 40 CFR Part 261 or any equivalent Environmental Law, on any Premises.

                  (d) No Loan Party nor any of its Subsidiaries has received any summons, complaint, order or similar written notice indicating that it is not currently in compliance with, or that any Governmental Authority is investigating its compliance with, any Environmental Laws or that it is or may be liable to any other Person as a result of a Release or threatened Release of a Contaminant.

                  (e) None of the present or past operations of any Loan Party or its Subsidiaries is the subject of any investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to a Release or threatened Release of a Contaminant.

                  (f) There is not now, nor to the best of any Loan Party's knowledge has there ever been on or in the Premises:

                           (i) any underground storage tanks or surface
                  impoundments,


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

                           (ii) any asbestos-containing material, or

                           (iii) any polychlorinated biphenyls (PCBs) used in
                  hydraulic oils, electrical transformers or other equipment.

                  (g) No Loan Party nor any of its Subsidiaries has filed any notice under any requirement of Environmental Law reporting a spill or accidental and unpermitted Release or discharge of a Contaminant into the environment.

                  (h) No Loan Party nor any of its Subsidiaries has entered into any negotiations or settlement agreements with any Person (including the prior owner of its property) imposing material obligations or liabilities on any Loan Party or any of its Subsidiaries with respect to any remedial action in response to the Release of a Contaminant or environmentally related claim.

                  (i) No Loan Party, nor any Subsidiary of a Loan Party, manufactures, distributes or sells any product that contains asbestos containing material.

                  (j) No Environmental Lien has attached to any Premises of any Loan Party or any of its Subsidiaries.

         Section 8.19 No Violation of Law. No Loan Party nor any of its Subsidiaries is in violation of any law, statute, regulation, ordinance, judgment, order, or decree applicable to it which violation could reasonably be expected to have a Material Adverse Effect.

         Section 8.20 No Default. No Loan Party nor any of its Subsidiaries is in default with respect to any note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which any such Loan Party or Subsidiary is a party or by which it is bound, which default could reasonably be expected to have a Material Adverse Effect.

         Section 8.21 ERISA Compliance. Except as specifically disclosed in
Schedule 8.21:

                  (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Loan Parties, nothing has occurred which would cause the loss of such qualification. Each Loan Party and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

                  (b) There are no pending or, to the best knowledge of the Loan Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with

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         respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

                  (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability;
         (iii) no Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) no Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multi-employer Plan; and (v) no Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

         Section 8.22 Taxes. Each Loan Party and its Subsidiaries have filed all federal and other tax returns and reports required to be filed (or appropriate extensions have been timely filed), and have paid all federal and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets or which otherwise are due and payable (other than any such taxes, assessments, fees or governmental charges which, to the Loan Parties' knowledge are not delinquent and in the aggregate do not exceed $100,000).

         Section 8.23 Regulated Entities. No Loan Party, nor any Person controlling any Loan Party, is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. No Loan Party is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, or is subject to regulation under the Federal Power Act, the Interstate Commerce Act, any state public utilities code or law, or any other federal or state statute or regulation limiting its ability to incur indebtedness.

         Section 8.24 Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely for working capital purposes. No Loan Party nor any Subsidiary is engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

         Section 8.25 Copyrights, Patents, Trademarks and Licenses, etc. Each Loan Party owns or is licensed or otherwise has the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, licenses, rights of way, authorizations and other rights that are reasonably necessary for the operation of its businesses, without conflict with the rights of any other Person. To the best knowledge of each Loan Party, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party or any Subsidiary infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of any Loan Party, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.


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         Section 8.26 No Material Adverse Change. No material adverse change has occurred in the Property, business, operations, or conditions (financial or otherwise) of any Loan Party since the date of the Financial Statements delivered to the Lenders. On the basis of a comprehensive review and assessment undertaken by the Loan Parties of their respective computers and computer applications and inquiry made of the Loan Party's material suppliers, vendors and customers, each Loan Party reasonably believes that the "Year 2000 problem" (that is, the risk that computers and computer applications used by any person may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999) will not result in a Material Adverse Effect.

         Section 8.27 Full Disclosure. None of the representations or warranties made by any Loan Party or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of any Loan Party or any Subsidiary in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of any Loan Party to the Lenders prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

         Section 8.28 Material Agreements. No Loan Party nor any of its Subsidiaries is a party to any indenture, agreement, lease or other instrument, or subject to any charter or corporate restriction, Governmental Authority or Requirements of Law compliance with the terms of which would reasonably be expected to have a Materially Adverse Effect. The latest Form 10Q or Form 10K filed by the Parent, together with those items listed on Schedule 8.28 as of the Closing Date, discloses all material agreements and contracts to which any Loan Party or any of its Subsidiaries is a party or is bound as of the date hereof.

         Section 8.29 Bank Accounts. Schedule 8.29 contains a complete and accurate list of all bank accounts maintained by each Loan Party with any bank or other financial institution.

         Section 8.30 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party or any of its Subsidiaries of this Agreement or any other Loan Document.

         Section 8.31 Investment Property.

                  (a) Schedule 8.31 sets forth a correct and complete list of all Investment Property owned by each Loan Party. Each such Loan Party is the legal and beneficial owner of such Investment Property, as so reflected, free and clear of any Lien (other than Permitted Liens), and has not sold, granted any option with respect to, assigned or transferred or otherwise disposed of any of its rights or interest therein.


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                  (b) To the extent any Loan Party is an Issuer (as defined in
         Section 6.2(d)): (i) such Issuer's shareholders that are Loan Parties and the ownership interest of each such shareholder are as set forth on
         Schedule 8.5, and each such shareholder is the registered owner thereof on the books of such Issuer; (ii) such Issuer acknowledges the continuing security interest, collateral assignment, lien and pledge in favor of the Agent granted pursuant to Section 6.1; and (iii) such Issuer is not aware of any liens, restrictions, or adverse claims which exist on any such Investment Property other than the continuing security interest, collateral assignment, lien and pledge in favor of the Agent granted pursuant to Section 6.1.

         Section 8.32 Mutual Benefit. Each of the Loan Parties expects to derive benefit (and its board of directors has determined that it may reasonably be expected to derive benefit), directly and indirectly, from successful operations of the Parent, each of the other Loan Parties and the Parent's Subsidiaries. Each Loan Party expects to derive benefit (and the boards of directors or other governing body of each such Loan Party have determined that it may reasonably be expected to derive benefit), directly and indirectly, from the credit extended by the Lenders to the Borrowers hereunder, both in their separate capacities and as members of the group of companies. Each Loan Party has determined that execution, delivery and performance of this Agreement and any other Loan Documents to be executed by such Loan Party is within its corporate purpose, will be of direct and indirect benefit to such Loan Party and is in its best interest.

         Section 8.33 Loan Parties. All Loan Parties are Wholly Owned Subsidiaries of the Parent. As of the Closing Date the Loan Parties other than the Parent constitute all Domestic Subsidiaries, other than the Unrestricted Subsidiaries existing as of the Closing Date.

         Section 8.34 Non-Material Subsidiaries. None of the Subsidiaries of the Parent listed in Schedule 9.9 has any material tangible assets or is material to any of the operations of any of the Loan Parties.

                                    ARTICLE 9

                       AFFIRMATIVE AND NEGATIVE COVENANTS

         Each Loan Party covenants to the Agent and each Lender that so long as any of the Obligations remain outstanding or this Agreement is in effect:

         Section 9.1 Taxes and Other Obligations. Each Loan Party shall, and shall cause each of its Subsidiaries to, (a) file when due all tax returns and other reports which it is required to file; (b) pay, or provide for the payment, when due, of all taxes, fees, assessments and other governmental charges against it or upon its property, income and franchises, make all required withholding and other tax deposits, and establish adequate reserves for the payment of all such items, and provide to the Agent and the Lenders, upon request, satisfactory evidence of its timely compliance with the foregoing; and (c) pay when due all Debt owed by it and all claims of materialmen, mechanics, carriers, warehousemen, landlords, processors and other like Persons, and all other indebtedness owed by it and perform and discharge in a timely manner all other obligations undertaken by it;


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provided, however, so long as such Loan Party has notified the Agent in writing, neither such Loan Party nor any of its Subsidiaries need pay any tax, fee, assessment, or governmental charge, that (i) it is contesting in good faith by appropriate proceedings diligently pursued, (ii) such Loan Party or its Subsidiary, as the case may be, has established proper reserves for as provided in GAAP, and (iii) no Lien (other than a Permitted Lien) results from such non-payment.

         Section 9.2 Existence and Good Standing. Except with respect to any Loan Party that merges into or consolidates with another Loan Party as allowed by Section 9.9, each Loan Party shall, and shall cause each of its Subsidiaries to, maintain its entity existence and its qualification and good standing in all jurisdictions in which the failure to maintain such existence and qualification or good standing could reasonably be expected to have a Material Adverse Effect.

         Section 9.3 Compliance with Law and Agreements; Maintenance of Licenses. Each Loan party shall comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act). Each Loan Party shall, and shall cause each of its Subsidiaries to, obtain and maintain all licenses, permits, franchises, and governmental authorizations necessary to own its property and to conduct its business as conducted on the Closing Date. No Loan Party shall modify, amend or alter its certificate or article of incorporation other than in a manner which does not adversely affect the rights of the Lenders or the Agent.

         Section 9.4 Maintenance of Property. Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain all of its property necessary and useful in the conduct of its business, in good operating condition and repair, ordinary wear and tear excepted.

         Section 9.5 Insurance.

                  (a) Each Loan Party shall maintain, and shall cause each of its Subsidiaries to maintain, with financially sound and reputable insurers having a rating of at least A-VII or better by Best Rating Guide (or such other rating as is acceptable to the Agent), insurance in accordance with the minimum coverages set forth in Schedule 9.5, together with insurance against loss or damage by fire with extended coverage; theft, burglary, pilferage and loss in transit; public liability and third party property damage; larceny, embezzlement or other criminal liability; business interruption; public liability and third party property damage; and such other hazards or of such other types as is customary for Persons engaged in the same or similar business, as the Agent, in its discretion, or acting at the direction of the Majority Lenders, shall specify, in amounts, and under policies acceptable to the Agent and the Majority Lenders. Without limiting the foregoing, each Loan Party shall also maintain, and shall cause each of its Subsidiaries to maintain, flood insurance on all Inventory and books and records located on any Real Estate, if any, which has been or hereafter is designated as "flood prone" or a "flood risk area," (hereinafter "SFHA") as defined by the Flood Disaster Protection Act of 1973, in an amount to be reasonably determined by the Agent, and shall comply with the additional requirements of the National Flood Insurance Program as set forth in said Act.


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                  (b) Each Loan Party shall cause the Agent, for the ratable benefit of the Agent and the Lenders, to be named as secured party or mortgagee and sole loss payee or additional insured, on all Rig Equipment in a manner acceptable to the Agent. Each policy of insurance shall contain a clause or endorsement requiring the insurer to give not less than thirty (30) days' prior written notice to the Agent in the event of cancellation of the policy for any reason whatsoever and a clause or endorsement stating that the interest of the Agent shall not be impaired or invalidated by any act or neglect of any Loan Party or of its Subsidiaries or the owner of any premises for purposes more hazardous than are permitted by such policy. All premiums for such insurance shall be paid by the Loan Parties when due, and certificates of insurance and, if requested by the Agent or any Lender, photocopies of the policies, shall be delivered to the Agent, in each case in sufficient quantity for distribution by the Agent to each of the Lenders. If any Loan Party fails to procure such insurance or to pay the premiums therefor when due, the Agent may, and at the direction of the Majority Lenders shall, do so from the proceeds of Revolving Loans.

                  (c) Each Loan Party shall promptly notify the Agent and the Lenders of any loss, damage, or destruction to the Collateral, whether or not covered by insurance. The Agent is hereby authorized to collect all insurance proceeds in respect of Collateral directly and to apply or remit them as follows:

                           (i) With respect to insurance proceeds relating to
                  property other than Collateral, after deducting from such proceeds the reasonable expenses, if any, incurred by the Agent in the collection or handling thereof, the Agent shall promptly remit to the Loan Parties such proceeds.

                           (ii) With respect to insurance proceeds relating to
                  Collateral, after deducting from such proceeds the reasonable expenses, if any, incurred by the Agent in the collection or handling thereof, the Agent shall apply such proceeds, ratably, to the reduction of the Obligations in the manner provided by Section 4.8, or at the option of the Majority Lenders, may permit or require such money, or any part thereof, to be used to replace, repair, restore or rebuild the relevant Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction.

         Section 9.6 Condemnation.

                  (a) Each Loan Party shall, immediately upon learning of the institution of any proceeding for the condemnation or other taking of any of its property, notify the Agent of the pendency of such proceeding, and agrees that the Agent may participate in any such proceeding, and the Loan Parties from time to time will deliver to the Agent all instruments reasonably requested by the Agent to permit such participation.

                  (b) The Agent is hereby authorized to collect the proceeds of any condemnation claim or award directly, and to apply or remit them as follows:


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

                           (i) With respect to condemnation proceeds relating to
                  property other than Collateral, after deducting from such proceeds the reasonable expenses, if any, incurred by the Agent in the collection or handling thereof, the Agent shall remit to the Loan Parties such proceeds.

                           (ii) With respect to condemnation proceeds relating
                  to Collateral, after deducting from such proceeds the reasonable expenses, if any, incurred by the Agent in the collection or handling thereof, the Agent shall apply such proceeds, ratably, to the reduction of the Obligations in the order provided for in Section 4.8.

         Section 9.7 Environmental Laws.

                  (a) Each Loan Party shall, and shall cause each of its Subsidiaries to, conduct its business in compliance with all Environmental Laws applicable to it, including those relating to the generation, handling, use, storage, and disposal of any Contaminant. Each Loan Party shall, and shall cause each of its Subsidiaries to, take prompt and appropriate action to respond to any non-compliance with Environmental Laws and shall regularly report to the Agent on such response.

                  (b) Without limiting the generality of the foregoing, the Loan Parties shall submit to the Agent and the Lenders annually, commencing on the first Anniversary Date, and on each Anniversary Date thereafter, an update of the status of each environmental compliance or liability issue. The Agent or any Lender may request copies of technical reports prepared by any Loan Party and its communications with any Governmental Authority to determine whether such Loan Party or any of its Subsidiaries is proceeding reasonably to correct, cure or contest in good faith any alleged non-compliance or environmental liability. Each Loan Party shall, at the Agent's or the Majority Lenders' request and at the Loan Party's expense, (i) retain an independent environmental engineer acceptable to the Agent to evaluate the site, including tests if appropriate, where the non-compliance or alleged non-compliance with Environmental Laws has occurred and prepare and deliver to the Agent, in sufficient quantity for distribution by the Agent to the Lenders, a report setting forth the results of such evaluation, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof, and (ii) provide to the Agent and the Lenders a supplemental report of such engineer whenever the scope of the environmental problems, or the response thereto or the estimated costs thereof, shall change in any material respect.

         Section 9.8 Compliance with ERISA. Each Loan Party shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (c) make all required contributions to any Plan subject to Section 412 of the Code; (d) not engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan; and (e) not engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.


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         Section 9.9 Mergers, Consolidations or Sales. No Loan Party nor any of
its Restricted Subsidiaries shall enter into any transaction of merger, reorganization, or consolidation, or transfer, sell, assign, lease, or otherwise dispose of all or any part of its property, or wind up, liquidate or dissolve, or agree to do any of the foregoing, except for the following, in each case subject to Section 4.5: (a) property consisting of (i) leased property under any lease by a Loan Party or a Restricted Subsidiary of a drilling rig and related equipment in connection with a contract for drilling or workover services by such Loan Party or a Restricted Subsidiary, provided that the term of such lease corresponds to the term of such contract for drilling or workover services or
(ii) rented oil tools and equipment in the ordinary course of business, (b) sales of Inventory in the ordinary course of its business, (c) sale of the certain drilling rigs designated as "Parker Rig 245" and "Parker Rig Global Explorer," (d) sales of other property (other than drilling rigs constituting Rig Equipment) in the ordinary course of business for fair consideration in an aggregate sales price per year not exceeding $15,000,000 in any fiscal year of the Parent, (e) sales or dispositions of other Equipment (other than Equipment constituting Rig Equipment) in the ordinary course of business that is obsolete or no longer used or useful by such Loan Party in its business and sales of Inventory which is worthless or obsolete, (f) a merger or consolidation of a Loan Party or a Restricted Subsidiary of a Loan Party with another Loan Party in a transaction in which the survivor is a Loan Party, provided that the Agent shall have received at least thirty (30) days prior written notice thereof and the remaining Loan Parties agree to execute such agreements or provide such certifications in connection therewith as may be requested by the Agent and (g) dissolution of any one or more of the Subsidiaries listed on Schedule 9.9, provided, that (i) no such Subsidiary has any material assets as of the time of such dissolution and is not material to any of the operations of any Loan Party and (ii) all assets, if any, owned by such Subsidiary as of the time of such dissolution are transferred to a Loan Party.

         Section 9.10 Distributions; Capital Change; Restricted Investments. No Loan Party nor any of its Restricted Subsidiaries shall (a) directly or indirectly declare or make, or incur any liability to make, any Distribution, except Distributions to the Parent or a Restricted Subsidiary, (b) make any change in its capital structure which could have a Material Adverse Effect or
(c) make any Restricted Investment; provided, that if no Default or Event of Default shall have occurred, the Parent may make (i) payments not exceeding $2,000,000 in the aggregate to redeem its Capital Stock from its executive officers pursuant to their executive compensation arrangements and (ii) loans to its executive officers not exceeding the aggregate unpaid balance of $1,000,000 at any time outstanding.

         Section 9.11 Transactions Affecting Collateral or Obligations. No Loan Party nor any of its Subsidiaries shall enter into any transaction which would be reasonably expected to have a Material Adverse Effect, provided, that this Section shall not prohibit any Distribution allowed by Section 9.10 or the payment of any Debt owed to the Parent or any Restricted Subsidiary.

         Section 9.12 Guaranties. No Loan Party nor any of its Restricted Subsidiaries shall make, issue, or become liable on any Guaranty, except Guaranties of Debt allowed by Section 9.13.

         Section 9.13 Debt. No Loan Party nor any of its Subsidiaries shall incur or maintain any Debt, other than:

                  (a) the Obligations,


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

                  (b) trade payables and contractual obligations to suppliers and customers arising in the ordinary course of business,

                  (c) unsecured Debt owing by a Loan Party to a Loan Party, provided that such Debt is Subordinated Debt,

                  (d) unsecured Debt owing by a Loan Party to a Subsidiary of the Parent that is not a Loan Party, provided that such Debt is Subordinated Debt,

                  (e) Debt owing by an Unrestricted Subsidiary to a Loan Party, provided that such Debt arises from a loan that is not a Restricted Investment,

                  (f) the Rig 75 Purchase Money Debt,

                  (g) Debt described on Schedule 8.9, and renewals or extensions (but not increases) thereof on terms substantially the same as exist on the Closing Date,

                  (h) Debt secured by a Permitted Lien and

                  (i) other Debt in an aggregate amount at any time outstanding, for all Loan Parties and Restricted Subsidiaries, not exceeding $3,000,000.

         Section 9.14 Prepayment. No Loan Party nor any of its Subsidiaries shall voluntarily prepay any Debt, except (i) existing Debt, if any, owed by a Restricted Subsidiary to the Parent or to a Restricted Subsidiary, (ii) any "Asset Sale Offer" as defined in, and limited to the extent required by, the Indenture 1998 and (iii) the Obligations in accordance with the terms of this Agreement.

         Section 9.15 Transactions with Affiliates. Except for this Agreement, a Guaranty Agreement or as otherwise allowed by this Agreement a Loan Party shall not, and shall not permit any Restricted Subsidiary to, at any time engage in any transaction with an Affiliate (other than a Loan Party), nor make an assignment or other transfer of any of its assets or properties to any Affiliate (other than a Loan Party), on terms materially less advantageous to such Loan Party than would be the case if such transaction had been effected with a non-Affiliate (other than advances to employees in the ordinary course of business), provided, that this Section shall not prohibit any Distribution allowed by Section 9.10 or the payment of any Debt owed to the Parent or any Restricted Subsidiary.

         Section 9.16 Investment Banking and Finder's Fees. No Loan Party nor any of its Restricted Subsidiaries shall pay or agree to pay, or reimburse any other party with respect to, any investment banking or similar or related fee, underwriter's fee, finder's fee, or broker's fee to any Person in connection with this Agreement. The Loan Parties shall defend and indemnify the Agent and the Lenders against and hold them harmless from all claims of any Person that any Loan Party is obligated to pay for any such fees, and all costs and expenses (including attorneys' fees) incurred by the Agent and/or any Lender in connection therewith.


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         Section 9.17 Reserved.

         Section 9.18 Business Conducted. The Loan Parties shall not and shall not permit any of its Subsidiaries to, engage directly or indirectly, in any line of business other than the businesses in which the Loan Parties are engaged on the Closing Date.

         Section 9.19 Liens. No Loan Party nor any of its Restricted Subsidiaries shall create, incur, assume, or permit to exist any Lien on any property now owned or hereafter acquired by any of them, except Permitted Liens. No Loan Party or Restricted Subsidiary will enter into or become subject to any Negative Pledge.

         Section 9.20 Sale and Leaseback Transactions. No Loan Party nor any of its Restricted Subsidiaries shall, directly or indirectly, enter into any arrangement with any Person providing for any Loan Party or such Restricted Subsidiary to lease or rent property that such Loan Party or such Restricted Subsidiary has sold or will sell or otherwise transfer to such Person.

         Section 9.21 New Subsidiaries. No Loan Party shall directly or indirectly, organize, create, acquire or permit to exist any Subsidiary other than (i) those listed on Schedule 8.5, (ii) any Domestic Subsidiary organized after the Closing Date that is a Wholly-Owned Subsidiary of the Parent and becomes a Loan Party pursuant to Section 6.18 or (iii) any Subsidiary organized after the Closing Date that is a Wholly Owned Subsidiary of the Parent and, at the time of such organization, is designated as an "Unrestricted Subsidiary" pursuant to, and as provided by, the Indenture 1998 and at the same time is designated as an Unrestricted Subsidiary by written notice to the Agent signed by the Parent and such newly organized Unrestricted Subsidiary, provided, the aggregate unpaid Debt owing by all Unrestricted Subsidiaries to all Loan Parties plus the aggregate amount of capital contributions by all Loan Parties in all Unrestricted Subsidiaries shall not at any time exceed $7,500,000.

         Section 9.22 Fiscal Year. No Loan Party shall change its Fiscal Year.

         Section 9.23 Capital Expenditures. No Loan Party nor any of its Restricted Subsidiaries shall make or incur any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures by the Loan Parties and its Restricted Subsidiaries, net of all Capex Reimbursements, would exceed $45,000,000 in the aggregate during any Fiscal Year.

         Section 9.24 Operating Lease Obligations. No Loan Party nor any of its Restricted Subsidiaries shall enter into, or suffer to exist, any lease of real or personal property as lessee or sublessee (other than a Capital Lease), if, after giving effect thereto, the aggregate amount of Rentals (as hereinafter defined) payable by the Parent and its Restricted Subsidiaries on a consolidated basis in any Fiscal Year in respect of such lease and all other such leases would exceed $10,000,000 (such amount being referred to herein as "Permitted Rentals"). The term "Rentals" means all payments due from the lessee or sublessee under a lease, including, without limitation, basic rent, percentage rent, property taxes, utility or maintenance costs, and insurance premiums.


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         Section 9.25 Fixed Charge Coverage Ratio. The Loan Parties shall not permit the Fixed Charge Coverage Ratio, determined for the Parent and the Restricted Subsidiaries, as of the end of any fiscal quarter, determined for the preceding four fiscal quarters ending as of the end of such period, to be less than 1.1 to 1.0 as of the end of each such period.

         Section 9.26 Adjusted Tangible Net Worth. The Loan Parties shall not permit the Adjusted Tangible Net Worth, determined for the Parent and the Restricted Subsidiaries, as of the end of any fiscal quarter, to be less than the Adjusted Tangible Net Worth Requirement.

         Section 9.27 Use of Proceeds. The Loan Parties shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds, directly or indirectly, (a) to purchase or carry Margin Stock, (b) to repay or otherwise refinance indebtedness of the Loan Parties or others incurred to purchase or carry Margin Stock, (c) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (d) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

         Section 9.28 Further Assurances. The Loan Parties shall execute and deliver, or cause to be executed and delivered, to the Agent and/or the Lenders such documents and agreements, and shall take or cause to be taken such actions, as the Agent or any Lender may, from time to time, request to carry out the terms and conditions of this Agreement and the other Loan Documents.

                                   ARTICLE 10

                              CONDITIONS OF LENDING

         Section 10.1 Conditions Precedent to Making of Initial Loans, etc. The obligation of the Lenders to make the initial Revolving Loans and the obligation of the Agent to issue or cause to be issued or provide Credit Support for any Letter of Credit are subject to the following conditions precedent having been satisfied in a manner satisfactory to the Agent and each Lender:

                  (a) The Agent shall have received each of the following documents, all of which shall be satisfactory in form and substance to the Agent and the Lenders:

                           (i) certified copies of the certificate of
                  incorporation, certificate of limited partnership or comparable organizational document of each of the Loan Parties, with all amendments, if any, certified by the appropriate Governmental Authority, and the bylaws, regulations, operating agreement or similar governing document of each Loan Party, in each case certified by the corporate secretary, general partner or comparable authorized representative of such Loan Party, as being true and correct and in effect on the Agreement Date;

                           (ii) certificates of incumbency and specimen
                  signatures with respect to each Person authorized to execute and deliver this Agreement and the other Loan Documents on behalf of each Loan Party and each other Person executing any document, certificate or instrument to be delivered in connection with this Agreement


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                  and the other Loan Documents and, in the case of each
                  Borrower, to request Borrowings and Letters of Credit;

                           (iii) a certificate evidencing the existence of each
                  Loan Party, and certificates evidencing good standing of each Loan Party in the jurisdiction of its organization and in each other jurisdiction in which it is required to be qualified as a foreign business entity to transact its business as presently conducted, provided, that upon request by any Loan Party and with the consent of the Agent, certificates of good standing for such Loan Party in any state other than the state(s) of its organization, to the extent not provided on the Closing Date, may be provided after the Closing Date);

                           (iv) certified copies of all action taken by each
                  Loan Party to authorize the execution, delivery and performance of this Agreement, the other Loan Documents and the Borrowings and the Letters of Credit;

                           (v) a certificate of each Loan Party signed by its
                  Responsible Officer on behalf of such Loan Party:

                                    (A) stating that all of the representations
                           and warranties made or deemed to be made under this Agreement are true and correct as of the Closing Date, after giving effect to the Loans, if any, to be made at such time and the application of the proceeds thereof and the issuance of any Letter(s) of Credit at such time,

                                    (B) stating that no Default or Event of
                           Default exists,

                                    (C) specifying the account of the Borrowers
                           to which the Agent is authorized to transfer the proceeds of the Revolving Loans, as required by
                           Section 2.2(c), and

                                    (D) certifying as to such other factual
                           matters as may be reasonably requested by the Agent;

                           (vi) with respect to any Letter of Credit to be
                  issued, all documentation required by Section 2.4, duly executed;

                           (vii) financing statements with respect to all
                  Collateral as may be requested by the Agent, duly executed by each Person a party thereto, and acknowledgment copies evidencing the filing of such financing statements on or before the Closing Date under the UCC in all jurisdictions that the Agent may deem necessary or desirable in order to perfect the Agent's Lien therein;

                           (viii) duly executed UCC-3 termination statements and
                  such other instruments, in form and substance satisfactory to the Agent, as shall be necessary to


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                  terminate and satisfy all Liens on the Property of the Loan
                  Parties and its Subsidiaries except Permitted Liens;

                           (ix) the Maritime Security Documents, duly executed
                  and recorded;

                           (x) each Guaranty Agreement, duly executed and
                  delivered by each Person required pursuant to Section 6.18;

                           (xi) (A) stock certificates and stock powers (duly
                  executed in blank) for all Capital Stock in each Loan Party other than Parent (to the extent any such Capital Stock is certificated), together with acknowledgments executed by the respective issuers thereof, in form and substance satisfactory to the Agent and (B) "control" agreements (pursuant to the UCC), each duly executed, as the Agent may request with respect to such Capital Stock and any other Investment Property covered by the Agent's Lien;

                           (xii) a Borrowing Base Certificate effective as of
                  the Business Day preceding the day such Loan is to be funded or any such Letter of Credit is to be issued;

                           (xiii) each Blocked Account Agreement duly executed
                  as requested by the Agent;

                           (xiv) signed opinions of counsel for the Loan
                  Parties, opining as to such matters in connection with the transactions contemplated by this Agreement as the Agent may reasonably request, each such opinion to be in a form, scope, and substance satisfactory to the Agent, the Lenders, and their respective counsel;

                           (xv) The Agent shall have received evidence, in form,
                  scope, and substance, reasonably satisfactory to the Agent, of all insurance coverage as required by this Agreement;

                           (xvi) each of the Financial Statements;

                           (xvii) evidence satisfactory to the Agent that all
                  Debt outstanding under the certain Revolving Credit Agreement dated November 8, 1996 between Parent and ING (US) Capital Corporation, as agent, and the other Persons party thereto, as amended, has been paid, that such agreement has been terminated and that all Liens granted thereunder by any Loan Party or any Restricted Subsidiary have been released;

                           (xviii) a copy of the written authorization required
                  by Section 7.2(a);

                           (xix) a Revolving Note payable to the order of each
                  Lender, duly executed and delivered by each Borrower, complying with the requirements of Section 2.2; and


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

                           (xx) such other documents and instruments as the
                  Agent or any Lender may reasonably request.

                  (b) This Agreement and the other Loan Documents shall have been executed by each party thereto and the Loan Parties shall have performed and complied with all covenants, agreements and conditions contained herein and the other Loan Documents which are required to be performed or complied with by the Loan Parties before or on such Closing Date.

                  (c) On the Closing Date and after giving effect to such initial Revolving Loans (including such Revolving Loans made to finance the fees, costs and expenses then payable under this Agreement) and any such Credit Support or Letters of Credit, as the case may be, and with all its obligations current, the Borrowers would have Availability in an amount no less than $20,000,000.

                  (d) All representations and warranties made hereunder and in the other Loan Documents shall be true and correct as of the Closing Date as if made on such date.

                  (e) No Default or Event of Default shall exist on the Closing Date, or would exist after giving effect to the Loans to be made, the Letters of Credit to be issued and the Credit Support to be in place on such date.

                  (f) The Loan Parties shall have paid all fees and expenses of the Agent and the Attorney Costs incurred in connection with any of the Loan Documents and the transactions contemplated thereby to the extent invoiced.

                  (g) The Agent and the Lenders shall have had an opportunity, if they so choose, to examine the books of account and other records and files of the Loan Parties and to make copies thereof, and to conduct a pre-closing audit which shall include, without limitation, verification of Inventory, Accounts, and the Borrowing Base, and the results of such examination and audit shall have been satisfactory to the Agent and the Lenders in all respects.

                  (h) All proceedings taken in connection with the execution of this Agreement, all other Loan Documents and all documents and papers relating thereto shall be satisfactory in form, scope, and substance to the Agent and the Lenders.

                  (i) No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed by or before any Governmental Authority to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or the consummation of the transactions contemplated by this Agreement or which, in the Agent's or the Lenders' reasonable discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement.


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                  (j) The Agent shall have received satisfactory evidence that the Rig 75 Purchase Money Debt has been funded and that the proceeds thereof have been received by Parker Drilling Offshore International, Inc., a Wholly-Owned Subsidiary of the Parent.

The acceptance by the Borrower of any Loans made or Letters of Credit issued on the Closing Date shall be deemed to be a representation and warranty made by the Loan Parties to the effect that all of the conditions precedent to the making of such Loans or the issuance of such Letters of Credit have been satisfied, with the same effect as delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer of the Loan Parties, dated the Closing Date, to such effect. Execution and delivery to the Agent by a Lender of a counterpart of this Agreement shall be deemed confirmation by such Lender that (i) all conditions precedent in this Section 10.1 have been fulfilled to the satisfaction of such Lender and (ii) the decision of such Lender to execute and deliver to the Agent an executed counterpart of this Agreement was made by such Lender independently and without reliance on the Agent or any other Lender as to the satisfaction of any condition precedent set forth in this Section 10.1.

         Section 10.2 Conditions Precedent to Each Loan. The obligation of the Lenders to make each Loan, including the initial Revolving Loans on the Closing Date and the obligation of the Agent to issue or cause to be issued or to provide Credit Support for any Letter of Credit shall be subject to the further conditions precedent that on and as of the date of any such extension of credit:

                  (a) the following statements shall be true, and the acceptance by the Borrowers of any extension of credit shall be deemed to be a statement to the effect set forth in clauses (i) and (ii), with the same effect as the delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer of each Loan Party, dated the date of such extension of credit, stating that:

                           (i) The representations and warranties contained in
                  this Agreement and the other Loan Documents are correct in all material respects on and as of the date of such extension of credit as though made on and as of such date, other than any such representation or warranty which relates to a specified prior date and except to the extent the Agent and the Lenders have been notified by the Loan Parties that any representation or warranty is not correct and the Majority Lenders have explicitly waived in writing compliance with such representation or warranty; and

                           (ii) No event has occurred and is continuing, or
                  would result from such extension of credit, which constitutes a Default or an Event of Default;

                  (b) The amount of the Borrowing Base shall be sufficient to make such Revolving Loans or issue such Letters of Credit without exceeding the Availability, provided, however, that the foregoing conditions precedent are not conditions to each Lender participating in or reimbursing the Bank or the Agent for such Lenders' Pro Rata Share of any Non-Ratable Loan or Agent Advance made in accordance with the provisions of in Sections 2.2(h), (i) and (j);


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                  (c) The Agent shall have received satisfactory evidence that the Agent has a valid, exclusive (other than Permitted Liens) and perfected first priority security interest, lien, collateral assignment and pledge as of such date in all Collateral and other property, if any, covered by the Agent Lien;

                  (d) Except as disclosed in writing to the Agent and the Lenders on or before the Closing Date, as of the Closing Date and as of the date of funding such Loan or issuing such Letter of Credit, there shall not have occurred any change which is materially adverse, in the Agent's or the Lenders' discretion, to the assets, liabilities, businesses, operations, or condition (financial or otherwise) of the Loan Parties in comparison to such conditions as presented by the Financial Statements and no Material Adverse Effect shall have occurred.

                                   ARTICLE 11

                                DEFAULT; REMEDIES

         Section 11.1 Events of Default. It shall constitute an event of default ("Event of Default") if any one or more of the following shall occur for any reason:

                  (a) any failure of timely payment of any principal of or interest or premium on any of the Obligations or any fee or other amount owing hereunder when due, whether upon demand or otherwise;

                  (b) any representation or warranty made or deemed made by the Loan Parties in this Agreement or in any of the other Loan Documents, any Financial Statement, or any certificate furnished by the Loan Parties or any of their Subsidiaries at any time to the Agent or any Lender shall prove to be untrue in any material respect as of the date on which made, deemed made, or furnished;

                  (c) any default shall occur in

                           (i) the observance or performance of any of the
                  covenants and agreements contained in Articles 6 or 7 or Sections 9.2 (insofar as it requires the preservation of the existence of the Loan Parties), 9.9 through 9.15 and 9.19 through 9.28, or

                           (ii) the observance or performance of any of the
                  covenants and agreements contained in this Agreement, other than as referenced in Sections 11.1(a) and 11.1(c)(i) of this Agreement, or any other Loan Documents, or any other agreement entered into at any time to which the Loan Parties or any Subsidiary and the Agent or any Lender are party (including in respect of any Bank Products) and such default shall continue for a period of thirty (30) days after written notice thereof has been given to Parent by the Agent, or if any such agreement or document shall terminate (other than in accordance with its terms or the terms hereof or with the written consent of the Agent and the Majority Lenders) or become void or unenforceable, without the written consent of the Agent and the Majority Lenders;


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                  (d) default shall occur with respect to any Debt For Borrowed
         Money (other than the Obligations) in an outstanding principal amount which exceeds $7,500,000, or under any agreement or instrument under or pursuant to which any such Debt For Borrowed Money may have been issued, created, assumed, or guaranteed by any Loan Party or any of its Subsidiaries, and such default shall continue for more than the period of grace, if any, therein specified, if the effect thereof (with or without the giving of notice or further lapse of time or both) is to accelerate, or to permit the holders of any such Debt For Borrowed Money to accelerate, the maturity of any such Debt For Borrowed Money; or any such Debt For Borrowed Money shall be declared due and payable or be required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof;

                  (e) any Loan Party or any of its Restricted Subsidiaries shall
         (i) file a voluntary petition in bankruptcy or file a voluntary petition or an answer or otherwise commence any action or proceeding seeking reorganization, arrangement or readjustment of its debts or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for it or for all or any part of its property; (iii) make an assignment for the benefit of creditors; or (iv) be unable generally to pay its debts as they become due;

                  (f) an involuntary petition or proposal shall be filed or an action or proceeding otherwise commenced (other than as referenced in Section 11.1(e)) seeking reorganization, arrangement, consolidation or readjustment of the debts of any Loan Party or any of its Restricted Subsidiaries or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing and either (i) such petition, proposal, action or proceeding shall not have been dismissed within a period of sixty (60) days after its commencement or (ii) an order for relief against any Loan Party or such Subsidiary shall have been entered in such proceeding;

                  (g) a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for any Loan Party or any of its Restricted Subsidiaries or for all or any part of its property shall be appointed or a warrant of attachment, execution or similar process shall be issued against any part of the property of any Loan Party or any of its Restricted Subsidiaries;

                  (h) any Loan Party or any of its Restricted Subsidiaries shall file a certificate of dissolution under applicable state law or shall be liquidated, dissolved or wound-up (except in a transaction allowed by Section 9.9) or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, or shall take any corporate action in furtherance thereof;


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                  (i) all or any material part of the property of any Loan Party or any of its Restricted Subsidiaries shall be nationalized, expropriated or condemned, seized or otherwise appropriated, or custody or control of such property or of any Loan Party or such Restricted Subsidiary shall be assumed by any Governmental Authority or any court of competent jurisdiction at the instance of any Governmental
         Authority, except instances which are fully insured (net of applicable deductibles in amounts not more than deductibles existing on the Closing Date) by political risk insurance, are contested in good faith by proper proceedings diligently and in which a stay of enforcement is in effect;

                  (j) any Guaranty of the Obligations shall be terminated, revoked or declared void or invalid;

                  (k) one or more judgments, orders, decrees or arbitration awards is entered against any Loan Party involving in the aggregate liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related or unrelated series of transactions, incidents or conditions, of $7,500,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of thirty (30) days after the entry thereof;

                  (l) any loss, theft, damage or destruction of any item or items of Collateral or other property of any Loan Party or any Restricted Subsidiary occurs which materially and adversely affects the property, business, operation, prospects, or condition of any Loan Party or any Restricted Subsidiary and is not adequately covered by insurance;

                  (m) there occurs a Material Adverse Effect;

                  (n) there is filed against any Loan Party or any of its Subsidiaries any civil or criminal action, suit or proceeding under any federal or state racketeering statute (including the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding (i) is not dismissed within one hundred twenty (120) days, and (ii) could reasonably be expected to result in the confiscation or forfeiture of any material portion of the Collateral;

                  (o) for any reason other than the failure of the Agent to take any action available to it to maintain perfection of the Agent's Liens, pursuant to the Loan Documents, any Loan Document ceases to be in full force and effect or any Lien with respect to any material portion of the Collateral intended to be secured thereby ceases to be, or is not, valid, perfected and prior to all other Liens (other than Permitted Liens) or is terminated, revoked or declared void;

                  (p) an ERISA Event shall occur with respect to a Pension Plan or Multi-employer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multi-employer Plan or the PBGC in an aggregate amount in excess of $1,000,000; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $1,000,000; or (iii) any Loan Party or


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         any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multi-employer Plan in an aggregate amount in excess of $1,000,000;

                  (q) there occurs a Change of Control;

                  (r) an "Event of Default" (as defined in the Indenture 1996) occurs under the Indenture 1996 prior to the discharge thereof;

                  (s) an "Event of Default" (as defined in the Indenture 1997) occurs under the Indenture 1997 prior to the discharge thereof; or

                  (t) an "Event of Default" (as defined in the Indenture 1998) occurs under the Indenture 1998 prior to the discharge thereof.

         Section 11.2 Remedies.

                  (a) If a Default or an Event of Default exists, the Agent may, in its discretion, and shall, at the direction of the Majority Lenders, do one or more of the following at any time or times and in any order, without notice to or demand on any Loan Party: (i) reduce the Maximum Revolver Amount, or the advance rates against Eligible Accounts and/or Approved Foreign Accounts used in computing the Borrowing Base, or reduce one or more of the other elements used in computing the Borrowing Base; (ii) restrict the amount of or refuse to make Revolving Loans; and (iii) restrict or refuse to provide Letters of Credit or Credit Support. If an Event of Default exists, the Agent shall, at the direction of the Majority Lenders, do one or more of the following, in addition to the actions described in the preceding sentence, at any time or times and in any order, without notice to or demand on any Loan
         Party: (A) terminate the Commitments and this Agreement; (B) declare any or all Obligations to be immediately due and payable; provided, however, that upon the occurrence of any Event of Default described in Sections 11.1(e), 11.1(f), 11.1(g), or 11.1(h), the Commitments shall automatically and immediately expire and all Obligations shall automatically become immediately due and payable without notice or demand of any kind; and (C) pursue its other rights and remedies under the Loan Documents and applicable law.

                  (b) If an Event of Default has occurred and is continuing: (i) the Agent shall have for the benefit of the Lenders, in addition to all other rights of the Agent and the Lenders, the rights and remedies of a secured party under the UCC; (ii) the Agent may, at any time, take possession of the Collateral and keep it on any Loan Party's premises, at no cost to the Agent or any Lender, or remove any part of it to such other place or places as the Agent may desire, or any Loan Party shall, upon the Agent's demand, at any Loan Party's cost, assemble the Collateral and make it available to the Agent at a place reasonably convenient to the Agent; and (iii) the Agent may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Agent deems advisable, in its sole discretion, and may, if the Agent deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or


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         adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, each Loan Party agrees that any notice by the Agent of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to the Loan Parties if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least ten (10) Business Days prior to such action to the Loan Parties' address specified in or pursuant to Section 15.8. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Agent or the Lenders receive payment, and if the buyer defaults in payment, the Agent may resell the Collateral without further notice to any Loan Party. In the event the Agent seeks to take possession of all or any portion of the Collateral by judicial process, each Loan Party irrevocably waives: (A) the posting of any bond, surety or security with respect thereto which might otherwise be required; (B) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (C) any requirement that the Agent retain possession and not dispose of any Collateral until after trial or final judgment. Each Loan Party agrees that the Agent has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. The Agent is hereby granted a license or other right to use, without charge, each Loan Party's labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter, or any similar property, in completing production of, advertising or selling any Collateral, and each Loan Party's rights under all licenses and all franchise agreements shall inure to the Agent's benefit for such purpose. The proceeds of sale shall be applied first to all expenses of sale, including attorneys' fees, and then to the Obligations. The Agent will return any excess to the Loan Parties and the Loan Parties shall remain liable for any deficiency.

                  (c) If an Event of Default occurs, each Loan Party hereby waives all rights to notice and hearing prior to the exercise by the Agent of the Agent's rights to repossess the Collateral without judicial process or to reply, attach or levy upon the Collateral without notice or hearing.

                  (d) Each Loan Party recognizes that the Agent may be unable to effect a public sale of any or all of the Collateral or other property to be sold by reason of certain prohibitions contained in the laws of any jurisdiction outside the United States or in applicable federal or state securities laws but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Collateral or other property to be sold for their own account for investment and not with a view to the distribution or resale thereof. Each Loan Party acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall, to the extent permitted by law, be deemed to have been made in a commercially reasonable manner. Unless required by a Requirement of Law, the Agent shall not be under any obligation to delay a sale of any of the Collateral or other property to be sold for the period of time necessary to permit the issuer of such securities to register such securities under the laws of any jurisdiction outside the United States under any applicable federal or state securities laws, even if such issuer would agree to do so. Each Loan Party


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

         further agrees to do or cause to be done, to the extent that such Loan Party may do so under Requirements of Law, all such other acts and things as may be necessary to make such sales or resales of any portion or all of the Collateral or other property to be sold valid and binding and in compliance with any and all Requirements of Law at the Loan Parties' expense. Each Loan Party further agrees that a breach of any of the covenants contained in this Section 11.2(d) will cause irreparable injury to the Agent and the Lenders for which there is no adequate remedy at law and, as a consequence, agrees that each covenant contained in this Section 11.2(d) shall be specifically enforceable against such Loan Party and such Loan Party hereby waives and agrees, to the fullest extent permitted by law, not to assert as a defense against an action for specific performance of such covenants that (i) such Loan Party's failure to perform such covenants will not cause irreparable injury to the Agent and the Lenders or (ii) the Agent or the Lenders have an adequate remedy at law in respect of such breach. Each Loan Party further acknowledges the impossibility of ascertaining the amount of damages which would be suffered by the Agent and the Lenders by reason of a breach of any of the covenants contained in this
         Section 11.2(d) and, consequently, agrees that, if such Loan Party shall breach any of such covenants and the Agent or the Lenders shall sue for damages for such breach, such Loan Party shall pay to the Agent, for the benefit of the Agent and the Lenders, as liquidated damages and not as a penalty, an aggregate amount equal to the value of the Collateral or other property to be sold on the date the Agent shall demand compliance with this Section 11.2(d).

                                   ARTICLE 12

                              TERM AND TERMINATION

         Section 12.1 Term and Termination. The term of this Agreement shall end on the Termination Date. The Agent upon direction from the Majority Lenders may terminate this Agreement without notice upon the occurrence of an Event of Default. Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations (including all unpaid principal, accrued interest and any early termination or prepayment fees or penalties, but excluding indemnification obligations to the extent no claim with respect thereto has been asserted and remains unsatisfied) shall become immediately due and payable and the Loan Parties shall immediately arrange for the cancellation and return of Letters of Credit then outstanding. Notwithstanding the termination of this Agreement, until all Obligations are indefeasibly paid and performed in full in cash, the Loan Parties shall remain bound by the terms of this Agreement and shall not be relieved of any of their Obligations hereunder, and the Agent and the Lenders shall retain all their rights and remedies hereunder (including the Agent's Liens in and all rights and remedies with respect to all then existing and after-arising Collateral).


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

                                   ARTICLE 13

           AMENDMENTS; WAIVER; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS

         Section 13.1 No Waivers; Cumulative Remedies. No failure by the Agent or any Lender to exercise any right, remedy, or option under this Agreement or any present or future supplement thereto, or in any other agreement between or among any Loan Party and the Agent and/or any Lender, or delay by the Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by the Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by the Agent or the Lenders on any occasion shall affect or diminish the Agent's and each Lender's rights thereafter to require strict performance by the Loan Parties of any provision of this Agreement. The Agent's and each Lender's rights under this Agreement will be cumulative and not exclusive of any other right or remedy which the Agent or any Lender may have.

         Section 13.2 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by any Loan Party therefrom, shall be effective unless the same shall be in writing and signed by the Majority Lenders (or by the Agent at the written request of the Majority Lenders) and the Loan Parties and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and the Loan Parties and acknowledged by the Agent, do any of the following:

                  (a) increase or extend the Commitment of any Lender;

                  (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

                  (c) reduce the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

                  (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Lenders or any of them to take any action hereunder;

                  (e) increase any of the percentages set forth in the definition of the Borrowing Base;

                  (f) amend this Section or any provision of the Agreement providing for consent or other action by all Lenders;

                  (g) release Collateral other than as permitted by Section
         14.12;


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                  (h) change the definitions of "Majority Lenders" or "Required
         Lenders";

                  (i) increase the Maximum Revolver Amount and Unused Letter of Credit Subfacility; or

                  (j) change Sections 9.23, 9.25 or 9.26, clause (i) of the definition of "Restricted Investments" or the definitions of "Adjusted Tangible Assets," "Capital Expenditures," "Capex Reimbursements," "Fixed Charge Coverage Ratio," "Adjusted Tangible Net Worth," "Adjusted Tangible Net Worth Requirement," "Adjusted Tangible Net Worth Requirement Increase," "Net Transfers" or "Net Transfers Allowed."

provided, however, the Agent may, in its sole discretion and notwithstanding the limitations contained in clause (e) and clause (i) above and any other terms of this Agreement, make Revolving Loans (including Agent Advances) in an amount not to exceed ten percent (10.0%) of the Borrowing Base and, provided further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent, affect the rights or duties of the Agent under this Agreement or any other Loan Document.

         Section 13.3 Assignments; Participations.

                  (a) Any Lender may, with the written consent of the Agent (which consent shall not be unreasonably withheld by the Agent) and, if no Default or Event of Default has occurred and is continuing at the time any assignment is effected in accordance with this Section, Parent (such approval in each such case not to be unreasonably withheld or delayed, and in the case of any such approval requested of Parent such approval shall be deemed given by Parent if no objection from Parent is received by the assigning Lender and the Agent within four (4) Business Days after notice of such proposed assignment has been provided to Parent by the Agent or the assigning Lender), assign and delegate to one or more Eligible Assignees (provided that no written consent of the Agent shall be required in connection with any assignment and delegation by a Lender to an Affiliate of such Lender) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Lender hereunder, in a minimum amount of $5,000,000 (provided that, unless an assignor Lender has assigned and delegated all of its Loans and Commitments, no such assignment and/or delegation shall be permitted unless, after giving effect thereto, such assignor Lender retains a Commitment in a minimum amount of $5,000,000); provided, however, that the Loan Parties and the Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Loan Parties and the Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to the Loan Parties and the Agent an Assignment and Acceptance in the form of Exhibit F ("Assignment and Acceptance") together with any Note or Notes subject to such assignment and (iii) the assignor Lender or Assignee has paid to the Agent a processing fee in the amount of $3,000.

                  (b) From and after the date that the Agent notifies the assignor Lender that it has received an executed Assignment and Acceptance and payment of the above-referenced


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

         processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations, including, but not limited to, the obligation to participate in Letters of Credit and Credit Support have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

                  (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto or the attachment, perfection, or priority of any Lien granted by the Loan Parties to the Agent or any Lender in the Collateral; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Loan Parties or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such Assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers, including the discretionary rights and incidental power, as are reasonably incidental thereto; and
         (vi) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                  (d) Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

                  (e) Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of the Loan Parties (a "Participant") participating interests in any Loans, the Commitment of that Lender and the other interests of that Lender


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         (the "Originating Lender") hereunder and under the other Loan
         Documents; provided, however, that (i) the originating Lender's obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Loan Parties and the Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, and all amounts payable by the Loan Parties hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent and subject to the same limitation as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

                  (f) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14, or otherwise, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law, provided, that no such action shall release or otherwise relieve any Lender of its obligations under this Agreement.

                                   ARTICLE 14

                                    THE AGENT

         Section 14.1 Appointment and Authorization. Each Lender hereby designates and appoints the Agent as its agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. The Agent agrees to act as such on the express conditions contained in this Article
14. The provisions of this Article 14 are solely for the benefit of the Agent and the Lenders and the Loan Parties shall have no rights as a third party beneficiary of any of the provisions contained herein. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended


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to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Agreement, the Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Agent is expressly entitled to take or assert under this Agreement and the other Loan Documents, including (a) the determination of the applicability of ineligibility criteria and the determination of Approved Foreign Accounts, in each case with respect to the calculation of the Borrowing Base, (b) the making of Agent Advances pursuant to
Section 2.2(i), and (c) the exercise of remedies pursuant to Section 11.2, and any action so taken or not taken shall be deemed consented to by the Lenders.

         Section 14.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.

         Section 14.3 Liability of the Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Loan Parties or any Subsidiary or Affiliate of the Loan Parties, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Parties or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Parties or any of the Loan Party's Subsidiaries or Affiliates.

         Section 14.4 Reliance by the Agent.

                  (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected


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         in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Lenders (or all Lenders if so required by Section 13.2) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

                  (b) For purposes of determining compliance with the conditions specified in Section 10.1, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender.

         Section 14.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Agent shall have received written notice from a Lender or any Loan Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Lenders in accordance with Section 11; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

         Section 14.6 Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Loan Parties and their Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Loan Parties. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Loan Parties which may come into the possession of any of the Agent-Related Persons.

         Section 14.7 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent


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not reimbursed by or on behalf of the Loan Parties and without limiting the obligation of the Loan Parties to do so), pro rata, from and against any and all Indemnified Liabilities as such term is defined in Section 15.11; provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Loan Parties. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

         Section 14.8 The Agent in Individual Capacity. The Bank and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with any Loan Party and its Subsidiaries and Affiliates as though the Bank were not the Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, the Bank or its Affiliates may receive information regarding any Loan Party or its Subsidiaries (including information that may be subject to confidentiality obligations in favor of any such Loan Party or Subsidiary) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, the Bank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" include the Bank in its individual capacity.

         Section 14.9 Successor Agent. The Agent may resign as the Agent upon 30 days' notice to the Lenders and the Loan Parties, such resignation to be effective upon the acceptance of a successor agent to its appointment as the Agent. In the event the Bank sells all of its Commitment and Revolving Loans as part of a sale, transfer or other disposition by the Bank of substantially all of its loan portfolio, the Bank shall resign as the Agent and such purchaser or transferee shall become the successor Agent hereunder. If the Agent resigns under this Agreement, subject to the proviso in the preceding sentence, the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Loan Parties, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as the Agent shall be terminated. After any retiring Agent's resignation hereunder as the Agent, the provisions of this
Article 14 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement. If no Default or Event of Default has occurred and is continuing at the time the appointment of any successor Agent is effected in accordance with this Section, then such appointment shall be subject to the approval of the Parent (such approval not to be unreasonably withheld or delayed, and such approval shall be deemed given by Parent if no objection from Parent is received by the resigning Agent and the Lenders within ten


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(10) Business Days after notice of such proposed assignment has been provided to
Parent by the resigning Agent or any Lender). If a Default or Event of Default has occurred and is continuing at the time the appointment of any successor
Agent is effected in accordance with this Section, then no such approval by Parent or any other Loan Party shall be required.

         Section 14.10 Withholding Tax.

                  (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Lender agrees with and in favor of the Agent, to deliver to the Agent:

                           (i) if such Lender claims an exemption from, or a
                  reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                           (ii) if such Lender claims that interest paid under
                  this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W9; and

                           (iii) such other form or forms as may be required
                  under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

         Such Lender agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                  (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such Lender, such Lender agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations to such Lender. To the extent of such percentage amount, the Agent will treat such Lender's IRS Form 1001 as no longer valid.

                  (c) If any Lender claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.


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                  (d) If any Lender is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

                  (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

         Section 14.11 Reserved.

         Section 14.12 Collateral Matters.

                  (a) The Lenders hereby irrevocably authorize the Agent, at its option and in its sole discretion, to release any Agent's Lien upon any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full of all Loans and reimbursement obligations in respect of Letters of Credit and Credit Support, and the termination of all outstanding Letters of Credit (whether or not any of such obligations are due) and all other Obligations (other that indemnification obligations to the extent no claim with respect thereto has been threatened or asserted and remains unsatisfied); (ii) constituting property being sold or disposed of if the Loan Party disposing of such property certifies to the Agent that the sale or disposition is made in compliance with Section 9.9 (and the Agent may rely conclusively on any such certificate, without further inquiry);
         (iii) constituting property in which no Loan Party owned any interest at the time the Lien was granted or at any time thereafter; or (iv) constituting property leased to a Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement. Except as provided above, the Agent will not release any of the Agent's Liens without the prior written authorization of the Lenders; provided that the Agent may, in its discretion, release the Agent's Liens on Collateral valued in the aggregate not in excess of $7,500,000 during any one year period without the prior written authorization of the Lenders. Upon request by the Agent or the Loan Parties at any time, the Lenders will confirm in writing the Agent's authority to release any Agent's Liens upon particular types or items of Collateral pursuant to this Section 14.12.

                  (b) Upon receipt by the Agent of any authorization required pursuant to Section 14.12(a) from the Lenders of the Agent's authority to release any Agent's Liens upon


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

         particular types or items of Collateral, and upon at least five (5) Business Days' prior written request by the Loan Parties, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Agent's Liens upon such Collateral; provided, however, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

                  (c) The Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by any Loan Party or is cared for, protected or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion given the Agent's own interest in the Collateral in its capacity as one of the Lenders and that the Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.

         Section 14.13 Restrictions on Actions by Lenders; Sharing of Payments.

                  (a) Each of the Lenders agrees that it shall not, without the express consent of all Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of all Lenders, set off against the Obligations, any amounts owing by such Lender to any Loan Party or any accounts of any Loan Party now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by the Agent, take or cause to be taken any action to enforce its rights under this Agreement or against any Loan Party, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

                  (b) If at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations owing to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from the Agent pursuant to the terms of this Agreement, or (ii) payments from the Agent in excess of such Lender's ratable portion of all such distributions by the Agent, such Lender shall promptly (1) turn the same over to the Agent, in kind, and with such endorsements as may be required to negotiate the same to the Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an


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         undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

         Section 14.14 Agency for Perfection. Each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Lenders' security interest in assets which, in accordance with Article 9 of the UCC can be perfected only by possession. Should any Lender (other than the Agent) obtain possession of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent's request therefor shall deliver such Collateral to the Agent or in accordance with the Agent's instructions.

         Section 14.15 Payments by the Agent to Lenders. All payments to be made by the Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds to each Lender pursuant to wire transfer instructions delivered in writing to the Agent on or prior to the Closing Date (or if such Lender is an Assignee, on the applicable Assignment and Acceptance), or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to the Agent. Concurrently with each such payment, the Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on the Loans, or otherwise.

         Section 14.16 Concerning the Collateral and the Related Loan Documents. Each Lender authorizes and directs the Agent to enter into this Agreement and the other Loan Documents relating to the Collateral, for the ratable benefit of the Agent and the Lenders. Each Lender agrees that any action taken by the Agent, Majority Lenders or Required Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral, and the exercise by the Agent, the Majority Lenders, or the Required Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

         Section 14.17 Field Audit and Examination Reports; Disclaimer by Lenders. By signing this Agreement, each Lender:

                  (a) is deemed to have requested that the Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by the Agent;

                  (b) expressly agrees and acknowledges that neither the Bank nor the Agent (i) makes any representation or warranty as to the accuracy of any Report, or (ii) shall be liable for any information contained in any Report;


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

                  (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agent or other party performing any audit or examination will inspect only specific information regarding the Loan Parties and will rely significantly upon Loan Parties' books and records, as well as on representations of the Loan Parties' personnel;

                  (d) agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its participants, or use any Report in any other manner; and

                  (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Agent-Related Persons and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Borrowers, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of the Borrowers; and (ii) to pay and protect, and indemnify, defend and hold the Agent-Related Persons and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including Attorney Costs) incurred by any Agent-Related Person and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender; provided, however, that no Lender shall be liable for the payment to any such Agent-Related Person or any such other Lender of any portion of such Indemnified Liabilities resulting solely from any such Agent-Related Person's or any such other Lender's gross negligence or willful misconduct.

         Section 14.18 Relation Among Lenders. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agent) authorized to act for, any other Lender.

                                   ARTICLE 15

                                  MISCELLANEOUS

         Section 15.1 Cumulative Remedies; No Prior Recourse to Collateral. The enumeration herein of the Agent's and each Lender's rights and remedies is not intended to be exclusive, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies that the Agent and the Lenders may have under the UCC or other applicable law. The Agent and the Lenders shall have the right, in their sole discretion, to determine which rights and remedies are to be exercised and in which order. The exercise of one right or remedy shall not preclude the exercise of any others, all of which shall be cumulative. The Agent and the Lenders may, without limitation, proceed directly against any Person liable therefor to collect the Obligations without any prior recourse to the Collateral. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.


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         Section 15.2 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

         Section 15.3 Governing Law; Choice of Forum; Service of Process.

                  (a) THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS PROVIDED THAT PERFECTION ISSUES WITH RESPECT TO ARTICLE 9 OF THE UCC MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN
         ARTICLE 9 OF THE UCC) OF THE STATE OF TEXAS; PROVIDED THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                  (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF TEXAS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE LOAN PARTIES, THE AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE LOAN PARTIES, THE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. NOTWITHSTANDING THE FOREGOING: (i) THE AGENT AND THE LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST ANY LOAN PARTY OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION THE AGENT OR THE LENDERS DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS AND (ii) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

                  (c) EACH LOAN PARTY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF
         PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT
         REQUESTED) DIRECTED TO SUCH LOAN PARTY AT ITS ADDRESS SET FORTH
         IN SECTION 15.8 AND SERVICE SO MADE SHALL BE DEEMED TO BE
         COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO
         DEPOSITED IN THE U.S. MAILS.  NOTHING CONTAINED HEREIN SHALL AFFECT


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         THE RIGHT OF THE AGENT OR THE LENDERS TO SERVE LEGAL PROCESS BY ANY
         OTHER MANNER PERMITTED BY LAW.

         Section 15.4 Waiver of Jury Trial. TO THE FULLEST EXTENT ALLOWED BY LAW EACH LOAN PARTY, THE LENDERS AND THE AGENT EACH WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH LOAN PARTY, THE LENDERS AND THE AGENT EACH AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         Section 15.5 Survival of Representations and Warranties. All of the representations and warranties of each Loan Party contained in this Agreement shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the Agent or the Lenders or their respective agents.

         Section 15.6 Other Security and Guaranties. The Agent, may, without notice or demand and without affecting the Loan Parties' obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

         Section 15.7 Fees and Expenses. Each Loan Party agrees to pay to the Agent, for its benefit, on demand, all reasonable costs and expenses that the Agent pays or incurs in connection with the negotiation, preparation, syndication, consummation, administration, enforcement, and termination of this Agreement or any of the other Loan Documents, including: (a) Attorney Costs; (b) costs and expenses (including attorneys' and paralegals' fees and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby;
(c) costs and expenses of lien and title searches; (d) taxes, fees and other charges for recording or filing financing statements and continuations, and other actions to perfect, protect, and continue the Agent's Liens (including costs


LOAN AND SECURITY AGREEMENT - Page 114
and expenses paid or incurred by the Agent in connection with the consummation of this Agreement); (e) sums paid or incurred to pay any amount or take any action required of any Loan Party under the Loan Documents that such Loan Party fails to pay or take; (f) costs of appraisals, inspections, and verifications of the Collateral, including travel, lodging, and meals for inspections of the Collateral and the Loan Parties' operations by the Agent; (g) costs and expenses of forwarding Loan proceeds, collecting checks and other items of payment, and establishing and maintaining Payment Accounts and lock boxes; (h) costs and expenses of preserving and protecting the Collateral; and (i) costs and expenses (including attorneys' and paralegals' fees and disbursements) paid or incurred to obtain payment of the Obligations, enforce the Agent's Liens, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against the Agent or any Lender arising out of the transactions contemplated hereby (including preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Loan Parties. All of the foregoing costs and expenses may be charged to the Borrowers' Loan Account as Revolving Loans pursuant to and as provided by Section 4.7.

         Section 15.8 Notices. Except as otherwise provided herein, all notices, demands and requests that any party is required or elects to give to any other shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service, (b) four (4) days after it shall have been mailed by United States mail, first class, certified or registered, with postage prepaid, or (c) in the case of notice by such a telecommunications device, when properly transmitted, in each case addressed to the party to be notified as follows:

         If to the Agent or to the Bank:

                  Bank of America, N.A.
                  901 Main Street, 6th Floor
                  Dallas, Texas 75202
                  Attention: Business Credit/Regional Manager: URGENT Telecopy No.: 214-209-3501

                  with a copy to:
                  Jenkens & Gilchrist
                  1445 Ross Avenue, Suite 3200
                  Dallas, Texas 75202
                  Attention: Daniel C. Garner, Esq.
                  Telecopy No.: 214-855-4300


LOAN AND SECURITY AGREEMENT - Page 115

         If to the Loan Parties:

                  Parker Drilling Company
                  8 East 3rd Street
                  Tulsa, Oklahoma 74103
                  Attention: Chief Financial Officer
                  Telecopy: 918-586-7520

                  with a copy to:
                  Vinson & Elkins L.L.P.
                  1001 Fannin, Suite 2300
                  Houston, Texas 77002
                  Attention: Joel N. Ephross, Esq.
                  Telecopy No.: 713-758-3228

or to such other address as each party may designate for itself by like notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall not adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

         Section 15.9 Waiver of Notices. Unless otherwise expressly provided herein, each Loan Party waives presentment, protest and notice of demand or dishonor and protest as to any instrument, notice of intent to accelerate the Obligations and notice of acceleration of the Obligations, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on any Loan Party which the Agent or any Lender may elect to give shall entitle any Loan Party to any or further notice or demand in the same, similar or other circumstances.

         Section 15.10 Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors, and assigns of the parties hereto; provided, however, that no interest herein may be assigned by any Loan Party without prior written consent of the Agent and each Lender. The rights and benefits of the Agent and the Lenders hereunder shall, if such Persons so agree, inure to any party acquiring any interest in the Obligations or any part thereof.

         Section 15.11 Indemnity of the Agent and the Lenders by the Loan
Parties.

                  (a) EACH LOAN PARTY AGREES TO DEFEND, INDEMNIFY AND HOLD THE AGENT-RELATED PERSONS, AND EACH LENDER AND EACH OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, COUNSEL, AGENTS AND ATTORNEYS-IN-FACT (EACH, AN "INDEMNIFIED PERSON") HARMLESS FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, CHARGES, EXPENSES AND DISBURSEMENTS (INCLUDING ATTORNEY COSTS) OF ANY KIND OR NATURE WHATSOEVER WHICH MAY AT ANY TIME (INCLUDING AT ANY TIME FOLLOWING REPAYMENT OF THE LOANS AND THE TERMINATION,


LOAN AND SECURITY AGREEMENT - Page 116

         RESIGNATION OR REPLACEMENT OF THE AGENT OR REPLACEMENT OF ANY LENDER) BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST ANY SUCH PERSON IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY DOCUMENT CONTEMPLATED BY OR REFERRED TO HEREIN, OR THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY ACTION TAKEN OR OMITTED BY ANY SUCH PERSON UNDER OR IN CONNECTION WITH ANY OF THE FOREGOING, INCLUDING WITH RESPECT TO ANY INVESTIGATION, LITIGATION OR PROCEEDING (INCLUDING ANY INSOLVENCY PROCEEDING OR APPELLATE PROCEEDING) RELATED TO OR ARISING OUT OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR THE LOANS OR THE USE OF THE PROCEEDS THEREOF, WHETHER OR NOT ANY INDEMNIFIED PERSON IS A PARTY THERETO (ALL THE FOREGOING, COLLECTIVELY, THE "INDEMNIFIED LIABILITIES"); PROVIDED, THAT THE LOAN PARTIES SHALL HAVE NO OBLIGATION HEREUNDER TO ANY INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES RESULTING SOLELY FROM THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF SUCH INDEMNIFIED PERSON. THE AGREEMENTS IN THIS SECTION SHALL SURVIVE PAYMENT OF ALL OTHER OBLIGATIONS.

                  (b) EACH LOAN PARTY AGREES TO INDEMNIFY, DEFEND AND HOLD HARMLESS THE AGENT AND THE LENDERS FROM ANY LOSS OR LIABILITY DIRECTLY OR INDIRECTLY ARISING OUT OF THE USE, GENERATION, MANUFACTURE, PRODUCTION, STORAGE, RELEASE, THREATENED RELEASE, DISCHARGE, DISPOSAL OR PRESENCE OF A HAZARDOUS SUBSTANCE RELATING TO ANY LOAN PARTY'S OPERATIONS, BUSINESS OR PROPERTY. THIS INDEMNITY WILL APPLY WHETHER THE HAZARDOUS SUBSTANCE IS ON, UNDER OR ABOUT ANY LOAN PARTY'S PROPERTY OR OPERATIONS OR PROPERTY LEASED TO ANY LOAN PARTY. THE INDEMNITY INCLUDES BUT IS NOT LIMITED TO ATTORNEYS' FEES (INCLUDING THE REASONABLE ESTIMATE OF THE ALLOCATED COST OF IN-HOUSE COUNSEL AND STAFF). THE INDEMNITY EXTENDS TO THE AGENT AND THE LENDERS, THEIR PARENTS, AFFILIATES, SUBSIDIARIES AND ALL OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, SUCCESSORS, ATTORNEYS AND ASSIGNS. "HAZARDOUS SUBSTANCES" MEANS ANY SUBSTANCE, MATERIAL OR WASTE THAT IS OR BECOMES DESIGNATED OR REGULATED AS "TOXIC," "HAZARDOUS," "POLLUTANT," OR "CONTAMINANT" OR A SIMILAR DESIGNATION OR REGULATION UNDER ANY FEDERAL, STATE OR LOCAL LAW (WHETHER UNDER COMMON LAW, STATUTE, REGULATION OR OTHERWISE) OR JUDICIAL OR ADMINISTRATIVE INTERPRETATION OF SUCH, INCLUDING PETROLEUM OR NATURAL GAS. THIS INDEMNITY WILL SURVIVE REPAYMENT OF ALL OTHER OBLIGATIONS.

         Section 15.12 Limitation of Liability. No claim may be made by any Loan Party, any Lender or other Person against the Agent, any Lender, or the affiliates, directors, officers, officers, employees, or agents of any of them for any special, indirect, consequential or punitive damages in


LOAN AND SECURITY AGREEMENT - Page 117
respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Loan Document, or any act, omission or event occurring in connection therewith, and each Loan Party and each Lender hereby waives, releases and agrees not to sue upon any claim for such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

         Section 15.13 Final Agreement. This Agreement and the other Loan Documents are intended by the Loan Parties, the Agent and the Lenders to be the final, complete, and exclusive expression of the agreement between them. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof. No modification, rescission, waiver, release, or amendment of any provision of this Agreement or any other Loan Document shall be made, except by a written agreement signed by the Loan Parties and a duly authorized officer of each of the Agent and the requisite Lenders.

         Section 15.14 Counterparts. This Agreement may be executed in any number of counterparts, and by the Agent, each Lender and the Loan Parties in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

         Section 15.15 Captions. The captions contained in this Agreement are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

         Section 15.16 Right of Setoff. In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists or the Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to the Loan Parties, any such notice being waived by the Loan Parties to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of any Loan Party against any and all Obligations owing to such Lender by such Loan Party, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Loan Parties and the Agent after any such setoff and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. NOTWITHSTANDING THE FOREGOING, NO LENDER SHALL EXERCISE ANY RIGHT OF SET-OFF, BANKER'S LIEN, OR THE LIKE AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF ANY LOAN PARTY HELD OR MAINTAINED BY SUCH LENDER WITHOUT THE PRIOR WRITTEN UNANIMOUS CONSENT OF THE LENDERS.

         Section 15.17 Joint and Several Liability. All Loans, upon funding, shall be deemed to be jointly funded to and received by the Borrowers. Each Loan Party jointly and severally agrees to pay, and shall be jointly and severally liable under this Agreement for, all Obligations (excluding Existing Obligations in the case of a Newly Obligated Party), regardless of the manner or amount in which


LOAN AND SECURITY AGREEMENT - Page 118
proceeds of Loans are used, allocated, shared or disbursed by or among the Loan Parties themselves, or the manner in which the Agent and/or any Lender accounts for such Loans or other extensions of credit on its books and records. The Borrowers acknowledge and expressly agree with the Agent and each Lender that the joint and several liability of each Borrower is required solely as a condition to, and is given solely as inducement for and in consideration of, credit or accommodations extended or to be extended under the Loan Documents to any or all of the other Loan Parties and is not required or given as a condition of extensions of credit to such Borrower. Each Loan Party's obligations under this Agreement and as an obligor under a Guaranty Agreement shall be separate and distinct obligations. Each Loan Party's obligations under this Agreement shall, to the fullest extent permitted by law, be unconditional irrespective of
(i) the validity or enforceability, avoidance, or subordination of the Obligations of any other Loan Party or of any promissory note or other document evidencing all or any part of the Obligations of any other Loan Party, (ii) the absence of any attempt to collect the Obligations from any other Loan Party, any other guarantor, or any other security therefor, or the absence of any other action to enforce the same, (iii) the waiver, consent, extension, forbearance, or granting of any indulgence by the Agent and/or any Lender with respect to any provision of any instrument evidencing the Obligations of any other Loan Party, or any part thereof, or any other agreement now or hereafter executed by any other Loan Party and delivered to the Agent and/or any Lender, (iv) the failure by the Agent and/or any Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Obligations of any other Loan Party, (v) the Agent's and/or any Lender's election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, (vi) any borrowing or grant of a security interest by any other Loan Party, as debtor-in-possession under Section 364 of the Bankruptcy Code, (vii) the disallowance of all or any portion of the Agent's and/or any Lender's claim(s) for the repayment of the Obligations of any other Loan Party under Section 502 of the Bankruptcy Code, or
(viii) any other circumstances which might constitute a legal or equitable discharge or defense of a guarantor or of any other Loan Party. With respect to any Loan Party's Obligations arising as a result of the joint and several liability of the Loan Parties hereunder with respect to Loans or other extensions of credit made to any of the other Loan Parties hereunder, such Loan Party waives, until the Obligations shall have been paid in full and the Loan Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy which the Agent and/or any Lender now has or may hereafter have against any other Loan Party, any endorser or any guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to the Agent and/or any Lender to secure payment of the Obligations or any other liability of any Loan Party to the Agent and/or any Lender. Upon any Event of Default, the Agent may proceed directly and at once, without notice, against any Loan Party to collect and recover the full amount, or any portion of the Obligations, without first proceeding against any other Loan Party or any other Person, or against any security or collateral for the Obligations. Each Loan Party consents and agrees that the Agent shall be under no obligation to marshal any assets in favor of any Loan Party or against or in payment of any or all of the Obligations.

         Section 15.18 Contribution and Indemnification among the Loan Parties. To the extent that any Loan Party or any Subsidiary of a Loan Party shall repay any of the Obligations (an "Accommodation Payment"), then the Loan Party or such Subsidiary making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the


LOAN AND SECURITY AGREEMENT - Page 119
other Loan Parties in an amount, for each of such other Loan Parties, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Loan Party's Allocable Amount (as defined below) and the denominator of which is the sum of the Allocable Amounts of all of the Loan Parties. As of any date of determination, the "Allocable Amount" of each Loan Party shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Loan Party hereunder without (a) rendering such Loan Party "insolvent" within the meaning of Section 101 (31) of the Bankruptcy Code,
Section 2 of the Uniform Fraudulent Transfer Act ("UFTA") or Section 2 of the Uniform Fraudulent Conveyance Act ("UFCA"), (b) leaving such Loan Party with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA, or (c) leaving such Loan Party unable to pay its debts as they become due within the meaning of
Section 548 of the Bankruptcy Code or Section 4 of the UFTA, or Section 5 of the UFCA. All rights and claims of contribution, indemnification, and reimbursement under this section shall be subordinate in right of payment to the prior payment in full of the Obligations. The provisions of this section shall, to the extent expressly inconsistent with any provision in any Loan Document, supersede such inconsistent provision.

         Section 15.19 Express Waivers By Loan Parties In Respect of Cross Guaranties and Cross Collateralization. Each Loan Party agrees as follows:

                  (a) Each Loan Party hereby waives: (1) notice of acceptance of this Agreement; (2) notice of the making of any Loans, the issuance of any Letter of Credit or any other financial accommodations made or extended under the Loan Documents or the creation or existence of any Obligations; (3) notice of the amount of the Obligations, subject, however, to such Loan Party's right to make inquiry of the Agent to ascertain the amount of the Obligations at any reasonable time; (4) notice of any adverse change in the financial condition of any other Loan Party or of any other fact that might increase such Loan Party's risk with respect to such other Loan Party under the Loan Documents;
         (5) notice of presentment for payment, demand, protest and notice thereof as to any promissory notes or other instruments among the Loan Documents; and (6) all other notices (except if such notice is specifically required to be given to such Loan Party hereunder or under any of the other Loan Documents to which such Loan Party is a party) and demands to which such Loan Party might otherwise be entitled;

                  (b) Each Loan Party hereby waives the right by statute or otherwise to require the Agent or any Lender to institute suit against any other Loan Party or to exhaust any rights and remedies which the Agent or any Lender has or may have against any other Loan Party. Each Loan Party further waives any defense arising by reason of any disability or other defense of any other Loan Party (other than the defense that the Obligations shall have been fully and finally performed and indefeasibly paid) or by reason of the cessation from any cause whatsoever of the liability of any such Loan Party in respect thereof.

                  (c) Each Loan Party hereby waives and agrees not to assert against the Agent, any Lender or the Letter of Credit Issuer: (i) any defense (legal or equitable), set-off, counterclaim or claim which such Loan Party may now or at any time hereafter have against any other Loan


LOAN AND SECURITY AGREEMENT - Page 120

         Party or any other party liable under the Loan Documents; (ii) any defense, set-off, counterclaim or claim of any kind or nature available to any other Loan Party against the Agent, any Lender or the Letter of Credit Issuer, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity or enforceability of the Obligations or any security therefor; (iii) any right or defense arising by reason of any claim or defense based upon an election of remedies by the Agent, any Lender or the Letter of Credit Issuer under any applicable law; (iv) the benefit of any statute of limitations affecting any other Loan Party's liability hereunder;

                  (d) Each Loan Party consents and agrees that, without notice to or by such Loan Party and without affecting or impairing the obligations of such Loan Party hereunder, the Agent may (subject to any requirement for consent of any of the Lenders to the extent required by this Agreement), by action or inaction: (a) compromise, settle, extend the duration or the time for the payment of, or discharge the performance of, or may refuse to or otherwise not enforce the Loan Documents; (b) release all or any one or more parties to any one or more of the Loan Documents or grant other indulgences to any other Loan Party in respect thereof; (c) amend or modify in any manner and at any time (or from time to time) any of the Loan Documents; or (d) release or substitute any Person liable for payment of the Obligations, or enforce, exchange, release or waive any security for the Obligations or any Guaranty of the Obligations;

                  (e) Each Loan Party represents and warrants to the Agent and the Lenders that such Loan Party is currently informed of the financial condition of all other Loan Parties and all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each Loan Party further represents and warrants that such Loan Party has read and understands the terms and conditions of the Loan Documents. Each Loan Party agrees that neither the Agent, nor any Lender nor the Letter of Credit Issuer has any responsibility to inform any Loan Party of the financial condition of any other Loan Party or of any other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.

         Section 15.20 Exception to Covenants. No Loan Party nor any Subsidiary shall be deemed to be permitted to take any action or fail to take any action which is permitted as an exception to any of the covenants contained herein or which is within the permissible limits of any of the covenants contained herein if such action or omission would result in the breach of any other covenant contained herein.

         Section 15.21 Judgment Currency. The payment obligations of any Loan Party under this Agreement or any of the other Loan Documents shall not be discharged by an amount paid in any currency other than Dollars, or in any other place than required by this Agreement or any such Loan Documents, to the extent that the amount so paid on conversion to Dollars and transferred to the Agent in Dallas, Dallas County, Texas under normal banking procedures does not yield the amount of Dollars due under this Agreement or any such other Loan Document. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due under this Agreement or any of the other Loan Documents in any currency to another currency (the "Other Currency"), then the rate


LOAN AND SECURITY AGREEMENT - Page 121
of exchange which shall be applied shall be the Spot Rate, determined as of the Business Day preceding the date on which such judgment is signed by the judge or other Person acting on behalf of such court. The payment obligations of any Loan Party in respect of any such amount due by it pursuant to such judgment, notwithstanding the rate of exchange actually applied in rendering such judgment, shall be discharged only to the extent that on the Business Day following receipt by the Agent or the Lenders of any such sum in the Other Currency pursuant to such judgment, the Agent or the Lenders may, in accordance with normal banking procedures, purchase and transfer to Dallas, Dallas County, Texas, Dollars with the amount of the Other Currency so received. As used herein, "Spot Rate" means, as of any date of determination with respect to the conversion of an amount denominated in one currency (the "Original Currency") to the Other Currency, the rate of exchange at which, in accordance with customary banking procedures and at such time and in such foreign exchange market as the Agent shall determine consistent with such procedures, the Agent on such date could purchase such amount of the Original Currency with the Other Currency.

         Section 15.22 Agency of the Parent for each other Loan Party. Each of the other Loan Parties irrevocably appoints the Parent as its agent for all purposes relevant to this Agreement, including the giving and receipt of notices and execution and delivery of all documents, instruments and certificates contemplated herein (including without limitation execution and delivery to the Agent of Borrowing Base Certificates, Notices of Borrowing and Notices of Conversion/Continuation) and all modifications hereto. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all or any of the Loan Parties or acting singly, shall be valid and effective if given or taken only by the Parent, whether or not any of the other Loan Parties joins therein, and the Agent and the Lenders shall have no duty or obligation to make further inquiry with respect to the authority of the Parent under this Section 15.22, provided, that nothing in this Section 15.22 shall limit the effectiveness of, or the right of the Agent and the Lenders to rely upon, any notice (including without limitation a Notice of Borrowing), document, instrument, certificate, acknowledgment, consent, direction, certification or other action delivered by any Borrower pursuant to this Agreement.


         THIS WRITTEN LOAN AND SECURITY AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


                [Remainder of this page intentionally left blank]


LOAN AND SECURITY AGREEMENT - Page 122

         IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

THE LOAN PARTIES:

PARKER DRILLING COMPANY,                                    ANACHORETA, INC.,
a Delaware corporation                                      a Nevada corporation


By:      /s/ DAVID W. TUCKER                                By:      /s/ PHILLIP M. BURCH
         -----------------------                                     -----------------------
Name:    David W. Tucker                                    Name:    Phillip M. Burch
         -----------------------                                     -----------------------
Title:   Treasurer                                          Title:   VP
         -----------------------                                     -----------------------



CANADIAN RIG LEASING, INC.,                                 CHOCTAW INTERNATIONAL
an Oklahoma corporation                                     RIG CORP., a Nevada corporation


By:      /s/ DAVID W. TUCKER                                By:      /s/ PHILLIP M. BURCH
         -----------------------                                     -----------------------
Name:    David W. Tucker                                    Name:    Phillip M. Burch
         -----------------------                                     -----------------------
Title:   Assistant Secretary                                Title:   VP
         -----------------------                                     -----------------------


CREEK INTERNATIONAL RIG CORP.,                              DGH, INC., a Texas corporation
a Nevada corporation


By:      /s/ PHILLIP M. BURCH                               By:      /s/ PHILLIP M. BURCH
         -----------------------                                     -----------------------
Name:    Phillip M. Burch                                   Name:    Phillip M. Burch
         -----------------------                                     -----------------------
Title:   VP                                                 Title:   VP
         -----------------------                                     -----------------------


INDOCORP OF OKLAHOMA, INC.,                                 MALLARD PERU HOLDINGS,
an Oklahoma corporation                                     INC., a Delaware corporation


By:      /s/ PHILLIP M. BURCH                               By:      /s/ PHILLIP M. BURCH
         -----------------------                                     -----------------------
Name:    Phillip M. Burch                                   Name:    Phillip M. Burch
         -----------------------                                     -----------------------
Title:   VP                                                 Title:   VP
         -----------------------                                     -----------------------



LOAN AND SECURITY AGREEMENT

MANAGEMENT SERVICE LOGISTICS, INC.,                         OIME, INC., an Oklahoma
a Nevada corporation                                        corporation


By:      DAVID W. TUCKER                                    By:      PHILLIP M. BURCH
         -----------------------                                     -----------------------
Name:    David W. Tucker                                    Name:    Phillip M. Burch
         -----------------------                                     -----------------------
Title:   Vice President                                     Title:   VP
         -----------------------                                     -----------------------


PARCO MASTS AND SUBSTRUCTURES,                              PARCO, INC., an Oklahoma
INC., an Oklahoma corporation                               corporation


By:      PHILLIP M. BURCH                                   By:      PHILLIP M. BURCH
         -----------------------                                     -----------------------
Name:    Phillip M. Burch                                   Name:    Philip M. Burch
         -----------------------                                     -----------------------
Title:   VP                                                 Title:   VP
         -----------------------                                     -----------------------


PARDRIL, INC., an Oklahoma corporation                      PARKER-VSE, INC., a Nevada
                                                            corporation


By:      PHILLIP M. BURCH                                   By:      DAVID W. TUCKER
         -----------------------                                     -----------------------
Name:    Phillip M. Burch                                   Name:    David W. Tucker
         -----------------------                                     -----------------------
Title:   VP                                                 Title:   Treasurer
         -----------------------                                     -----------------------


PARKER AVIATION INC., an Oklahoma                           PARKER DRILLING
corporation                                                 (KAZAKSTAN), LTD., an Oklahoma
                                                            corporation


By:      PHILLIP M. BURCH                                   By:      PHILLIP M. BURCH
         -----------------------                                     -----------------------
Name:    Phillip M. Burch                                   Name:    Phillip M. Burch
         -----------------------                                     -----------------------
Title:   VP                                                 Title:   VP
         -----------------------                                     -----------------------



LOAN AND SECURITY AGREEMENT

PARKER DRILLING COMPANY                                     PARKER DRILLING COMPANY
EASTERN HEMISPHERE, LTD.,                                   INTERNATIONAL LIMITED,
an Oklahoma corporation                                     a Nevada corporation


By:      /s/ PHILLIP M. BURCH                               By:      /s/ PHILLIP M. BURCH
         -----------------------                                     -----------------------
Name:    Phillip M. Burch                                   Name:    Phillip M. Burch
         -----------------------                                     -----------------------
Title:   VP                                                 Title:   VP
         -----------------------                                     -----------------------


PARKER DRILLING COMPANY                                     PARKER DRILLING COMPANY
INTERNATIONAL, INC.,                                        LIMITED, a Nevada corporation
a Delaware corporation


By:      /s/ PHILLIP M. BURCH                               By:      /s/ PHILLIP M. BURCH
         -----------------------                                     -----------------------
Name:    Phillip M. Burch                                   Name:    Phillip M. Burch
         -----------------------                                     -----------------------
Title:   VP                                                 Title:   VP
         -----------------------                                     -----------------------


PARKER DRILLING COMPANY LIMITED,                            PARKER DRILLING COMPANY
an Oklahoma corporation                                     NORTH AMERICA, INC.,
                                                            a Nevada corporation


By:      /s/ PHILLIP M. BURCH                               By:      /s/ PHILLIP M. BURCH
         -----------------------                                     -----------------------
Name:    Phillip M. Burch                                   Name:    Phillip M. Burch
         -----------------------                                     -----------------------
Title:   VP                                                 Title:   VP
         -----------------------                                     -----------------------


PARKER DRILLING COMPANY OF                                  PARKER DRILLING COMPANY
ARGENTINA, INC., a Nevada corporation                       OF BOLIVIA, INC., an Oklahoma
                                                            corporation


By:      /s/ PHILLIP M. BURCH                               By:      /s/ PHILLIP M. BURCH
         -----------------------                                     -----------------------
Name:    Phillip M. Burch                                   Name:    Phillip M. Burch
         -----------------------                                     -----------------------
Title:   VP                                                 Title:   VP
         -----------------------                                     -----------------------



LOAN AND SECURITY AGREEMENT

PARKER DRILLING COMPANY OF                                  PARKER DRILLING COMPANY
INDONESIA, INC., an Oklahoma corporation                    OF MEXICO, LTD., an Oklahoma
                                                            corporation


By:      /s/ PHILLIP M. BURCH                               By:      /s/ PHILLIP M. BURCH
         -----------------------                                     -----------------------
Name:    Phillip M. Burch                                   Name:    Phillip M. Burch
         -----------------------                                     -----------------------
Title:   VP                                                 Title:   VP
         -----------------------                                     -----------------------


PARKER DRILLING COMPANY OF                                  PARKER DRILLING COMPANY
NEW GUINEA, INC., an Oklahoma corporation                   OF NIGER, an Oklahoma corporation


By:      /s/ PHILLIP M. BURCH                               By:      /s/ PHILLIP M. BURCH
         -----------------------                                     -----------------------
Name:    Phillip M. Burch                                   Name:    Phillip M. Burch
         -----------------------                                     -----------------------
Title:   VP                                                 Title:   VP
         -----------------------                                     -----------------------


PARKER DRILLING COMPANY OF                                  PARKER DRILLING COMPANY
OKLAHOMA, INCORPORATED,                                     OF SINGAPORE, LTD.,
an Oklahoma corporation                                     an Oklahoma corporation


By:      /s/ PHILLIP M. BURCH                               By:      /s/ PHILLIP M. BURCH
         -----------------------                                     -----------------------
Name:    Phillip M. Burch                                   Name:    Phillip M. Burch
         -----------------------                                     -----------------------
Title:   VP                                                 Title:   VP
         -----------------------                                     -----------------------


PARKER DRILLING COMPANY OF                                  PARKER DRILLING COMPANY
SOUTH AMERICA, INC.,                                        OF SOUTH TEXAS, INC.,
an Oklahoma corporation                                     an Oklahoma corporation


By:      /s/ PHILLIP M. BURCH                               By:      /s/ PHILLIP M. BURCH
         -----------------------                                     -----------------------
Name:    Phillip M. Burch                                   Name:    Phillip M. Burch
         -----------------------                                     -----------------------
Title:   VP                                                 Title:   VP
         -----------------------                                     -----------------------



LOAN AND SECURITY AGREEMENT

PARKER DRILLING OFFSHORE                                    PARKER DRILLING OFFSHORE
CORPORATION, a Texas corporation                            USA, L.L.C., an Oklahoma limited
                                                            liability company


By:      /s/ PHILLIP M. BURCH                               By:      /s/ DAVID W. TUCKER
         -----------------------                                     -----------------------
Name:    Phillip M. Burch                                   Name:    David W. Tucker
         -----------------------                                     -----------------------
Title:   VP                                                 Title:   Treasurer
         -----------------------                                     -----------------------


PARKER DRILLING U.S.A., LTD.,                               PARKER ENERGY RESOURCES,
a Nevada corporation                                        INC., a Texas corporation


By:      /s/ PHILLIP M. BURCH                               By:      /s/ DAVID W. TUCKER
         -----------------------                                     -----------------------
Name:    Phillip M. Burch                                   Name:    David W. Tucker
         -----------------------                                     -----------------------
Title:   VP                                                 Title:   Vice President
         -----------------------                                     -----------------------


PARKER MEASUREMENT, INC.,                                   PARKER NORTH AMERICA
a Texas corporation                                         OPERATIONS, INC., a Nevada
                                                            corporation


By:      /s/ DAVID W. TUCKER                                By:      /s/ DAVID W. TUCKER
         -----------------------                                     -----------------------
Name:    David W. Tucker                                    Name:    David W. Tucker
         -----------------------                                     -----------------------
Title:   Vice President                                     Title:   President
         -----------------------                                     -----------------------


PARKER PIPELINE COMPANY, INC.,                              PARKER TECHNOLOGY, INC.,
a Texas corporation                                         an Oklahoma corporation


By:      /s/ DAVID W. TUCKER                                By:      /s/ DAVID W. TUCKER
         -----------------------                                     -----------------------
Name:    David W. Tucker                                    Name:    David W. Tucker
         -----------------------                                     -----------------------
Title:   Vice President                                     Title:   Assistant Secretary
         -----------------------                                     -----------------------



LOAN AND SECURITY AGREEMENT

PARKER TECHNOLOGY, L.L.C.,                                  PARKER USA DRILLING
a Louisiana limited liability company                       COMPANY, a Nevada corporation


By:      /s/ DAVID W. TUCKER                                By:      /s/ PHILLIP M. BURCH
         -----------------------                                     -----------------------
Name:    David W. Tucker                                    Name:    Phillip M. Burch
         -----------------------                                     -----------------------
Title:   Assistant VP                                       Title:   VP
         -----------------------                                     -----------------------


PARKER VALVE COMPANY,                                       QUAIL TOOLS, L.L.P.,
a Texas corporation                                         an Oklahoma limited liability partnership


By:      /s/ DAVID W. TUCKER                                By:      /s/ PHILLIP M. BURCH
         -----------------------                                     -----------------------
Name:    David W. Tucker                                    Name:    Phillip M. Burch
         -----------------------                                     -----------------------
Title:   Assistant VP                                       Title:   Secretary
         -----------------------                                     -----------------------


SAINTS ACQUISITION                                          SELECTIVE DRILLING
COMPANY, a Delaware corporation                             CORPORATION, an Oklahoma
                                                            corporation


By:      /s/ JAMES W. LINN                                  By:      /s/ PHILLIP M. BURCH
         -----------------------                                     -----------------------
Name:    James W. Linn                                      Name:    Phillip M. Burch
         -----------------------                                     -----------------------
Title:   Vice President                                     Title:   VP
         -----------------------                                     -----------------------


TOTAL COVERAGE SERVICES,                                    TOTAL FUNDS MANAGEMENT
a Nevada corporation                                        CORPORATION, a Nevada corporation


By:      /s/ PHILLIP M. BURCH                               By:      /s/ DAVID W. TUCKER
         -----------------------                                     -----------------------
Name:    Phillip M. Burch                                   Name:    David W. Tucker
         -----------------------                                     -----------------------
Title:   VP                                                 Title:   President
         -----------------------                                     -----------------------



LOAN AND SECURITY AGREEMENT

TOTAL LOGISTICS CORPORATION,                                UNIVERSAL RIG SERVICE CORP.,
a Nevada corporation                                        a Nevada corporation


By:      /s/ DAVID W. TUCKER                                By:      /s/ DAVID W. TUCKER
         -----------------------                                     -----------------------
Name:    David W. Tucker                                    Name:    David W. Tucker
         -----------------------                                     -----------------------
Title:   President                                          Title:   Assistant VP
         -----------------------                                     -----------------------







LOAN AND SECURITY AGREEMENT

                                                  THE AGENT:

                                                  BANK OF AMERICA, NATIONAL
                                                  ASSOCIATION, as the Agent


                                                  By:  /s/ DAN LANE
                                                     ---------------------------
                                                       Dan Lane
                                                       Vice President





LOAN AND SECURITY AGREEMENT

                                                  THE LENDERS:

                                                  BANK OF AMERICA, NATIONAL
                                                  ASSOCIATION
Commitment:  $30,000,000
Pro Rata Share:  60%

                                                  By:  /s/ DAN LANE
                                                     ---------------------------
                                                       Dan Lane
                                                       Vice President




LOAN AND SECURITY AGREEMENT

                                                  CONGRESS FINANCIAL CORPORATION
Commitment:  $15,000,000
Pro Rata Share: 30%

                                                  By:  /s/ MARK M. GALOVIC
                                                     ---------------------------
                                                       Mark M. Galovic
                                                       Vice President




LOAN AND SECURITY AGREEMENT

                                                  BANK OF OKLAHOMA, N.A.
Commitment:  $5,000,000
Pro Rata Share: 10%

                                                  By:    /s/ TERRY D. BLAIN
                                                     ---------------------------

                                                  Name:  Terry D. Blain
                                                       -------------------------

                                                  Title: Vice President
                                                        ------------------------



LOAN AND SECURITY AGREEMENT

                                    EXHIBIT A

                             FORM OF REVOLVING NOTE




Exhibit A; Cover Page

                                    EXHIBIT B

                       FORM OF BORROWING BASE CERTIFICATE




Exhibit B; Cover Page

                                    EXHIBIT C

                              FINANCIAL STATEMENTS




Exhibit C; Cover Page

                             PARKER DRILLING COMPANY
                            CONSOLIDATED SUBSIDIARIES
                           FINANCIAL STATEMENTS AS OF
                                JULY 31, 1999 AND
                               AUGUST 31, 1998 AND
                           FOR THE SEVEN MONTHS ENDED
                             JULY 31, 1999 AND 1998

                   PARKER DRILLING COMPANY AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEET
                                     ASSETS
                            (Dollars in Thousands)
                                   (Unaudited)


                                                 July 31,          Dec. 31,
                                                   1999              1998
                                                ----------        ----------
Current assets:
 Cash and cash equivalents                      $   15,204        $   24,314
 Other short-term investments                          300                --
 Accounts and notes receivable, net
  of allowance for bad debts of $6,164
  at July 31, 1999 and $3,002 at
  December 31, 1998                                 87,261           105,810
 Rig materials and supplies                         12,031            18,755
 Other current assets                               10,963            13,224
                                                ----------        ----------

 Total current assets                              125,759           162,103
                                                ----------        ----------

Property, plant and equipment, at cost:
 Drilling equipment                                951,602           957,672
 Rental equipment                                   42,160            38,784
 Buildings, land and improvements                   19,722            23,329
 Other                                              26,296            29,222
 Construction in progress                          145,078           126,330
                                                ----------        ----------

                                                 1,184,858         1,175,337

 Less accumulated depreciation
  and amortization                                 466,222           445,464
                                                ----------        ----------

 Net property, plant and equipment                 718,636           729,873
                                                ----------        ----------



Deferred charges and other assets:
 Goodwill                                          207,208           214,232
 Rig materials and supplies                         14,937             8,900
 Assets held for disposition (Note 5)                8,436            11,010
 Debt issuance costs                                13,843            15,052
 Other                                              18,772            18,156
                                                ----------        ----------

 Total deferred charges and other assets           263,196           267,350
                                                ----------        ----------

Total assets                                    $1,107,591        $1,159,326
                                                ==========        ==========

                     The accompanying notes are an integral
                 part of the consolidated financial statements.

                   PARKER DRILLING COMPANY AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEET
                      LIABILITIES AND STOCKHOLDERS' EQUITY
                             (Dollars in Thousands)
                                   (Unaudited)


                                                    July 31,           Dec. 31,
                                                     1999                1998
                                                  -----------         -----------
Current liabilities:
 Current portion of long-term debt                $    41,186         $    31,404
 Accounts payable                                      25,818              39,114
 Accrued liabilities                                   30,792              33,323
 Accrued income taxes                                   7,134               7,576
                                                  -----------         -----------

 Total current liabilities                            104,930             111,417
                                                  -----------         -----------

Long-term debt (Note 3)                               629,062             630,479
Deferred income tax                                    27,805              41,253
Other long-term obligations                            12,208              12,227

Stockholders' equity:
 Common stock, $.16 2/3 par value,
  authorized 120,000,000 shares, issued
  and outstanding 77,169,309 shares
  (76,886,806 shares at December 31, 1998)             12,868              12,815
 Capital in excess of par value                       342,703             341,699
 Retained earnings (accumulated deficit)              (21,985)              9,436
                                                  -----------         -----------

 Total stockholders' equity                           333,586             363,950
                                                  -----------         -----------

Total liabilities and stockholders' equity        $ 1,107,591         $ 1,159,326
                                                  ===========         ===========

                     The accompanying notes are an integral
                 part of the consolidated financial statements.

                    PARKER DRILLING COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                             (Dollars in Thousands)
                                   (Unaudited)

                                                                        Seven Months Ended July 31,
                                                                     ---------------------------------
                                                                         1999                 1998
                                                                     ------------         ------------
Revenues:
 Domestic drilling                                                   $     65,623         $    127,486
 International drilling                                                   113,751              144,311
 Rental tools                                                              15,733               18,931
 Other                                                                        262                1,103
                                                                     ------------         ------------
 Total revenues                                                           195,369              291,831
                                                                     ------------         ------------


Operating expenses:
 Domestic drilling                                                         59,385               82,155
 International drilling                                                    76,955               99,959
 Rental tools                                                               6,432                8,127
 Other                                                                        206                1,246
 Depreciation and amortization                                             46,899               42,310
 General and administrative                                                 9,558               10,666
 Restructuring charges                                                      3,000                   --
 Provision for reduction in
   carrying value of certain assets                                         5,250                   --
                                                                     ------------         ------------


Total operating expenses                                                  207,685              244,463
                                                                     ------------         ------------

Operating income (loss)                                                   (12,316)              47,368
                                                                     ------------         ------------

Other income and (expense):
 Interest expense                                                         (31,382)             (29,998)
 Interest income                                                              776                1,638
 Other income (expense) - net                                               4,085                 (446)
                                                                     ------------         ------------


Total other income and (expense)                                          (26,521)             (28,806)
                                                                     ------------         ------------

Income (loss) before income taxes                                         (38,837)              18,562
                                                                     ------------         ------------

Income tax expense (benefit)
  Current                                                                   6,032                7,763
  Deferred                                                                (13,448)               2,100
                                                                     ------------         ------------

Total income tax expense (benefit)                                         (7,416)               9,863
                                                                     ------------         ------------

Net income (loss)                                                    $    (31,421)        $      8,699
                                                                     ============         ============

Earnings (loss) per share,
  Basic                                                                      (.41)                 .11
  Diluted                                                                    (.41)                 .11

Number of common shares used in computing earnings per share:
    Basic                                                              77,039,523           76,717,778
    Diluted                                                            77,039,523           77,580,927

                     The accompanying notes are an integral
                 part of the consolidated financial statements.

                    PARKER DRILLING COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                Increase (Decrease) in Cash and Cash Equivalents
                             (Dollars in Thousands)
                                   (Unaudited)

                                                        Seven Months Ended July 31,
                                                        ---------------------------
                                                           1999              1998
                                                        ---------         ---------
Cash flows from operating activities:
 Net income (loss)                                      $ (31,421)        $   8,699
 Adjustments to reconcile net income (loss)
   to net cash provided by (used in)
   operating activities:
    Depreciation and amortization                          46,899            42,310
    Loss (gain) on disposition of
     property, plant and equipment                         (1,682)           (1,014)
    Provision for reduction in carrying
     value of certain assets                                5,250                --
    Deferred income tax expense (benefit)                 (13,448)            2,100
    Expenses not requiring cash                             2,635             2,635
    Change in assets and liabilities:
     Accounts and notes receivable                         17,623            17,751
     Rig materials and supplies                               232            (3,253)
     Other current assets                                   2,261             1,459
     Accounts payable and accrued
      liabilities                                         (15,846)           36,722
     Accrued income taxes                                    (442)              101
     Other assets                                             206             1,633
                                                        ---------         ---------

Net cash provided by (used in)
 operating activities                                      12,267           109,143
                                                        ---------         ---------

Cash flows from investing activities:
 Acquisition of Hercules, net of cash acquired                 --            (1,147)
 Acquisition of Bolifor                                        --            (2,189)
 Proceeds from the sale of property,
  plant and equipment                                      12,351             3,570
 Capital expenditures                                     (42,400)         (139,322)
 Decrease (increase) in short-term and
  long-term investments                                      (300)          (17,222)
 Other-net                                                    463              (802)
                                                        ---------         ---------
Net cash provided (used) by investing activities        $ (29,886)        $(157,112)
                                                        ---------         ---------


                     The accompanying notes are an integral
                 part of the consolidated financial statements.

                    PARKER DRILLING COMPANY AND SUBSIDIARIES
                CONSOLIDATED STATEMENT OF CASH FLOWS (continued)
                Increase (Decrease) in Cash and Cash Equivalents
                             (Dollars in Thousands)
                                   (Unaudited)


                                                          Seven Months Ended July 31,
                                                          ---------------------------
                                                            1999              1998
                                                          ---------         ---------
Cash flows from financing activities:
 Proceeds from issuance of debt                           $  10,252         $ 162,736
 Principal payments under debt obligations                   (1,677)         (119,352)
 Other                                                          (66)             (157)
                                                          ---------         ---------

Net cash provided (used) by financing
 activities                                                   8,509            43,227
                                                          ---------         ---------

Net change in cash and cash equivalents                      (9,110)           (4,742)
                                                          ---------         ---------

Cash and cash equivalents at beginning
 of period                                                   24,314            32,444
                                                          ---------         ---------

Cash and cash equivalents at
 the end of period                                        $  15,204         $  27,702
                                                          =========         =========

Supplemental disclosures of cash flow information:
  Cash paid during the year for:
   Interest                                               $  33,370         $  24,416
   Income taxes                                           $   6,474         $   7,052

                     The accompanying notes are an integral
                 part of the consolidated financial statements.

                    PARKER DRILLING COMPANY AND SUBSIDIARIES
                   STATEMENT OF PREFERRED STOCK, COMMON STOCK
                         AND OTHER STOCKHOLDERS' EQUITY

                    For the Seven Months Ended July 31, 1999
                             (Dollars in Thousands)
                                   (Unaudited)


                                                                      Retained
                                                   Capital in         Earnings
                                   Common          Excess of        (Accumulated
                                   Stock           Par Value          Deficit)
                                 ---------         ----------       ------------
Balance,
December 31, 1998                $  12,815         $ 341,699         $   9,436

Activity in employees'
  stock option and
  career stock plan                     56             1,067                --

Acquisition of stock
  from certain employees                (3)              (63)               --

Net income (loss) for the
  seven months ended
  July 31, 1999                         --                --           (31,421)
                                 ---------         ---------         ---------

Balance,
July 31, 1999                    $  12,868         $ 342,703         $ (21,985)
                                 =========         =========         =========

                     The accompanying notes are an integral
                 part of the consolidated financial statements.

                    PARKER DRILLING COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Summary of Significant Accounting Policies

Consolidation - The consolidated financial statements include the accounts of Parker Drilling Company ("Parker Drilling") and all of its majority-owned subsidiaries (collectively, the "Company").

     Operations - The Company provides land and offshore contract drilling services and rental tools on a worldwide basis to major, independent and foreign national oil companies. Parker's rig fleet consists of 34 barge drilling and workover rigs, eight offshore jackup rigs, six offshore platform rigs and 75 land rigs. The Company specializes in the drilling of deep and difficult wells, drilling in remote and harsh environments, drilling in transition zones and offshore waters and in providing specialized rental tools. The Company also provides a range of services that are ancillary to its principal drilling services, including engineering, logistics and construction, as well as various types of project management.

     Drilling Contracts - The Company recognizes revenue and expenses on dayrate contracts as the drilling progresses (percentage-of-completion method) because the Company does not bear the risk of completion of the well. For meterage contracts, the Company recognizes the revenue and expenses upon completion of the well (completed-contract method).

     Cash and Cash Equivalents - For purposes of the balance sheet and the statement of cash flows, the Company considers cash equivalents to be all highly liquid debt instruments that had a remaining maturity of three months or less at the date of purchase.

     Other Short-term Investments - Other short-term investments include primarily certificates of deposit, U.S. government securities and commercial paper having remaining maturities of greater than three months at the date of purchase and are stated at the lower of cost or market.

     Property, Plant and Equipment - The Company provides for depreciation of property, plant and equipment primarily on the straight-line method over the estimated useful lives of the assets after provision for salvage value. In the third quarter of fiscal 1998, the Company reviewed the estimated useful life of its land drilling fleet used for financial depreciation purposes. As a result, the estimated life was extended from 10 to 15 years with a five percent salvage value for most of the major rig components. The Company's historical experience and a comparison with other firms in the industry indicates that its land drilling equipment has a useful life of at least 15 years. The depreciable lives for offshore drilling equipment, 15 to 20 years, remained unchanged. The depreciable lives for certain other equipment, ranging from three to seven years, including drill pipe, also were not extended. The Company estimates the change in depreciable lives will result in a reduction in calendar 1999 depreciation expense of $5.2 million. When properties are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is included in operations. Management periodically evaluates the Company's assets to determine if they are not in excess of their net realizable value. Management considers a number of factors such as estimated future cash flows, appraisals and current market value analysis in determining net realizable value. Assets are written down to reflect any decrease in net realizable value below their net carrying value. In addition, interest charges totaling approximately $3.0 million for the seven months ended July 31, 1999, $1.7 million for the four months ended December 31, 1998 and $3.5 million for the fiscal year ended August 31, 1998 were capitalized.

     Goodwill - Goodwill is being amortized on a straight-line basis over 30 years commencing on the dates of the respective acquisitions. The Company assesses whether the excess of cost over net assets acquired is impaired based on the ability of the operation to which it relates to generate cash flows in amounts adequate to cover the future amortization of such assets. If an impairment is determined, the amount of such impairment is calculated based on the estimated fair value of the related assets.

     Rig Materials and Supplies - Since the Company's foreign drilling generally occurs in remote locations, making timely outside delivery of spare parts uncertain, a complement of parts and supplies is maintained for each rig either at the drilling site or in warehouses close to the operations. During periods of high rig utilization, these parts are generally consumed and replenished within a one-year period. During a period of lower rig utilization in a particular location, the parts, like the related idle rigs, are generally not transferred to other foreign locations until new contracts are obtained because of the significant transportation costs which would result from such transfers. The Company classifies those parts which are not expected to be utilized in the following year as long-term assets. These assets are carried at the lower of cost or market.

     Other Long-term Obligations - Included in this account is the accrual of workers' compensation and deferred revenue related to prepayments received for certain daywork drilling revenues. These prepayments are recognized over the related contract term.

     Income Taxes - The Company has adopted Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

     Earnings (Loss) Per Share (EPS) - The Company has adopted Statement of Financial Accounting Standard No. 128, "Earnings per Share." The statement requires a presentation of both basic and diluted EPS. Basic earnings (loss) per share is computed by dividing net income (loss), as adjusted for dividends on preferred stock, by the weighted average number of common shares outstanding during the period. The effect of dilutive securities is included in the diluted EPS calculation when applicable.

     Concentrations of Credit Risk - Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of trade receivables with a variety of national and international oil and natural gas companies. The Company generally does not require collateral on its trade receivables. Such credit risk is considered by management to be limited, except as noted in the following, due to the large number of customers comprising the Company's customer base. The Company places substantially all its interest-bearing investments with major financial institutions and, by policy, limits the amount of credit exposure to any one financial institution. In calendar 1999, the Company increased its allowance for doubtful accounts by $3.2 million as the depressed oil industry conditions have negatively impacted several of the Company's customers' ability to pay the Company for services provided.

     The current political and currency instability in Indonesia has created uncertainty regarding the Company's Indonesian operations. The Company provides management, technical and training support to an Indonesian-owned drilling contractor, whose services include the drilling of geothermal wells, related to power plant projects. Due to the uncertain economic conditions, certain of these power plant projects have been postponed or delayed. As a result, payments from a significant customer for services provided by the contractor have been delayed. The Company and the contractor will vigorously pursue all alternatives to expedite payment. The Company believes that resolution of this matter will not have a material adverse effect on the Company's results of operations or financial position.

     Fair Market Value of Financial Instruments - The carrying amount of the Company's cash and short-term investments and short-term and long-term debt had fair values that approximated their carrying amounts.

     Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 2 - Acquisitions

     On December 30, 1997, the Company acquired all of the outstanding capital stock of Hercules Offshore Corporation, a Texas corporation ("HOC"), and all of the outstanding capital stock of Hercules Rig Corp., a Texas corporation ("HRC") and an affiliate of HOC (HOC and HRC being collectively referred to as "Hercules"), for $195.6 million, including acquisition costs. The purchase prices for the acquisitions were adjusted for certain debt assumed by the Company, for capital expenditures incurred subsequent to the purchase agreement date and for levels of working capital at closing. Hercules owns three self-erecting platform rigs and seven offshore jackup rigs.

     The acquisition has been accounted for by the purchase method of accounting, and the reported financial results include the Hercules operations from the date of acquisition. The excess of purchase price over the fair values of the net assets acquired was $83.9 million and has been recorded as goodwill, which is being amortized on a straight-line basis over 30 years.

     The acquisition of Hercules was primarily funded with proceeds from the July 1997 issuance of the Company's $175 million 5 1/2% Convertible Subordinated Notes.

Note 3 - Long-term Debt (Dollars in Thousands)


                                                                                     July 31,        Dec. 31,
                                                                                       1999            1998
                                                                                     --------        --------
 Parker Drilling

    Senior Notes payable in November 2006 with interest of 9.75% payable semi-annually in May and November, net of discount of $1,715 at July 31,
     1999 and $1,852 at December 31, 1998
     (effective interest rate of 9.88%)                                              $298,285        $298,148

    Senior Notes payable in November 2006 with interest of 9.75% payable semi-annually in May and November, net of premium of $4,819 at July 31,
     1999 and $5,202 at December 31, 1998 (effective
     interest rate of 8.97%)                                                          154,819         155,202

    Convertible Notes payable in
     July 2004 with interest of 5 1/2%
     payable semi-annually in August
     and February                                                                     175,000         175,000

    Revolving Credit Facility with interest at prime plus 0.50% or LIBOR plus
     1.75% to 2.25%
     (7.4375% as of August 31, 1998)                                                   40,000          30,000


    Other                                                                               2,144           3,533




Total debt                                                                            670,248         661,883
Less current portion                                                                   41,186          31,404
                                                                                     --------        --------

Total long-term debt                                                                 $629,062        $630,479
                                                                                     ========        ========

The aggregate maturities of long-term debt for the five years ending December 31, 2003, are as follows (000's): 1999 - $ 41,186; 2000 - $ 696; 2001 - $ 613;
2002 - $ 285 and 2003 - $5.

     The Senior Notes, which mature in 2006, were initially issued in November 1996 and in March 1998 in amounts of $300 million (Series B) and $150 million (Series C), respectively. The $300 million issuance was sold at a $2.4 million discount while the $150 million issuance was sold at a premium of $5.7 million. In May 1998, a registration statement was filed by the Company which offered to exchange the Series B and C notes for new Series D Senior Notes. The form and terms of the Series D notes are identical in all material respects to the form and terms of the Series B and C notes, except for certain transfer restrictions and registration rights relating to the Series C Notes. All of the Series B and C notes were exchanged for new Series D notes per this offering. The notes have an interest rate of 9 3/4% and are guaranteed by substantially all subsidiaries of Parker Drilling, all of which are wholly owned. The guarantees are joint and several, full, complete and unconditional. There are currently no restrictions on the ability of the subsidiaries to transfer funds to Parker Drilling in the form of cash dividends, loans or advances. Parker Drilling is a holding company with no operations, other than through its subsidiaries. The non-guarantors are inconsequential, individually and in the aggregate, to the consolidated financial statements and separate financial statements of the guarantors are not presented because management has determined that they would not be material to investors.

         In anticipation of funding the Hercules acquisition, in July 1997 the Company issued $175 million of Convertible Subordinated Notes due 2004. The Notes bear interest at 5.5% payable semi-annually in February and August. The Notes are convertible at the option of the holder into shares of common stock of Parker Drilling at $15.39 per share at any time prior to maturity. The Notes will be redeemable at the option of the Company at any time after July 2000 at certain stipulated prices.

         The $75 million revolving credit facility under the Company's Senior Credit Facility is available for working capital requirements, general corporate purposes and to support letters of credit. At July 31, 1999, $40 million was outstanding under the revolving credit facility and $6.5 million in letters of credit had been issued. Availability under the revolving credit facility is subject to certain borrowing base limitations based on 80% of eligible accounts receivable plus 50% of supplies in inventory. All advances to the Company under the revolving credit facility bear interest, at the option of the Company, at prime to prime plus 0.50% or at l.75% to 2.25% above the one-, two-, three- and seven-month reserve-adjusted LIBOR rate, depending on the percentage of the credit facility utilized. The revolving credit facility is collateralized by a first lien on the Company's accounts receivable and inventory. The revolving credit facility matures on December 31, 2000.

     The Senior Credit Facility also included a $100 million term loan that was used to partially fund the Mallard and Quail acquisitions. The $90 million which was outstanding at August 31, 1997 was fully repaid during fiscal 1998, $83 million of which was from proceeds received in March 1998 from the issuance of the Senior Notes.

         Each of the 9 3/4% Senior Notes, 5 1/2% Convertible Notes and the Senior Credit Facility contains customary affirmative and negative covenants, including restrictions on incurrence of debt and sales of assets. The Senior Credit Facility prohibits payment of dividends and the indenture for the 9 3/4% Senior Notes restricts the payment of dividends.


Note 4 - Common Stock and Stockholders' Equity

Stock Plans

     The Company's employee, non-employee director and consultant stock plans are summarized as follows:

     The 1994 Non-Employee Director Stock Option Plan ("Director Plan") provides for the issuance of options to purchase up to 200,000 shares of the Company's common stock. The option price per share is equal to the fair market value of a Parker Drilling share on the date of grant. The term of each option is ten years, and an option first becomes exercisable six months after the date of grant. Under the Director Plan, on the first trade day of each calendar year, each person who is then a non-employee director of the Company will be automatically granted an option to purchase 5,000 shares of common stock.

     The 1994 Executive Stock Option Plan provides for the granting of a maximum of 2,400,000 shares to key employees and consultants of the Company and its subsidiaries through the granting of stock options, stock appreciation rights and restricted and deferred stock awards. The option price per share may not be less than 50% of the fair market value of a share on the date the option is granted, and the maximum term of a non-qualified option may not exceed fifteen years and the maximum term of an incentive option is ten years.

     The 1997 Stock Plan is a "broad-based" stock plan that provides for the granting of a maximum of 4,000,000 shares to all employees and consultants of the Company who in the opinion of the board of directors are in a position to contribute to the growth, management and success of the Company through the granting of stock options and restricted stock awards. The option price per share may not be less than 100% of the fair market value on the date the option is granted for incentive options and not less than par value of a share of common stock for non-qualified options. The maximum term of an incentive option is ten years and the maximum term of a non-qualified option is fifteen years.

     In July 1999, 2,000,000 additional shares were registered with the SEC for granting under the 1997 Stock Plan. In July 1999, 1,884,000 shares were granted under this plan, leaving 1,120,500 available for granting under this plan. All shares have been granted under the 1994 Executive Stock Option Plan and the 1994 Non-Employee Director Stock Option Plan.

         Information regarding the Company's stock option plans is summarized below:


                                                 1994                                1997
                                               Director                             Stock
                                                 Plan                                Plan
                                     ----------------------------        -----------------------------
                                                        Weighted                             Weighted
                                                        Average                              Average
                                                        Exercise                             Exercise
                                       Shares            Price             Shares              Price
                                     ----------        ----------        ----------         ----------
Shares under option:
 Outstanding at Sept. 1, 1995            15,000        $    4.563                --         $       --
 Granted                                 15,000             6.125                --                 --
 Exercised                                   --                --                --                 --
 Cancelled                                   --                --                --                 --
                                     ----------        ----------        ----------         ----------

 Outstanding at Aug. 31, 1996            30,000        $    5.344                --         $       --
 Granted                                140,000             8.938         1,800,000              8.875
 Exercised                                   --                --                --                 --
 Cancelled                                   --                --                --                 --
                                     ----------        ----------        ----------         ----------

 Outstanding at Aug. 31, 1997           170,000        $    8.303         1,800,000         $    8.875
 Granted                                 20,000            12.094         1,410,500             11.798
 Exercised                                   --                --                --                 --
 Cancelled                                   --                --           (15,000)            12.188
                                     ----------        ----------        ----------         ----------

 Outstanding at Aug. 31, 1998           190,000        $    8.702         3,195,500         $   10.149
 Granted                                     --                --         1,884,000             3.2087
 Exercised                                   --                --                --                 --
 Cancelled                                   --                --                --                 --
                                     ----------        ----------        ----------         ----------

 Outstanding at Dec. 31, 1998           190,000        $    8.702         3,195,500         $   10.149
 Granted                                 10,000             3.281         1,884,000                 --
 Exercised                                   --                --                --                 --
 Cancelled                                   --                --          (200,000)            10.813
                                     ----------        ----------        ----------         ----------

 Outstanding at July 31, 1999           200,000        $    8.426         4,879,500         $    7.442
                                     ----------        ----------        ----------         ----------

         Information regarding the Company's stock option plans is summarized below: (continued)


                                                              1994 Option Plan
                                    ------------------------------------------------------------------
                                             Incentive                           Non-Qualified
                                              Options                               Options
                                    -----------------------------        -----------------------------
                                                        Weighted                             Weighted
                                                         Average                              Average
                                                        Exercise                             Exercise
                                      Shares             Price             Shares              Price
                                    ----------         ----------        ----------         ----------
 Shares under option:
 Outstanding at Sept. 1, 1995          733,000         $    4.500           140,000         $    2.250
 Granted                                    --                 --                --                 --
 Exercised                             (57,000)             4.500           (29,652)             2.250
 Cancelled                                  --                 --                --                 --
                                    ----------         ----------        ----------         ----------

 Outstanding at Aug. 31, 1996          676,000         $    4.500           110,348         $    2.250
 Granted                             1,520,000              8.875                --                 --
 Exercised                             (62,000)             4.500           (30,348)             2.250
 Cancelled                                  --                 --                --                 --
                                    ----------         ----------        ----------         ----------

 Outstanding at Aug. 31, 1997        2,134,000         $    7.616            80,000         $    2.250
 Granted                                    --                 --                --                 --
 Exercised                                  --                 --            (2,000)                --
 Cancelled                                  --                 --                --                 --
                                    ----------         ----------        ----------         ----------

 Outstanding at Aug. 31, 1998        2,134,000         $    7.616            78,000         $    2.250
 Granted                                    --                 --                --                 --
 Exercised                                  --                 --            (2,500)             2.250
 Cancelled                                  --                 --                --                 --
                                    ----------         ----------        ----------         ----------

 Outstanding at Dec. 31, 1998        2,134,000         $    7.616            75,500         $    2.250
 Granted                                    --                 --                --                 --
 Exercised                                  --                 --                --                 --
 Cancelled                                  --                 --                --                 --
                                    ----------         ----------        ----------         ----------

 Outstanding at July 31, 1999        2,134,000         $    7.616            75,500         $    2.250
                                    ----------         ----------        ----------         ----------

                                                         Outstanding Options
                                                     --------------------------
                                                        Weighted       Weighted
                                                         Average       Average
                                          Number of     Remaining      Exercise
       Plan           Exercise Prices       Shares   Contractual Life   Price
       ----          -----------------    ---------  ----------------  --------
1994 Director Plan   $ 3.281 - $ 6.125       40,000     6.8  years     $ 4.828
                     $ 8.875 - $12.094      160,000     8.7  years     $ 9.332

1994 Option Plan     $ 4.500                614,000     6.3  years     $ 4.500
   Incentive Option  $ 8.875              1,520,000     8.7  years     $ 8.875

1994 Option Plan
   Nonqualified      $ 2.250                 75,500    11.3  years     $ 2.250

1997 Stock Plan
   Incentive Option  $ 3.188                988,318     7.0  years     $ 3.188

1997 Stock Plan
   Nonqualified      $ 3.188 - $ 3.688      895,682     7.0  years     $ 3.232

1997 Stock Plan      $ 8.875 - $12.188    2,995,500     9.0  years     $10.105


                                             Exercisable Options
                                          -------------------------
                                                        Weighted
                                          Number of      Average
       Plan           Exercise Prices      Shares    Exercise Price
       ----          -----------------    ---------  --------------
1994 Director Plan   $ 4.563 - $ 6.125       30,000     $  5.344
                     $ 8.875 - $12.094      112,000     $  7.528

1994 Option Plan     $ 4.500                614,000     $  4.500
   Incentive Option  $ 8.875              1,520,000     $  8.875

1994 Option Plan
   Nonqualified      $ 2.250                 75,500     $  2.250

1997 Stock Plan
   Incentive Option  $ 8.875 - $12.188      958,200     $ 10.413

1997 Stock Plan
   Incentive Option  $ 3.188                451,000     $  3.188

1997 Stock Plan
   Nonqualified      $ 3.188 - $ 3.688

         The Company has three additional stock plans which provide for the issuance of stock for no cash consideration to officers and key non-officer employees. Under two of the plans, each employee receiving a grant of shares may dispose of 15 percent of his/her grant on each annual anniversary date from the date of grant for the first four years and the remaining 40 percent on the fifth year anniversary. These plans have a total of 11,375 shares reserved and available for granting. Shares granted under the third plan are fully vested no earlier than 24 months from the effective date of the grant and not later than 36 months. The plan has a total of 1,562,195 shares reserved and available for granting. 18,000 shares granted in fiscal 1996 were the last shares granted under these plans.

         The fair market value of the common stock at date of grant which exceeds the option price of shares granted under any of the plans is recorded as deferred compensation and amortized to expense over the period during which the restrictions lapse. Deferred compensation is shown as a deduction from stockholders' equity. All such costs have been fully amortized as of June 30, 1999.

         During calendar year 1999, the Company has purchased 15,195 shares at an average price of $4.31 per share from certain of its employees who had received stock grants under the Company's stock plans. During fiscal 1998, 1997 and 1996, the Company purchased 36,562, 42,875 and 59,347 shares, respectively, from certain of its employees who had received stock grants under the Company's stock plans, while no shares were purchased during the four month transition period ended December 31, 1998. Total shares purchased from employees and treated as treasury stock are 402,607, 445,482 and 482,044 for the four years ended August 31, 1998. Currently, 497,239 shares are held in Treasury. The Company acquired the shares at then current market prices (weighted average price was $8.28 per share in fiscal 1998, $10.08 per share in fiscal 1997 and $6.44 per share in fiscal 1996). The proceeds were used to pay the employees' tax withholding obligations arising from the vesting of shares under the Plans.


Stock Reserved For Issuance

         The following is a summary of common stock reserved for issuance as of the dates noted:

                                       July 31,          Dec. 31,           Aug. 31,          Aug. 31,
                                         1999              1998              1998              1997
                                      ----------        ----------        ----------        ----------
Stock Plans                            9,983,070         7,983,070         7,985,570         7,987,570
Stock Bonus Plan                         965,621         1,301,792         1,421,182         1,540,991
Convertible Notes                     11,371,020        11,371,020        11,371,020        11,371,020
                                      ----------        ----------        ----------        ----------

Total shares
 reserved for
 issuance                             22,319,711        20,655,882        20,777,772        20,899,581
                                      ==========        ==========        ==========        ==========

Stockholder Rights Plan

         The Company adopted a stockholder rights plan on June 25, 1998 to assure that the Company's stockholders receive fair and equal treatment in the event of any proposed takeover of the Company and to guard against partial tender offers and other abusive takeover tactics to gain control of the Company without paying all stockholders a fair price. The rights plan was not adopted in response to any specific takeover proposal. Under the rights plan, the Company's Board of Directors declared a dividend of one right to purchase one one-thousandth of a share of a new series of junior participating preferred stock for each outstanding share of common stock.

         The rights may only be exercised ten days following a public announcement that a third party has acquired 15% or more of the outstanding common shares of the Company or ten days following the commencement of, or announcement of an intention to make, a tender offer or exchange offer, the consummation of which would result in the beneficial ownership by a third party of 15% or more of the common shares. The 15% excludes one institutional stockholder that currently owns in excess of 15% of the outstanding common shares of the Company solely as an investment, unless such shareholder acquires in excess of 20% or otherwise gives notice of its intent to hold said shares to effect a change of control. When exercisable, each right will entitle the holder to purchase one one-thousandth share of the new series of junior participating preferred stock at an exercise price of $30, subject to adjustment. If a person or group acquires 15% or more of the outstanding common shares of the Company, each right, in the absence of timely redemption of the rights by the Company, will entitle the holder, other than the acquiring party, to purchase for $30, common shares of the Company having a market value of twice that amount.

         The rights, which do not have voting privileges, expire June 30, 2008, and at the Company's option, may be redeemed by the Company in whole, but not in part, prior to expiration for $.01 per right. Until the rights become exercisable, they have no dilutive effect on earnings per share.

Note 5 - Assets Held for Disposition

         In December 1998, the Company determined that its operations in Argentina do not meet its strategic objectives and, therefore, has decided that such assets would be actively marketed. The assets in Argentina consist of 13 drilling rigs and inventories related to these rigs. The Company had previously recognized six of the thirteen rigs as held for sale. The current decision includes all Argentina assets. Due to depressed industry conditions impairment losses of $4,055,000 and $2,100,000 were recognized in December 1998 and June 1999, respectively. The net realizable value of the Argentina assets ($6.6 million) is included in other non-current assets.

                                    EXHIBIT D

                               NOTICE OF BORROWING




Exhibit D; Cover Page

                               NOTICE OF BORROWING

Date:  ______________, ____

To: [Bank of America, N.A.] as Agent for the Lenders who are parties to the Loan and Security Agreement dated as of ___________, ____ (as extended, renewed, amended or restated from time to time, the "Loan and Security Agreement") among [_________________] and the other Loan Parties defined therein, certain Lenders which are signatories thereto and [Bank of America, N.A.,] as Agent

Ladies and Gentlemen:

         Reference is made to the above described Loan and Security Agreement. Terms defined in the Loan and Security Agreement, where used herein, shall have the same meanings herein as are prescribed by the Loan and Security Agreement. The undersigned Borrowers hereby irrevocably notify you of the Borrowing specified below:

         1.       The Business Day of the proposed Borrowing is
                  _________________, ____.

         2.       The aggregate amount of the proposed Borrowing is $_________ .

         3. The Borrowing is to be comprised of a Base Rate Loan in the amount of $__________ and a LIBOR Rate Loan in the amount of $____________.

         4. The duration of the Interest Period for the LIBOR Rate Loan, if any, included in the Borrowing shall be _______ months.

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

         (a) The representations and warranties of the Loan Parties contained in the Loan and Security Agreement are true and correct as though made on and as of such date;

         (b) No Default or Event of Default has occurred and is continuing, or would result from such proposed Borrowing; and

         (c) The proposed Borrowing will not cause the aggregate principal amount of all outstanding Revolving Loans plus the aggregate amount available for drawing under all outstanding Letters of Credit to (i) exceed the Availability, (ii) cause the Availability to be less than the Minimum Availability Requirement or (iii) exceed the combined Commitments of the Lenders.


Exhibit D - Page 1

This Notice of Borrowing is issued pursuant to and is subject to the Loan and Security Agreement.

Signed effective as of the date hereof.


                                        [signature block for each Borrower]


Exhibit D - Page 2

                                    EXHIBIT E

                        NOTICE OF CONVERSION/CONTINUATION

Date:  ________________, _____

To: [Bank of America, N.A.] as Agent for the Lenders who are parties to the Loan and Security Agreement dated as of ___________, 1999 (as extended, renewed, amended or restated from time to time, the "Loan and Security Agreement") among [___________________] and the other Loan Parties defined therein, certain Lenders which are signatories thereto and [Bank of America, N.A.,] as Agent

Ladies and Gentlemen:

                  Reference is made to the above described Loan and Security Agreement. Terms defined in the Loan and Security Agreement, where used herein, shall have the same meanings herein as are prescribed by the Loan and Security Agreement. The undersigned Borrowers hereby irrevocably notify you of the [conversion] [continuation] of Loans as specified below:

         1.       The conversion/continuation date is ____________, ____.

         2. The aggregate amount of the Loans to be [converted] [continued] is $_____________.

         3. The Loans are to be [converted into] [continued as] [LIBOR Rate] [Base Rate] Loans.

         4. The duration of the Interest Period for the LIBOR Rate Loans, if any, included in the [conversion] [continuation] shall be ______ months.

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the proposed conversion/continuation date, before and after giving effect thereto and to the application of the proceeds therefrom:

         (a) The representations and warranties of the Loan Parties contained in the Loan and Security Agreement are true and correct as though made on and as of such date;

         (b) No Default or Event of Default has occurred and is continuing, or would result from such proposed [conversion]
                  [continuation]; and

         (c) The proposed Borrowing will not cause the aggregate principal amount of all outstanding Revolving Loans plus the aggregate amount available for drawing under all outstanding Letters of Credit to (i) exceed the Availability, (ii) cause the Availability to be less than the Minimum Availability Requirement or (iii) exceed the combined Commitments of the Lenders.


Exhibit E - Page 1

This Notice of Conversion/Continuation is issued pursuant to and is subject to the Loan and Security Agreement.

Signed effective as of the date hereof.


                                        [signature block for each Borrower]



Exhibit E - Page 2

                                    EXHIBIT F

                   FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT



Exhibit F; Cover Page

                       ASSIGNMENT AND ACCEPTANCE AGREEMENT

         This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "Assignment and Acceptance") dated as of __________, ____ is made between _____________________
(the "Assignor") and __________________________ (the "Assignee").

                                    RECITALS

         The Assignor is party to that certain Loan and Security Agreement dated as of _____________, 1999 (as amended, amended and restated, modified, supplemented or renewed, the "Credit Agreement") among [______________________], the other Loan Parties defined therein, the several financial institutions from time to time party thereto as Lenders (including the Assignor, the "Lenders"), and [Bank of America, N. A.], as agent for the Lenders (the "Agent"). Terms defined by the Credit Agreement, where used herein, shall have the same meanings herein as are prescribed by the Credit Agreement.

         As provided under the Credit Agreement, the Assignor has committed to making Loans (the "Committed Loans") to the Borrowers in an aggregate amount not to exceed $__________ (the "Commitment");

         The Assignor has made Committed Loans in the aggregate principal amount of $__________ to the Borrowers.

         [The Assignor has acquired a participation in its pro rata share of the Lenders' liabilities under Letters of Credit in an aggregate principal amount of $____________ (the "L/C Obligations")] [No Letters of Credit are outstanding under the Credit Agreement].

         The Assignor wishes to assign to the Assignee [part of the] [all] rights and obligations of the Assignor under the Credit Agreement in respect of its Commitment, together with a corresponding portion of each of its outstanding Committed Loans [and L/C Obligations], in an amount equal to $__________ (the "Assigned Amount") on the terms and subject to the conditions set forth herein and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions.

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

         1. Assignment and Acceptance.

                  (a) Subject to the terms and conditions of this Assignment and Acceptance, (i) the Assignor hereby sells, transfers and assigns to the Assignee, and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) ________ percent (__%) (the "Assignee's Percentage Share") of (A) the Commitment, the Committed Loans and the L/C Obligations of the


Exhibit F - Page 1

Assignor and (B) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Credit Agreement and the Loan Documents.

                  (b) With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignee shall be a party to the Credit Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Lender under the Credit Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in an amount equal to the Assigned Amount. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Lender. It is the intent of the parties hereto that the Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Amount and the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee; provided, however, the Assignor shall not relinquish its rights under Sections 2.4(i)(i), 2.5, 4.9, 5.1(b), 9.16 and 15.11 of the Credit Agreement to the extent such rights relate to the time prior to the Effective Date.

                  (c) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignee's Commitment will be $__________.

                  (d) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignor's Commitment will be $__________.

         2. Payments.

                  (a) As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $__________, representing the Assignee's Pro Rata Share of the principal amount of all Committed Loans.

                  (b) The Assignee further agrees to pay to the Agent a processing fee in the amount specified in Section 13.3(a) of the Credit Agreement.

         3. Reallocation of Payments.

         Any interest, fees and other payments accrued to the Effective Date with respect to the Commitment, and Committed Loans and L/C Obligations shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Amount shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.


Exhibit F - Page 2

         4. Independent Credit Decision.

         The Assignee (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements of the Borrowers, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance; and (b) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

         5. Effective Date; Notices.

                  (a) As between the Assignor and the Assignee, the effective date for this Assignment and Acceptance shall be __________, _____ (the "Effective Date"); provided that the following conditions precedent have been satisfied on or before the Effective Date:

                           (i) this Assignment and Acceptance shall be executed
and delivered by the Assignor and the Assignee;

                           (ii) the consent of the Agent required for an
effective assignment of the Assigned Amount by the Assignor to the Assignee shall have been duly obtained and shall be in full force and effect as of the Effective Date;

                           (iii) the Assignee shall pay to the Assignor all
amounts due to the Assignor under this Assignment and Acceptance;

                           [(iv) the Assignee shall have complied with Section
14.10 of the Credit Agreement (if applicable);]

                           (v) the processing fee referred to in Section 2(b)
hereof and in Section 13.3(a) of the Credit Agreement shall have been paid to the Agent; and

                  (b) Promptly following the execution of this Assignment and Acceptance, the Assignor shall deliver to the Borrowers and the Agent for acknowledgment by the Agent, a Notice of Assignment in the form attached hereto as Schedule 1.

         6. [Agent. [INCLUDE ONLY IF ASSIGNOR IS AGENT]

                  (a) The Assignee hereby appoints and authorizes the Assignor to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the Lenders pursuant to the terms of the Credit Agreement.

                  (b) The Assignee shall assume no duties or obligations held by the Assignor in its capacity as Agent under the Credit Agreement.]


Exhibit F - Page 3

         7. Withholding Tax.

         The Assignee (a) represents and warrants to the Lender, the Agent and the Borrowers that under applicable law and treaties no tax will be required to be withheld by the Lender with respect to any payments to be made to the Assignee hereunder, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Agent and the Borrowers prior to the time that the Agent or any Borrower is required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein the Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new Forms 4224 or 1001 upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by the Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

         8. Representations and Warranties.

                  (a) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

                  (b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of any of the Borrowers or other Loan Parties, or the performance or observance by any of the Borrowers or other Loan Parties, of any of its respective obligations under the Credit Agreement or any other instrument or document furnished in connection therewith.


Exhibit F - Page 4

                  (c) The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance; and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; and (iv) it is an Eligible Assignee.

         9. Further Assurances.

         The Assignor and the Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to the Borrowers or the Agent, which may be required in connection with the assignment and assumption contemplated hereby.

         10. Miscellaneous.

                  (a) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.

                  (b) All payments made hereunder shall be made without any set-off or counterclaim.

                  (c) The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

                  (d) This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

                  (e) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF TEXAS. The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in the State of Texas over any suit, action or proceeding arising out of or relating


Exhibit F - Page 5
to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such court. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

                  (f) THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE CREDIT AGREEMENT, ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).

         IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.

                                        [ASSIGNOR]



                                        By:
                                           -------------------------------------

                                        Title:
                                              ----------------------------------

                                        Address:
                                                --------------------------------


                                        [ASSIGNEE]



                                        By:
                                           -------------------------------------

                                        Title:
                                              ----------------------------------

                                        Address:
                                                --------------------------------


Exhibit F - Page 6

                                   SCHEDULE 1

                       NOTICE OF ASSIGNMENT AND ACCEPTANCE


---------------, ----

Bank of America, N.A.

---------------------

---------------------

Attn:
     ----------------

Re: [Bank of America, N.A.] as Agent for the Lenders who are parties to the Loan and Security Agreement dated as of ___________, 1999 (as extended, renewed, amended or restated from time to time, the "Loan and Security Agreement") among [___________________] and the other Loan Parties defined therein, certain Lenders which are signatories thereto and [Bank of America, N.A.,] as Agent

Ladies and Gentlemen:

         Reference is made to the above described Loan and Security Agreement. Terms defined in the Loan and Security Agreement, where used herein, shall have the same meanings herein as are prescribed by the Loan and Security Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

         1. We hereby give you notice of, and request your consent to, the assignment by __________________ (the "Assignor") to _______________ (the
"Assignee") of _____% of the right, title and interest of the Assignor in and to the Credit Agreement (including the right, title and interest of the Assignor in and to the Commitments of the Assignor, all outstanding Loans made by the Assignor and the Assignor's participation in the Letters of Credit pursuant to the Assignment and Acceptance Agreement attached hereto (the "Assignment and Acceptance"). We understand and agree that the Assignor's Commitment, as of ____________, ____, is $____________, the aggregate amount of its outstanding Loans is $_____________, and its participation in L/C Obligations is $_____________.

         2. The Assignee agrees that, upon receiving the consent of the Agent [and, if and to the extent applicable and required by the Credit Agreement, the Borrowers,] to such assignment, the Assignee will be bound by the terms of the Credit Agreement as fully and to the same extent as if the Assignee were the Lender originally holding such interest in the Credit Agreement.


Schedule 1 - Page 1

         3.       The following administrative details apply to the Assignee:

         (A)      Notice Address:

                  Assignee name:
                                 -----------------------------
                  Address:
                              --------------------------------

                              --------------------------------

                              --------------------------------
                  Attention:
                              --------------------------------
                  Telephone:  (   )
                               ---  --------------------------
                  Telecopier: (   )
                               ---  --------------------------
                  Telex (Answerback):
                                      -----------------------------

         (B)      Payment Instructions:

                  Account No.:
                              --------------------------------
                  At:
                              --------------------------------

                              --------------------------------

                              --------------------------------
                  Reference:
                              --------------------------------
                  Attention:
                              --------------------------------

         4. You are entitled to rely upon the representations, warranties and covenants of each of the Assignor and Assignee contained in the Assignment and Acceptance.

         IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

                                        Very truly yours,

                                        [NAME OF ASSIGNOR]



                                        By:
                                           ------------------------------------

                                        Name:
                                             ----------------------------------

                                        Title:
                                              ---------------------------------



Schedule 1 - Page 2

                                        [NAME OF ASSIGNEE]



                                        By:
                                           ------------------------------------

                                        Name:
                                             ----------------------------------

                                        Title:
                                              ---------------------------------



ACKNOWLEDGED AND ASSIGNMENT
CONSENTED TO:

Bank of America, N. A.
as Agent

By:
   --------------------------------------

Title:
      -----------------------------------


Schedule 1 - Page 3

                                    EXHIBIT G

                        FORM OF DRILLING CONTRACT REPORT



Exhibit G; Cover Page

                                    EXHIBIT H

                               FORM OF RIG REPORT



Exhibit H; Cover Page

Parker Drilling Company
Schedule 1.1 Permitted Liens



                      Liens                                             Asset
                      -----                                             -----

ING Capital Corp.                                 Cash Account at Bank of Oklahoma for L/Cs
GE Capital - Operating Lease                      Airplane
Heller Financial - Operating Lease                Top Drive
IBM - Capital Lease                               Computer
Derrick Manufacturing Corp.                       Equipment
Lanier Business Systems                           Copiers & Fax Machines
NTFC Capital Corp.                                Phone System
Citicorp                                          Forklift

Parker Drilling Company
Schedule 1.2 Rig Equipment




                                                                                   Top                            Location
Rig No.       Dwks           Power           Pumps                Mast            Drive      Substructure     (County/Parish)
-------       ----           -----           -----                ----            -----      ------------     ---------------

50        SBNE 12 (SCR)     (3) 399       (2) B1600T              SM 1.000      CAMRIG  500      17.3            Terrebonne, LA

51        SBNE 12 (SCR)     (3) 399       (2) B1600T              SM 1.000               --      17.3            Plaquemine, LA

53        SBN 75            (2) 398       (1) PZ 9 & (1) PZ 10    SB .750                --      27.0            Vermillion, LA

54        O.W. E-2000 (SCR) (4) 399       (2) A-1700 PT           PYRMD 1.330   CAMRIG  650      28.0            Iberia, LA

55        O.W. E-2000 (SCR) (3) 399       (2) A-1700 PT           PYRMD 1.330            --      30.7            Terrebonne, LA

56        O.W. E-2000 (SCR) (3) 399       (2) A-1700 PT           PYRMD 1.330            --      30.3            Terrebonne, LA

57        GD 1100           (2) D398TA    (2) NAT 10P-130         PYRMD 1.000            --      28.0            Terrebonne, LA


Owner: Parker Drilling Offshore USA, L.L.C.

                                  SCHEDULE 1.3
                            PARKER DRILLING COMPANY
                                RIG 75 PROPERTY

One hundred percent (100%) of the Vessel, together with all of the boilers, engines, machinery, masts, spars, boats, anchors, cables, chains, rigging, tackle, capstans, outfit, tools, pumps and pumping equipment, apparel, furniture, fittings, equipment, spare parts and all other appurtenances (including without limitation drilling masts, rotary tables, substructures, draw work, engines, pumps, blowout prevention equipment, drill pipe and drill bits) to said Vessel appertaining or belonging, whether now owned or hereafter acquired, whether on board or not, and also any and all additions, improvements and replacements in general effected subsequently on or to the Vessel, or any part thereof, or appurtenance thereto, but always excluding therefrom leased equipment and equipment owned by third parties. The "Vessel" means PARKER RIG #75, duly documented in the name of the Shipowner under the laws and flag of the Republic of Panama with Provisional Patente No. 28299-NO, Radio Call Letter HP-9648, of 5,265 gross tonnage, 1,579 net tonnage, and 240 feet in length, 70 feet in width and 18 feet in depth.

Parker Drilling Company
Schedule 6.3 Location of Collateral

Company                                                            Chief Executive                 Location of Books &
 No.           Loan Party                                              Office                            Records
-------        ----------                                          ---------------                 -------------------

01      Parker Drilling Company                                   8 East Third Street,             8 East Third Street,
                                                                  Tulsa, Oklahoma                  Tulsa, Oklahoma

02      Parco, Inc.                                               8 East Third Street,             8 East Third Street,
                                                                  Tulsa, Oklahoma                  Tulsa, Oklahoma

03      Parker Drilling Company of Oklahoma, Inc.                 8 East Third Street,             8 East Third Street,
                                                                  Tulsa, Oklahoma                  Tulsa, Oklahoma

04      Pardril, Inc.                                             8 East Third Street,             8 East Third Street,
                                                                  Tulsa, Oklahoma                  Tulsa, Oklahoma

05      Parker Drilling Company Eastern Hemisphere, Ltd.          8 East Third Street,             8 East Third Street,
                                                                  Tulsa, Oklahoma                  Tulsa, Oklahoma

06      Parker Drilling Company of South America, Inc.            8 East Third Street,             8 East Third Street,
                                                                  Tulsa, Oklahoma                  Tulsa, Oklahoma

07      Parker Drilling Company of Indonesia, Inc.                8 East Third Street,             8 East Third Street,
                                                                  Tulsa, Oklahoma                  Tulsa, Oklahoma

08      Parker Drilling Company of  Bolivia, Inc.                 8 East Third Street,             8 East Third Street,
                                                                  Tulsa, Oklahoma                  Tulsa, Oklahoma

09      Anachoreta, Inc.                                          8 East Third Street,             8 East Third Street,
                                                                  Tulsa, Oklahoma                  Tulsa, Oklahoma

10      Canadian Rig Leasing, Inc.                                8 East Third Street,             8 East Third Street,
                                                                  Tulsa, Oklahoma                  Tulsa, Oklahoma

12      Parker Technology, Inc.                                   8 East Third Street,             8 East Third Street,
                                                                  Tulsa, Oklahoma                  Tulsa, Oklahoma

15      Parker Drilling Company of South Texas, Inc.              8 East Third Street,             8 East Third Street,
                                                                  Tulsa, Oklahoma                  Tulsa, Oklahoma

16      Parco Masts and Substructures, Inc.                       8 East Third Street,             8 East Third Street,
                                                                  Tulsa, Oklahoma                  Tulsa, Oklahoma

17      Parker Drilling Company Kuwait Limited (CFC)              8 East Third Street,             8 East Third Street,
                                                                  Tulsa, Oklahoma                  Tulsa, Oklahoma

18      Parker Drilling U.S.A. Ltd.                               8 East Third Street,             8 East Third Street,
                                                                  Tulsa, Oklahoma                  Tulsa, Oklahoma

19      Parker Drilling Company International Limited (NV)        8 East Third Street,             8 East Third Street,
                                                                  Tulsa, Oklahoma                  Tulsa, Oklahoma

20      Parker Drilling Company of  Mexico, Ltd.                  8 East Third Street,             8 East Third Street,
                                                                  Tulsa, Oklahoma                  Tulsa, Oklahoma

21      Saints Acquisition Company                                8 East Third Street,             8 East Third Street,
                                                                  Tulsa, Oklahoma                  Tulsa, Oklahoma

22      Parker Drilling Company Limited (NV)                      8 East Third Street,             8 East Third Street,
                                                                  Tulsa, Oklahoma                  Tulsa, Oklahoma

Company
 No.           Loan Party                                           Location of Collateral         Other US Locations
 ---           ----------                                           ----------------------         ------------------

01      Parker Drilling Company

02      Parco, Inc.

03      Parker Drilling Company of Oklahoma, Inc.

04      Pardril, Inc.

05      Parker Drilling Company Eastern Hemisphere, Ltd.

06      Parker Drilling Company of South America, Inc.

07      Parker Drilling Company of Indonesia, Inc.

08      Parker Drilling Company of  Bolivia, Inc.

09      Anachoreta, Inc.

10      Canadian Rig Leasing, Inc.

12      Parker Technology, Inc.

15      Parker Drilling Company of South Texas, Inc.

16      Parco Masts and Substructures, Inc.

17      Parker Drilling Company Kuwait Limited (CFC)

18      Parker Drilling U.S.A. Ltd.

19      Parker Drilling Company International Limited (NV)

20      Parker Drilling Company of  Mexico, Ltd.

21      Saints Acquisition Company

22      Parker Drilling Company Limited (NV)

Parker Drilling Company
Schedule 6.3 Location of Collateral

Company                                                            Chief Executive                 Location of Books &
 No.           Loan Party                                              Office                            Records
-------        ----------                                          ---------------                 -------------------

25      Parker Drilling Company of Singapore, Ltd.                8 East Third Street,             8 East Third Street,
                                                                  Tulsa, Oklahoma                  Tulsa, Oklahoma

28      Parker Aviation Inc.                                      8 East Third Street,             8 East Third Street,
                                                                  Tulsa, Oklahoma                  Tulsa, Oklahoma

30      Parker USA Drilling Company                               8 East Third Street,             8 East Third Street,
                                                                  Tulsa, Oklahoma                  Tulsa, Oklahoma

31      Universal Rig Service Corp.                               8 East Third Street,             8 East Third Street,
                                                                  Tulsa, Oklahoma                  Tulsa, Oklahoma

32      Parker - VSE, Inc.                                        8 East Third Street,             8 East Third Street,
                                                                  Tulsa, Oklahoma                  Tulsa, Oklahoma

34      Parker Energy Resources, Inc.                             8 East Third Street,             8 East Third Street,
                                                                  Tulsa, Oklahoma                  Tulsa, Oklahoma

36      Total Coverage Services                                   8 East Third Street,             8 East Third Street,
                                                                  Tulsa, Oklahoma                  Tulsa, Oklahoma

37      Choctaw International Rig Corp.                           8 East Third Street,             8 East Third Street,
                                                                  Tulsa, Oklahoma                  Tulsa, Oklahoma

38      Parker Measurement, Inc.                                  8 East Third Street,             8 East Third Street,
                                                                  Tulsa, Oklahoma                  Tulsa, Oklahoma

39      DGH, Inc.                                                 8 East Third Street,             8 East Third Street,
                                                                  Tulsa, Oklahoma                  Tulsa, Oklahoma

42      Parker Drilling Company of Niger                          8 East Third Street,             8 East Third Street,
                                                                  Tulsa, Oklahoma                  Tulsa, Oklahoma

47      Parker Drilling Company of Argentina, Inc.                8 East Third Street,             8 East Third Street,
                                                                  Tulsa, Oklahoma                  Tulsa, Oklahoma

48      Parker Technology, L.L.C.                                 8 East Third Street,             8 East Third Street,
                                                                  Tulsa, Oklahoma                  Tulsa, Oklahoma

50      Parker Pipeline Company, Inc.                             8 East Third Street,             8 East Third Street,
                                                                  Tulsa, Oklahoma                  Tulsa, Oklahoma

51      Total Logistics Corporation                               8 East Third Street,             8 East Third Street,
                                                                  Tulsa, Oklahoma                  Tulsa, Oklahoma

62      Management Service Logistics, Inc.                        8 East Third Street,             8 East Third Street,
                                                                  Tulsa, Oklahoma                  Tulsa, Oklahoma

63      Total Funds Management Corporation                        8 East Third Street,             8 East Third Street,
                                                                  Tulsa, Oklahoma                  Tulsa, Oklahoma

64      Quail Tools, L.L.P.                                       8 East Third Street,             8 East Third Street,
                                                                  Tulsa, Oklahoma                  Tulsa, Oklahoma

Company
 No.           Loan Party                                           Location of Collateral         Other US Locations
 ---           ----------                                           ----------------------         ------------------


25      Parker Drilling Company of Singapore, Ltd.

28      Parker Aviation Inc.

30      Parker USA Drilling Company

31      Universal Rig Service Corp.

32      Parker - VSE, Inc.

34      Parker Energy Resources, Inc.

36      Total Coverage Services

37      Choctaw International Rig Corp.

38      Parker Measurement, Inc.

39      DGH, Inc.

42      Parker Drilling Company of Niger

47      Parker Drilling Company of Argentina, Inc.

                                                                    Rig materials & supplies
48      Parker Technology, L.L.C.                                   6111 Port Road
                                                                    New Iberia, LA 70560

50      Parker Pipeline Company, Inc.

51      Total Logistics Corporation

62      Management Service Logistics, Inc.

63      Total Funds Management Corporation

                                                                                                      3805 Hwy 14
                                                                                                      New Iberia, LA 70560 and
64      Quail Tools, L.L.P.                                                                           7701 US Hwy 51N
                                                                                                      Victoria, TX 77905

Parker Drilling Company
Schedule 6.3 Location of Collateral


Company                                                            Chief Executive                 Location of Books &
 No.           Loan Party                                              Office                            Records
-------        ----------                                          ---------------                 -------------------

65      Parker North American Operations, Inc.                    8 East Third Street,             8 East Third Street,
                                                                  Tulsa, Oklahoma                  Tulsa, Oklahoma

66      Parker Drilling Company International, Inc.               8 East Third Street,             8 East Third Street,
                                                                  Tulsa, Oklahoma                  Tulsa, Oklahoma

72      Parker Drilling (Kazakstan), Ltd.                         8 East Third Street,             8 East Third Street,
                                                                  Tulsa, Oklahoma                  Tulsa, Oklahoma

73      Parker Drilling Company Limited (OK)                      8 East Third Street,             8 East Third Street,
                                                                  Tulsa, Oklahoma                  Tulsa, Oklahoma

74      OIME, Inc.                                                8 East Third Street,             8 East Third Street,
                                                                  Tulsa, Oklahoma                  Tulsa, Oklahoma

75      Parker Drilling Company of New Guinea, Inc.               8 East Third Street,             8 East Third Street,
                                                                  Tulsa, Oklahoma                  Tulsa, Oklahoma

77      Indocorp of Oklahoma, Inc.                                8 East Third Street,             8 East Third Street,
                                                                  Tulsa, Oklahoma                  Tulsa, Oklahoma

78      Creek International Rig Corp.                             8 East Third Street,             8 East Third Street,
                                                                  Tulsa, Oklahoma                  Tulsa, Oklahoma

93      Production Control Systems, Inc.                          8 East Third Street,             8 East Third Street,
                                                                  Tulsa, Oklahoma                  Tulsa, Oklahoma

94      Selective Drilling Corporation                            8 East Third Street,             8 East Third Street,
                                                                  Tulsa, Oklahoma                  Tulsa, Oklahoma

96      Parker Valve Company                                      8 East Third Street,             8 East Third Street,
                                                                  Tulsa, Oklahoma                  Tulsa, Oklahoma

99      Parker Drilling Company North America, Inc. (NV)          8 East Third Street,             8 East Third Street,
                                                                  Tulsa, Oklahoma                  Tulsa, Oklahoma

101     Parker Drilling Offshore USA, L.L.C.                      8 East Third Street,             8 East Third Street,
                                                                  Tulsa, Oklahoma                  Tulsa, Oklahoma

104     Parker Drilling Offshore USA, L.L.C.                      8 East Third Street,             8 East Third Street,
                                                                  Tulsa, Oklahoma                  Tulsa, Oklahoma

        Mallard Peru Holdings, Inc.                               8 East Third Street,             8 East Third Street,
                                                                  Tulsa, Oklahoma                  Tulsa, Oklahoma

201     Parker Drilling Offshore Corporation                      8 East Third Street,             8 East Third Street,
                                                                  Tulsa, Oklahoma                  Tulsa, Oklahoma

Company
 No.           Loan Party                                           Location of Collateral         Other US Locations
 ---           ----------                                           ----------------------         ------------------

65      Parker North American Operations, Inc.

66      Parker Drilling Company International, Inc.

72      Parker Drilling (Kazakstan), Ltd.

73      Parker Drilling Company Limited (OK)

74      OIME, Inc.

75      Parker Drilling Company of New Guinea, Inc.

77      Indocorp of Oklahoma, Inc.

78      Creek International Rig Corp.

93      Production Control Systems, Inc.

94      Selective Drilling Corporation

96      Parker Valve Company

99      Parker Drilling Company North America, Inc. (NV)

                                                                                                      11011 Richmond Avenue
                                                                                                      Houston, TX and
101     Parker Drilling Offshore USA, L.L.C.                        50 series barge rigs              6111 Port Road
                                                                    (See Schedule 6.3A)               New Iberia, LA

104     Parker Drilling Offshore USA, L.L.C.

        Mallard Peru Holdings, Inc.

                                                                                                      11011 Richmond Avenue
                                                                                                      Houston, TX and
201     Parker Drilling Offshore Corporation                                                          6111 Port Road
                                                                                                      New Iberia, LA


Parker Drilling Company
Schedule 6.3A 50 Series Rigs




    RIG #      OPERATOR               FIELD/BLOCK                DOCK                                DOCK DIRECTIONS
    -----      --------               -----------                ----                                ---------------

                                                                                              Take Hwy 90 into Morgan City. Take
                                                                                              second exit at red light. Take Hwy 70
                                                                                              toward Belle River. Stay on 70 past
                                                                                              Settoon's Landing. Take right at stop
                                                                                              sign. Continue across Pontoon bridge
                                                                                              on 70 until Pierre Part. Take right
                                                                                              on Parish Road 1015-2 right before
                                                                                              bridge. Go down about 1/2 mile, look
                                                                                              for 2-story houseboat loading ramp on
50B       Southwestern Energy   North Bayou St. Vincent   Bayside Pierre Part                 right of same.

                                                                                              FROM HOUMA TAKE HWY 24 to Presque Isle
                                                                                              (just past the Houma Airport). At the
                                                                                              traffic light GO STRAIGHT this becomes
                                                                                              Hwy 56 to Chauvin and Cocodrie. At
                                                                                              Cocodrie, go to the end of the road
                                                                                              and the Texaco dock is at the end of
51B       Texaco E&P            Lake Barre                Texaco/Cocodrie                     the road on the right.

                                                                                              FROM I10 EAST OR WEST exit south onto
                                                                                              Hwy 35 at the Rayne exit. Stay on Hwy
                                                                                              35 through Kaplan, LA and Hwy 35 will
                                                                                              become Hwy 82. Stay on Hwy 82 and you
                                                                                              will cross a high-rise bridge over the
                                                                                              Intracoastal Canal followed by a draw
                                                                                              bridge over Schooner Bayou followed by
                                                                                              about 6 miles of straight highway. Hwy
                                                                                              82 will begin to make a long sweeping
                                                                                              curve toward the right. Right at the
                                                                                              beginning of the curve there will be a
                                                                                              shell road going straight off the
                                                                                              curve. Take the shell road. Hwy 3147
                                                                                              to a blacktop raod and turn right onto
                                                                                              to the blacktop road. The EXXON dock
                                                                                              will be about 3/4 of a mile down the
                                                                                              blacktop road on the left. The parking
53B       Exxon                 Pecan Island              Exxon                               lot is across the road from the dock.

                                                                                              FROM HWY 90 take the "Centerville"
                                                                                              exit onto Hwy 317 South, go about 5
                                                                                              miles. Go over the high-rise bridge.
                                                                                              Go about 6.5 miles past the bridge and
                                                                                              look for a road going off to the left.
                                                                                              Turn left onto that road. The dock wil
                                                                                              be at the end of this road. Park on
                                                                                              the left behind the dispatcher's
                                                                                              office. If you get to a road going to
                                                                                              the right towards "Luke's Landing" you
54B       Exxon                 Lake Sands                Exxon Dock/Lake Sands Field         went about 2 miles too far.




Parker Drilling Company
Schedule 6.3A 50 Series Rigs



    RIG #      OPERATOR               FIELD/BLOCK                DOCK                                DOCK DIRECTIONS
    -----      --------               -----------                ----                                ---------------
                                                                                              FROM HOUMA TAKE HWY 90 WEST, take the
                                                                                              "Baldwin/Louisa" exit, on an overpass,
                                                                                              and at the stop sign turn right onto
                                                                                              Hwy 83 South. Go about 10 miles and
                                                                                              the dock will be on the left. FROM NEW
                                                                                              IBERIA ON HWY 90 EAST, TAKE a right
                                                                                              onto Hwy 95 South to Hwy 83. Go left
                                                                                              on Hwy 83. Stay on Hwy 83 and the dock
                                                                                              will be about 17 miles down on the
55B       Texaco E&P            Vermillion                Texaco/Ivanhoe                      right.

                                                                                              FROM HOUMA take Hwy 90 West toward
                                                                                              Morgan City. When you get to Gibson,
                                                                                              LA you will come to a fork in the road
                                                                                              near the Gibson water tower. Stay to
                                                                                              the left on Hwy 90. You will cross a
                                                                                              green draw bridge and immediately
                                                                                              after the bridge turn left onto Zimmer
                                                                                              Road. The dock is on Zimmer Road. FROM
                                                                                              MORGAN CITY, take Hwy 90 East toward
                                                                                              Houma. Before you ge to the Hwy 90 /
                                                                                              Hwy 20 split you will see MAX WELDERS
                                                                                              on the right. Turn right onto the
                                                                                              first road past Max Welders. This will
                                                                                              be Zimmer Road. The dock is on Zimmer
56B       Meridian Resources    Ramos                     Kiva Dock @ Gibson                  Road.

                                                                                              FROM HWY 90 BUSINESS IN MARRERO, LA
                                                                                              take Hwy 45 South to LaFitte, LA.
                                                                                              Follow the signs to Hwy 3134 to
                                                                                              LaFitte. Go over the highrise bridge.
                                                                                              After the turn @ the sign that says to
                                                                                              Hwy 45, go into LaFitte to the caution
                                                                                              light (Piggly Wiggly on the left), go
                                                                                              1/4 of a mile. A&A Marina is on the
57B       Dimension             Big Bayou Pigeon          A&A Marina @ LaFitte                right.









Parker Drilling Company
Schedule 8.3 Organization Qualification



Company
  No.        Company Name                                        State of Incorporation               States Registered
-------      ------------                                        ----------------------               -----------------


                                                                                            Alaska - 3/2/76; California - 10/3/86;
                                                                                            Colorado - 9/4/79; Hawaii - 4/13/89;
                                                                                            Louisiana - 9/28/78; Montana - 2/9/78;
                                                                                            North Dakota - 3/12/79; New Mexico -
                                                                                            3/19/76; Nevada - 11/30/89; Oklahoma
                                                                                            3/26/76; Texas - 3/4/76; Utah -
                                                                                            3/8/76; Washington - 9/24/90; Wyoming
01     Parker Drilling Company                                     Delaware  - 8/4/70       - 3/10/76

                                                                                            California - 5/9/85; Colorado -
                                                                                            4/18/89; Nevada - 8/14/89; Washington
02     Parco, Inc.                                                 Oklahoma - 12/30/63      - 4/28/82

                                                                                            Guatemala - 3/21/75; Colombia -
03     Parker Drilling Company of Oklahoma, Inc.                   Oklahoma - 4/21/71       8/26/89; Peru - 4/12/95

04     Pardril, Inc.                                               Oklahoma - 2/15/68       Pakistan - 3/10/82

                                                                                            New Zealand - 6/1/84; Papua New Guinea
                                                                                            - 1/27/75; Bangladesh - 6/1/84; Sudan
                                                                                            - 12/27/76; Chad - 7/10/73; Kenya -
                                                                                            5/1/75; Pakistan - 7/10/73; Western
                                                                                            Australia - 3/31/81; Malagasy -
                                                                                            7/10/73; Mogadiscio Somalia - 6/7/72;
                                                                                            Somali Democratic Republic - 11/14/79;
                                                                                            Peoples' Republic of China - 3/11/85;
                                                                                            Mozambique - 6/19/85; Tanzania -
05     Parker Drilling Company Eastern Hemisphere, Ltd.            Oklahoma - 7/10/73       8/22/85; Indonesia - 9/1/81

                                                                                            Brazil - 1/1/89; Peru - 2/16/67;
                                                                                            Colombia - 8/25/67; Paraguay -
                                                                                            1/18/67; Bolivia - 11/1/68; Ecuador -
                                                                                            9/1/69; Republic of Argentina -
06     Parker Drilling Company of South America, Inc.              Oklahoma - 1/17/67       2/17/70; Jamaica - 11/23/81

07     Parker Drilling Company of Indonesia, Inc.                  Oklahoma - 6/24/71       Indonesia - 10/1/81

08     Parker Drilling Company of Bolivia, Inc.                    Oklahoma - 03/19/76      Bolivia - 3/6/75

09     Anachoreta, Inc.                                            Nevada - 11/14/67

10     Canadian Rig Leasing, Inc.                                  Oklahoma - 9/21/73       Alberta - 5/31/77

12     Parker Technology, Inc.                                     Oklahoma - 1/28/76       Texas - 3/1/76

14     Parker Drilling Company Limited (Bahamas) (CFC)             Bahamas - 5/10/76

15     Parker Drilling Company of South Texas, Inc.                Oklahoma 10/15/76

16     Parco Masts and Substructures, Inc.                         Oklahoma - 12/20/76

17     Parker Drilling Company Kuwait Limited (CFC)                Bahamas - 1/11/77

                                                                                            Arkansas - 12/19/80; California -
                                                                                            5/20/85; Colorado - 5/17/84; Idaho -
                                                                                            5/7/79; Louisiana - 9/29/77;
                                                                                            Mississippi - 11/15/79; Montana -
                                                                                            7/8/85; New Mexico - 10/28/81;
                                                                                            Oklahoma - 9/27/77; Texas - 9/27/77;
18     Parker Drilling U.S.A. Ltd.                                 Nevada - 8/1/77          Utah - 10/26/81; Wyoming - 9/27/77

Parker Drilling Company
Schedule 8.3 Organization Qualification


Company
  No.        Company Name                                        State of Incorporation               States Registered
-------      ------------                                        ----------------------               -----------------

                                                                                            Kazakhstan - 11/15/95; Kazakhstan -
                                                                                            7/30/97; Guatemala - 7/1/80;
                                                                                            Bangladesh - 7/1/80; Syria - 9/22/80;
                                                                                            Thailand - 12/5/80; Sudan - 6/15/81;
                                                                                            Chad - 9/11/84; Central African
                                                                                            Republic - 9/1/85; Kenya - 4/18/86;
                                                                                            Colombia - 1/23/89; Myanmar -
                                                                                            10/31/90; Gabon - 4/26/90; Pakistan -
                                                                                            2/28/91; Congo - 10/22/91; Philippines
                                                                                            - 9/9/93; Peru - 6/24/96; Venezuela -
19     Parker Drilling Company International Limited (NV)          Nevada - 5/22/78         5/6/94; Indonesia - 9/11/78

20     Parker Drilling Company of  Mexico, Ltd.                    Oklahoma - 3/5/79

21     Saints Acquisition Company                                  Delaware - 12/28/98

22     Parker Drilling Company Limited (NV)                        Nevada - 5/24/79         New Mexico - 11/19/86

23     Parker Drilling International of New Zealand Limited (CFC)  New Zealand - 1/10/86

24     Perforadora Ecuatoriana S.A. - Petrodrilling                Ecuador - 12/30/97

25     Parker Drilling Company of Singapore, Ltd.                  Oklahoma - 12/3/79       Singapore - 12/3/79

28     Parker Aviation Inc.                                        Oklahoma - 7/21/81

                                                                                            Louisiana - 6/6/99; Oklahoma -
                                                                                            5/26/99; Texas - 5/4/99; Utah -
30     Parker USA Drilling Company                                 Nevada - 6/17/80         8/3/99; Wyoming - 5/6/99


31     Universal Rig Service Corp.                                 Nevada - 6/17/80

32     Parker - VSE, Inc.                                          Nevada - 8/25/99

34     Parker Energy Resources, Inc.                               Texas - 9/26/74

36     Total Coverage Services                                     Nevada - 7/17/91

37     Choctaw International Rig Corp.                             Nevada - 5/31/78

38     Parker Measurement, Inc.                                    Texas - 3/23/77

39     DGH, Inc.                                                   Texas - 10/1/80

41     Parker Drilling Company of New Zealand Limited (CFC)        New Zealand - 9/20/84

42     Parker Drilling Company of Niger                            Oklahoma 12/19/91

43     Universal Rig Leasing B.V. (CFC)                            Netherlands 6/13/97

44     Parker Drilling Company (Bolivia) S.A. (CFC)                Bolivia - 5/28/97

47     Parker Drilling Company of Argentina, Inc.                  Nevada - 7/29/98

48     Parker Technology, L.L.C.                                   Louisiana - 4/1/97

50     Parker Pipeline Company, Inc.                               Texas - 4/8/74

51     Total Logistics Corporation                                 Nevada - 6/17/99

56     Challenger Limited (CFC)                                    Switzerland - 7/1/77

57     Parker Drilling Company of Siberia (CFC)                    Russia - 4/12/93
                                                                                            Alaska - 7/9/99; Louisiana - 7/8/99;
62     Management Service Logistics, Inc.                          Nevada - 6/17/99         Oklahoma 7/8/99; Wyoming 7/899

63     Total Funds Management Corporation                          Nevada - 6/17/99         Oklahoma - 7/12/99

Parker Drilling Company
Schedule 8.3 Organization Qualification



Company
  No.        Company Name                                        State of Incorporation               States Registered
-------      ------------                                        ----------------------               -----------------

64     Quail Tools, L.L.P.                                         Oklahoma - 3/28/97       Louisiana - 3/31/97; Texas - 4/14/97

65     Parker North America Operations, Inc.                       Nevada - 8/24/99

66     Parker Drilling Company International, Inc.                 Delaware - 6/3/99        Louisiana - 6/7/99; Texas 6/4/99

71     PKD Sales Corporation                                       Oklahoma - 3/24/88

72     Parker Drilling (Kazakhstan), Ltd.                          Oklahoma - 3/30/88       Russia - 6/14/91

73     Parker Drilling Company Limited (OK)                        Oklahoma - 11/20/86      Montana - 4/18/86; Utah - 4/5/88

74     O.I.M.E., Inc.                                              Oklahoma - 6/7/88

75     Parker Drilling Company of New Guinea, Inc.                 Oklahoma - 8/4/88        Papua New Guinea - 11/1/88

76     Casuarina Limited   (CFC)                                   Bermuda - 6/11/81

77     Indocorp of Oklahoma, Inc.                                  Oklahoma - 12/7/88

78     Creek International Rig Corp.                               Nevada - 5/31/78         Colombia - 1/28/97; Ecuador - 7/24/98

90     Parker Drilling Investment Company                          Oklahoma - 9/4/84

92     Compania Nacional De Servicios S.A. (Cinasersa) (CFC)       Peru - 9/24/87

93     Production Control Systems, Inc.                            Delaware - 10/21/85      Oklahoma - 12/2/85

94     Selective Drilling Corporation                              Oklahoma - 4/1/86

96     Parker Valve Company                                        Texas - 10/14/86

                                                                                            Alabama - 9/17/97; Alaska - 9/17/97;
                                                                                            Colorado - 3/21/97; Hawaii - 1/22/99;
                                                                                            Idaho - 3/5/97; Louisiana - 2/10/97;
                                                                                            Mississippi - 3/18/97; Montana -
                                                                                            3/6/97; North Dakota - 3/6/97; New
                                                                                            Mexico - 3/19/97; Oklahoma - 10/25/96;
                                                                                            Texas - 10/29/96; Utah - 10/31/96;
99     Parker Drilling Company North America, Inc. (NV)            Nevada - 10/4/96         Wyoming 3/5/97

                                                                                            Louisiana - 3/31/97; Texas - 5/15/98
101    Parker Drilling Offshore USA, L.L.C.                        Oklahoma - 3/28/97       Thailand - 9/5/97

102    Parker Drilling Offshore International, Inc.                Cayman Islands - 2/20/91

                                                                                            Argentina - 1/12/95; United Arab
103    Mallard Drilling of South America, Inc.                     Cayman Islands 6/24/91   Emirates - 6/28/91

105    Mallard Bay Drilling Nigeria Limited (CFC)                  Nigeria - 4/22/91

107    Mallard Drilling of Venezuela, Inc. (CFC)                   Cayman Islands - 1/8/98  Venezuela
       Mallard Peru Holdings, Inc.                                 Delaware - 4/3/92        empty shell - no books
       Mallard Argentine Holdings, Ltd. (CFC)                      Cayman Islands - 9/30/96 empty shell - no books

201    Parker Drilling Offshore Corporation                        Texas - 6/25/93          Louisiana - 1/3/97; Alabama - 6/28/99

Parker Drilling Company
Schedule 8.4 Corporate Name


Company
  No.                     Company Name                                                                    History
-------                   ------------                                                                    -------

       01 Parker Drilling Company

       02 Parco, Inc.

       03 Parker Drilling Company of Oklahoma, Inc.

       04 Pardril, Inc.

       05 Parker Drilling Company Eastern Hemisphere, Ltd.

       06 Parker Drilling Company of South America, Inc.

       07 Parker Drilling Company of Indonesia, Inc.

       08 Parker Drilling Company of  Bolivia, Inc.

       09 Anachoreta, Inc.

       10 Canadian Rig Leasing, Inc. formerly PDC of Canada, Inc.

       12 Parker Technology, Inc. formerly O.I.M.E., Inc.

       14 Parker Drilling Company Limited (Bahamas) (CFC)

       15 Parker Drilling Company of South Texas, Inc.

       16 Parco Masts and Substructures, Inc.

       17 Parker Drilling Company Kuwait Limited (CFC)

       18 Parker Drilling U.S.A. Ltd.

       19 Parker Drilling Company International Limited (NV) formerly Rig Holding Corporation

       20 Parker Drilling Company of  Mexico, Ltd.

       21 Saints Acquisition Company

       22 Parker Drilling Company Limited (NV)

       23 Parker Drilling International of New Zealand Limited (CFC)                            Was 23-45 and 10-45

       24 Perforadora Ecuatoriana S.A. - Petrodrilling (CFC)

       25 Parker Drilling Company of Singapore, Ltd.

       28 Parker Aviation, Inc.

       30 Parker USA Drilling Company formerly Parcan Limited

       31 Universal Rig Service Corp.

       32 Parker - VSE, Inc. formerly Vance Systems Engineering, Inc.

       34 Parker Energy Resources, Inc.

       36 Total Coverage Services

       37 Choctaw International Rig Corp.

       38 Parker Measurement, Inc.

       39 DGH, Inc.

       41 Parker Drilling Company of New Zealand, Ltd. (CFC)                                    Was 23-92 until 8/31/98

Parker Drilling Company
Schedule 8.4 Corporate Name


Company
  No.                     Company Name                                                                    History
-------                   ------------                                                                    -------

       42 Parker Drilling Company of Niger formerly Parker Drilling Alpha, Ltd.

       43 Universal Rig Leasing B.V. (CFC)

       44 Parker Drilling Company (Bolivia) S.A. (CFC)

       47 Parker Drilling Company of Argentina, Inc.

       48 Parker Technology, L.L.C..

       50 Parker Pipeline Company, Inc.

       51 Total Logistics Corporation

       56 Challenger Limited (CFC)

       57 Parker Drilling Company of Siberia

       62 Management Service Logistics, Inc.

       63 Total  Funds Management Corporation

       64 Quail Tools, L.L.P.. formerly Quail Tools, Inc.

       65 Parker North American Operations, Inc.

       66 Parker Drilling Company International, Inc.

       71 PKD Sales Corporation

       72 Parker Drilling (Kazakhstan), Ltd.
          Formerly Parker Drilling Company International, Ltd. (OK)

       73 Parker Drilling Company Limited (OK)

       74 O.I.M.E., Inc.

       75 Parker Drilling Company of New Guinea, Inc.

       76 Casuarina Limited (CFC)

       77 Indocorp of Oklahoma, Inc.

       78 Creek International Rig Corp.

       90 Parker Drilling Investment Company

       92 Compania Nacional De Servicios S.A. (Cinasersa) (CFC)

       93 Production Control Systems, Inc.                                                   80% owned by Parker Drilling Company

       94 Selective Drilling Corporation

       96 Parker Valve Company

       99 Parker Drilling Company North America, Inc. (NV)                                   Formed 10/04/96

      101 Parker Drilling Offshore USA, L.L.C.. formerly Mallard Bay Drilling, L.L.C..       Formerly Co. 61 prior to FY99

      104 Mallard Drilling Thailand (Branch of 101)
          Mallard Peru Holdings, Inc. formerly EV International, Inc.
          Parker Drilling Offshore International, Inc. formerly Mallard Drilling
          International, Inc.; formerly

      102 Energy Ventures International, Inc.
          Mallard Argentine Holdings, Ltd. (CFC)

Parker Drilling Company
Schedule 8.4 Corporate Name


Company
  No.                     Company Name                                                                    History
-------                   ------------                                                                    -------

      107 Mallard Drilling of Venezuela, Inc. (CFC)                                          Mallard Drilling of Venezuela

      108 Mallard International Ven - Sucursal (Branch of 107) (CFC)                         Mallard Drilling of Venezuela

      105 Mallard Bay Drilling Nigeria Limited (CFC)

      103 Mallard Drilling of South America, Inc. (CFC)                                      Formerly Energy Ventures Mid-East, Inc.

      106 Mallard Sucursal Argentina (Branch of 106) (CFC)                                   Mallard Drilling of S.A., Inc.

      201 Parker Drilling Offshore Corporation formerly Hercules Offshore Corporation        Acquired HOC 12/30/97

Parker Pipeline Company
Schedule 8.5 Subsidiaries Affiliates Amendment 1

Delete the following subsidiary.

                     CORPORATE NAME                       INCORPORATED                           OWNERSHIP
                     --------------                       ------------                           ---------
Parker Pipeline Company, Inc.                             Texas                          Parker Energy Resources, Inc.
  merged into Parker Energy Resources, Inc. on 4/10/00

Parker Pipeline Company
Schedule 8.5 Subsidiaries Affiliates

                     CORPORATE NAME                         INCORPORATED                           OWNERSHIP
                     --------------                         ------------                           ---------
Parker Drilling Company                                   Delaware                          Parker Drilling Company
Parker Drilling Company of Oklahoma, Inc.                 Oklahoma                          Parker Drilling Company
Parker Drilling Company Limited                           Nevada                            Parker Drilling Company
Parker Drilling Company Limited                           Oklahoma                   Parker North America Operations, Inc.
Choctaw International Rig Corp.                           Nevada                 Parker Drilling Company International Limited
Parker Drilling Company of New Guinea, Inc.               Oklahoma                          Parker Drilling Company
Parker Drilling Company North America, Inc.               Nevada                     Parker North America Operations, Inc.
Parker-VSE, Inc.                                          Nevada                            Parker Drilling Company
DGH, Inc.                                                 Texas                             Parker Drilling Company
Parker Drilling Offshore USA, L.L.C.                      Oklahoma                       Parker Drilling USA Ltd. - 99%
                                                                                     Parker Drilling Company Ltd. - 1% (OK)
Parker USA Drilling Company                               Nevada                     Parker North America Operations, Inc.
Quail Tools, L.L.P.                                       Oklahoma                       Parker Drilling USA Ltd. - 99%
                                                                                     Parker Drilling Company Ltd. - 1% (OK)
Parker Drilling U.S.A. Ltd.                               Nevada                 Parker North America Operations, Inc. (Common)
                                                                                      Parker Drilling Company (Preferred)
Parker Technology, Inc.                                   Oklahoma                          Parker Drilling Company
Parker Drilling Company International Limited             Nevada                            Parker Drilling Company
Parker Technology, L.L.C.                                 Louisiana                      Parker Drilling USA Ltd. - 99%
                                                                                    Parker Drilling Company Ltd. - 1% (OK)
Parker Drilling Company of Niger                          Oklahoma                          Parker Drilling Company
Parker Drilling (Kazakstan), Ltd.                         Oklahoma                          Parker Drilling Company
PKD Sales Corporation                                     Oklahoma                          Parker Drilling Company
Parker Drilling Company of Siberia                        Russia                  Parker Drilling Company International, Ltd.
Selective Drilling Corporation                            Oklahoma                          Parker Drilling Company
Challenger Limited                                        Switzerland                       Selective Drilling Corp.
Total Logistics Corporation                               Nevada                            Parker Drilling Company
Management Service Logistics, Inc.                        Nevada                             Total Logistics Corp.
Total Funds Management Corp.                              Nevada                             Total Logistics Corp.
Casuarina Limited                                         Bermuda                           Parker Drilling Company
Parker Drilling Company Kuwait Limited                    Bahamas                           Parker Drilling Company
Compania Nacional De Servicios S.A.                       Peru                              Parker Drilling Company
Production Control Systems, Inc.                          Delaware                                 PDC - 80%
Indocorp of Oklahoma, Inc.                                Oklahoma                          Parker Drilling Company
Parker Drilling Investment Company                        Oklahoma                          Parker Drilling Company
Universal Rig Service Corp.                               Nevada                            Parker Drilling Company
Parker Drilling Company Limited                           Bahamas                               Parker-VSE, Inc.
Parker Drilling Company Eastern Hemisphere, Ltd.          Oklahoma                       Parker-VSE, Inc. - 100% common
                                                                                    Parker-VSE, Inc. - 83% non-voting shares
                                                                                Parker Drilling Company Limited (Bahamas) -
                                                                                              17% non-voting shares

Universal Rig Leasing, B.V.                               Netherlands                       Parker Drilling Company
Parker Drilling Offshore Corporation                      Texas                             Parker Drilling Company
Canadian Rig Leasing, Inc.                                Oklahoma                          Parker Drilling Company
Parker Energy Resources, Inc.                             Texas                             Parker Drilling USA Ltd.
Parker Pipeline Company, Inc.                             Texas                          Parker Energy Resources, Inc.
Parker Measurement, Inc.                                  Texas                          Parker Energy Resources, Inc.
Mallard Peru Holdings, Inc.                               Delaware                          Parker Drilling USA Ltd.

Parker Pipeline Company
Schedule 8.5 Subsidiaries Affiliates

                     CORPORATE NAME                         INCORPORATED                           OWNERSHIP
                     --------------                         ------------                           ---------
Mallard Argentine Holdings, Ltd.                          Cayman Islands                    Parker Drilling USA Ltd.
Mallard Drilling of Venezuela, Inc.                       Cayman Islands                    Parker Drilling USA Ltd.
Mallard Drilling of South America, Inc.                   Cayman Islands                    Parker Drilling USA Ltd.
Parker Drilling Offshore International, Inc.              Cayman Islands                    Parker Drilling USA Ltd.
Mallard Bay Drilling Nigeria Limited                      Nigeria                 Parker Drilling Offshore International, Inc.
Parco, Inc.                                               Oklahoma                          Parker Drilling Company
Pardril, Inc.                                             Oklahoma                          Parker Drilling Company
Parker Drilling Company of South America, Inc.            Oklahoma                          Parker Drilling Company
Parker Drilling Company of Bolivia, Inc.                  Oklahoma                          Parker Drilling Company
Anachoreta, Inc.                                          Nevada                            Parker Drilling Company
Parker Valve Company                                      Texas                              Parker Technology Inc.
Parco Masts and Substructures, Inc.                       Oklahoma                           Parker Technology Inc.
Parker Drilling Company (Bolivia) S.A.                    Bolivia                           Parker Drilling Company
Parker Drilling Company of New Zealand Limited            New Zealand       Donald Ray Denham nominally owns and holds .5% for
                                                                            Parker Drilling Company's benefit, and Parker Drilling
                                                                                     Company owns directly the remaining 99.5%
Parker Aviation, Inc.                                     Oklahoma                          Parker Drilling Company
Total Coverage Services                                   Nevada                            Parker Drilling Company
OIME, Inc.                                                Oklahoma                          Parker Drilling Company
Parker Drilling Company of South Texas, Inc.              Oklahoma                          Parker Drilling Company
Parker Drilling Company of Mexico, Ltd.                   Oklahoma                          Parker Drilling Company
Parker Drilling Company International, Inc.               Delaware                          Parker Drilling Company
Parker Drilling Company of Argentina, Inc.                Nevada                 Parker Drilling Company International Limited
Parker Drilling International of New Zealand Limited      New Zealand        Donald Ray Denham nominally owns and holds .5% for
                                                                                Parker Drilling Company International Limited's
                                                                              benefit, and Parker Drilling Company International
                                                                                   Limited owns directly the remaining 99.5%
Parker Drilling Company of Indonesia, Inc.                Oklahoma                      Choctaw International Rig Corp.
Creek International Rig Corp.                             Nevada                 Parker Drilling Company International Limited
Perfordora Ecuatoriana S.A. Petrodrilling                 Ecuador                        Creek International Rig Corp.
Parker North America Operations, Inc.                     Nevada                            Parker Drilling Company
Parker Drilling Company of Singapore, Ltd.                Oklahoma                          Parker Drilling Company
Saints Acquisition Company                                Delaware                          Parker Drilling Company

Parker Drilling Company
Schedule 8.9 Debt Activity Balances


            DEBT INSTRUMENT
            ---------------

NOTES AND LOANS
      Cananwill                     7,101,754     Insurance premium finance

      Senior Notes $300mm         300,000,000

      Senior Notes $150mm         150,000,000

      Convertible Debt            175,000,000

      CIRI                            792,857     Purchase of interest in Rig 141 & 217

      Boeing Capital Corp.         25,000,000     Rig 75 Financing

CAPITAL LEASES
      IBM                             669,395     Financial Information System & Phone Lease

      Derrick Mfg. Corp               525,808     Mud Equipment for Rig 61& Rig 55

      Lanier                           29,271     copiers & fax machines

      NTFC Capital Corp                 8,379     Phone system

      Citicorp                         19,425     Forklift
                                -------------

              TOTAL DEBT          659,146,890

Parker Drilling Company
Schedule 8.12 Real Estate



                                       OWNER                           LOCATION         DESCRIPTION       IMPROVEMENTS
                                       -----                           --------         -----------       ------------

DOMESTIC
                 Parker Drilling Company of North America, Inc.    Casper, WY        10.34 Acres       19,000 office
                                                                                                       shop and whse
                 Parker Drilling Company of North America, Inc.    Casper, WY        5 Acres           Fenced

                 Parker Drilling Company of North America, Inc.    Odessa, TX        10 Acres          Shop, 3000 SF
                                                                                                       Office, 2 bldgs
                 Parker Drilling Company of North America, Inc.    Pecos, TX         3.866 Acres       Fenced
                                                                   Houston, TX       Office Space
                 Quail Tools, L.L.P.                               Victoria, TX      11 Acres          Quail Office/Yard
                 Parker Drilling Company                           King Ranch, TX    Hunting Lease     Camp

                 Parker Drilling Company of North America, Inc.    Anchorage, AK     6.83 Acres        4 Bldgs, total

                 Parker Drilling Company of North America, Inc.    Deadhorse, AK     1 Acre            Shop/Camp


                 Pardril, Inc.                                     Tulsa, OK         Downtown          10 story office
                                                                                     Home office       Bldg
                 Pardril, Inc.                                     Tulsa, OK         Hangar/office
                 Pardril, Inc.                                     Tulsa, OK         Warehouse         Shop/Whse
                 Pardril, Inc.                                     Tulsa, OK         Warehouse         bldg
                 Parker Drilling Company                           Maize, OK         Ranch             Lodge

                 Quail Tools, L.L.P.                               New Iberia        15 Acres          Quail Office/Yd
                 Parker Technology, L.L.C.                         New Iberia        47 Acres          Office Complex
                 Parker Drilling Offshore USA, L.L.C.                                                  Office/Whse

PERSONAL         Parker Aviation, Inc.                             Tulsa, OK         1956 DeHavilland
PROPERTY         Parker Aviation, Inc.                             Tulsa, OK         1996 Lear 60
                 Parker Aviation, Inc.                             Tulsa, OK         1993 Cessna
                                                                                     Citation 525

                                                                    IMPROVEMENT       LEASED/      CONTENTS
                                       OWNER                           VALUE           OWNED        VALUE
                                       -----                           -----           -----        -----

DOMESTIC
                 Parker Drilling Company of North America, Inc.        $575,000.00   Owned              $50,000

                 Parker Drilling Company of North America, Inc.                      Owned

                 Parker Drilling Company of North America, Inc.        $255,000.00   Owned              $50,000

                 Parker Drilling Company of North America, Inc.                      Owned
                                                                                     Leased            $200,000
                 Quail Tools, L.L.P.                                 $2,613,254.00   Owned         Included
                 Parker Drilling Company                               $132,000.00   Leased        Included

                 Parker Drilling Company of North America, Inc.                      Owned
                                                                     $1,075,000.00   Bldg/Owned    Included
                 Parker Drilling Company of North America, Inc.                      Land/Leased   Included
                                                                     $2,550,000.00   Bldg/Owned

                 Pardril, Inc.                                       $7,710,000.00   Owned         Included

                 Pardril, Inc.                                                       Leased            $250,000
                 Pardril, Inc.                                         $295,000.00   Owned
                 Pardril, Inc.                                         $110,000.00   Owned
                 Parker Drilling Company                                $75,000.00   Owned

                 Quail Tools, L.L.P.                                 $3,090,919.00   Owned         Included
                 Parker Technology, L.L.C.                           $4,550,000.00   Owned           $2,500,000
                 Parker Drilling Offshore USA, L.L.C.                $9,360,000.00   Owned         Included

PERSONAL         Parker Aviation, Inc.                                 $290,000.00   Owned
PROPERTY         Parker Aviation, Inc.                              $10,100,000.00   Leased
                 Parker Aviation, Inc.                               $2,800,000.00   Owned


Parker Drilling Company
Schedule 8.14 Trade Names


          Trade Name/DBA                                              Owner
          --------------                                              -----

Partech                                                   Parker Technology, L.L.C
OIME                                                      Parker Technology, L.L.C
Parco                                                     Parker Technology, L.L.C
Parco Mast and Substructure                               Parker Technology, L.L.C
Nevada Parker Drilling Limited                            Parker Drilling Company Limited (Nevada)
Parker Drilling Company Limited of Oklahoma               Parker Drilling Company Limited (Oklahoma)
AT-2000-E                                                 Parker Drilling Company (Delaware)
All Terrain 2000-E                                        Parker Drilling Company
Parker                                                    Parker Drilling Company
PD                                                        Parker Drilling Company
Heli-Hoist                                                Parker Drilling Company
TBA                                                       Parker Drilling Company

Parker Drilling Company
Schedule 8.15 Litigation


      Case No.                               Style                                         Parker Party
      --------                               -----                                         ------------

236/98                     Enafor vs. Partech                                      Parker Technology, Inc.

                           Parker Drilling Company v. Underwriters at Lloyds       Parker Drilling Company
G-99-480                   (Russian Camp Vandalism)

38-94                      In the matter of arbitration of Cousa                   Parker Drilling Company of Oklahoma, Inc.

10234/OL                   P.T. Daya Alam Tehnik Inti vs. Himpurna California      Indonesian Partner
                           Energy Ltd.

96-G0201                   Hercules Marine Services Corporation vs. Bob Casale     Parker Drilling Offshore Corporation

99CV0069                   Mallard Bay Drilling, LLC vs. TransTexas Gas            Parker Drilling Offshore USA, L.L.C.
                           Corporation

97-1642 F consolidated     Charles C. Rogers and Dalia Suarev Blanchard vs.        Parker Drilling Offshore Corporation
with 97-1780               Samedan Oil Corporation and Brian Taylor

88448-C                    Russell J. Etienne vs. Ensco Marine Company and         Parker Drilling Offshore USA, L.L.C.
                           Mallard Bay Drilling, Inc.

97-1223                    In Re: The Matter of Mallard Bay Drilling, L.L.C., as   Parker Drilling Offshore USA, L.L.C.
                           Owner and Operator of Mr. Beldon, Otherwise
                           Designated Mallard Rig 52, Praying for Exoneration
                           from and/or Limitation of Liability


      Case No.                                Opened
      --------                                ------

236/98                     Defendant          06/15/98

                           Plantiff           09/02/99
G-99-480

38-94                      Plantiff           01/12/94

10234/OL                   Plantiff           11/25/98


96-G0201                   Defendant          06/18/05

99CV0069                   Plantiff           01/22/99


97-1642 F consolidated     Defendant          06/18/97
with 97-1780

88448-C                    Defendant          03/24/98


97-1223                                       06/19/97


Parker Drilling Company
Schedule 8.15 Litigation


      Case No.                               Style                                         Parker Party
      --------                               -----                                         ------------

98 07358                   Mason Miller, et al. vs. Union Pacific Resources        Parker Drilling Company
                           Corp., et al. including Parker Drilling Company
                           Clifton Maricle individually and as Tutor of the
                           Minors, vs. Union Pacific, et al, Feranando Serna and
                           Janet Serna vs. Union Pacific, et al; Roland Goodman
                           and Opal Goodman vs Union Pacific, et al; Rhonda
                           Morrison individually and as Tutrix of the minor, vs.
                           Union Pacific, et al; Thomas Viscardis et al, vs.
                           Union Pacific, et al; Hervey Ray and Darlene Ray vs.
                           Union Pacific, et al; Harold Thompson et al vs. Union
                           Pacific, et al; Jerry Bass, Sr. and Brenda Bass vs.
                           Union Pacific, et al; Rebecca Maricle, et al vs.
                           Union Pacific, et al; Timothy Fee, et al vs. Union
                           Pacific, et al; Willard Dewayne, et al vs. Union
                           Pacific, et al; Debra Fee, et al vs. Union Pacific,
                           et al; Willard Fee, et al vs. Union Pacific, et al;
                           Jacob Doyle vs. Union Pacific, et al; Wilburn Maricle
                           vs Union Pacific, et al; Claude Willis vs Union
                           Pacific, et al; Margaret Strother, et al vs. Union
                           Pacific, et al; Winston Doyle & Carolyn Doyle vs
                           UPRC, et al

18.728                     In re: Argentina Customs Dispute                        Mallard Drilling of South America, Inc.

CV98-1619                  Eneal Ellis, Jr. and Janelle Marie Ellis vs. Samedan    Parker Drilling Offshore Corporation
                           Oil Corporation and Hercules Offshore Corporation

98CV1070                   Rodney Joseph Trahan, Jr. and Connie Trahan, et al.     Parker Drilling Offshore USA, L.L.C.
                           vs. Mallard Drilling, Inc. et al. (including The
                           Meridian Resource and Exploration Company)

99CV0009                   Charles and Christina Bunner & American Interstate      Parker Technology, Inc.
                           Insurance Company vs. Parker Technology, Inc. et al.

90386-D                    Curley Savoy and Kimberly Savoy vs. Texas Meridian      Parker Drilling Offshore USA, L.L.C.
                           Corporation and Mallard Bay Drilling LLC


      Case No.                                Opened
      --------                                ------

98 07358                   Defendant          04/24/98





















18.728                     Defendant          06/18/05

CV98-1619                  Defendant          08/28/98


98CV1070                   Defendant          01/14/99



99CV0009                   Defendant          01/12/99


90386-D                    Defendant          01/15/99


Parker Drilling Company
Schedule 8.15 Litigation


      Case No.                               Style                                         Parker Party
      --------                               -----                                         ------------

90826-C                    Scott Nelson vs. Mallard Bay Drilling, LLC, D&D         Parker Drilling Offshore USA, L.L.C.
                           Enterprises, Campbell Enterprises; Santa Barbara
                           Chemical & Environmental Inc. and The Red Fox
                           Companies Defense tendered by letter of May 24, 1999.
                           If no response by July 24, then consider third party
                           claim.

86296                      Paul Savoie, Sr., et al. vs. Liberty Mutual Fire        Quail Tools, L.L.P.
                           Insurance Co., et al. Doris Savoie vs. Liberty Mutual
                           Fire Insurance Co.

992792                     Darrell Spencer v. Keith M. White, et al                Quail Tools, L.L.P.

539-295  DIVISION "G"      Deanna Jurisic and Vinka Ann Company a/k/a Vinka Ann    Parker Drilling Offshore USA, L.L.C.
                           Oyster Company v. Texaco Producing, Inc. f/k/a Texaco
                           Exploration and Production, Inc., Mallard Bay
                           Drilling, Inc., d/b/a Mallard Bay Drilling, L.L.C.,
                           ABC Towing Company and XYZ Construction Company, Inc.

44-600                     Grasshopper Oysters, Inc., et al. vs. Badger Oil        Parker Drilling Offshore USA, L.L.C.
                           Corporation, et al.

33,826-D                   Charles Segura, et al. vs. Amoco Production Company,    Parker Drilling Company
                           Inc. and Parker Drilling Company, Inc.

No. 539-039                Vatro Garbin v. Texaco Producing, Inc. f/k/a Texaco     Mallard Bay Drilling, L.L.C.
                           Exploration and Production, Inc., Mallard Bay
                           Drilling, Inc. d/b/a Mallard Bay Drilling, LLC, ABC
                           Towing Company and XYZ Construction Company, Inc.

c.1046                     Mirta Celmira Rios vs. Mallard Drilling                 Mallard Drilling


      Case No.                                Opened
      --------                                ------

90826-C                    Defendant






86296                      Defendant          04/09/99



992792                     Defendant          06/21/99

539-295  DIVISION "G"      Defendant          06/29/99





44-600                     Defendant          07/29/99


33,826-D                   Defendant          07/29/99


No. 539-039                Defendant          08/23/99




c.1046                     Defendant


Parker Drilling Company
Schedule 8.15 Litigation


      Case No.                               Style                                         Parker Party
      --------                               -----                                         ------------

45-132                     Parker Drilling Offshore USA, LLC, Zurich Insurance     Parker Drilling Offshore USA, L.L.C.
                           Company, Continental Insurance Company, AXA Global
                           Risks U.S. Insurance Company, Commonwealth Insurance
                           Company, QBE International Insurance, Limited,
                           Arig-Arab Insurance Group (B.S.C.), Reliance
                           Insurance Company, Lloyds Syndicate 1308 (Spinney),
                           trading as Duncanson & Hold Sundicate Management,
                           Lloyds Syndicate 0741, Lloyds Syndicate 2741 and HIH
                           Casualty & General Insurance, Limited vs. Lexington
                           Insurance Company and National Uniton Fire Insurance
                           Company of Pittsburgh, PA (Equinox)

98-21485 Div. N, Sect. 8   John Neely Kennedy (Secretary of Department of          Mallard Bay Drilling, L.L.C.
                           Revenue) vs. Mallard Bay Drilling, LLC





      Case No.                                Opened
      --------                                ------

45-132                     Plantiff           09/29/99











98-21485 Div. N, Sect. 8   Defendant          12/18/98


Parker Drilling Company
Schedule 8.17 Labor Disputes


 Matter Number                          Title                                         Parker Party                          Opened
 -------------                          -----                                         ------------                          ------

97 5A           Luiz Mendes Panoja vs. Helimar Perfuacoes Maritimas e      Parker Drilling Company of South
                Terrestres Leda.                                           America, Inc.                                   08/18/97

98 38           Ex-workers vs. Parker Drilling Company of South America,   Parker Drilling Company of South America,       08/17/98
                Inc. and Parker Drilling Company of Oklahoma, Inc.         Inc. and Parker Drilling Company of
                                                                           Oklahoma Inc.

M95 1           Pedro Antonio vs Energy Ventures                           Mallard Drilling of South America, Inc.             1995

M95 2           Daniel Alberto Avalos vs. Energy Ventures                  Mallard Drilling of South America, Inc.             1995

M95 3           Luis Alberto Martinez vs. Energy Ventures                  Mallard Drilling of South America, Inc.             1995

M96 1           Adrian Pincheira vs. Mallard Drilling                      Mallard Drilling of South America, Inc.             1996

M96 2           Juan de la Cruz Cabrera vs. Energy Ventures                Mallard Drilling of South America, Inc.             1996

M96 3           Geronimo Felix Garzon vs. Energy Ventures                  Mallard Drilling of South America, Inc.             1996

M96 4           Samuel Humberto Weeiser Ruiz vs. Energy Ventures           Mallard Drilling of South America, Inc.             1996

M96 5           Carlos Ortega vs. Energy Ventures                          Mallard Drilling of South America, Inc.             1996

M96 6           Juan Bautista Grijera vs. Energy Ventures                  Mallard Drilling of South America, Inc.             1996

M97 1           Julio Alberto Gallardo vs. Mallard Drilling                Mallard Drilling of South America, Inc.             1997

M97 3           Rolando Eugenio Hans vs. Energy Ventures                   Mallard Drilling of South America, Inc.             1997

M97 4           Juan Carlos Alguieta vs. Energy Ventures                   Mallard Drilling of South America, Inc.             1997

M97 5           Fabian Alfredo Pazos vs. Mallard Drilling                  Mallard Drilling of South America, Inc.             1997

M97 6           Carlos Alberto Guzman vs. Energy Ventures                  Mallard Drilling of South America, Inc.             1997

Parker Drilling Company
Schedule 8.18 Environmental Disclosures


     None

Parker Drilling Company
Schedule 8.21 ERISA Disclosures


     None

Parker Drilling Company
Schedule 8.21 ERISA Disclosures

Parker Drilling Company
Schedule 8.28 Material Contracts


     None

Parker Drilling Company
Schedule 8.28 Material Contracts

                             PARKER DRILLING COMPANY
                                JANUARY 31, 2001

RIG            RIG                  RIG           YEAR
NO.           TYPE                DESIGN          BUILT          LOCATION              STATUS                    CUSTOMER
---           ----                ------          -----          --------              ------                    --------
58B     BARGE                 3000 HP             1982    PORT OF IBERIA  LA        STACKED
59B     BARGE                 3000 HP             1972    PORT OF IBERIA  LA        STACKED
50B     BARGE/DEEP            SB NE 12 (SCR)      1993 R  IBERIA PARISH  LA         DRILLING        STONE ENERGY CORPORATION
51B     BARGE/DEEP            SB NE 12 (SCR)      1993 R  TERREBONNE  LA            DRILLING        TEXACO EXPLORATION &
                                                                                                    PRODUCTION, INC.
53B     BARGE/DEEP            GD 1100             1995 R  CAMERON  LA               DRILLING        GOODRICH OPERATING CO.
54B     BARGE/DEEP            O.W. E-2000 (SCR)   1995 R  TERREBONNE  LA            DRILLING        CLIFF'S OIL & GAS CO.
55B     BARGE/DEEP            O.W. E-2000 (SCR)   1993 R  TERREBONNE  LA            DRILLING        TEXACO EXPLORATION &
                                                                                                    PRODUCTION, INC.
56B     BARGE/DEEP            O.W. E-2000 (SCR)   1992 R  JEFFERSON  LA             DRILLING        BURLINGTON RESOURCES
57B     BARGE/DEEP            GD 1500             1997 R  JEFFERSON  LA             DRILLING        STONE ENERGY CORPORATION
76B     BARGE/DEEP            E-3000 OILWELL      1997 R  OFFSHORE  LA              DRILLING        COCKRELL OIL CORP.
12B     BARGE/INTERMEDIATE    GD 1100             1990 R  IBERIA PARISH  LA         DRILLING        TEXACO EXPLORATION &
                                                                                                    PRODUCTION, INC.
15B     BARGE/INTERMEDIATE    1000 HP             1998 R  PLAQUEMINES  LA           DRILLING        CHEVRON OIL CO.
17B     BARGE/INTERMEDIATE    WILSON 90           1993 R  VERMILLION  LA            WORKOVER        HILCORP ENERGY COMPANY
21B     BARGE/INTERMEDIATE    SB N75              1995 R  CAMERON  LA               DRILLING        CLAYTON WILLIAMS ENERGY, INC.
8B      BARGE/INTERMEDIATE    NATIONAL 80B        1995 R  PLAQUEMINES  LA           DRILLING        NORTHCOAST OIL CO.
6B      BARGE/WORKOVER        OIME 500                    IBERIA PARISH  LA         STACKED
7B      BARGE/WORKOVER        IR 1500E            1985    RED FOX  LA               STACKED
9B      BARGE/WORKOVER        WILSON 65                   PLAQUEMINES  LA           WORKOVER        ENERGY PARTNERS LTD
16B     BARGE/WORKOVER        800 HP              1994 R  TERREBONNE  LA            WORKOVER        CASTEX ENERGY INC.
18B     BARGE/WORKOVER        800 HP              1993 R  LAFOURCHE  LA             WORKOVER        HENRY PROD.
20B     BARGE/WORKOVER        800 HP              1995 R  MERIDIAN / WEEKS IS       STACKED
23B     BARGE/WORKOVER        WILSON 90           1993 R  ST. MARY  LA              WORKOVER        GULFPORT
24B     BARGE/WORKOVER        WILSON 90           1992 R  MERIDIAN / WEEKS IS       STACKED
25B     BARGE/WORKOVER        WILSON 90           1993 R  MERIDIAN / WEEKS IS       STACKED
26B     BARGE/WORKOVER        WILSON 65                   TERREBONNE  LA            WORKOVER        APACHE CORP.
11J     JACKUP                MAT SUPPORTED,
                              CANTILEVER                  OFFSHORE  LA              DRILLING        ENERGY PARTNERS LTD
14J     JACKUP                INDEPENDENT LEG,
                              SLOT                        OFFSHORE  LA              DRILLING        MATRIX OIL & GAS CO.
15J     JACKUP                INDEPENDENT LEG,
                              SLOT                        OFFSHORE  LA              DRILLING        LLOG EXPLORATION CO.
20J     JACKUP                MAT SUPPORTED,
                              CANTILEVER                  OFFSHORE  LA              DRILLING        BOIS 'D ARC OFFSHORE, LTD.
21J     JACKUP                MAT SUPPORTED,
                              CANTILEVER                  OFFSHORE  LA              DRILLING        CHEVRON OIL CO.



RIG        RIG                                 CONTRACT
NO.        TYPE                  CONDITION     DURATION           COMMENTS
---        ----                  ---------     --------           --------
58B     BARGE                                                 HULL ONLY
59B     BARGE                                                 HULL ONLY
50B     BARGE/DEEP                 GOOD        07/31/01
51B     BARGE/DEEP                 GOOD        12/31/01
53B     BARGE/DEEP                 GOOD        03/15/01       THEN TO BADGER
54B     BARGE/DEEP                 EXCELLENT   02/15/01       THEN TO CABOT
55B     BARGE/DEEP                 GOOD        12/31/01
56B     BARGE/DEEP                 GOOD        03/01/01
57B     BARGE/DEEP                 GOOD        06/30/01
76B     BARGE/DEEP                 EXCELLENT   02/21/01       THEN TO EXXON
12B     BARGE/INTERMEDIATE         GOOD        02/14/01       THEN TO KCM/SWGD
15B     BARGE/INTERMEDIATE         EXCELLENT   03/07/01
17B     BARGE/INTERMEDIATE         GOOD        04/15/01
21B     BARGE/INTERMEDIATE         GOOD        03/07/01       THEN TO HULL REPAIR
8B      BARGE/INTERMEDIATE         FAIR        02/14/01       THEN TO O'MEARA
6B      BARGE/WORKOVER             EXCELLENT
7B      BARGE/WORKOVER             POOR
9B      BARGE/WORKOVER             GOOD        02/14/01       THEN TO VINTAGE
16B     BARGE/WORKOVER             FAIR        03/07/01
18B     BARGE/WORKOVER             GOOD        02/10/01       THEN TO APACHE
20B     BARGE/WORKOVER             FAIR
23B     BARGE/WORKOVER             GOOD        04/15/01
24B     BARGE/WORKOVER             GOOD
25B     BARGE/WORKOVER             GOOD
26B     BARGE/WORKOVER             GOOD        02/28/01
11J     JACKUP                     GOOD        03/21/01
14J     JACKUP                     GOOD        02/10/01       THEN TO 3TEC
15J     JACKUP                     GOOD        04/15/01
20J     JACKUP                     GOOD        03/15/01
21J     JACKUP                     GOOD        03/21/01       OPTION PERIOD

                            PARKER DRILLING COMPANY
                                JANUARY 31, 2001

RIG            RIG                  RIG           YEAR
NO.           TYPE                DESIGN          BUILT          LOCATION              STATUS                    CUSTOMER
---           ----                ------          -----          --------              ------                    --------
22J     JACKUP                MAT SUPPORTED,
                              CANTILEVER                  OFFSHORE  LA              STACKED
25J     JACKUP                INDEPENDENT LEG,
                              CANTILEVER                  OFFSHORE  LA              DRILLING        ENERGY PARTNERS LTD
2P      PLATFORM              1000 HP, SELF
                              ERECTING, SCR               PORT OF IBERIA  LA        STACKED
3P      PLATFORM              1000 HP, SELF
                              ERECTING, SCR               OFFSHORE  LA              DRILLING        ANADARKO PETROLEUM CORP.
10P     PLATFORM              650 HP, SELF
                              ERECTING                    PORT OF IBERIA  LA        STACKED
41P     PLATFORM              CARDWELL DW-800E            OFFSHORE  LA              DRILLING        PANACO INC.
47P     PLATFORM              750 HP                      PORT OF IBERIA  LA        STACKED
110     LAND                  OIME SL-7                   BOLIVIA                   STACKED
111     LAND                  OIME SL 1500                BOLIVIA                   STACKED
117     LAND                  OIME SL-7                   BOLIVIA                   STACKED
118     LAND                  OIME SL-7                   BOLIVIA                   STACKED
120     LAND                  OIME SL-1500                BOLIVIA                   STACKED
121     LAND                  GD 1100-E                   BOLIVIA                   DRILLING        RESPOL
122     LAND                  GD 1500-E                   BOLIVIA                   MOVING RIG
255     LAND                  TBA 2000            1977    BOLIVIA                   DRILLING        PLUSPETROL
256     LAND                  OIME 3000E          1994    BOLIVIA                   DRILLING        TOTAL EXPLORATION PRODUCTION
                                                                                                    BOLIVIE
227     LAND                  COOPER 350          1989    CHAD                      STACKED
165     LAND                  OIME 3000E          1979    COLOMBIA                  DRILLING        BP EXPLORATION COMPANY
                                                                                                    (COLOMBIA) LTD
174     LAND                  OIME 3000E          1978    COLOMBIA                  DRILLING        BP EXPLORATION COMPANY
                                                                                                    (COLOMBIA) LTD
197     LAND                  TBA 2000            1981    COLOMBIA                  STACKED
216     LAND                  OIME 2000E          1982    COLOMBIA                  STANDBY         PERENCO
221     LAND                  OIME 3000           1979    COLOMBIA                  RIGGING UP      BP EXPLORATION COMPANY
                                                                                                    (COLOMBIA) LTD
222     LAND                  OIME SL-7           1985    COLOMBIA                  DRILLING        PETROBRAS INTERNACIONAL S.A. -
                                                                                                    BRASPETRO
223     LAND                  TBA 2000            1974    COLOMBIA                  STACKED
248     LAND                  M CON 1220E         1991    COLOMBIA                  STACKED
247     LAND                  GD 1100E                    DUBAI                     STACKED
115     LAND                  TBA 1500            1972    INDONESIA                 STACKED
146     LAND                  TBA 2000            1980    INDONESIA                 STACKED


RIG        RIG                                 CONTRACT
NO.        TYPE                  CONDITION     DURATION           COMMENTS
---        ----                  ---------     --------           --------
22J     JACKUP                   GOOD                       SHIPYARD 150 DAYS
25J     JACKUP                   GOOD        04/07/01
2P      PLATFORM                 GOOD
3P      PLATFORM                 GOOD        02/14/01       THEN TO BASIN
10P     PLATFORM                 GOOD
41P     PLATFORM                             02/07/01       RENEWAL OPTION
47P     PLATFORM
110     LAND                     EXCELLENT
111     LAND                     EXCELLENT
117     LAND                     EXCELLENT
118     LAND                     EXCELLENT
120     LAND                     EXCELLENT
121     LAND                     EXCELLENT   1 WELL
122     LAND                     EXCELLENT
255     LAND                     EXCELLENT   03/30/01
256     LAND                     EXCELLENT   1 WELL         OPTION WELL
227     LAND                     EXCELLENT
165     LAND                     EXCELLENT   12/31/01
174     LAND                     EXCELLENT   12/31/01
197     LAND                     GOOD
216     LAND                     EXCELLENT                  MODIFYING RIG
221     LAND                     EXCELLENT   12/31/01
222     LAND                     EXCELLENT   12/31/01
223     LAND                     GOOD
248     LAND
247     LAND                     EXCELLENT
115     LAND                     GOOD
146     LAND                     EXCELLENT

                            PARKER DRILLING COMPANY
                                JANUARY 31, 2001

RIG            RIG                  RIG           YEAR
NO.           TYPE                DESIGN          BUILT          LOCATION              STATUS                    CUSTOMER
---           ----                ------          -----          --------              ------                    --------
190     LAND                  TBA 2000            1979    INDONESIA                 STACKED
206     LAND                  TBA 2000            1981    INDONESIA                 STACKED
231     LAND                  D3 II (SCR)         1996    INDONESIA                 STACKED
239     LAND                  WM T38H             1989    INDONESIA                 STACKED
241     LAND                  NAT'L T-45          1989    INDONESIA                 STACKED
242     LAND                  NAT'L 4-10          1989    INDONESIA                 STACKED
253     LAND                  C1 II (SCR)         1996    INDONESIA                 DRILLING        PERTIMA - SANTA FE TUBAN
101     LAND                  CHALL. 361          1985    KAZAHKSTAN                STACKED
102     LAND                  COOPER 750          1993    KAZAHKSTAN                RUNNING         TEXACO EXPLORATION &
                                                                                                    PRODUCTION, INC.
107     LAND                  IR 1500E            1985    KAZAHKSTAN                DRILLING        TENGIZCHEVROIL
230     LAND                  CE D - 3E           1988    KAZAHKSTAN                RIGGING UP      KPO
249     LAND                  GD 3000E            1994    KAZAHKSTAN                DRILLING        TENGIZCHEVROIL
                                                                                                    OFFSHORE KAZAKHSTAN
                                                                                                    INTERNATIONAL OPERATING
257     BARGE/DEEP            E-3000 OILWELL      1998    KAZAHKSTAN                DRILLING        COMPANY N.V.
225     LAND                  TBA 2000            1974    KENYA                     STACKED
125     LAND                  TBA 1500            1972    NEW GUINEA                STACKED
140     LAND                  TBA 2000            1975    NEW GUINEA                STACKED
160     LAND                  TBA 2000            1977    NEW GUINEA                STACKED
226     LAND                  A.T. 2000E          1980    NEW GUINEA                STACKED
188     LAND                  TBA 2400E           1975    NEW ZEALAND               DRILLING        FLETCHER CHALLENGE
246     LAND                  GD 1100E                    NEW ZEALAND               DRILLING        SWIFT ENERGY
252     LAND                  IR 900              1995    NEW ZEALAND               DRILLING        INDO-PACIFIC
72      BARGE/DEEP            E-3000 OILWELL      1991 R  NIGERIA                   DRILLING        SHELL PETROLEUM DEVELOPMENT
                                                                                                    COMPANY OF NIGERIA LTD.
73      BARGE/DEEP            3000 IDECO          1991 R  NIGERIA                   DRILLING        SHELL PETROLEUM DEVELOPMENT
                                                                                                    COMPANY OF NIGERIA LTD.
74      BARGE/DEEP            E-3000 OILWELL      1996    NIGERIA                   DRILLING        CHEVRON NIGERIA LTD.
75      BARGE/DEEP                                1999    NIGERIA                   DRILLING        SHELL PETROLEUM DEVELOPMENT
                                                                                                    COMPANY OF NIGERIA LTD.
220     LAND                  OIME SL1000         1978    NIGERIA                   STACKED
131     LAND                  TBA 2000            1974    PERU                      STACKED
145     LAND                  TBA 2000            1975    PERU                      STACKED
250     LAND                  TBA 2000            1996    PERU                      STACKED

RIG      RIG                                CONTRACT
NO.      TYPE                 CONDITION     DURATION           COMMENTS
---      ----                 ---------     --------           --------
190     LAND                  EXCELLENT
206     LAND                  EXCELLENT
231     LAND                  EXCELLENT
239     LAND                  GOOD
241     LAND                  GOOD
242     LAND                  GOOD
253     LAND                  EXCELLENT     1 YEAR         1YR OPTION
101     LAND                  EXCELLENT                    WORKOVER RIG
102     LAND                  GOOD          12/28/01       OPTION PERIOD
107     LAND                  EXCELLENT     WELL TO WELL
230     LAND                  EXCELLENT     02/01/04
249     LAND                  EXCELLENT     5 YEARS
257     BARGE/DEEP            EXCELLENT     3 YEARS
225     LAND                  GOOD
125     LAND                  GOOD
140     LAND                  EXCELLENT
160     LAND                  EXCELLENT
226     LAND                  EXCELLENT
188     LAND                  GOOD          1 WELL         OPTION WELL
246     LAND                  EXCELLENT     1 WELL         2 OPTION WELLS
252     LAND                  EXCELLENT     1 WELL         2 OPTION WELLS
72      BARGE/DEEP            EXCELLENT     9/25/01
73      BARGE/DEEP            EXCELLENT     11/03/02
74      BARGE/DEEP            EXCELLENT     03/28/01
75      BARGE/DEEP            EXCELLENT     5 YEARS
220     LAND                  EXCELLENT
131     LAND                  GOOD
145     LAND                  GOOD
250     LAND                  GOOD

Parker Pipeline Company
Schedule 8.29 Bank Accounts



        ACCOUNT NAME                                   ACCOUNT OWNER                              TYPE
        ------------                                   -------------                              ----
Parker Drilling Master Funding                     Parker Drilling Company

Parker Drilling Concentration                      Parker Drilling Company                      Concentration

Parker Drilling Intl/Dom Payroll                   Parker Drilling Co. Intl Ltd.                Payroll (ZBA)
Parker Drilling Accts Payable                      Parker Drilling Company                      A/P Contrl Disb
Parker Drilling Tulsa Payroll                      Parker Drilling Company                      Payroll (ZBA)
Anachoreta                                         Anachoreta, Inc.                             DDA
Total Coverage Services                            Total Coverage Services                      DDA
                                                                                                DDA
DGH                                                DGH, Inc.                                    DDA
Parker Drlg Intl Ltd Pakistan Br                   Parker Drilling Co. Intl Ltd.                Payroll (ZBA)
Parker Drilling Offshore                           Parker Drilling Co. Offshore                 Concentration
  USA, LLC Concentration                             USA, L.L.C.
Parker Drilling Offshore USA, LLC A/P              Parker Drilling Co. Offshore USA, L.L.C.     Accts Payable
Parker Drilling Offshore Intl, Inc.                Parker Drilling Offshore Intl, Inc.          Receivables
Parker Drilling Offshore Corp. Concentration       Parker Drilling Co. Offshore USA, L.L.C.     Concentration
Parker Drilling Offshore Corp. Payroll             Parker Drilling Co. Offshore USA, L.L.C.     Payroll (ZBA)
Parker Drilling Offshore Corp. A/P                 Parker Drilling Co. Offshore USA, L.L.C.     Accts Payable

Parker Drilling Company                            Parker Drilling Company                      DDA

Parker Drilling Houston                            Parker Drilling Offshore Corp.               ZBA Petty Cash
Partech LLC                                        Parker Technology, L.L.C.                    ZBA Petty Cash
Parker Drilling Manual Cks                         Parker Drilling Company                      Petty Cash
Parker Drilling - MSA Ins                          Parker Drilling Company                      Health Ins
Parker Drilling - Coresource                       Parker Drilling Company                      Health Ins
Parker Emp Health Contributions                    Parker Drilling Company                      Interest Bearing
Selective Drilling Co                              Selective Drilling Corp.                     DDA


                                                                                   SOURCE           BLOCKED
        ACCOUNT NAME                                 BANK NAME                    OF FUNDS           ACCT.
        ------------                                 ---------                    --------          -------
Parker Drilling Master Funding                    Bank of America            From Concentration        no
                                                                               Acct
Parker Drilling Concentration                     Bank of America, Tulsa     Receivables               no

Parker Drilling Intl/Dom Payroll                  Bank of America, Tulsa     Concentration Acct        no
Parker Drilling Accts Payable                     Bank of America, Tulsa     Concentration Acct        no
Parker Drilling Tulsa Payroll                     Bank of America, Tulsa     Concentration Acct        no
Anachoreta                                        Bank of America, Tulsa     Receivables               no
Total Coverage Services                           Bank of America, Austin    Receivables/Dati Ins      no
                                                  Bank of America, Tulsa     Receivables               no
DGH                                               Bank of America, Tulsa     Receivables               no
Parker Drlg Intl Ltd Pakistan Br                  Bank of America, Tulsa     Concentration Acct        no
Parker Drilling Offshore                          Bank of America, Tulsa     Receivables & Parker      no
  USA, LLC Concentration
Parker Drilling Offshore USA, LLC A/P             Bank of America, Tulsa     Mallard Concentration     no
Parker Drilling Offshore Intl, Inc.               Bank of America, Tulsa     Receivables               no
Parker Drilling Offshore Corp. Concentration      Bank of America, Tulsa     Parker Master Funding     no
Parker Drilling Offshore Corp. Payroll            Bank of America, Tulsa     Hercules Conc             no
Parker Drilling Offshore Corp. A/P                Bank of America, Tulsa     Hercules Conc             no

Parker Drilling Company                           Bank of Oklahoma           Local Ck Deposits &       no
                                                                             wires from Nations
Parker Drilling Houston                           Bank of Oklahoma           ZBA to BOK DDA            no
Partech LLC                                       Bank of Oklahoma           ZBA to BOK DDA            no
Parker Drilling Manual Cks                        Bank of Oklahoma           ZBA to BOK DDA            no
Parker Drilling - MSA Ins                         Bank of Oklahoma           ZBA to BOK DDA            no
Parker Drilling - Coresource                      Bank of Oklahoma           ZBA to BOK DDA            no
Parker Emp Health Contributions                   Bank of Oklahoma           Empl. Health Contrib      no
Selective Drilling Co                             Bank of Oklahoma           Receivables               no


                                                        FUNDS
        ACCOUNT NAME                                   WIRED TO
        ------------                                   --------
Parker Drilling Master Funding                    ZBA with Conc.Acct
                                                  Sweep Investments
Parker Drilling Concentration                     ZBA Accts, Divisions
                                                  & Vender Wire pmts
Parker Drilling Intl/Dom Payroll                  Employees
Parker Drilling Accts Payable                     Checks to Venders
Parker Drilling Tulsa Payroll                     Tulsa Office Employees
Anachoreta                                        Parker Drilling
Total Coverage Services                           Parker Drilling
                                                  Parker Drilling
DGH                                               Parker Drilling
Parker Drlg Intl Ltd Pakistan Br                  Employees
Parker Drilling Offshore                          ZBA accts, Parker
  USA, LLC Concentration                          Master Funding Acct
Parker Drilling Offshore USA, LLC A/P             Last Ck Written 7/15/99
Parker Drilling Offshore Intl, Inc.               Parker Master Funding
Parker Drilling Offshore Corp. Concentration      ZBA accounts
Parker Drilling Offshore Corp. Payroll            Payroll
Parker Drilling Offshore Corp. A/P                Vendor Payments

Parker Drilling Company                           Fund ZBA accts &
                                                  payroll tax pmts
Parker Drilling Houston                           Local Cks
Partech LLC                                       Local Cks
Parker Drilling Manual Cks                        Local Cks
Parker Drilling - MSA Ins                         Health Ins Checks-old
Parker Drilling - Coresource                      Health Ins Checks-new
Parker Emp Health Contributions                   Reimb Parker
Selective Drilling Co                             none

Parker Pipeline Company
Schedule 8.29 Bank Accounts

                                ACCOUNT                                                           BANK                     DIVISION
ACCOUNT NAME                     OWNER                ACCT #           BANK                      COUNTRY      CURR         COUNTRY
------------                    -------               ------           ----                      -------      ----         ---------
Parker Drilling Co.     Parker Drilling Co. of       9070-5151      Lloyds Bank                  Argentina     ARS         Argentina
South America           South America, Inc.                         Av. Callao 1065
                                                                    Buenos Aires
                                                                    Argentina
Parker Drilling Co.     Parker Drilling Co. of       4596-8121      Lloyds Bank                  Argentina     USD         Argentina
South America           South America, Inc.                         Av. Callao 1065
                                                                    Buenos Aires
                                                                    Argentina
Parker Drilling Co.     Parker Drilling Co. of       4596-8121      Lloyds Bank                  Argentina     ARS         Argentina
South America           South America, Inc.                         Av. Callao 1065
                                                                    Buenos Aires
                                                                    Argentina

Parker Drilling Co.     Parker Drilling Company      072-02645-3    Bancafe, Aguachica           Colombia      COP         Colombia
Intl Limited            International Limited                       Calle 5a  No. 25A-10
                                                                    Aguachica, Colombia
Parker Drilling Co.     Parker Drilling Company      010-900667-5   Banco Angle, Ahorros         Colombia      COP         Colombia
Intl Limited            International Limited                       Carrera 68a, No. 22-63
                                                                    Bogota, Colombia
Parker Drilling Co.     Parker Drilling Company      237-00813-1    Bancafe Viani                Colombia      COP         Colombia
Intl Limited            International Limited                       Palaao Municipal
                                                                    Viani
Parker Drilling Co.     Parker Drilling Company      010-18-013-1   Banco de Credito-CKNG        Colombia      COP         Colombia
Intl Limited            International Limited                       Kr. 68 No. 14-36
                                                                    Santafe de Bogota DC
Parker Drilling Co.     Parker Drilling Company      010-01784-6    Banco Anglo Colombiano       Colombia      COP         Colombia
Intl Limited            International Limited                       Carrera 68A No. 22-73
                                                                    Santafe de Dogota DC
Parker Drilling Co.     Parker Drilling Company      178-01100-3    Banco Cafetero-Bancafe       Colombia      COP         Colombia
Intl Limited            International Limited                       Carrera 9a No. 19-56
                                                                    Yopal, Casanare


ACCOUNT NAME             DIV/CO
------------             ------
Parker Drilling Co.       3006
South America


Parker Drilling Co.       3006
South America


Parker Drilling Co.       3006
South America



Parker Drilling Co.       3419
Intl Limited

Parker Drilling Co.       3419
Intl Limited

Parker Drilling Co.       3419
Intl Limited

Parker Drilling Co.       3419
Intl Limited

Parker Drilling Co.       3419
Intl Limited

Parker Drilling Co.       3419
Intl Limited


Parker Pipeline Company
Schedule 8.29 Bank Accounts

                                      ACCOUNT                                                           BANK
ACCOUNT NAME                           OWNER                ACCT #              BANK                   COUNTRY      CURR
------------                          -------               ------              ----                   -------      ----
Creek Intl. Rig               Creek International          010-02046-9    Banco de Credito-CKNG        Colombia      COP
                              Rig Corp.                                   Carrera 68 No. 14-36
                                                                          Santafe de Bogota DC
Creek Intl. Rig               Creek International          010-25578-4    Banco de Credito-SVNG        Colombia      COP
                              Rig Corp.                                   Carrera 68 No. 14-36
                                                                          Santafe de Bogota DC

Parker Drilling Co.           Parker Drilling Co.          760-1023974    Banco Wiese Ltd              Peru          USD
of Oklahoma, Inc.             of Oklahoma, Inc.                           Jr. Cuzco 246
                                                                          Lima 1
Parker Drilling Co.           Parker Drilling Co.          760-2722232    Banco Wiese Ltd              Peru          PEN
of Oklahoma, Inc.             of Oklahoma, Inc.                           Jr. Cuzco 246
                                                                          Lima 1
Parker Drilling Co.           Parker Drilling Company      000-3898040    Banco Wiese Ltd              Peru          PEN
                                                                          Jr. Cuzco 246
                                                                          Lima 1
Parker Drilling Co.           Parker Drilling Company      000-3345882    Banco Wiese Ltd              Peru          PEN
Intl Ltd  Sucursal del Peru   International Limited                       Jr. Cuzco 246
                                                                          Lima 1
Parker Drilling Co.           Parker Drilling Company      000-1902430    Banco Wiese Ltd              Peru          USD
Intl Ltd  Sucursal del Peru   International Limited                       Jr. Cuzco 246
                                                                          Lima 1

Creek Intl. Rig               Creek International          0079242/012    Citibank                     Ecuador       ECS
                              Rig Corp.                                   Av. Republica del
                                                                          Salvador y NN.UU.-Esquina
                                                                          Quito-Ecuador
Creek Intl. Rig               Creek International          079242/036     Citibank                     Ecuador       USD
                              Rig Corp.                      OR /039      Av. Republica del
                                                                          Salvador y NN.UU.-Esquina
                                                                          Quito-Ecuador
Parker Drilling Co.           Parker Drilling Company      1077464053     Mercantile Forex             Venezuela


                              DIVISION
ACCOUNT NAME                   COUNTRY       DIV/CO
------------                  ---------      ------
Creek Intl. Rig               Colombia        3478


Creek Intl. Rig               Colombia        3478



Parker Drilling Co.           Peru            3603
of Oklahoma, Inc.

Parker Drilling Co.           Peru            3603
of Oklahoma, Inc.

Parker Drilling Co.           Peru            3603


Parker Drilling Co.           Peru            3619
Intl Ltd  Sucursal del Peru

Parker Drilling Co.           Peru            3619
Intl Ltd  Sucursal del Peru


Creek Intl. Rig               Ecuador         3778



Creek Intl. Rig               Ecuador         3778



Parker Drilling Co.           Venezuela       3919

Parker Pipeline Company
Schedule 8.29 Bank Accounts


                                     ACCOUNT                                                                    BANK
ACCOUNT NAME                          OWNER                ACCT #                   BANK                       COUNTRY      CURR
------------                         -------               ------                   ----                       -------      ----
Parker Drilling Co.             Parker Drilling Co.      0-119376-009        Citibank, Singapore               Singapore     SGD
of Singapore, Ltd.              of Singapore, Ltd.                           Robinson Road, PO Box 330
                                                                             Singapore 900630

Parker Drilling Co.             Parker Drilling Co.      4-119376-004        Citibank, Singapore               Singapore     USD
of Singapore, Ltd.              of Singapore, Ltd.                           Robinson Road, PO Box 330
                                                                             Singapore 900630

Choctaw Intl Rig                Choctaw Intl Rig Corp.   0-102549-007        Citibank NA                       Indonesia     IDR

Parker Drilling Co.             Parker Drilling Co.      180697-00           Westpac Trust                     New Zealand   NZD
Intl Limited                    Intl Limited                                 Westpac Banking Corp (NZ LTD)
                                                                             196 Devon Street, PO Box 4241
                                                                             New Plymouth, New Zealand

Parker Drilling Co.             Parker Drilling Co.      80249-010           Bank of America-Hanoi             Vietnam       USD
Intl Limited                    Intl Limited                                 27 Ly Thuong Kiet Street
                                                                             Hanoi, Vietnam

Parker Drilling Co.             Parker Drilling Co.      6440-787            PNG Banking, Port Moresby         PNG           PGK
Eastern Hemisphere, Ltd.        Eastern Hemisphere, Ltd.                     P.O. Box 78
                                                                             Port Moresby, PNG

Parker Drilling Co.             Parker Drilling Co.      294006243812        PNG Banking Corp                  PNG           PGK
of New Guinea-Moro Division     of New Guinea, Inc.                          P.O. Box 78
                                                                             Port Moresby NCD, PNG

Parker Drilling Co.             Parker Drilling Co.      (06 4439) 10080663  Commonwealth Bank of Australia    Australia     AUD
of New Guinea                   of New Guinea, Inc.                          114 Poinciana Ave
                                                                             Tewantin Qld 4565 Australia

Parker Drilling Co.             Parker Drilling Co.      6599-202            PNG Banking, Port Moresby         PNG           PGK
of New Guinea                   of New Guinea, Inc.


                                 DIVISION
ACCOUNT NAME                      COUNTRY      DIV/CO
------------                     ---------     ------
Parker Drilling Co.              Singapore      4225
of Singapore, Ltd.


Parker Drilling Co.              Singapore      4225
of Singapore, Ltd.


Choctaw Intl Rig                 Indonesia      4237

Parker Drilling Co.              New Zealand    4523
Intl Limited



Parker Drilling Co.              Vietnam        5119
Intl Limited


Parker Drilling Co.              PNG            5805
Eastern Hemisphere, Ltd.


Parker Drilling Co.              PNG            5875
of New Guinea-Moro Division


Parker Drilling Co.              Australia      5875
of New Guinea


Parker Drilling Co.              PNG            5875
of New Guinea

Parker Pipeline Company
Schedule 8.29 Bank Accounts


                                  ACCOUNT
ACCOUNT NAME                       OWNER               ACCT #                         BANK
------------                      -------              ------                         ----
Parker Drilling Co.          Parker Drilling Co.      300004400                  Citibank Kazakhstan
Intl Limited                 Intl Limited                                        Park Palace
                                                                                 41 Kazibek Bi Str (2nd Floor)
                                                                                 Almaty 480100 Republic of Kazakhstan
Parker Drilling Co.          Parker Drilling Co.      070609                     Almaty Merchant Bank
Intl Limited                 Intl Limited                                        100 Furmanov Str.
                                                                                 Almaty 480091 Kazakhstan


Parker Drilling Co.          Parker Drilling Co.      36-012494-Q                Banque Intl Pour L'Afrique au Tchad
Intl Limited                 Intl Limited                                        Av Charles De Gaulle
                                                                                 BP 87
                                                                                 Ndjamena, Chad
Parker Drilling Co.          Parker Drilling Co.      36280038Y                  Banque Intl Pour L'Afrique au Tchad
Intl Limited                 Intl Limited                                        BP 256
                                                                                 Moundou, Chad

Mr. Ngiam Tong Beow &        Parker Drilling Co.      581-066701-888             Hongkong & Shanghai Banking
Mr. Gass John Robert         Intl Limited                                        Shop No 1, Promenade Level
c/o Parker Drilling Co.                                                          Tower 3, China Hong Kong City, 33 Canton Rd
Intl Limited                                                                     Kowloon, Hong Kong SAR
Mr. Ngiam Tong Beow &        Parker Drilling Co.      581-066701-888             Hongkong & Shanghai Banking
Mr. Gass John Robert         Intl Limited             Savings Account            Shop No 1, Promenade Level
c/o Parker Drilling Co.                                                          Tower 3, China Hong Kong City, 33 Canton Rd
Intl Limited                                                                     Kowloon, Hong Kong SAR
Mr. Ngiam Tong Beow &        Parker Drilling Co.      581-066701-888             Hongkong & Shanghai Banking
Mr. Gass John Robert         Intl Limited                                        Shop No 1, Promenade Level
c/o Parker Drilling Co.                                                          Tower 3, China Hong Kong City, 33 Canton Rd
Intl Limited                                                                     Kowloon, Hong Kong SAR

Parker Drilling Co.          Parker Drilling Co.      40804810380000005627       Development & Restructuring Bank
Eastern Hemisphere, Ltd.     Eastern Hemisphere, Ltd.                            7 Gashek Sreet
                                                                                 Dukat Place 11 Business Center
                                                                                 Moscow, Russia


                               BANK                    DIVISION
ACCOUNT NAME                  COUNTRY     CURR          COUNTRY     DIV/CO
------------                  -------     ----         ---------    ------
Parker Drilling Co.          Kazakhstan    USD        Kazakhstan     5319
Intl Limited


Parker Drilling Co.          Kazakhstan    USD        Kazakhstan     5319
Intl Limited



Parker Drilling Co.          Chad          XAF        Chad           5419
Intl Limited


Parker Drilling Co.          Chad          XAF        Chad           5419
Intl Limited


Mr. Ngiam Tong Beow &        Hongkong      USD        China          5519
Mr. Gass John Robert
c/o Parker Drilling Co.
Intl Limited
Mr. Ngiam Tong Beow &        Hongkong      HKD        China          5519
Mr. Gass John Robert
c/o Parker Drilling Co.
Intl Limited
Mr. Ngiam Tong Beow &        Hongkong      HKD        China          5519
Mr. Gass John Robert
c/o Parker Drilling Co.
Intl Limited

Parker Drilling Co.          Russia        RUB        Russia         5705
Eastern Hemisphere, Ltd.

Parker Pipeline Company
Schedule 8.29 Bank Accounts


                                   ACCOUNT                                                                     BANK
ACCOUNT NAME                        OWNER                  ACCT #                 BANK                        COUNTRY      CURR
------------                       -------                 ------                 ----                        -------      ----
Parker Drilling Co.                                   40807840580000005627  Development & Restructuring Bank  Russia        USD
Eastern Hemisphere, Ltd.     Parker Drilling Co.                            7 Gashek Sreet
                             Eastern Hemisphere, Ltd.                       Dukat Place 11 Business Center
                                                                            Moscow, Russia
Parker Drilling Co.          Parker Drilling Co.      1070567               Kazkommertsbank                   Kazakhstan    USD
Intl Limited                 Intl Limited                                   Branch of Atyrau
                                                                            Atyrau, Lenin St. 61
                                                                            Kazakhstan


                             DIVISION
ACCOUNT NAME                  COUNTRY       DIV/CO
------------                 ---------      ------
Parker Drilling Co.           Russia         5705
Eastern Hemisphere, Ltd.


Parker Drilling Co.           Kazakhstan     7019
Intl Limited

Parker Pipeline Company
Schedule 8.31 Investment Property


                                                                          MARKET VALUE                      LOCATION
                 COMPANY NAME                                  SHARES      AT 9/30/99                    OF CERTIFICATE
                 ------------                                  ------      ----------                    --------------
Cardinal Healthcare, Inc.                                           239      $13,190       55.19       Merrill Lynch Office
Corixa Corporation                                                  822      $10,587       12.88       Merrill Lynch Office
Baxter International                                                964      $57,117       59.25       Merrill Lynch Office
Bell Microproducts, Inc.                                         14,962     $119,696           8       Merrill Lynch Office
Genlabs Technologies, Inc.                                       25,000      $71,000        2.84       Merrill Lynch Office
IKOS Systems, Inc.                                               23,936     $176,648        7.38       Merrill Lynch Office
Matria Healthcare, Inc.                                           9,980      $52,395        5.25       Merrill Lynch Office
Network Peripherals                                              40,906     $723,627       17.69       Merrill Lynch Office
Pinnacle Systems                                                 24,937     $988,253       39.63       Merrill Lynch Office
Superconductor Technologies, Inc.                                74,591     $235,708        3.16       Merrill Lynch Office
UTI Energy Corp.                                              1,000,000   $7,562,500      7.5625              Parker Office
Twin Disc, Inc.                                                     450       $7,425        16.5              Parker Office

                                                                         $10,018,146
                                                                         ===========

Alpha III Limited Partnership (Venture Capital Investment)                $1,400,932

Parker Drilling Company
Schedule 8.31 Investment Property


                                                                        Certificate
                          Company Name                      Shares          No.                  Owner of Stock
-----------------------------------------------------      ----------   ----------- ------------------------------------------------
INVESTMENTS IN SUBSIDIARIES. INCLUDED IN COLLATERAL
Anachoreta, Inc.                                                  500                8 Parker Drilling Company
Canadian Rig Leasing, Inc.                                        500                2 Parker Drilling Company
Choctaw International Rig Corp.                                 1,000                1 Parker Drilling Company International Limited
Creek International Rig Corp.                                   1,000                1 Parker Drilling Company International Limited
DGH, Inc.                                                       1,000                4 Parker Drilling Company
Indocorp of Oklahoma, Inc.                                        500                1 Parker Drilling Company
Mallard Peru Holdings, Inc.                                     1,000                3 Parker Drilling U.S.A. Ltd.
Management Service Logistics, Inc.                              1,000                1 Total Logistics Corporation
OIME, Inc.                                                        500                1 Parker Drilling Company
Parco Masts and Substructures, Inc.                             2,500                4 Parker Technology, Inc.
Parco, Inc.                                                         5                1 Parker Drilling Company
Parco, Inc.                                                        95                2 Parker Drilling Company
Pardril, Inc.                                                       5                1 Parker Drilling Company
Parker Aviation Inc.                                              500                1 Parker Drilling Company
Parker Drilling (Kazakstan), Ltd.                                 500                2 Parker Drilling Company
Parker Drilling Company Eastern Hemisphere, Ltd.                  500                3 Parker-VSE, Inc.
Parker Drilling Company Eastern Hemisphere, Ltd.
 (non-voting stock)                                                55                3 Parker Drilling Company Limited (Bahamas)
Parker Drilling Company Eastern Hemisphere, Ltd.
 (non-voting stock)                                               270                4 Parker-VSE, Inc.
Parker Drilling Company International Limited                   1,000                1 Parker Drilling Company
Parker Drilling Company International, Inc.                     1,000                1 Parker Drilling Company
Parker Drilling Company Limited (Nevada)                        1,000                1 Parker Drilling Company
Parker Drilling Company Limited (Oklahoma)                        500                2 Parker North America Operations, Inc.
Parker Drilling Company North America, Inc.                     1,500               12 Parker North America Operations, Inc.
Parker Drilling Company of Argentina, Inc.                      1,000                1 Parker Drilling Company International Limited
Parker Drilling Company of Bolivia, Inc.                          500                1 Parker Drilling Company
Parker Drilling Company of Indonesia, Inc.                        500                2 Choctaw International Rig Corp.
Parker Drilling Company of Mexico, Ltd.                           500                1 Parker Drilling Company
Parker Drilling Company of New Guinea, Inc.                       500                1 Parker Drilling Company
Parker Drilling Company of New Guinea, Inc.                       500                2 Parker Drilling Company
Parker Drilling Company of Niger                                  500                3 Parker Drilling Company
Parker Drilling Company of Oklahoma, Incorporated                   5                1 Parker Drilling Company
Parker Drilling Company of Singapore, Ltd.                        500                1 Parker Drilling Company
Parker Drilling Company of South America, Inc.                      5                1 Parker Drilling Company

                                                                 Market Value      Location of
                          Company Name                            at 9/3/99        Certificate
-----------------------------------------------------            -------------    ---------------
INVESTMENTS IN SUBSIDIARIES. INCLUDED IN COLLATERAL
Anachoreta, Inc.
Canadian Rig Leasing, Inc.
Choctaw International Rig Corp.
Creek International Rig Corp.
DGH, Inc.
Indocorp of Oklahoma, Inc.
Mallard Peru Holdings, Inc.
Management Service Logistics, Inc.
OIME, Inc.
Parco Masts and Substructures, Inc.
Parco, Inc.
Parco, Inc.
Pardril, Inc.
Parker Aviation Inc.
Parker Drilling (Kazakstan), Ltd.
Parker Drilling Company Eastern Hemisphere, Ltd.
Parker Drilling Company Eastern Hemisphere, Ltd.
 (non-voting stock)
Parker Drilling Company Eastern Hemisphere, Ltd.
 (non-voting stock)
Parker Drilling Company International Limited
Parker Drilling Company International, Inc.
Parker Drilling Company Limited (Nevada)
Parker Drilling Company Limited (Oklahoma)
Parker Drilling Company North America, Inc.
Parker Drilling Company of Argentina, Inc.
Parker Drilling Company of Bolivia, Inc.
Parker Drilling Company of Indonesia, Inc.
Parker Drilling Company of Mexico, Ltd.
Parker Drilling Company of New Guinea, Inc.
Parker Drilling Company of New Guinea, Inc.
Parker Drilling Company of Niger
Parker Drilling Company of Oklahoma, Incorporated
Parker Drilling Company of Singapore, Ltd.
Parker Drilling Company of South America, Inc.

                                                                        Certificate
                          Company Name                      Shares          No.                  Owner of Stock
-----------------------------------------------------     -----------   ----------- ------------------------------------------------
Parker Drilling Company of South America, Inc.                     45                2 Parker Drilling Company
Parker Drilling Company of South America, Inc.                     10                3 Parker Drilling Company
Parker Drilling Company of South Texas, Inc.                      500                1 Parker Drilling Company
Parker Drilling Offshore Corporation                       18,034,384                9 Parker Drilling Company
Parker Drilling Offshore Corporation (non-voting stock)     4,000,000                4 Parker Drilling Company
Parker Drilling Offshore USA, L.L.C.                               99                3 Parker Drilling U.S. A. Ltd.
Parker Drilling Offshore USA, L.L.C.                                1                4 Parker Drilling Company Limited (Oklahoma)
Parker Drilling U.S.A. Ltd.                                     1,000                6 Parker North America Operations, Inc.
Parker Drilling U.S.A. Ltd. (Series A Preferred Stock)         20,000                2 Parker Drilling Company
Parker Energy Resources, Inc.                                  71,442               30 Parker Drilling U.S.A. Ltd.
Parker Measurement, Inc.                                        1,000               11 Parker Energy Resources, Inc.
Parker North America Operations, Inc.                           1,000                1 Parker Drilling Company
Parker Pipeline Company, Inc.                                   1,000                5 Parker Energy resources, Inc.
Parker Technology, Inc.                                           500                1 Parker Drilling Company
Parker Technology, L.L.C.                                           1                2 Parker Drilling Company Limited (Oklahoma)
Parker Technology, L.L.C.                                          99                6 Parker Drilling U.S.A. Ltd.
Parker USA Drilling Company                                     1,000                5 Parker North America Operations, Inc.
Parker Valve Company                                            1,000                2 Parker Technology, Inc.
Parker-VSE, Inc.                                                1,000                1 Parker Drilling Company
Production Control Systems, Inc.                              120,000                1 Parker Drilling Company
Production Control Systems, Inc. (Preferred stock)              9,800                1 Parker Drilling Company
Saints Acquisition Company                                      1,000                1 Parker Drilling Company
Selective Drilling Corporation                                    500                1 Parker Drilling Company
Total Coverage Services                                           500                1 Parker Drilling Company
Total Funds Management Corporation                              1,000                1 Total Logistics Corporation
Total Logistics Corporation                                     1,000                1 Parker Drilling Company
Universal Rig Service Corp.                                     1,000                2 Parker Drilling Company

                                                                 Market Value     Location of
                          Company Name                            at 9/3/99       Certificate
-----------------------------------------------------            -------------    -----------
Parker Drilling Company of South America, Inc.
Parker Drilling Company of South America, Inc.
Parker Drilling Company of South Texas, Inc.
Parker Drilling Offshore Corporation
Parker Drilling Offshore Corporation (non-voting stock)
Parker Drilling Offshore USA, L.L.C.
Parker Drilling Offshore USA, L.L.C.
Parker Drilling U.S.A. Ltd.
Parker Drilling U.S.A. Ltd. (Series A Preferred Stock)
Parker Energy Resources, Inc.
Parker Measurement, Inc.
Parker North America Operations, Inc.
Parker Pipeline Company, Inc.
Parker Technology, Inc.
Parker Technology, L.L.C.
Parker Technology, L.L.C.
Parker USA Drilling Company
Parker Valve Company
Parker-VSE, Inc.
Production Control Systems, Inc.
Production Control Systems, Inc. (Preferred stock)
Saints Acquisition Company
Selective Drilling Corporation
Total Coverage Services
Total Funds Management Corporation
Total Logistics Corporation
Universal Rig Service Corp.

                                                                                Certificate
                          Company Name                              Shares          No.         Owner of Stock
-----------------------------------------------------              ----------   ----------- ------------------------
SECURITIES HELD FOR INVESTMENT. NOT INCLUDED IN COLLATERAL
Cardinal Healthcare, Inc.                                                 239
Corixa Corporation                                                        822
Baxter International                                                      964
Bell Microproducts, Inc.                                               14,962
Genlabs Technologies, Inc.                                             25,000
IKOS Systems, Inc.                                                     23,936
Matria Healthcare, Inc.                                                 9,980
Network Peripherals                                                    40,906
Pinnacle Systems                                                       24,937
Superconductor Technologies, Inc.                                      74,591
Unit Corp.                                                          1,000,000
Twin Disc, Inc.                                                           450

Alpha Partners III (a limited partnership)


                                                                 Market Value      Location of
                          Company Name                            at 9/3/99        Certificate
-----------------------------------------------------            -------------    ---------------
SECURITIES HELD FOR INVESTMENT. NOT INCLUDED IN COLLATERAL
Cardinal Healthcare, Inc.                                           $13,190       Merrill Lynch Office
Corixa Corporation                                                  $10,587       Merrill Lynch Office
Baxter International                                                $57,117       Merrill Lynch Office
Bell Microproducts, Inc.                                           $119,696       Merrill Lynch Office
Genlabs Technologies, Inc.                                          $71,000       Merrill Lynch Office
IKOS Systems, Inc.                                                 $176,648       Merrill Lynch Office
Matria Healthcare, Inc.                                             $52,395       Merrill Lynch Office
Network Peripherals                                                $723,627       Merrill Lynch Office
Pinnacle Systems                                                   $988,253       Merrill Lynch Office
Superconductor Technologies, Inc.                                  $235,708       Merrill Lynch Office
Unit Corp.                                                       $7,562,500              Parker Office
Twin Disc, Inc.                                                      $7,425              Parker Office

Alpha Partners III (a limited partnership)                       $1,400,932

Parker Drilling Company
Schedule 9.5 Insurance



           POLICY                        CARRIER                POLICY PERIOD          DEDUCTIBLE            LIMIT
           ------                        -------                -------------          ----------            -----
       Auto / Domestic               Liberty Mutual          9/1/99 to 8/31/2000        $250,000           $1,000,000

                                                                                                         Hull value and
          Aviation                 Associated Aviation       05/01/99 to 05/01/00     No deductible       $50,000,000
                                      Underwriters                                                        on liability

     Boiler & Machinery                 W.H.McGee             2/1/00 to 1/31/01          $1,000           Per Schedule
                                    (Fireman's Fund)                                                    of Agreed Value

     Building & Contents                W.H.McGee             2/1/00 to 1/31/01          $25,000          Per Schedule
                                    (Fireman's Fund)                                                    of Agreed Value

     Fidelity Liability           Federal Insurance Co.        5/1/98 to 5/1/00         $250,000          $10,000,000
      Commercial Crime                   (Chubb)                                         $25,000

     Fiduciary Liability          Federal Insurance Co.        5/1/99 to 5/1/02         None and          $10,000,000
                                         (Chubb)                                        $100,000          $10,000,000

        Executive D&O             Federal Insurance Co.       8/16/97 to 8/16/01        $250,000          $20,000,000
                                         (Chubb)

     Maritime Employer's                Clarendon             9/1/99 to 9/1/2002        $250,000           $1,000,000
          Liability

           USL & H                    Signal Mutual          10/1/99 to 10/1/2000     No deductible       $10,000,000

         GL Domestic                       AIG                  9/1/99 to 2000          $100,000           $1,000,000

      GL / Auto Foreign                    AIU                9/1/98 to 9/1/2000      No deductible        $1,000,000

    Foreign Workers Comp                   AIU                  9/1/99 to 2000        No deductible        $1,000,000
   & Employer's Liability

Parker Drilling Company
Schedule 9.5 Insurance



           POLICY                        CARRIER                POLICY PERIOD          DEDUCTIBLE            LIMIT
           ------                        -------                -------------          ----------            -----
   Political Risk Primary             Lloyds, etc...            9/1/99 to 2000         20% of Loss         $5,000,000

     Political Risk X/S               Zurich, etc...            9/1/98 to 2001        No deductible       Per Schedule
                                                                                                        of Agreed Value

     Rig Package Primary              Zurich, etc...            9/1/99 to 2000       $10,000 on Mob.      Per Schedule
                                                                                     $100,000 barge     of Agreed Value
                                                                                      $250,000 land

        X/S Liability                      AIG                2/1/98 to 9/1/2001      No deductible       $50,000,000
       $50mm Umbrella

        X/S Liability             Gotham Insurance Co.        4/17/98 to 9/1/01       No deductible       $100,000,000
       $100mm xs $50mm

   X/S Liability/ Package             Lloyds, etc...          4/17/98 to 9/1/01       No deductible       Per Schedule
       $50mm xs $150mm

    Domestic Workers Comp            Liberty Mutual             9/1/99 to 2000          $250,000           $1,000,000

 COLLATERAL REPORT NO. 1                                                                              AS OF:                8/31/99
------------------------------------------------------------------------------------------------------------------------------------
                                                    ACCOUNTS RECEIVABLE                                  INVENTORY
------------------------------------------------------------------------------------------------------------------------------------
 COLLATERAL DESCRIPTION:
------------------------------------------------------------------------------------------------------------------------------------
 1. Balance Forward (Prior Line 8)
                                                           -------------------------------------------------------------------------
 2. Add:                                     Sales                                   Purchases
                                                           -------------------------                 -------------------------------
 3. Add:                                     Other Debits                            other Debits
                                                           -------------------------                 -------------------------------
 4. Deduct:                                  Other Credits                           other Credits
                                                           -------------------------                 -------------------------------
 5. Deduct:                                  Net Cash                                OTHER
                                                           -------------------------                 -------------------------------
 6. Deduct:                                  Discounts
                                                           -------------------------                 -------------------------------
 7. Deduct:                                  Credit Memos                            Cost of Sales
                                                           -------------------------                 -------------------------------
 8. Current Balance:                                             77,016,026.63                          26,250,000.00
                                                           -------------------------------------------------------------------------
 9. Deduct Ineligibles:                                         (49,422,837.57)
                                                           =========================================================================
 10. Eligible Collateral:                                        27,593,189.06                          26,250,000.00             --
                                                           -------------------------------------------------------------------------
 11. Lesser of Available Value or Line Limit:    80%             22,074,551.25            40%           10,500,000.00             --
                                                           -------------------------------------------------------------------------
 12. Deduct Reserve(s):
                                                           --------------------     ------------------------------------------------
 13. Loan Value:                                                 22,074,551.25         10,500,000.00    10,500,000.00             --
                                                           -------------------------------------------------------------------------

                                                           --------------------
 14. (Total, Line 13 AR AND INV)                                 32,574,551.25
------------------------------------------------------------------------------------------------------------------------------------
 LOAN TRANSACTIONS:                                              ACCOUNTS
------------------------------------------------------------------------------------------------------------------------------------
 15. Balance Forward (Prior Line 19)
                                                           --------------------     -----------------                 --------------
 16. Add New Advances/Letters of Credit:
                                                           --------------------     -----------------                 --------------
 17. Deduct Cash/Payments:
                                                           --------------------     -----------------                 --------------
 18. Adjustments (+/-):
                                                           --------------------     -----------------                 --------------
 19. Current Loan/Letter of Credit Balance:                                  --
                                                           --------------------     -----------------                 --------------
 20. Net Availability:                                            32,574,551.25
                                                           --------------------     -----------------                 --------------

                                                           --------------------

                                                           ====================

====================================================================================================================================

         For value received, the undersigned hereby assigns, transfers and pledges to Bank of Amercia, N. A. ("Bank"), its successors and assigns, in accordance with and pursuant to the Financing and Security Agreement, as amended, by and between the undersigned and the Bank (the "Agreement"), the terms of which are incorporated herein by reference as if fully set forth herein, all accounts and inventory now or hereafter owned by the undersigned, including without limitation the accounts and inventory evidenced by the invoices or schedules attached hereto, and grants to the Bank a security interest therein, and the undersigned further represents and certifies that the foregoing Collateral Report is true and correct in every respect and that all existing accounts and inventory, including the accounts and inventory assigned hereby, described above as collateral available for loans represent acceptable accounts and inventory in accordance with the representations and warranties set forth in the Agreements. The undersigned warrants that all collections received or credits allowed on accounts previously assigned to the Bank have been duly and regularly entered to the credit of respective debtors on the books and accounts of the undersigned and that all collections have been remitted and that all credits have been reported to date to Bank.


                                 -----------------------------------------------
                                 Borrower
 Bank of Amercia, N. A.                      PARKER DRILLING COMPANY
                                 -----------------------------------------------
                                 Authorized Signature & Title

                                 -----------------------------------------------

 BANK OF AMERICA BUSINESS CREDIT            Worksheet
 RECONCILIATION OF ACCOUNTS RECEIVABLE AND INVENTORY

 ACCOUNTS RECEIVABLE

---------------------------------------------------------------------
 CLIENT'S NAME:  Parker Drilling Company                              AGING DATE               7/31/99
---------------------------------------------------------------------                ---------------------------------------------

 1. A/R BALANCE PER REPORT #                                          DATED:                            $
                                                 --------------------                ---------------------------------------------

 2. ADD: SALES INCLUDED IN AGING BUT SUBMITTED AFTER REPORT ABOVE:
                   REPORT #         INV. DATE           AMOUNT

               ------------------------------------------------------

               ------------------------------------------------------
                                                                                      ADD:              $
                                                                                                       ---------------------------
 3. LESS: PAYMENTS, CREDIT MEMOS, DISCOUNTS INCLUDED IN AGING
 BUT SUBMITTED AFTER REPORT ABOVE:
                   REPORT #         INV. DATE           AMOUNT

               ------------------------------------------------------
                                                                                      LESS:             $
               ------------------------------------------------------
 4. ADJUSTED COLLATERAL BALANCE:                                                                        $
                                                                                                       ---------------------------
                  30,269,406.85     2,467,046.76       16,191,176.36    7,329,205.90     20,759,190.76              77,016,026.63
               -------------------------------------------------------------------------------------------------------------------
                   PERIOD 1         PERIOD 2           PERIOD 3          PERIOD 4         PERIOD 5                             --
                                                                                                                          --------
 5. COLLATERAL BALANCE IS OVER/ (SHORT) AGING TOTAL                                                     $                      --
                                                                                                                          --------

 INELIGIBLES CALCULATION:                         PRIOR MONTH 6/30/99                                   THIS MONTH 8/31/99
--------------------------
 1. AMOUNT OVER 60 DAYS                                21,393,317.00                                                20,759,190.76
                                                 ------------------------------------                  ---------------------------
 2. AGED CREDITS OVER 60                                  217,286.00                                                    58,260.67
                                                 ------------------------------------                  ---------------------------
 3. CONTRAS                                                       --                                                           --
                                                 ------------------------------------                  ---------------------------
 4. 50% CROSS-AGING                                     1,624,504.00                                                    31,369.55
                                                 ------------------------------------                  ---------------------------
 5. FOREIGN A/R ALLOWANCE (25% OF NET)                                                                              (5,518,637.81)
                                                 ------------------------------------                  ---------------------------
 6. PARKER FOREIGN SUBSIDIARIES                        37,369,386.00                                                13,703,234.59
                                                 ------------------------------------                  ---------------------------
 7. PARKER U.S. SUB, FOREIGN INCORPORATED                                                                           20,389,419.81
                                                 ------------------------------------                  ---------------------------
 8. ACCRUED CHARGEBACKS
                                                 ------------------------------------                  ---------------------------
 9. RECONCILLIATION DIFFERENCE
                                                 ------------------------------------                  ---------------------------
 10.OTHER INELIGIBLES, INTERCOMPANY                       178,110.00
                                                 ------------------------------------                  ---------------------------
                TOTALS                                 60,782,603.00                                                49,422,837.57
                                                 ====================================                  ===========================


                                                                                                       ---------------------------

                                                                                                       ---------------------------
 INVENTORY
---------------                                                                                        ---------------------------

                                                                                                       ---------------------------

                                                                                                       ---------------------------
 1. INV BALANCE PER REPORT #                                          DATED                                                    --
                                                 --------------------                ---------------------------------------------
 2. ADD: PURCHASES POSTED TO BOOKS BUT REPORTED AFTER EOM
 ON REPORT (S)                                                                                                                 --
                                -----------------                                                      ---------------------------
 3. LESS: SALES/TRANSFERS/ADJ(S) POSTED TO BOOKS BUT REPORTED
 AFTER EOM ON REPORT (S)                                                                                                       --
                                                 --------------------                                  ---------------------------
 4. ADJUSTED BALANCE:                                                                                                          --
                                                                                                       ---------------------------
 5. ENDING BALANCE PER COMPANY'S BOOKS:                                                                                        --
                                                                                                       ---------------------------
 6. DIFFERENCES:                                                                                                               --
                                                                                                       ---------------------------
 7. GENERAL LEDGER BALANCE: MONTH/YEAR:                                                                                        --
                                                                     ----------------                  ---------------------------
 8. DIFFERENCES:                                                                                                               --
                                                                                                       ---------------------------

 INELIGIBLES CALCULATION:                         PRIOR MONTH                                              THIS MONTH
 1. NEW PRODUCT RESERVE
                                                 ------------------------------------                  ---------------------------
 2. WIP
                                                 ------------------------------------                  ---------------------------
 3. SLOW MOVING
                                                 ------------------------------------                  ---------------------------
 4. PACKAGING, PRIVATE LABELS AND
 OTHER SUPPLIES
                                                 ------------------------------------                  ---------------------------
 5. RETAINAGE
                                                 ------------------------------------                  ---------------------------
 6. RECONCILING ADJUSTMENTS
                                                 ------------------------------------                  ---------------------------
 7. OTHER INELIGIBLE INVENTORY
                                                 ====================================                  ===========================
                                 TOTALS                           --                                                    --

                                       BC

                                              REFERENCE COLLATERAL REPORT-SUPPORT DOCUMENTS
                                ------------------------------------------------------------------------------
                                          ACCOUNTS RECEIVABLE                         INVENTORY
                                ==============================================================================
 LINE #2                                     SALES JOURNAL                        PURCHASE JOURNAL

 LINE #3                                     DEBIT JOURNAL                          DEBIT JOURNAL

 LINE #4                                       AS NEEDED                              AS NEEDED

 LINE #5                                 CASH RECEIPTS JOURNAL                     COST OF SALES *

 LINE #6                                 CASH RECEIPTS JOURNAL

 LINE #7                                  CREDIT MEMO JOURNAL

 LINE #9                                 INELIGIBLE WORKPAPER                   INELIGIBLE WORKPAPER



                              *  THIS MAY BE ACTUAL OR ESTIMATED. IN EITHER CASE, PLEASE SUPPORT
                                 NUMBER USED.


 WEEKLY REPORTING                          COLLATERAL REPORT                   WITH SUPPORT DOCUMENTS                   OTHER
 MONTHLY REPORTING                             AR-AGING                         RECONCILED TO REPORT                G.L. TO REPORT
                                               INVENTORY                        RECONCILED TO REPORT                G.L. TO REPORT
                                               AP-AGING
                                              FINANCIALS
                                                 OTHER

 QUARTERLY                                     AS NEEDED




 YEARLY                                    AUDITED FINANCIALS
                                        UPDATED CUSTOMER ADDRESS
                                                  LIST
                                      FINANCIAL PROJECTIONS UPDATE

                                       BC


================================================================================

                 FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT


         This First Amendment to Loan and Security Agreement ("Amendment"), dated effective as of December 31, 1999 (the "Effective Date"), is among the financial institutions listed on the signature pages hereof (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), Bank of America, National Association (the "Bank"), with an office at 901 Main Street, Dallas, Texas 75202, as agent for the Lenders (in its capacity as agent, the "Agent"), Parker Drilling Company, a Delaware corporation (the "Parent"), each of Anachoreta, Inc., a Nevada corporation, Canadian Rig Leasing, Inc., an Oklahoma corporation, Choctaw International Rig Corp., a Nevada corporation, Creek International Rig Corp., a Nevada corporation, DGH, Inc., a Texas corporation, Indocorp of Oklahoma, Inc., an Oklahoma corporation, Mallard Peru Holdings, Inc., a Delaware corporation, Management Service Logistics, Inc., a Nevada corporation, OIME, Inc., an Oklahoma corporation, Parco Masts and Substructures, Inc., an Oklahoma corporation, Parco, Inc., an Oklahoma corporation, Pardril, Inc., an Oklahoma corporation, Parker-VSE, Inc., a Nevada corporation, Parker Aviation Inc., an Oklahoma corporation, Parker Drilling (Kazakstan), Ltd., an Oklahoma corporation, Parker Drilling Company Eastern Hemisphere, Ltd., an Oklahoma corporation, Parker Drilling Company International Limited, a Nevada corporation, Parker Drilling Company International, Inc., a Delaware corporation, Parker Drilling Company Limited, a Nevada corporation, Parker Drilling Company Limited, an Oklahoma corporation, Parker Drilling Company North America, Inc., a Nevada corporation, Parker Drilling Company of Argentina, Inc., a Nevada corporation, Parker Drilling Company of Bolivia, Inc., an Oklahoma corporation, Parker Drilling Company of Indonesia, Inc., an Oklahoma corporation, Parker Drilling Company of Mexico, Ltd., an Oklahoma corporation, Parker Drilling Company of New Guinea, Inc., an Oklahoma corporation, Parker Drilling Company of Niger, an Oklahoma corporation, Parker Drilling Company of Oklahoma, Incorporated, an Oklahoma corporation, Parker Drilling Company of Singapore, Ltd., an Oklahoma corporation, Parker Drilling Company of South America, Inc., an Oklahoma corporation, Parker Drilling Company of South Texas, Inc., an Oklahoma corporation, Parker Drilling Offshore Corporation, a Texas corporation, Parker Drilling Offshore USA, L.L.C., an Oklahoma limited liability company, Parker Drilling U.S.A., Ltd., a Nevada corporation, Parker Energy Resources, Inc., a Texas corporation, Parker Measurement, Inc., a Texas corporation, Parker North America Operations, Inc., a Nevada corporation, Parker Pipeline Company, Inc., a Texas corporation, Parker Technology, Inc., an Oklahoma corporation, Parker Technology, L.L.C., a Louisiana limited liability company, Parker USA Drilling Company, a Nevada corporation, Parker Valve Company, a Texas corporation, Quail Tools, L.L.P., an Oklahoma limited liability partnership, Saints Acquisition Company, a Delaware corporation, Selective Drilling Corporation, and Oklahoma corporation, Total Coverage Services, a Nevada corporation, Total Funds Management Corporation, a Nevada corporation, Total Logistics Corporation, a Nevada corporation, Universal Rig Service Corp., a Nevada corporation (including the Parent each a "Borrower" and collectively the "Borrowers") and the other "Loan Parties" (as defined herein) party hereto.

                                    RECITALS:

         A. Borrower and Agent are parties to the certain Loan and Security Agreement dated as of October 22, 1999 (hereinafter called the "Agreement"). Unless otherwise defined in this Amendment, terms defined by the Agreement, where used in this Amendment, shall have the same meanings as are prescribed by the Agreement, as amended by this Amendment.

         B. Borrower and Agent have agreed to amend the Agreement as provided hereinbelow.

         NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

                                    ARTICLE 1

                                   Definitions

         Section 1.1 Definitions. Unless otherwise defined in this Amendment, terms defined by the Agreement, where used in this Amendment, shall have the same meaning in this Amendment as are given to such terms in the Agreement, as amended by this Amendment.

                                    ARTICLE 2

                                   Amendments

         Section 2.1 Amendment to Section 1.1 of the Agreement.

                  (a) The definition of "Fixed Charge Coverage Ratio" contained in Section 1.1 of the Agreement is hereby amended and restated to read in its entirety as follows:

         "Fixed Charge Coverage Ratio" means, for any period, determined for the Parent and the Restricted Subsidiaries in accordance with GAAP, the ratio of

         (a)      the sum of:

                  (i)      EBITDA, minus

                  (ii) an amount, not less than zero Dollars ($0.00), equal to the remainder of

                           (A)      Capital Expenditures, minus

                           (B)      the gross amount of assets sold, minus

                           (C) the principal amount of Purchase Money Indebtedness incurred in connection with the Capital Expenditures included in clause (A) preceding, minus

                           (D) Capex Reimbursements paid to the Agent pursuant to Section 4.4, plus

                  (iii) an amount, not less than zero Dollars ($0.00), equal to cash and cash equivalents as of the first day of such period less the unpaid balance of Revolving Loans as of such day, minus

                  (iv) the amount, if any, by which the cash amount of Distributions paid (other than Distributions paid to the Parent or a Restricted Subsidiary of the Parent) exceeds proceeds received from the issuance of Capital Stock, minus

                  (v)      cash taxes paid,

to

         (b)      the sum of:

                  (vi)     current maturities of long term debt, plus

                  (vii)    Interest Expense.

         Section 2.2 Amendment to Section 9.25 of the Agreement. Section 9.25 of the Agreement is hereby amended and restated to read in its entirety as follows:

                  Section 9.25 Fixed Charge Coverage Ratio. The Loan Parties shall not permit the Fixed Charge Coverage Ratio, determined for the Parent and the Restricted Subsidiaries, as of the end of any fiscal quarter, to be less than 1.1 to 1.0, determined (i) in the case of the fiscal quarters ending December 31, 1999, March 31, 2000, June 30, 2000 and September 30, 2000, for the period from October 1, 1999 through the end of each such fiscal quarter, respectively, and (ii) in the case of each fiscal quarter ending December 31, 2000 and thereafter, for the preceding four fiscal quarters ending as of the end of such fiscal quarter.

                                    ARTICLE 3

                                  Miscellaneous

         Section 3.1 Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent:

                  (a) Agent shall have received all of the following, each dated the date of this Amendment (unless otherwise indicated), in form and substance satisfactory to Agent:

                           (i) Amendment Documents. This Amendment and any other
                  instrument, document or certificate reasonably required by Agent to be executed or delivered by Borrower in connection with this Amendment, in each case duly executed (the "Amendment Documents"); and

                           (ii) Additional Information. Agent shall have
                  received such additional documents, instruments and information as Agent may reasonably request to effect the transactions contemplated hereby;

                  (b) The representations and warranties contained herein, in the Agreement and in all other Loan Documents, as amended hereby, shall be true and correct in all material respects as of the date hereof as if made on the date hereof (except those, if any, which by their terms specifically relate only to a different date);

                  (c) All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all other agreements, documents and instruments executed and/or delivered pursuant hereto, and all legal matters incident thereto, shall be reasonably satisfactory to Agent; and

                  (d) No Default or Event of Default shall have occurred and be continuing.

         Section 3.2 Representations and Warranties. Borrower hereby represents and warrants to Agent that, as of the date of and after giving effect to this Amendment, (a) the execution, delivery and performance of this Amendment and any and all other Amendment Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of Borrower and will not violate Borrower's certificate of incorporation or bylaws,
(b) all representations and warranties set forth in the Agreement and in any other Loan Document are true and correct in all material respects as if made again on and as of such date (except those, if any, which by their terms specifically relate only to a different date), (c) no Default or Event of Default has occurred and is continuing, and (d) the Agreement (as amended by this Amendment), and all other Loan Documents are and remain legal, valid, binding and enforceable obligations in accordance with the terms thereof except as enforceability may be limited by applicable debtor relief laws and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or law).

         Section 3.3 Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other Loan Document shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Agent or any Lender, or any closing, shall affect the representations and warranties or the right of Agent and the Lenders to rely upon them.

         Section 3.4 Reference to Agreement. Each of the Loan Documents, including the Agreement, the Amendment Documents and any and all other agreements, documents or instruments now or hereafter executed and/or delivered pursuant to the terms hereof or pursuant to the terms of the Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Agreement, whether direct or indirect, shall mean a reference to the Agreement as amended hereby.

         Section 3.5 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

         Section 3.6 General. This Amendment, when signed by the Agent, each Lender and each Loan Party, as provided hereinbelow (i) shall be deemed effective prospectively as of the Effective Date, (ii) contains the entire agreement among the parties and may not be amended or modified except in writing signed by all parties, (iii) shall be governed and construed according to the laws of the State of Texas, (iv) may be executed in any number of counterparts, each of which shall be valid as an original and all of which shall be one and the same agreement and (vi) shall constitute a Loan Document. A telecopy or other electronic transmission of any executed counterpart shall be deemed valid as an original.

         THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers in several counterparts effective as of the Effective Date specified in the preamble hereof.


                [Remainder of this page intentionally left blank]

         IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

THE LOAN PARTIES:

PARKER DRILLING COMPANY,                 ANACHORETA, INC.,
a Delaware corporation                   a Nevada corporation


By:                                      By:
   --------------------------------         -----------------------------------

Name:                                    Name:
     ------------------------------           ---------------------------------

Title:                                   Title:
      -----------------------------            --------------------------------


CANADIAN RIG LEASING, INC.,              CHOCTAW INTERNATIONAL
an Oklahoma corporation                  RIG CORP., a Nevada corporation


By:                                      By:
   --------------------------------         -----------------------------------

Name:                                    Name:
     ------------------------------           ---------------------------------

Title:                                   Title:
      -----------------------------            --------------------------------


CREEK INTERNATIONAL RIG CORP.,           DGH, INC., a Texas corporation
a Nevada corporation


By:                                      By:
   --------------------------------         -----------------------------------

Name:                                    Name:
     ------------------------------           ---------------------------------

Title:                                   Title:
      -----------------------------            --------------------------------


INDOCORP OF OKLAHOMA, INC.,              MALLARD PERU HOLDINGS,
an Oklahoma corporation                  INC., a Delaware corporation


By:                                      By:
   --------------------------------         -----------------------------------

Name:                                    Name:
     ------------------------------           ---------------------------------

Title:                                   Title:
      -----------------------------            --------------------------------

MANAGEMENT SERVICE LOGISTICS, INC.,      OIME, INC., an Oklahoma
a Nevada corporation                     corporation


By:                                      By:
   --------------------------------         -----------------------------------

Name:                                    Name:
     ------------------------------           ---------------------------------

Title:                                   Title:
      -----------------------------            --------------------------------

PARCO MASTS AND SUBSTRUCTURES,           PARCO, INC., an Oklahoma
INC., an Oklahoma corporation            corporation


By:                                      By:
   --------------------------------         -----------------------------------

Name:                                    Name:
     ------------------------------           ---------------------------------

Title:                                   Title:
      -----------------------------            --------------------------------

PARDRIL, INC., an Oklahoma corporation   PARKER-VSE, INC., a Nevada corporation


By:                                      By:
   --------------------------------         -----------------------------------

Name:                                    Name:
     ------------------------------           ---------------------------------

Title:                                   Title:
      -----------------------------            --------------------------------


PARKER AVIATION INC., an Oklahoma        PARKER DRILLING
corporation                              (KAZAKSTAN), LTD., an Oklahoma
                                         corporation


By:                                      By:
   --------------------------------         -----------------------------------

Name:                                    Name:
     ------------------------------           ---------------------------------

Title:                                   Title:
      -----------------------------            --------------------------------

PARKER DRILLING COMPANY                  PARKER DRILLING COMPANY
EASTERN HEMISPHERE, LTD.,                INTERNATIONAL LIMITED,
an Oklahoma corporation                  a Nevada corporation


By:                                      By:
   --------------------------------         -----------------------------------

Name:                                    Name:
     ------------------------------           ---------------------------------

Title:                                   Title:
      -----------------------------            --------------------------------

PARKER DRILLING COMPANY                  PARKER DRILLING COMPANY
INTERNATIONAL, INC.,                     LIMITED, a Nevada corporation
a Delaware corporation


By:                                      By:
   --------------------------------         -----------------------------------

Name:                                    Name:
     ------------------------------           ---------------------------------

Title:                                   Title:
      -----------------------------            --------------------------------


PARKER DRILLING COMPANY LIMITED,         PARKER DRILLING COMPANY
an Oklahoma corporation                  NORTH AMERICA, INC.,
                                         a Nevada corporation


By:                                      By:
   --------------------------------         -----------------------------------

Name:                                    Name:
     ------------------------------           ---------------------------------

Title:                                   Title:
      -----------------------------            --------------------------------


PARKER DRILLING COMPANY OF               PARKER DRILLING COMPANY
ARGENTINA, INC., a Nevada corporation    OF BOLIVIA, INC., an Oklahoma
                                         corporation


By:                                      By:
   --------------------------------         -----------------------------------

Name:                                    Name:
     ------------------------------           ---------------------------------

Title:                                   Title:
      -----------------------------            --------------------------------


PARKER DRILLING COMPANY OF               PARKER DRILLING COMPANY
INDONESIA, INC., an Oklahoma             OF MEXICO, LTD., an Oklahoma
corporation                              corporation


By:                                      By:
   --------------------------------         -----------------------------------

Name:                                    Name:
     ------------------------------           ---------------------------------

Title:                                   Title:
      -----------------------------            --------------------------------

PARKER DRILLING COMPANY OF               PARKER DRILLING COMPANY
NEW GUINEA, INC., an Oklahoma            OF NIGER, an Oklahoma corporation
corporation

By:                                      By:
   --------------------------------         -----------------------------------

Name:                                    Name:
     ------------------------------           ---------------------------------

Title:                                   Title:
      -----------------------------            --------------------------------


PARKER DRILLING COMPANY OF               PARKER DRILLING COMPANY
OKLAHOMA, INCORPORATED,                  OF SINGAPORE, LTD.,
an Oklahoma corporation                  an Oklahoma corporation


By:                                      By:
   --------------------------------         -----------------------------------

Name:                                    Name:
     ------------------------------           ---------------------------------

Title:                                   Title:
      -----------------------------            --------------------------------


PARKER DRILLING COMPANY OF               PARKER DRILLING COMPANY
SOUTH AMERICA, INC.,                     OF SOUTH TEXAS, INC.,
an Oklahoma corporation                  an Oklahoma corporation


By:                                      By:
   --------------------------------         -----------------------------------

Name:                                    Name:
     ------------------------------           ---------------------------------

Title:                                   Title:
      -----------------------------            --------------------------------


PARKER DRILLING OFFSHORE                 PARKER DRILLING OFFSHORE
CORPORATION, a Texas corporation         USA, L.L.C., an Oklahoma limited
                                         liability company


By:                                      By:
   --------------------------------         -----------------------------------

Name:                                    Name:
     ------------------------------           ---------------------------------

Title:                                   Title:
      -----------------------------            --------------------------------

PARKER DRILLING U.S.A., LTD.,            PARKER ENERGY RESOURCES,
a Nevada corporation                     INC., a Texas corporation


By:                                      By:
   --------------------------------         -----------------------------------

Name:                                    Name:
     ------------------------------           ---------------------------------

Title:                                   Title:
      -----------------------------            --------------------------------


PARKER MEASUREMENT, INC.,                PARKER NORTH AMERICA
a Texas corporation                      OPERATIONS, INC., a Nevada
                                         corporation


By:                                      By:
   --------------------------------         -----------------------------------

Name:                                    Name:
     ------------------------------           ---------------------------------

Title:                                   Title:
      -----------------------------            --------------------------------


PARKER PIPELINE COMPANY, INC.,           PARKER TECHNOLOGY, INC.,
a Texas corporation                      an Oklahoma corporation


By:                                      By:
   --------------------------------         -----------------------------------

Name:                                    Name:
     ------------------------------           ---------------------------------

Title:                                   Title:
      -----------------------------            --------------------------------


PARKER TECHNOLOGY, L.L.C.,               PARKER USA DRILLING
a Louisiana limited liability company    COMPANY, a Nevada corporation


By:                                      By:
   --------------------------------         -----------------------------------

Name:                                    Name:
     ------------------------------           ---------------------------------

Title:                                   Title:
      -----------------------------            --------------------------------


PARKER VALVE COMPANY,                    QUAIL TOOLS, L.L.P.,
a Texas corporation                      an Oklahoma limited liability
                                         partnership


By:                                      By:
   --------------------------------         -----------------------------------

Name:                                    Name:
     ------------------------------           ---------------------------------

Title:                                   Title:
      -----------------------------            --------------------------------

SAINTS ACQUISITION                       SELECTIVE DRILLING
COMPANY, a Delaware corporation          CORPORATION, an Oklahoma
                                         corporation


By:                                      By:
   --------------------------------         -----------------------------------

Name:                                    Name:
     ------------------------------           ---------------------------------

Title:                                   Title:
      -----------------------------            --------------------------------


TOTAL COVERAGE SERVICES,                 TOTAL FUNDS MANAGEMENT
a Nevada corporation                     CORPORATION, a Nevada corporation


By:                                      By:
   --------------------------------         -----------------------------------

Name:                                    Name:
     ------------------------------           ---------------------------------

Title:                                   Title:
      -----------------------------            --------------------------------

TOTAL LOGISTICS CORPORATION,             UNIVERSAL RIG SERVICE CORP.,
a Nevada corporation                     a Nevada corporation


By:                                      By:
   --------------------------------         -----------------------------------

Name:                                    Name:
     ------------------------------           ---------------------------------

Title:                                   Title:
      -----------------------------            --------------------------------

                                         THE AGENT:


                                         BANK OF AMERICA, NATIONAL
                                         ASSOCIATION, as the Agent


                                         By:
                                            -----------------------------------
                                               Doug Motl
                                               Vice President

                                         THE LENDERS:


                                         BANK OF AMERICA, NATIONAL
                                         ASSOCIATION
Commitment:  $30,000,000
Pro Rata Share:  60%
                                         By:
                                            -----------------------------------
                                               Doug Motl
                                               Vice President

                                         CONGRESS FINANCIAL CORPORATION
Commitment:  $15,000,000
Pro Rata Share: 30%

                                         By:
                                            -----------------------------------

                                         Name:
                                              ---------------------------------

                                         Title:
                                               --------------------------------

                                         BANK OF OKLAHOMA, N.A.
Commitment:  $5,000,000
Pro Rata Share: 10%

                                         By:
                                            -----------------------------------

                                         Name:
                                              ---------------------------------

                                         Title:
                                               --------------------------------

                 SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT


         This Second Amendment to Loan and Security Agreement ("Amendment"), dated effective as of October 4, 2000 (the "Effective Date"), is among the financial institutions listed on the signature pages hereof (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), Bank of America, National Association (the "Bank"), with an office at 901 Main Street, Dallas, Texas 75202, as agent for the Lenders (in its capacity as agent, the "Agent"), Parker Drilling Company, a Delaware corporation (the "Parent"), each of Anachoreta, Inc., a Nevada corporation, Canadian Rig Leasing, Inc., an Oklahoma corporation, Choctaw International Rig Corp., a Nevada corporation, Creek International Rig Corp., a Nevada corporation, DGH, Inc., a Texas corporation, Indocorp of Oklahoma, Inc., an Oklahoma corporation, Mallard Peru Holdings, Inc., a Delaware corporation, Management Service Logistics, Inc., a Nevada corporation, OIME, Inc., an Oklahoma corporation, Parco Masts and Substructures, Inc., an Oklahoma corporation, Parco, Inc., an Oklahoma corporation, Pardril, Inc., an Oklahoma corporation, Parker-VSE, Inc., a Nevada corporation, Parker Aviation Inc., an Oklahoma corporation, Parker Drilling (Kazakstan), Ltd., an Oklahoma corporation, Parker Drilling Company Eastern Hemisphere, Ltd., an Oklahoma corporation, Parker Drilling Company International Limited, a Nevada corporation, Parker Drilling Company International, Inc., a Delaware corporation, Parker Drilling Company Limited, a Nevada corporation, Parker Drilling Company Limited, an Oklahoma corporation, Parker Drilling Company North America, Inc., a Nevada corporation, Parker Drilling Company of Argentina, Inc., a Nevada corporation, Parker Drilling Company of Bolivia, Inc., an Oklahoma corporation, Parker Drilling Company of Indonesia, Inc., an Oklahoma corporation, Parker Drilling Company of Mexico, Ltd., an Oklahoma corporation, Parker Drilling Company of New Guinea, Inc., an Oklahoma corporation, Parker Drilling Company of Niger, an Oklahoma corporation, Parker Drilling Company of Oklahoma, Incorporated, an Oklahoma corporation, Parker Drilling Company of Singapore, Ltd., an Oklahoma corporation, Parker Drilling Company of South America, Inc., an Oklahoma corporation, Parker Drilling Company of South Texas, Inc., an Oklahoma corporation, Parker Drilling Offshore Corporation, a Texas corporation, Parker Drilling Offshore USA, L.L.C., an Oklahoma limited liability company, Parker Drilling U.S.A., Ltd., a Nevada corporation, Parker Energy Resources, Inc., a Texas corporation, Parker Measurement, Inc., a Texas corporation, Parker North America Operations, Inc., a Nevada corporation, Parker Pipeline Company, Inc., a Texas corporation, Parker Technology, Inc., an Oklahoma corporation, Parker Technology, L.L.C., a Louisiana limited liability company, Parker USA Drilling Company, a Nevada corporation, Parker Valve Company, a Texas corporation, Quail Tools, L.L.P., an Oklahoma limited liability partnership, Saints Acquisition Company, a Delaware corporation, Selective Drilling Corporation, and Oklahoma corporation, Total Coverage Services, a Nevada corporation, Total Funds Management Corporation, a Nevada corporation, Total Logistics Corporation, a Nevada corporation, Universal Rig Service Corp., a Nevada corporation (including the Parent each a "Borrower" and collectively the "Borrowers") and the other "Loan Parties" (as defined herein) party hereto.

                                    RECITALS:

         A. Borrower, Lenders, and Agent are parties to the certain Loan and Security Agreement dated as of October 22, 1999 and the certain First Amendment to Loan and Security Agreement dated as of December 31, 1999 (hereinafter called the "Agreement"). Unless otherwise defined in this Amendment, terms defined by the Agreement, where used in this Amendment, shall have the same meanings as are prescribed by the Agreement, as amended by this Amendment.

         B. Borrower, Lenders, and Agent have agreed to amend the Agreement as provided hereinbelow.

         NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

                                    ARTICLE 1

                                   Definitions

         Section 1.1 Definitions. Unless otherwise defined in this Amendment, terms defined by the Agreement, where used in this Amendment, shall have the same meaning in this Amendment as are given to such terms in the Agreement, as amended by this Amendment.

                                    ARTICLE 2

                                   Amendments

         Section 2.1 Amendment to Section 9.23 of the Agreement. Section 9.23 of the Agreement is hereby amended and restated to read in its entirety as follows:

                  Section 9.23 Capital Expenditures. No Loan Party nor any of its Restricted Subsidiaries shall make or incur any Capital Expenditures if, after giving effect thereto, the aggregate amount of all Capital Expenditures by the Loan Parties and its Restricted Subsidiaries, net of all Capital Reimbursements, would exceed (a) in the aggregate during the Fiscal Year ending 2000, $100,000,000, (b) in the aggregate during the Fiscal Year ending 2001, (i) $45,000,000 plus, if applicable, (ii) the amount, if any, by which $100,000,000 exceeds the aggregate amount of all Capital Expenditures by the Loan Parties and its Restricted Subsidiaries, net of all Capital Reimbursements, for the Fiscal Year ending 2000, and (c) in the aggregate during any Fiscal Year thereafter, $45,000,000.

                                    ARTICLE 3

                                  Miscellaneous

         Section 3.1 Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent:

                  (a) Agent shall have received all of the following, each dated the date of this Amendment (unless otherwise indicated), in form and substance satisfactory to Agent:

                           (i) Amendment Documents. This Amendment and any other
                  instrument, document or certificate reasonably required by Agent to be executed or delivered by Borrower in connection with this Amendment, in each case duly executed (the "Amendment Documents"); and

                           (ii) Additional Information. Agent shall have
                  received such additional documents, instruments and information as Agent may reasonably request to effect the transactions contemplated hereby;

                  (b) The representations and warranties contained herein, in the Agreement and in all other Loan Documents, as amended hereby, shall be true and correct in all material respects as of the date hereof as if made on the date hereof (except those, if any, which by their terms specifically relate only to a different date);

                  (c) All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all other agreements, documents and instruments executed and/or delivered pursuant hereto, and all legal matters incident thereto, shall be reasonably satisfactory to Agent; and

                  (d) No Default or Event of Default shall have occurred and be continuing.

         Section 3.2 Representations and Warranties. Borrower hereby represents and warrants to Agent and the Lenders that, as of the date of and after giving effect to this Amendment, (a) the execution, delivery and performance of this Amendment and any and all other Amendment Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of Borrower and will not violate Borrower's certificate of incorporation or bylaws, (b) all representations and warranties set forth in the Agreement and in any other Loan Document are true and correct in all material respects as if made again on and as of such date (except those, if any, which by their terms specifically relate only to a different date), (c) no Default or Event of Default has occurred and is continuing, and (d) the Agreement (as amended by this Amendment), and all other Loan Documents are and remain legal, valid, binding and enforceable obligations in accordance with the terms thereof except as enforceability may be limited by applicable debtor relief laws and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or law).

         Section 3.3 Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other Loan Document shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Agent or any Lender, or any closing, shall affect the representations and warranties or the right of Agent and the Lenders to rely upon them.

         Section 3.4 Reference to Agreement. Each of the Loan Documents, including the Agreement, the Amendment Documents and any and all other agreements, documents or instruments now or hereafter executed and/or delivered pursuant to the terms hereof or pursuant to the terms of the Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Agreement, whether direct or indirect, shall mean a reference to the Agreement as amended hereby.

         Section 3.5 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

         Section 3.6 General. This Amendment, when signed by the Agent, each Lender and each Loan Party, as provided hereinbelow (i) shall be deemed effective prospectively as of the Effective Date, (ii) contains the entire agreement among the parties and may not be amended or modified except in writing signed by all parties, (iii) shall be governed and construed according to the laws of the State of Texas, (iv) may be executed in any number of counterparts, each of which shall be valid as an original and all of which shall be one and the same agreement and (vi) shall constitute a Loan Document. A telecopy or other electronic transmission of any executed counterpart shall be deemed valid as an original.

         THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers in several counterparts effective as of the Effective Date specified in the preamble hereof.


                [Remainder of this page intentionally left blank]

         IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

THE LOAN PARTIES:

PARKER DRILLING COMPANY,                        ANACHORETA, INC.,
a Delaware corporation                          a Nevada corporation


By:                                             By:
         -----------------------                        ------------------------
Name:                                           Name:
         -----------------------                        ------------------------
Title:                                          Title:
         -----------------------                        ------------------------


CANADIAN RIG LEASING, INC.,                     CHOCTAW INTERNATIONAL
an Oklahoma corporation                         RIG CORP., a Nevada corporation


By:                                             By:
         -----------------------                        ------------------------
Name:                                           Name:
         -----------------------                        ------------------------
Title:                                          Title:
         -----------------------                        ------------------------


CREEK INTERNATIONAL RIG CORP.,                  DGH, INC., a Texas corporation
a Nevada corporation


By:                                             By:
         -----------------------                        ------------------------
Name:                                           Name:
         -----------------------                        ------------------------
Title:                                          Title:
         -----------------------                        ------------------------


INDOCORP OF OKLAHOMA, INC.,                     MALLARD PERU HOLDINGS,
an Oklahoma corporation                         INC., a Delaware corporation


By:                                             By:
         -----------------------                        ------------------------
Name:                                           Name:
         -----------------------                        ------------------------
Title:                                          Title:
         -----------------------                        ------------------------

MANAGEMENT SERVICE LOGISTICS, INC.,               OIME, INC., an Oklahoma
a Nevada corporation                              corporation


By:                                               By:
         -----------------------                          ----------------------
Name:                                             Name:
         -----------------------                          ----------------------
Title:                                            Title:
         -----------------------                          ----------------------

PARCO MASTS AND SUBSTRUCTURES,                    PARCO, INC., an Oklahoma
INC., an Oklahoma corporation                     corporation


By:                                               By:
         -----------------------                          ----------------------
Name:                                             Name:
         -----------------------                          ----------------------
Title:                                            Title:
         -----------------------                          ----------------------

PARDRIL, INC., an Oklahoma corporation            PARKER-VSE, INC., a Nevada
                                                  corporation


By:                                               By:
         -----------------------                          ----------------------
Name:                                             Name:
         -----------------------                          ----------------------
Title:                                            Title:
         -----------------------                          ----------------------


PARKER AVIATION INC., an Oklahoma                 PARKER DRILLING
corporation                                       (KAZAKSTAN), LTD., an Oklahoma
                                                  corporation


By:                                               By:
         -----------------------                          ----------------------
Name:                                             Name:
         -----------------------                          ----------------------
Title:                                            Title:
         -----------------------                          ----------------------

PARKER DRILLING COMPANY                           PARKER DRILLING COMPANY
EASTERN HEMISPHERE, LTD.,                         INTERNATIONAL LIMITED,
an Oklahoma corporation                           a Nevada corporation


By:                                               By:
         -----------------------                          ----------------------
Name:                                             Name:
         -----------------------                          ----------------------
Title:                                            Title:
         -----------------------                          ----------------------

PARKER DRILLING COMPANY                           PARKER DRILLING COMPANY
INTERNATIONAL, INC.,                              LIMITED, a Nevada corporation
a Delaware corporation


By:                                               By:
         -----------------------                          ----------------------
Name:                                             Name:
         -----------------------                          ----------------------
Title:                                            Title:
         -----------------------                          ----------------------


PARKER DRILLING COMPANY LIMITED,                  PARKER DRILLING COMPANY
an Oklahoma corporation                           NORTH AMERICA, INC.,
                                                  a Nevada corporation


By:                                               By:
         -----------------------                          ----------------------
Name:                                             Name:
         -----------------------                          ----------------------
Title:                                            Title:
         -----------------------                          ----------------------


PARKER DRILLING COMPANY OF                        PARKER DRILLING COMPANY
ARGENTINA, INC., a Nevada corporation             OF BOLIVIA, INC., an Oklahoma
                                                  corporation


By:                                               By:
         -----------------------                          ----------------------
Name:                                             Name:
         -----------------------                          ----------------------
Title:                                            Title:
         -----------------------                          ----------------------


PARKER DRILLING COMPANY OF                        PARKER DRILLING COMPANY
INDONESIA, INC., an Oklahoma corporation          OF MEXICO, LTD., an Oklahoma
                                                  corporation


By:                                               By:
         -----------------------                          ----------------------
Name:                                             Name:
         -----------------------                          ----------------------
Title:                                            Title:
         -----------------------                          ----------------------

PARKER DRILLING COMPANY OF                   PARKER DRILLING COMPANY
NEW GUINEA, INC., an Oklahoma corporation    OF NIGER, an Oklahoma corporation


By:                                          By:
         -----------------------                     ---------------------------
Name:                                        Name:
         -----------------------                     ---------------------------
Title:                                       Title:
         -----------------------                     ---------------------------


PARKER DRILLING COMPANY OF                   PARKER DRILLING COMPANY
OKLAHOMA, INCORPORATED,                      OF SINGAPORE, LTD.,
an Oklahoma corporation                      an Oklahoma corporation


By:                                          By:
         -----------------------                     ---------------------------
Name:                                        Name:
         -----------------------                     ---------------------------
Title:                                       Title:
         -----------------------                     ---------------------------


PARKER DRILLING COMPANY OF                   PARKER DRILLING COMPANY
SOUTH AMERICA, INC.,                         OF SOUTH TEXAS, INC.,
an Oklahoma corporation                      an Oklahoma corporation


By:                                          By:
         -----------------------                     ---------------------------
Name:                                        Name:
         -----------------------                     ---------------------------
Title:                                       Title:
         -----------------------                     ---------------------------


PARKER DRILLING OFFSHORE                     PARKER DRILLING OFFSHORE
CORPORATION, a Texas corporation             USA, L.L.C., an Oklahoma limited
                                             liability company


By:                                          By:
         -----------------------                     ---------------------------
Name:                                        Name:
         -----------------------                     ---------------------------
Title:                                       Title:
         -----------------------                     ---------------------------

PARKER DRILLING U.S.A., LTD.,                PARKER ENERGY RESOURCES,
a Nevada corporation                         INC., a Texas corporation


By:                                          By:
         -----------------------                     ---------------------------
Name:                                        Name:
         -----------------------                     ---------------------------
Title:                                       Title:
         -----------------------                     ---------------------------


PARKER MEASUREMENT, INC.,                    PARKER NORTH AMERICA
a Texas corporation                          OPERATIONS, INC., a Nevada
                                             corporation


By:                                          By:
         -----------------------                     ---------------------------
Name:                                        Name:
         -----------------------                     ---------------------------
Title:                                       Title:
         -----------------------                     ---------------------------


PARKER PIPELINE COMPANY, INC.,               PARKER TECHNOLOGY, INC.,
a Texas corporation                          an Oklahoma corporation


By:                                          By:
         -----------------------                     ---------------------------
Name:                                        Name:
         -----------------------                     ---------------------------
Title:                                       Title:
         -----------------------                     ---------------------------


PARKER TECHNOLOGY, L.L.C.,                   PARKER USA DRILLING
a Louisiana limited liability company        COMPANY, a Nevada corporation


By:                                          By:
         -----------------------                     ---------------------------
Name:                                        Name:
         -----------------------                     ---------------------------
Title:                                       Title:
         -----------------------                     ---------------------------


PARKER VALVE COMPANY,                        QUAIL TOOLS, L.L.P.,
a Texas corporation                          an Oklahoma limited liability
                                             partnership


By:                                          By:
         -----------------------                     ---------------------------
Name:                                        Name:
         -----------------------                     ---------------------------
Title:                                       Title:
         -----------------------                     ---------------------------

SAINTS ACQUISITION                           SELECTIVE DRILLING
COMPANY, a Delaware corporation              CORPORATION, an Oklahoma
                                             corporation


By:                                          By:
         -----------------------                     ---------------------------
Name:                                        Name:
         -----------------------                     ---------------------------
Title:                                       Title:
         -----------------------                     ---------------------------


TOTAL COVERAGE SERVICES,                     TOTAL FUNDS MANAGEMENT
a Nevada corporation                         CORPORATION, a Nevada corporation


By:                                          By:
         -----------------------                     ---------------------------
Name:                                        Name:
         -----------------------                     ---------------------------
Title:                                       Title:
         -----------------------                     ---------------------------


TOTAL LOGISTICS CORPORATION,                 UNIVERSAL RIG SERVICE CORP.,
a Nevada corporation                         a Nevada corporation


By:                                          By:
         -----------------------                     ---------------------------
Name:                                        Name:
         -----------------------                     ---------------------------
Title:                                       Title:
         -----------------------                     ---------------------------

                                             THE AGENT:

                                             BANK OF AMERICA, NATIONAL
                                             ASSOCIATION, as the Agent


                                             By:
                                                --------------------------------
                                                      Doug Motl
                                                      Vice President

                                             THE LENDERS:

                                             BANK OF AMERICA, NATIONAL
                                             ASSOCIATION
Commitment:  $30,000,000
Pro Rata Share:  60%
                                             By:
                                                --------------------------------
                                                      Doug Motl
                                                      Vice President

                                             CONGRESS FINANCIAL CORPORATION
Commitment:  $15,000,000
Pro Rata Share: 30%
                                             By:
                                                -------------------------------

                                             Name:
                                                  -----------------------------

                                             Title:
                                                   ----------------------------

                                             BANK OF OKLAHOMA, N.A.
Commitment:  $5,000,000
Pro Rata Share: 10%
                                             By:
                                                -------------------------------

                                             Name:
                                                  -----------------------------

                                             Title:
                                                   ----------------------------